Prospectus Supplement No. 4 (to Prospectus dated October 20, 2008)	Filed Pursuant to Rule 424(b)(3) Registration No. 333-152166

1,000,000 Shares

EXELIXIS, INC.

Common Stock

This prospectus supplement supplements the prospectus dated October 20, 2008 (the “Prospectus”), as supplemented by that certain Prospectus Supplement No. 1 dated October 30, 2008 (“Supplement No. 1”), by that certain Prospectus Supplement No. 2 dated November 12, 2008 (“Supplement No. 2”) and by that certain Prospectus Supplement No. 3 dated December 23, 2008 (“Supplement No. 3”), which forms a part of our Registration Statement on Form S-1 (Registration No. 333-152166). This prospectus supplement is being filed to update and supplement the information in the Prospectus, Supplement No. 1, Supplement No. 2 and Supplement No. 3 with the information contained in our current report on Form 8-K, filed with the Securities and Exchange Commission (the “Commission”) on March 3, 2009 (the “Current Report”), and the information contained in our annual report on Form 10-K, filed with the Commission on March 10, 2009 (the “Annual Report”). Accordingly, we have attached the Current Report and the Annual Report to this prospectus supplement.

The Prospectus, Supplement No. 1, Supplement No. 2, Supplement No. 3 and this prospectus supplement relate to the offer and sale of up to 1,000,000 shares of our common stock by the selling security holders listed on page 23 of the Prospectus, including their transferees, pledgees or donees or their respective successors, which includes shares of our common stock issuable upon the exercise of warrants issued pursuant to a facility agreement dated as of June 4, 2008 between us and the lenders identified therein. We will not receive any proceeds from any resale of the shares of common stock being offered by the Prospectus, Supplement No. 1, Supplement No. 2, Supplement No. 3 and this prospectus supplement.

This prospectus supplement should be read in conjunction with the Prospectus, Supplement No. 1, Supplement No. 2 and Supplement No. 3. This prospectus supplement updates and supplements the information in the Prospectus, Supplement No. 1, Supplement No. 2 and Supplement No. 3. If there is any inconsistency between the information in the Prospectus, Supplement No. 1, Supplement No. 2, Supplement No. 3 and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our common stock is traded on The Nasdaq Global Select Market under the trading symbol “EXEL.” On March 12, 2009, the last reported sale price of our common stock was $4.91 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 3 of the Prospectus and beginning on page 22 of our annual report on Form 10-K for the annual period ended January 2, 2009 before you decide whether to invest in shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the Prospectus, Supplement No. 1, Supplement No. 2, Supplement No. 3 or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is March 13, 2009

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2009

EXELIXIS, INC.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-30235

Delaware	04-3257395
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

249 East Grand Ave.

P.O. Box 511

South San Francisco, California 94083-0511

(Address of Principal Executive Offices, Including Zip Code)

(650) 837-7000

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Named Executive Officer Compensation

On February 26, 2009, the Board of Directors (the “Board”) of Exelixis, Inc. (the “Company”), upon recommendation of the Compensation Committee of the Board, approved the 2009 base salaries and 2009 target cash bonus program and amounts, expressed as a percentage of 2009 base salaries, for the Company’s principal executive officer, principal financial officer and other named executive officers (as defined under applicable securities laws). The 2009 base salaries and 2009 target cash bonus amounts for such officers remain the same as those established by the Board for 2008.

Cash bonuses under the 2009 bonus program are discretionary, but the Compensation Committee of the Board sets bonus targets (expressed as a percentage of base salary) based on the seniority of the applicable position and intends to take into account the achievement of company-wide and applicable division or department performance objectives. The Company’s company-wide goals for 2009 were approved by the Board and include both research and development and business goals. The Compensation Committee exercises broad discretion in determining the amount of cash bonuses and does not attempt to quantify the level of achievement of corporate goals or the extent to which each named executive officer’s division or department contributed to the overall success of the Company. Whether or not a bonus is paid for 2009 is within the discretion of the Board. The actual bonus awarded for 2009, if any, may be more or less than the target, depending on individual performance and the achievement of the Company’s overall objectives.

On February 26, 2009, the Board, upon recommendation of the Compensation Committee of the Board, also approved cash bonus payments for each of the Company’s named executive officers in recognition of each of their 2008 performance. The amounts of the cash bonus payments are within the previously disclosed 2008 target cash bonus amounts set by the Compensation Committee and approved by the Board in December 2007. The cash bonus payments for 2008 performance will be made to the Company’s named executive officers in March 2009.

The 2009 base salaries, 2009 target cash bonus amounts and the cash bonus payments for 2008 performance for each of the Company’s named executive officers are listed in Exhibit 10.1 attached hereto and incorporated herein by reference.

Additional information regarding compensation of the named executive officers, including the factors considered by the Compensation Committee in determining compensation, will be included in the Company’s 2009 proxy statement.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Compensation Information for the Company’s Named Executive Officers

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Date: March 3, 2009	EXELIXIS, INC.

	By:	/s/ James B. Bucher
James B. Bucher Vice President, Corporate Legal Affairs and Secretary

Exhibit Index

Exhibit Number	Description

10.1	Compensation Information for the Company’s Named Executive Officers

Exhibit 10.1

COMPENSATION INFORMATION FOR NAMED EXECUTIVE OFFICERS

The table below provides information regarding the 2008 actual cash bonus amount and the 2009 base salary and target cash bonus amount for each “named executive officer” of Exelixis, Inc.

Named Executive Officer	2008 Actual Cash Bonus(1)	2009 Annual Base Salary	2009 Target Cash Bonus (% of 2009 Base Salary)
George Scangos (principal executive officer)	$255,000	$850,000	60%
Michael Morrissey	$121,157	$484,629	50%
Frank Karbe (principal financial officer)	$92,689	$411,950	45%
Pamela Simonton	$90,112	$372,128	45%
Gisela Schwab	$90,956	$404,250	45%

(1)	To be paid in March 2009.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-K

☒         ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended: January 2, 2009

OR

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from              to

Commission File Number: 0-30235

EXELIXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3257395
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

249 East Grand Ave.

P.O. Box 511

South San Francisco, CA 94083

(Address of principal executive offices, including zip code)

(650) 837-7000

(Registrant’s telephone number, including area code)

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which Registered
Common Stock $.001 Par Value per Share	The Nasdaq Stock Market LLC

Securities Registered Pursuant to Section 12(g) of the Act:

None

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes ☐ No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or 15(d) of the Act. Yes ☐ No ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐ Accelerated filer ☒ Non-accelerated filer (Do not check if a smaller reporting company) ☐ Smaller reporting company ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act). Yes ☐ No ☒

State the aggregate market value of the voting and non-voting common equity held by non-affiliates computed by reference to the price at which the common equity was last sold, or the average bid and asked price of such common equity, as of the last business day of the registrant’s most recently completed second fiscal quarter: $445,074,036 (Based on the closing sales price of the registrant’s common stock on that date. Excludes an aggregate of 17,700,506 shares of the registrant’s common stock held by officers, directors and affiliated stockholders. For purposes of determining whether a stockholder was an affiliate of the registrant at June 27, 2008, the registrant assumed that a stockholder was an affiliate of the registrant at June 27, 2008 if such stockholder (i) beneficially owned 10% or more of the registrant’s common stock, as determined based on public filings, and/or (ii) was an executive officer or director or was affiliated with an executive officer or director of the registrant at June 27, 2008. Exclusion of such shares should not be construed to indicate that any such person possesses the power, direct or indirect, to direct or cause the direction of the management or policies of the registrant or that such person is controlled by or under common control with the registrant.)

As of February 27, 2009, there were 106,382,566 shares of the registrant’s common stock outstanding.

DOCUMENTS INCORPORATED BY REFERENCE

Certain portions of the registrant’s definitive proxy statement to be filed with the Securities and Exchange Commission pursuant to Regulation 14A, not later than May 2, 2009, in connection with the registrant’s 2009 Annual Meeting of Stockholders are incorporated herein by reference into Part III of this Annual Report on Form 10-K.

EXELIXIS, INC.

FORM 10-K

PART I

Some of the statements under the captions “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” and elsewhere in this Annual Report on Form 10-K are forward-looking statements. These statements are based on our current expectations, assumptions, estimates and projections about our business and our industry and involve known and unknown risks, uncertainties and other factors that may cause our company’s or our industry’s results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied in, or contemplated by, the forward-looking statements. Words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “goal,” “objective,” “will,” “may” “should,” “would,” “could,” “estimate,” “predict,” “potential,” “continue,” “encouraging” or the negative of such terms or other similar expressions identify forward-looking statements. Our actual results and the timing of events may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include those discussed in “Item 1A. Risk Factors” as well as those discussed elsewhere in this Annual Report on Form 10-K. These and many other factors could affect our future financial and operating results. We undertake no obligation to update any forward-looking statement to reflect events after the date of this report.

In 2006, Exelixis adopted a 52- or 53-week fiscal year that ends on the Friday closest to December 31st. Fiscal year 2006, a 52-week year, ended on December 29, 2006, fiscal year 2007, a 52-week year, ended on December 28, 2007, fiscal year 2008, a 53-week year, ended on January 2, 2009, and fiscal year 2009, a 52-week year, will end on January 1, 2010. For convenience, references in this report as of and for the fiscal years ended December 29, 2006, December 28, 2007, and January 2, 2009 are indicated on a calendar year basis, ending December 31, 2006, 2007 and 2008, respectively.

ITEM 1.	BUSINESS

Overview

We are committed to developing innovative therapies for cancer and other serious diseases. Through our integrated drug discovery and development activities, we are building a portfolio of novel compounds that we believe have the potential to be high-quality, differentiated pharmaceutical products. Our most advanced pharmaceutical programs focus on discovery and development of small molecule drugs for cancer.

Utilizing our library of more than 4.5 million compounds, we have integrated high-throughput processes, medicinal chemistry, bioinformatics, structural biology and early in vivo testing into a process that allows us to efficiently and rapidly identify highly qualified drug candidates that meet our extensive development criteria.

Since our inception, we have filed 16 investigational new drug applications, or INDs, with the United States Food and Drug Administration, or FDA. As our compounds advance into clinical development, we expect to generate a critical mass of data that will help us to understand the full clinical and commercial potential of our drug candidates. In addition to guiding the potential commercialization of our innovative therapies, these data may contribute to the understanding of disease and help improve treatment outcomes.

Based on the strength of our expertise in biology, drug discovery and development, we have established collaborations with leading pharmaceutical and biotechnology companies, including Bristol-Myers Squibb Company, Genentech, Inc. and GlaxoSmithKline, that allow us to retain economic participation in compounds and support additional development of our pipeline. Our collaborations generally fall into one of two categories: collaborations in which we co-develop compounds with a partner, share development costs and profits from commercialization and may have the right to co-promote products in the United States, and collaborations in which we out-license compounds to a partner for further development and commercialization, have no further unreimbursed cost obligations and are entitled only to receive milestones and royalties from commercialization. Under either form of collaboration, we may also be entitled to license fees, research funding and milestone payments from research results and subsequent product development activities. We maintain exclusive ownership of those compounds in our pipeline that we are developing ourselves. We are responsible for all development costs for these compounds and are entitled to 100% of profits if the compounds are commercialized.

The following table sets forth those compounds in clinical development that we are developing internally or are co-developing with a partner:

Compound	Partner	Principal Targets	Indication	Stage of Development
XL184	Bristol-Myers Squibb	MET, VEGFR2, RET	Cancer	Phase 3
XL147	Unpartnered	PI3K	Cancer	Phase 1b/2
XL765	Unpartnered	PI3K, mTOR	Cancer	Phase 1b/2
XL518	Genentech	MEK	Cancer	Phase 1
XL228	Unpartnered	IGF1R , ABL, SRC	Cancer	Phase 1
XL019	Unpartnered	JAK2	Cancer	Phase 1
XL139	Bristol-Myers Squibb	Hedgehog	Cancer	Phase 1
XL413	Bristol-Myers Squibb	CDC7	Cancer	Phase 1
XL888	Unpartnered	HSP90	Cancer	Phase 1

The following table sets forth those compounds in preclinical and clinical development that we have out-licensed to third parties for further development and commercialization:

Compound	Partner	Principal Targets	Indication	Stage of Development
XL880	GlaxoSmithKline	MET, VEGFR2	Cancer	Phase 2
XL281	Bristol-Myers Squibb	RAF	Cancer	Phase 1
XL652	Bristol-Myers Squibb	LXR	Metabolic and cardiovascular diseases	Phase 1
XL550	Daiichi-Sankyo	MR	Metabolic and cardiovascular diseases	Preclinical
FXR	Wyeth	FXR	Metabolic and liver disorders	Preclinical

Our Strategy

Our business strategy is to leverage our biological expertise and integrated drug discovery capabilities to generate a pipeline of diverse development compounds with first-in-class or best-in-class potential that fulfill unmet medical needs in the treatment of cancer and potentially other serious diseases. We have refined our strategy to reflect the prolonged economic downturn and the deterioration of the capital markets. In particular, we are focused on ensuring that our expenses are in line with our cash resources, with the goal of being able to operate independently of the capital markets for a substantial period of time.

Our strategy is centered around three principal elements:

•

Focus development – While we have historically pursued an approach to drug discovery intended to generate a significant number of development candidates to fuel our pipeline, for the foreseeable future we intend to direct our discovery efforts more towards generating development candidates under existing and future discovery collaborations with third parties. Our objective is to fund a significant portion of our discovery costs by entering into such collaborations. We are also focusing our later stage clinical development efforts on a limited number of programs. We believe that the most attractive compounds to develop ourselves or to co-develop with a partner have a lower-cost, lower-risk route to the market, usually for a niche indication, with the possibility of substantially expanding the market into major indications. Our most advanced clinical asset, XL184, which we are co-developing with Bristol-Myers Squibb, represents such a compound. We expect particularly to focus our later stage development efforts on XL184, which is being studied in a variety of tumor types, with the goal of rapidly commercializing the compound.

•

Partner compounds – We are seeking new collaborations with leading pharmaceutical and biotechnology companies for the development and ultimate commercialization of some of our preclinical and clinical assets, particularly those drug candidates for which we believe that the capabilities and bandwidth of a partner can accelerate development and help to fully realize their therapeutic and commercial potential. Collaborations also provide us with a means of shifting a portion or all of the development costs related to such drug candidates. Consistent with this element of our strategy, in December 2008 we entered into a worldwide collaboration with Bristol-Myers Squibb on two of our cancer programs: one associated with XL184 and the other associated with XL281.

•

Control costs – We are committed to managing our costs. In November 2008, we implemented a restructuring that resulted in the reduction of approximately 10% of our workforce. We will continue to analyze our expenses to ensure that they are not disproportionate to our cash resources. In addition, we will continue to be selective with respect to funding our clinical development programs. We have established definitive “go/no-go” criteria with respect to our development programs to ensure that we commit our resources only to those programs with the greatest commercial and therapeutic potential. For example, we are conducting limited studies on XL019 and XL228 with the goal of making decisions to continue or halt development of these compounds during 2009. In addition, in late 2008 we discontinued development of XL820 and XL844. In the second half of 2008, we also decided not to invest any additional Exelixis resources in the development of XL647. To control costs, we may decide in the future to pursue collaborations for the development of drug candidates that we had initially determined to develop ourselves. We also retain the right to opt-out of the development of certain drug candidates that we are currently co-developing with partners.

We make decisions regarding whether and how to develop particular drug candidates we have generated through our discovery efforts based on a variety of factors, including preclinical and clinical data, our available financial resources, estimates of the costs to develop and commercialize the drug candidate, our bandwidth and our expertise. Ultimately, our decision-making is intended to maximize the value and productivity of our resources and to focus our efforts on those drug candidates that are commercially attractive and have the potential to be first-in-class or best-in-class therapeutics.

Areas of Expertise

Integrated Drug Research, Discovery and Development Capabilities

We have built a multidisciplinary, integrated research and development platform that supports the complex, iterative nature of drug discovery, translational research and clinical development. Our platform has been designed to include all of the critical functions and expertise required to advance from gene to drug in a consistent and streamlined fashion. Our integrated approach supports advancement of candidate compounds from development candidate status to IND in less than 12 months.

Our organizational structure is designed to create a seamless and flexible research and development process. It is structured to provide one consistent set of goals and objectives to all departments within the research and development organization and to give us the flexibility to allocate and focus our diverse resources to address our most pressing needs and those of our partners. This organizational structure ensures that our earliest discovery activities generate data that inform clinical development strategies, and enables us to apply what we learn about our drug candidates in the clinic to how we discover, assess and select new compounds for future development. We believe that this approach allows us to align the target profile of a specific compound with the molecular profiles of specific cancer types and patient populations. We also believe that this strengthens our ability to select appropriate patients for clinical trials, which may allow significant efficacy to be demonstrated using smaller, shorter trials. Similarly, we use biological approaches to identify disease indications that give us a clear and potentially shorter path to the market, which may allow us to decrease our development times and bring drugs to market sooner.

Additionally, we are leveraging what we learn through preclinical pharmacodynamic studies to identify clinical biomarkers that can be utilized to determine early in the development process if the compound is having the expected effect on the target(s) and pathway(s) of interest and if patients are responding to it. This approach may result in an increased probability that patients receive effective therapies.

We believe that an effective approach to the treatment of cancer is to target multiple pathways, simultaneously turning off growth signals, increasing rates of programmed cell death and reducing the growth of blood vessels necessary to support tumor growth. Many of our first-generation anticancer product candidates in our clinical pipeline are Spectrum Selective Kinase Inhibitors, or SSKIs, that have been optimized for balanced potency, specificity, tolerability and pharmacologic parameters. These SSKIs are designed to target multiple members of a family of proteins known as receptor tyrosine kinases, or RTKs, in a concerted manner. RTKs are validated targets for drug development, as evidenced by several recent approved cancer therapies. Because interactions among multiple RTKs contribute to the development and progression of disease, SSKIs may provide more effective disease control than compounds that target only one RTK or target multiple non-related RTKs. Additionally, because SSKIs are optimized for key in vitro and in vivo parameters, these compounds may also provide improved efficacy and enhanced safety profiles compared with combinations of single-target drugs that have not been optimized for use together.

Our second-generation compounds are designed to selectively inhibit kinases that are points of convergence in critical signaling pathways employed by growth factor receptors to transmit their aberrant signals in tumor cells. The targets of several approved therapies transmit their signals through a number of common downstream pathways, such as the RAS/RAF/MEK/ERK, PI3 kinase/AKT/mTOR, and JAK/STAT pathways. These pathways also are often mutationally activated in a wide range of tumors. Thus, inhibition of key kinase targets in these pathways may provide superior efficacy, safety and tolerability compared to conventional chemotherapy and may enable entirely new approaches to cancer therapy.

The majority of our compounds target one or more molecular pathways that control critical aspects of cancer cell growth, migration or survival. These include:

•

Cell Growth – In most normal adult tissues, cell growth is tightly controlled. However, cancer cells escape normal growth control and are driven to divide very rapidly. In many cases, this growth is driven by excessive activity of cellular growth factors and/or their receptors. This change in activity may result from mutations that allow the receptor to be active even when no growth factor is present or from expression of abnormally high levels of a growth factor or its receptor. This abnormal activity may also allow cancer cells to survive under conditions that would usually lead to cell death, which contributes to resistance to chemotherapy or radiation. Inhibition of growth factors or growth factor receptors is a validated approach to treating cancer, and several approved cancer therapies are designed to inhibit the activity of these proteins. Growth factor receptors that play a role in tumor cell growth include the platelet-derived growth factor receptor, or PDGFR, the hepatocyte growth factor receptor, or MET, the neurotrophic factor rearranged during transfection, or RET, and the insulin-like growth factor type 1 receptor, or IGF1R. Key kinases in signal transduction pathways downstream of growth factor receptors that promote cell growth include RAF, the MAPK-ERK kinase, or MEK, ABL, the cytoplasmic tyrosine janus kinase 2, or JAK2, the phosphoinosotide-3 kinase, or PI3K, and the mammalian target of rapamycin, or mTOR. Abnormal activation of the hedgehog-smoothened pathway, via mutation of pathway components or over-expression of the hedgehog family of growth factors, also drives the growth of certain tumors. In particular, activation of this pathway may be important for the growth of tumor stem cells that are resistant to many current therapies. Inhibition of this pathway has shown clinical benefit in basal cell carcinomas, and may result in more durable responses when used in combination with chemo- or radio-therapy.

•

Cell Survival – Normal cells often activate a “self-destruct program” known as programmed cell death or apoptosis under abnormal conditions that include the stresses that arise as a result of nutrient, oxygen or energy deprivation, for example. One of the hallmarks of tumor cells is the ability to survive under such conditions, an attribute that results from the inappropriate activation of survival signaling pathways. These pathways often become activated in tumor cells as a result of genetic alterations that result in either loss of the suppressor genes that negatively regulate such pathways or the activation of positive effectors of the pathway. Many growth factor receptors, including MET and IGF1R activate survival signaling pathways. Other key kinases in survival pathways include PI3K and mTOR.

•

Angiogenesis – Angiogenesis, the process by which new blood vessels form, is essential for the growth of tumors beyond a minimum size. In small tumors, cancer cells use existing blood vessels to get oxygen and nutrients needed for growth and to remove waste products. As tumors grow, the existing blood vessels are no longer sufficient to support the rapid pace of cancer cell growth, and continued growth and cancer cell survival requires the formation of new blood vessels. Tumor cells send out chemical signals that stimulate nearby blood vessels to grow into the tumor. In addition to providing essential oxygen and nutrients to the tumor, these new blood vessels also facilitate the migration of tumor cells into the blood system where they can travel to other parts of the body and give rise to metastatic disease. Inhibition of angiogenesis is a validated approach to treating cancer, and angiogenesis inhibitors have been approved by the FDA for the treatment of several types of cancer. RTKs that play a role in angiogenesis include the vascular endothelial growth factor receptor 2, or VEGFR2 (also known as KDR), PDGFR, MET and SRC.

•	Migration – Cell migration allows tumor cells to invade healthy tissue and spread to disparate parts of the body. A key target that has been shown to play a role in cell migration is MET.

•

Cell Cycle Regulation – In normal cells, the processes of DNA replication and cell division are tightly controlled, so that cell division does not occur until DNA replication is complete. This is achieved through enforcement of cell cycle checkpoints which prevent cells with damaged or incompletely replicated DNA from advancing into mitosis. Disruption of these checkpoints triggers cell death in many tumor cells, but causes a reversible arrest in normal cells. Inhibition of key components of these cell cycle checkpoints, such as the protein kinase CDC7, may therefore allow for selective killing of tumors cells with minimal systemic toxicity.

Drug Discovery

In addition to establishing an integrated research and development organizational structure, we have built an optimized drug discovery platform. We utilize a variety of high-throughput technologies to enable the rapid discovery, optimization and extensive characterization of lead compounds such that we are able to select development candidates with the best potential for further evaluation and advancement into the clinic. We have combined our ability to identify and validate novel targets with state-of-the-art drug discovery to effectively exploit both the chemical and biological sciences. In addition, we have built critical mass in all key operational areas. We believe that these human and technological resources enable us to: (1) effectively and rapidly qualify novel targets for high-throughput screening; (2) identify and optimize proprietary lead compounds; (3) develop extensive preclinical data to guide selection of patient populations, thereby maximizing the opportunity for obtaining significant clinical benefit; and (4) perform the broad range of preclinical testing required to advance promising compounds through all stages of development. Key capabilities within drug discovery include: high-throughput screening, medicinal and combinatorial chemistry, cell biology, protein biochemistry, structural biology, pharmacology, biotherapeutics and informatics.

Translational Research

Our translational research group is focused on using the knowledge we generate in the discovery process about biological targets and the impact of our compounds on those targets to identify patient populations in which to test our compounds and methods for assessing compound activity. This includes understanding the role of specific targets in disease therapy, identifying gene mutations or gene variants that impact response to therapy and identifying biomarkers that can be used to assess drug responses early on in treatment. Key capabilities within translational research include nonclinical development (encompassing toxicology, drug metabolism, pharmacokinetics and bioanalytics) and translational medicine.

Development

Our development group leads the implementation of our clinical and regulatory strategies. Working closely with the discovery and translational research groups, and with our partners, as the case may be, the development group prioritizes disease indications in which our compounds may be studied in clinical trials. The development group designs, directs, implements and oversees all areas of clinical operations, including identifying and selecting clinical investigators, recruiting study subjects to participate in our clinical trials, biostatistics, data management, drug safety evaluation, and adverse event reporting. The development group also is responsible for assuring that our development programs are conducted in compliance with all regulatory requirements. The group works closely with the cross functional project and clinical teams to facilitate the appropriate and efficient development of our diverse product pipeline. Key capabilities within development include clinical development, clinical operations, safety monitoring, biostatistics, programming and data management, regulatory strategy and program management.

Our Pipeline

We have an extensive pipeline of compounds in various stages of development that will potentially treat cancer and various metabolic and cardiovascular disorders. All of our development compounds were generated through our internal drug discovery efforts.

Compounds Being Developed Internally or Co-Developed with a Partner

We are currently developing internally or are co-developing with a partner the following nine compounds in clinical development.

•

XL184 inhibits MET, RET and VEGFR2, key drivers of tumor growth and vascularization. This SSKI has demonstrated dose-dependent tumor growth inhibition and tumor regression in a variety of tumor models, including thyroid, breast, non-small cell lung cancer and glioblastoma. A phase 1 clinical trial in patients with solid tumors for whom there are no other available therapies was initiated in September 2005. Preliminary data from this study were first reported by investigators at the 18th EORTC-NCI-AACR International Conference on Molecular Targets and Cancer Therapuetics, or the EORTC Symposium, in November 2006. Updated data from this study were presented at the 2007 and 2008 EORTC Symposia and the 44th Annual Meeting of the American Society of Clinical Oncology, or ASCO Annual Meeting, in June 2008. A phase 1b/2 trial of XL184 as a single agent and in combination with erlotinib was initiated in January 2008 in patients with non-small cell lung cancer who have failed prior therapy with erlotinib, and a phase 2 trial in patients with advanced glioblastoma was initiated in April 2008. In July 2008, a phase 3 registration trial of XL184 as a potential treatment for medullary thyroid cancer was initiated following agreement between the Company and the FDA on the trial design through the FDA’s Special Protocol Assessment process. As described under “ – Corporate Collaborations – Bristol-Myers Squibb – 2008 Cancer Collaboration,” in December 2008, we entered into a worldwide co-development collaboration with Bristol-Myers Squibb for the development and commercialization of XL184.

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XL147 selectively targets PI3K. Upregulation of PI3K activity is one of the most common characteristics of human tumor cells and can result from activation of growth factor receptors, amplification of the PI3Ka gene, activating mutations in the PI3Ka gene, downregulation of the phosphatase and tensin homolog, or PTEN, lipid phosphatase, or activating mutations in RAS. Activation of PI3K results in stimulation of AKT and mTOR kinases resulting in promotion of tumor cell growth and survival. This survival signal plays a significant role in conferring resistance to chemo- and radio-therapy by inhibiting apoptotic cell death. XL147 is a potent and selective inhibitor of PI3K with excellent pharmacokinetic and pharmacodynamic properties and compelling efficacy in several preclinical xenograft models both as a single agent and in combination with chemotherapy. We filed an IND for XL147 in March 2007 and initiated a phase 1 trial in June 2007. Preliminary data from this trial were reported at the 2007 EORTC Symposium in October 2007, and updated data were presented at the 2008 EORTC Symposium in October 2008. Two phase 1b/2 studies were initiated in 2008 combining XL147 with either erlotinib or combination chemotherapy (carboplatin and paclitaxel).

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XL765 targets both PI3K and mTOR, key kinases in the PI3K signaling pathway. mTOR is a serine/threonine kinase that controls the protein translation machinery and hence cell growth. mTOR is activated by growth factors via PI3K and AKT, but is also activated in a PI3K independent fashion in response to nutrient and energy levels. Thus, in some tumors targeting both PI3K and mTOR may provide additional benefit compared to selectively targeting PI3K. XL765 is a potent inhibitor of PI3K and mTOR with excellent pharmacokinetic and pharmacodynamic properties, and compelling efficacy in several preclinical xenograft models both as a single agent and in combination with chemotherapy. We filed an IND for XL765 in April 2007 and initiated a phase 1 trial in June 2007. Preliminary data from this trial were reported at the 2007 EORTC Symposium in October 2007, and updated data were presented at the 2008 ASCO Annual Meeting in June 2008 and at the 2008 EORTC Symposium in October 2008. Two phase 1b/2 studies were initiated in 2008 combining XL765 with either erlotinib or chemotherapy (temozolomide).

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XL518 is a novel small molecule inhibitor of MEK, a key component of the RAS/RAF/MEK/ERK signaling pathway. This pathway is frequently activated in human tumors and is required for transmission of growth-promoting signals from numerous receptor tyrosine kinases. Preclinical studies have demonstrated that XL518 is a potent and specific inhibitor of MEK with highly optimized pharmacokinetic and pharmacodynamic properties. XL518 exhibits oral bioavailability in multiple species and causes substantial and durable inhibition of ERK phosphorylation in xenograft tumor models. Administration of XL518 causes tumor regression in multiple xenograft models with mutationally-activated B-RAF or RAS. We filed an IND for XL518 in December 2006 and initiated a phase 1 clinical trial in May 2007. In December 2006, we entered into a worldwide co-development agreement with Genentech for the development and commercialization of XL518, as described under “ – Corporate Collaborations – Genentech.” In early 2009, we reached the maximum tolerated dose for XL518 and expect to transfer the compound to Genentech in March 2009.

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XL228 targets IGF1R, an RTK that is highly expressed and activated in a broad range of human tumors and is thought to promote tumor growth, survival and resistance to chemotherapeutic agents. In addition, XL228 potently inhibits the T315I mutant form of BCR-ABL, which is resistant to inhibition by other targeted therapies approved for chronic myelogenous leukemia. XL228 also targets SRC, a tyrosine kinase that is activated and/or expressed in many tumors and plays an important role in tumor angiogenesis, progression and metastisis. XL228 exhibited efficacy in a variety of solid tumor xenograft models. We filed an IND for XL228 in August 2006. We subsequently observed formulation stability data resulting in the need for minor changes in formulation. We then initiated a phase 1 clinical trial in May 2007 in patients with chronic myelogenous leukemia who have failed or have been intolerant to imatinib and dasatinib therapy, and a phase 1 trial in patients with solid tumors in October 2007. Preliminary data from the trial in patients with chronic myelogenous leukemia were reported at the annual meeting of the American Society of Hematology in December 2007 and 2008. Preliminary data from the phase 1 trial in patients with solid tumors were presented at the EORTC Symposium in October 2008.

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XL019 inhibits JAK2, a cytoplasmic tyrosine that is activated by cytokine and growth factor receptors and that phosphorylates members of the STAT family of inducible transcription factors. Activation of the JAK/STAT pathway promotes cell growth and survival, and is a common feature of human tumors. JAK2 is activated by mutation in the majority of patients with polycythemia vera and essential thrombocythemia and appears to drive the inappropriate growth of blood cells in these conditions. XL019 is a potent and selective inhibitor of JAK2, with excellent pharmacodynamic properties and an encouraging safety profile in preclinical models. A phase 1 trial was initiated in patients with myelofibrosis in August 2007, and data from this study were reported at the annual meetings of the American Society of Hematology in December 2007 and 2008.

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XL139 inhibits activation of Hedgehog, or Hh, signaling by binding to smoothened, a key component of the signaling pathway. Genetic lesions that activate the Hh pathway are key drivers of basal cell carcinoma and medulloblastoma formation in humans. In addition, activation of the Hh signaling pathway via the action of the ligands SHh, IHh or DHh promotes cellular growth, and elevated ligand production and Hh pathway activation is observed in a variety of human tumors including pancreatic carcinomas, small-cell lung cancer and glioblastomas. Signaling via the Hh pathway is also thought to promote survival of cancer stem cells, which constitute a particularly chemo- and radio-resistant component of tumors. In preclinical models, XL139 potently inhibits Hh signaling in tumors and significantly slows tumor growth. XL139 was advanced to development compound status in July 2007. As described under “ – Corporate Collaborations – Bristol-Myers Squibb – 2007 Cancer Collaboration,” in January 2008, Bristol-Myers Squibb exercised its option to develop and commercialize XL139, and we exercised our option to co-develop and co-commercialize XL139.

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XL413 is a small molecule inhibitor of the serine-threonine kinase CDC7. The function of CDC7 is required for DNA replication to proceed, and its activity is often upregulated in cancer cells. Studies suggest that CDC7 plays a role in regulation of cell cycle checkpoint control and protects tumor cells from apoptotic cell death during replication stress. Therefore, inhibition of CDC7 may have utility in the treatment of a wide variety of cancers, either as a single agent or in combination with DNA damaging agents. XL413 was advanced to development compound status in October 2008. As described under “ – Corporate Collaborations – Bristol-Myers Squibb – 2007 Cancer Collaboration,” in November 2008, Bristol-Myers Squibb exercised its option to develop and commercialize XL413, and we exercised our option to co-develop and co-commercialize XL413.

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XL888 is a novel, synthetic inhibitor of HSP90, a chaperone protein that promotes the activity and stability of a range of key regulatory proteins including kinases. The activity of HSP90 is particularly prominent in tumor cells, where it promotes the activity of proteins controlling cell proliferation and survival. Natural product based inhibitors of HSP90 are currently in clinical trials and have shown encouraging signs of efficacy, but their utility is limited by poor pharmacokinetic properties and by their side effect profiles. XL888 inhibits HSP90 with potency comparable to natural product-based inhibitors, but has good oral bioavailability and an improved tolerability profile in preclinical models. In multiple preclinical xenograft tumor models, XL888 exhibits substantial anti-tumor activity at well tolerated doses. XL888 was advanced to development compound status in October 2007, and we filed an IND in October 2008 and initiated a phase 1 clinical trial in November 2008.

We are committed to having preclinical and clinical data from our compounds presented at periodic peer review meetings.

Out-Licensed Compounds

We have out-licensed to third parties for further development and commercialization the following five compounds in preclinical and clinical development:

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XL880 is a potent inhibitor of MET and VEGFR2, which play synergistic roles in promoting tumor growth and angiogenesis. Activation or overexpression of MET has been documented as a negative prognostic indicator in patients with various carcinomas and in patients with multiple myeloma, glioma and other solid tumors. Interim data from an ongoing phase 1 trial of XL880 were presented at the 2005 EORTC Symposium and at the 2006 ASCO Annual Meeting. Updated data were reported at the 2006 EORTC Symposium. Data from two phase 1 trials were reported at the 2007 ASCO Annual Meeting. A phase 2 clinical trial of XL880 was initiated in patients with hereditary or sporadic papillary renal cell carcinoma in June 2006, and data from this trial were reported at the 2007 EORTC Symposium and 2008 ASCO Annual Meeting. Another phase 2 trial was initiated in patients with metastatic, poorly differentiated diffuse gastric cancer in December 2006, and data from this trial were reported at the

2008 ASCO Annual Meeting. Additionally, a phase 2 trial was initiated in head and neck cancer patients in August 2007. As described under “ – Corporate Collaborations – GlaxoSmithKline,” in December 2007, GlaxoSmithKline exercised its option to further develop and commercialize XL880, and we transferred the XL880 development program to GlaxoSmithKline in the first quarter of 2008.

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XL281 specifically targets RAF, which is a cytoplasmic serine/threonine kinase that lies immediately downstream of RAS, and is a key component of the RAS/RAF/MEK/ERK pathway that is frequently activated in human tumors. Activating mutations in B-RAF occur in approximately 60% of melanoma patients, indicating a potentially pivotal role for deregulation of this kinase in the progression of melanoma. XL281 is a potent and highly selective inhibitor of RAF kinases, is orally bioavailable and exhibits substantial efficacy in tumor xenograft models. A phase 1 trial was initiated in April 2007, and preliminary data from this trial were presented at the EORTC Symposium in October 2008. As described under “ – Corporate Collaborations – Bristol-Myers Squibb – 2008 Cancer Collaboration,” in December 2008, we entered into a collaboration agreement with Bristol-Myers Squibb pursuant to which we granted to Bristol-Myers Squibb an exclusive worldwide license to develop and commercialize XL281.

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XL652 targets the liver X receptors, or LXR, which modulate genes involved in regulation of lipid and cholesterol homeostasis. Activation of LXRa or LXRß in foam cells in atherosclerotic plaques promotes reverse cholesterol transport and results in marked anti-atherogenic activity in multiple preclinical models of atherosclerosis. However, prototype LXR agonists also activate LXRa in the liver resulting in increased fatty acid synthesis and consequent elevations in hepatic and circulating triglycerides, an unacceptable side effect. XL652 is a novel LXR agonist that effectively reduces atherosclerotic plaques in preclinical models at doses that do not result in triglyceride elevations. XL652 was developed under a collaboration with Bristol-Myers Squibb, which is responsible for all further preclinical and clinical development, regulatory, manufacturing and commercialization activities for the compound. For more information on our LXR collaboration, see “ – Corporate Collaborations – Bristol-Myers Squibb – LXR Collaboration.”

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XL550 is a potent, selective, non-steroidal mineralocorticoid receptor, or MR, antagonist that is effective in animal models of hypertension and congestive heart failure. XL550 has shown excellent oral bioavailability and drug metabolism and pharmacokinetic properties in multiple preclinical models and has exhibited a significantly better pharmacokinetic and pharmacodynamic profile than existing steroid drugs. In multiple studies in various non-clinical species, XL550 shows potent anti-hypertensive action and anti-hypertrophic action on the heart, lung and kidney. In addition, XL550 shows 50-100 times greater potency vs. eplerenone in various in vivo studies related to hypertension and congestive heart failure in preclinical models. As a novel proprietary non-steroidal MR antagonist, XL550 has the potential to offer highly effective and safe therapeutic approaches for the treatment of hypertension and congestive heart failure. XL550 was licensed to Daiichi Sankyo Company Limited, or Daiichi-Sankyo, for development and commercialization in March 2006. Daiichi-Sankyo is responsible for all further preclinical and clinical development, regulatory, manufacturing and commercialization activities for the compound. See “ – Corporate Collaborations – Other Collaborations – Daiichi-Sankyo.”

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FXR Program targets the Farnesoid X Receptor, or FXR, which has been shown to function as a bile acid receptor regulating genes involved in lipid, cholesterol and bile acid homeostasis. We have identified proprietary, potent and selective FXR ligands (compounds that bind to a receptor) that have good oral bioavailability and drug metabolism and pharmacokinetic properties. In rodent models of dyslipidemia, these compounds lowered triglycerides by decreasing triglyceride synthesis and secretion. In addition, they improved the high-density lipoprotein (HDL)/low-density lipoprotein (LDL) ratio and are anti-atherogenic (prevent the formation of lipid deposits in the arteries) in animal models of atherosclerosis. These compounds are also effective in models of cholestasis (a condition in which bile excretion from the liver is blocked), cholesterol gallstones and liver fibrosis. These data suggest that small molecule ligands targeting FXR should function as novel therapeutic agents for treating symptoms and disease states associated with metabolic syndrome as well as certain liver disorders. In December 2005, we licensed the FXR program to Wyeth. Wyeth is responsible for all further preclinical and clinical development, regulatory, manufacturing and commercialization activities for the compounds. For information regarding our collaboration with Wyeth, see “ –Corporate Collaborations – Other Collaborations – Wyeth.”

Corporate Collaborations

Based on the strength of our expertise in biology, drug discovery and development, we have established collaborations with leading pharmaceutical and biotechnology companies that allow us to retain economic participation in compounds and support additional development of our pipeline. Our collaborations generally fall into one of two categories: collaborations in which we co-develop compounds with a partner, share development costs and profits from commercialization and may have the right to co-promote products in the United States, and collaborations in which we out-license compounds to a partner for further development and commercialization, have no further unreimbursed cost obligations and are entitled only to receive milestones and royalties from commercialization. Under either form of collaboration, we may also be entitled to license fees, research funding and milestone payments from research results and subsequent product development activities. Many of our collaborations have been structured strategically to provide us with access to technology that may help to advance our internal programs while at the same time enabling us to retain rights to use these technologies in different industries.

Bristol-Myers Squibb

2008 Cancer Collaboration. In December 2008, we entered into a worldwide collaboration with Bristol-Myers Squibb on two of our novel cancer programs: one associated with XL184 and the other associated with XL281. Upon effectiveness of the agreement in December 2008, Bristol-Myers Squibb paid us an upfront cash payment of $195.0 million for the development and commercialization rights to both programs. Bristol-Myers Squibb is also required to make additional license payments of $45.0 million in 2009.

We and Bristol-Myers Squibb have agreed to co-develop XL184, which may include a backup program for XL184. The companies will share worldwide (except for Japan) development costs for XL184. We are responsible for 35% of such costs and Bristol-Myers Squibb is responsible for 65% of such costs, except that we are responsible for funding the initial $100.0 million of combined costs and have the option to defer payments for development costs above certain thresholds. In return, we will share 50% of the commercial profits and losses (including pre-launch commercialization expenses) in the United States and have the option to co-promote XL184 in the United States. We have the right to defer payment for certain early commercialization and other related costs above certain thresholds. We are eligible to receive sales performance milestones of up to $150.0 million and double-digit royalties on sales on XL184 outside the United States. The clinical development of XL184 is directed by a joint committee. It is anticipated that we will conduct certain clinical development activities for XL184. We may opt out of the co-development for XL184, in which case we would instead be eligible to receive development and regulatory milestones of up to $295.0 million, double-digit royalties on XL184 product sales worldwide and sales performance milestones. Our co-development and co-promotion rights may be terminated in the event that we have “cash reserves” below $80.0 million and we are unable to increase such cash reserves to $80.0 million or more within 90 days, in which case we would receive development and regulatory milestones, sales milestones and double-digit royalties, instead of sharing product profits on XL184 in the United States. For purposes of the agreement, “cash reserves” includes our total cash, cash equivalents and investments (excluding any restricted cash), plus the amount then available for borrowing by us under the Facility Agreement dated June 4, 2008 among us, Deerfield Private Design Fund, L.P., Deerfield Private Design International, L.P., Deerfield Partners, L.P. and Deerfield International Limited (collectively, the “Deerfield Entities”), as the same may be amended from time to time, and any other similar financing arrangements. Our co-promotion rights on XL184 in the United States, and possibly our right to share product profits on XL184, may be terminated in the event we undergo certain change of control transactions. Bristol-Myers Squibb may, upon certain prior notice to us, terminate the agreement as to products containing XL184 or XL281. In the event of such termination election, Bristol-Myers Squibb’s license relating to such product would terminate and revert to us, and we would receive, subject to certain terms and conditions, licenses from Bristol-Myers Squibb to research, develop and commercialize such products.

Bristol-Myers Squibb received an exclusive worldwide license to develop and commercialize XL281. We will carry out certain clinical trials of XL281 which may include a backup program on XL281. Bristol-Myers Squibb is responsible for funding all future development on XL281, including our activities. We are eligible for development and regulatory milestones of up to $315.0 million on XL281, sales performance milestones of up to $150.0 million and double-digit royalties on worldwide sales of XL281.

2007 Cancer Collaboration. In December 2006, we entered into a worldwide collaboration with Bristol-Myers Squibb, which became effective in January 2007, to discover, develop and commercialize novel targeted therapies for the treatment of cancer. We are responsible for discovery and preclinical development of small molecule drug candidates directed against mutually selected targets. In January 2007, Bristol-Myers Squibb made an upfront payment of $60.0 million to us for which we granted Bristol-Myers Squibb the right to select up to three IND candidates from six future Exelixis compounds.

For each IND candidate selected, we are entitled to receive a $20.0 million selection milestone from Bristol-Myers Squibb. Once selected, Bristol-Myers Squibb will lead the further development and commercialization of the selected IND candidates. In addition, we have the right to opt in to co-promote the selected IND candidates, in which case we will equally share all development costs and profits in the United States. If we opt-in, we will be responsible for 35% of all development costs related to clinical trials intended to support regulatory approval in both the United States and the rest of the world (except for Japan), with the remaining 65% to be paid by Bristol-Myers Squibb. We have the right to defer payment for certain development costs above certain thresholds. If we do not opt in to co-promote the selected IND candidates, we would be entitled to receive milestones and royalties in lieu of profits from sales in the United States. Outside of the United States, Bristol-Myers Squibb will have primary responsibility for development activities and we will be entitled to receive royalties on product sales. After exercising its co-development option, Bristol-Myers Squibb may, upon notice to us, terminate the agreement as to any product containing or comprising the selected candidate. In the event of such termination election, Bristol-Myers Squibb’s license relating to such product would terminate and revert to us, and we would receive, subject to certain terms and conditions, licenses from Bristol-Myers Squibb to research, develop and commercialize certain collaboration compounds that were discovered.

In January 2008 and November 2008, Bristol-Myers Squibb exercised its option under the collaboration to develop and commercialize XL139 and XL413, respectively. Under the terms of the collaboration agreement, the selection of XL139 and XL413 by Bristol-Myers Squibb entitled us to a milestone payment of $20.0 million each, which we received in February 2008 and December 2008, respectively. In addition, we exercised our option under the collaboration agreement to co-develop and co-commercialize each of XL139 and XL413 in the United States. Bristol-Myers Squibb is leading all global activities with respect to XL139 and XL413. The parties will co-develop and co-commercialize each of XL139 and XL413 in the United States and expect to, subject to exercising our co-promotion option, share those profits 50/50. The parties will share U.S. commercialization expenses 50/50 and we will be responsible for 35% of global (except for Japan) development costs, with the remaining 65% to be paid by Bristol-Myers Squibb. We have the right to defer payment for certain development costs above certain thresholds. We will be entitled to receive double-digit royalties on product sales outside of the United States.

LXR Collaboration. In December 2005, we entered into a collaboration agreement with Bristol-Myers Squibb for the discovery, development and commercialization of novel therapies targeted against LXR, a nuclear hormone receptor implicated in a variety of cardiovascular and metabolic disorders. This agreement became effective in January 2006, at which time we granted Bristol-Myers Squibb an exclusive, worldwide license with respect to certain intellectual property primarily relating to compounds that modulate LXR. During the research term, we expect to jointly identify drug candidates with Bristol-Myers Squibb that are ready for IND-enabling studies. After the selection of a drug candidate for further clinical development by Bristol-Myers Squibb, Bristol-Myers Squibb has agreed to be solely responsible for further preclinical development as well as clinical development, regulatory, manufacturing and sales/marketing activities for the selected drug candidate. After Bristol-Myers Squibb’s selection, except in certain termination scenarios described below, we would not have rights to reacquire the selected drug candidate.

Under the collaboration agreement, Bristol-Myers Squibb paid us a nonrefundable upfront payment in the amount of $17.5 million and was obligated to provide research and development funding of $10.0 million per year for an initial research period of two years. In September 2007, the collaboration was extended at Bristol-Myers Squibb’s request through January 12, 2009, and in November 2008, the collaboration was extended at Bristol-Myers Squibb’s request through January 12, 2010.

Under the collaboration agreement, Bristol-Myers Squibb is required to pay us development and regulatory milestones of up to $140.0 million per product for up to two products from the collaboration. In addition, we are also entitled to receive sales milestones and royalties on sales of any products commercialized under the collaboration. In connection with the extension of the collaboration through January 2009, Bristol-Myers Squibb paid us additional research funding of approximately $7.7 million, and in connection with the extension of the collaboration through January 2010, Bristol-Myers Squibb is obligated to pay us additional research funding totaling approximately $5.8 million, which is payable in quarterly installments over the additional research term. Bristol-Myers Squibb has the option to terminate the collaboration agreement at any time after January 2008, in which case Bristol-Myers Squibb’s payment obligations would cease, its license relating to compounds that modulate LXR would terminate and revert to us, and we would receive, subject to certain terms and conditions, licenses from Bristol-Myers Squibb to research, develop and commercialize certain collaboration compounds that were discovered under the collaboration agreement. In December 2007, we received $5.0 million for achieving a development milestone.

2001 Cancer Collaboration. In July 2001, we entered into a cancer collaboration agreement with Bristol-Myers Squibb. Under the terms of the collaboration, Bristol-Myers Squibb paid us a $5.0 million upfront license fee and agreed to provide us with $3.0 million per year in research funding for a minimum of three years. In December 2003, the cancer collaboration was extended until January 2007, at which time Bristol-Myers Squibb elected to continue the collaboration until July 2009. The goal of the extension was to increase the total number and degree of validation of cancer targets that we will deliver to Bristol-Myers Squibb. Each company will maintain the option to obtain exclusive worldwide rights to equal numbers of validated targets arising from the collaboration. Under the terms of the extended collaboration, Bristol-Myers Squibb provided us with an upfront payment and agreed to provide increased annual research funding and milestones on certain cancer targets arising from the collaboration that progress through specified stages of validation. We will also be entitled to receive milestones on compounds in the event of successful clinical and regulatory events and royalties on commercialized products.

Genentech

MEK Collaboration. In December 2006, we entered into a worldwide co-development agreement with Genentech for the development and commercialization of XL518, a small-molecule inhibitor of MEK. Genentech paid upfront and milestone payments of $25.0 million in December 2006 and $15.0 million in January 2007 upon signing of the co-development agreement and with the submission of an IND for XL518. We initiated a phase 1 clinical trial of XL518 in the first quarter of 2007, and enrollment in this trial is ongoing.

Under the terms of the co-development agreement, we are responsible for developing XL518 through the end of a phase 1 clinical trial, and Genentech has the option to co-develop XL518, which Genentech may exercise after receipt of certain phase 1 data from us. In March 2008, Genentech exercised its option, triggering a payment to us of $3.0 million, which we received in April 2008. We will continue to be responsible for the phase 1 clinical trial until the point that a maximum tolerated dose, or MTD, is determined. After MTD is achieved, we will be required grant to Genentech an exclusive worldwide revenue-bearing license to XL518 and Genentech will be responsible for completing the phase 1 clinical trial and subsequent clinical development. We reached the MTD for XL518 in early 2009 and expect to transfer the compound to Genentech in March 2009. Another $7.0 million is due to us when a phase 2 program is initiated by Genentech. Genentech will be responsible for all further development costs of XL518 and we will share equally in the U.S. commercialization costs. On an annual basis, we are entitled to an initial equal share of U.S. profits and losses, which will decrease as sales increase, and we are also entitled to royalties on non-U.S. sales. We also have the option to co-promote in the United States. Genentech has the right to terminate the agreement without cause at any time. If Genentech terminates the co-development agreement without cause, all licenses that were granted to Genentech under the agreement terminate and revert to us. Additionally, we would receive, subject to certain conditions, licenses from Genentech to research, develop and commercialize reverted product candidates.

Cancer Collaboration. In May 2005, we established a collaboration agreement with Genentech to discover and develop therapeutics for the treatment of cancer, inflammatory diseases, and tissue growth and repair. Under the terms of the collaboration agreement, we granted to Genentech a license to certain intellectual property. Genentech paid us a nonrefundable upfront license payment and was obligated to provide research and development funding over the three-year research term, totaling $16.0 million.

Under the collaboration agreement, Genentech has primary responsibility in the field of cancer for research and development activities as well as rights for commercialization of any products. In the fields of inflammatory disease and in the fields of tissue growth and repair, we initially have primary responsibility for research activities. In May 2008, the research term under the collaboration expired, at which time we had the option to elect to share a portion of the costs and profits associated with the development, manufacturing and commercialization of products in one of the fields. In June 2008, we elected to share a portion of the costs and profits associated with the development, manufacturing and commercialization of a therapeutic to treat tissue growth and repair. For all products under the collaboration agreement that were not elected as cost or profit sharing products, we may receive milestone and royalty payments.

GlaxoSmithKline

In October 2002, we established a collaboration with GlaxoSmithKline to discover and develop novel therapeutics in the areas of vascular biology, inflammatory disease and oncology. The collaboration involved three agreements: (1) a product development and commercialization agreement (2) a stock purchase and stock issuance agreement; and (3) a loan and security agreement. During the term of the collaboration, we received $65.0 million in upfront and milestone payments, $85.0 million in research and development funding and loans in the principal amount of $85.0 million. In connection with the collaboration, GlaxoSmithKline purchased a total of three million shares of our common stock.

In October 2008, the development term under the collaboration concluded as scheduled. Under the terms of the collaboration, GlaxoSmithKline had the right to select up to two of the compounds in the collaboration for further development and commercialization. GlaxoSmithKline selected XL880 and had the right to choose one additional compound from a pool of compounds, which consisted of XL184, XL281, XL228, XL820 and XL844 as of the end of the development term.

In July 2008, we achieved proof-of-concept for XL184 and submitted the corresponding data report to GlaxoSmithKline. In October 2008, GlaxoSmithKline notified us in writing that it decided not to select XL184 for further development and commercialization and that it waived its right to select XL281, XL228, XL820 and XL844 for further development and commercialization. As a result, Exelixis retained the rights to develop, commercialize, and/or license all of the compounds, subject to payment to GSK of a 3% royalty on net sales of any product incorporating XL184. As described under “ – Bristol-Myers Squibb – 2008 Cancer Collaboration,” in December 2008, we entered into a worldwide collaboration with Bristol-Myers Squibb for XL184 and XL281. We discontinued development of XL820 and XL844 in December 2008.

The $85.0 million loan we received from GlaxoSmithKline bears interest at a rate of 4.0% per annum and is secured by certain intellectual property, technology and equipment created or utilized pursuant to the collaboration. Principal and accrued interest under the loan becomes due in three annual installments, beginning on October 27, 2009. Repayment of all or any of the amounts advanced to us under this agreement may, at our election, be in the form of our common stock at fair market value, subject to certain conditions. As of December 31, 2008, the aggregate principal and interest outstanding under the loan was $102.2 million.

Other Collaborations

Symphony Evolution. In June 2005, we entered into a series of related agreements, including a purchase option agreement, providing for the financing of the clinical development of XL647 and two of our other product candidates, XL784 and XL999. In December 2006, we amended the purchase option agreement. Pursuant to the agreements, Symphony Evolution, Inc., or SEI, and its investors have invested $80.0 million to fund the clinical development of XL647, XL784 and XL999, and we have licensed to SEI our intellectual property rights related to these product candidates. SEI is a wholly owned subsidiary of Symphony Evolution Holdings LLC, or Holdings, which provided $40.0 million in funding to SEI on June 9, 2005 and an additional $40.0 million on June 9, 2006. We continue to be primarily responsible for the development of XL647, XL784 and XL999 in accordance with specified development plans and related development budgets.

Pursuant to the agreements, we received an exclusive purchase option that gives us the right to acquire all of the equity of SEI, thereby allowing us to reacquire XL647, XL784 and XL999. Under our amended purchase option agreement with SEI, we cannot repurchase a single product candidate without also repurchasing the other two product candidates. The amended purchase option allows us, at our sole election, to pay up to 100% of the purchase option exercise price in shares of our common stock. The purchase option is exercisable at any time until the earlier of June 9, 2009 or the 90th day after the date on which SEI provides us with financial statements showing cash and cash equivalents of less than $5.0 million at an exercise price equal to the sum of: (1) the total amount of capital invested in SEI by Holdings; and (2) an amount equal to 25% per year on such funded capital (with respect to the initial funded capital, compounded from June 9, 2005 and, with respect to the second draw amount, compounded from June 9, 2006).

In 2007, we discontinued the development of XL999 and completed the phase 2 trial for XL784; the phase 2 clinical development program for XL647 is ongoing. We are in discussions with SEI regarding the future clinical development of XL647 and XL784 and related funding. We do not intend to further develop XL647 or XL784 on our own or invest any further Exelixis resources in the development of these compounds. In light of the foregoing, in the absence of a partner, we do not anticipate using our own funds or common stock to exercise the purchase option.

Pursuant to the agreements, we issued to Holdings two five-year warrants to purchase 1.5 million shares of our common stock at $8.90 per share. In addition, should the purchase option expire unexercised until the earlier of June 9, 2009, or the 90th day after SEI provides us with financial statements showing cash and cash equivalents of less than $5.0 million, we are obligated to issue to Holdings an additional five-year warrant to purchase 500,000 shares of our common stock at a price per share equal to 125% of the market price of our common stock at the time of expiration of the purchase option.

Wyeth. In December 2005, we entered into a license agreement with Wyeth Pharmaceuticals, a division of Wyeth, related to compounds targeting FXR, a nuclear hormone receptor implicated in a variety of metabolic and liver disorders. Under the terms of the agreement, we granted to Wyeth an exclusive, worldwide license with respect to certain intellectual property primarily relating to compounds that modulate FXR. Wyeth paid us a nonrefundable upfront payment in the amount of $10.0 million and we received $4.5 million in November 2006 for achieving a development milestone. In November 2007, Wyeth paid us $2.5 million for achieving a second development milestone. Wyeth is obligated to pay additional development and commercialization milestones of up to $140.5 million as well as royalties on sales of any products commercialized by Wyeth under the agreement. Wyeth will be responsible for all further preclinical and clinical development, regulatory, manufacturing and commercialization activities for the compounds. Subject to certain terms and conditions, Wyeth has the option to terminate the license agreement.

Daiichi-Sankyo. In March 2006, we entered into a collaboration agreement with Daiichi-Sankyo for the discovery, development and commercialization of novel therapies targeted against MR, a nuclear hormone receptor implicated in a variety of cardiovascular and metabolic diseases. Under the terms of the agreement, we granted to Daiichi-Sankyo an exclusive, worldwide license to certain intellectual property primarily relating to compounds that modulate MR. Daiichi-Sankyo is responsible for all further preclinical and clinical development, regulatory, manufacturing and commercialization activities for the compounds and we do not have rights to reacquire such compounds, except as described below.

Daiichi-Sankyo paid us a nonrefundable upfront payment in the amount of $20.0 million and is obligated to provide research and development funding of $3.8 million over a 15-month research term. In June 2007, our collaboration agreement with Daiichi-Sankyo was amended to extend the research term by six months over which Daiichi-Sankyo was required to provide $1.5 million in research and development funding. In November 2007, the parties decided not to further extend the research term. For each product from the collaboration, we are also entitled to receive payments upon attainment of pre-specified development, regulatory and commercialization milestones. In addition, we are also entitled to receive royalties on any sales of certain products commercialized under the collaboration. Daiichi-Sankyo may terminate the agreement upon 90 days’ written notice in which case Daiichi-Sankyo’s payment obligations would cease, its license relating to compounds that modulate MR would terminate and revert to us, and we would receive, subject to certain terms and conditions, licenses from Daiichi-Sankyo to research, develop and commercialize compounds that were discovered under the collaboration.

Manufacturing and Raw Materials

We currently do not have manufacturing capabilities necessary to enable us to produce materials for our clinical trials. Raw materials and supplies required for the production of our product candidates are generally available from multiple suppliers. However, in some instances materials are available only from one supplier. In those cases where raw materials are only available through one supplier, we manage supplies, to the extent feasible, by ordering raw materials in advance of scheduled needs. However, clinical trial schedules may be delayed due to interruptions of raw material supplies.

Government Regulation

The following section contains some general background information regarding the regulatory environment and processes affecting our industry and is designed to illustrate in general terms the nature of our business and the potential impact of government regulations on our business. It is not intended to be comprehensive or complete. Depending on specific circumstances, the information below may or may not apply to us or any of our product candidates. In addition, the information is not necessarily a description of activities that we have undertaken in the past or will undertake in the future. The regulatory context in which we operate is complex and constantly changing.

The FDA and comparable regulatory agencies in state and local jurisdictions and in foreign countries impose substantial requirements upon the clinical development, manufacture and marketing of pharmaceutical products. These agencies and other federal, state and local entities regulate research and development activities and the testing, manufacture, quality control, safety, effectiveness, labeling, storage, record keeping, approval, advertising and promotion of our products.

The process required by the FDA before product candidates may be marketed in the United States generally involves the following:

•	preclinical laboratory and animal tests;

•	submission of an IND, which must become effective before clinical trials may begin;

•	adequate and well-controlled human clinical trials to establish the safety and efficacy of the proposed drug candidate for its intended use;

•	pre-approval inspection of manufacturing facilities and selected clinical investigators; and

•	FDA approval of a new drug application (NDA), or NDA supplement, for an approval of a new indication if the product is already approved for another indication.

The testing and approval process requires substantial time, effort and financial resources.

Prior to commencing the first clinical trial with a product candidate, we must submit an IND to the FDA. The IND automatically becomes effective 30 days after receipt by the FDA, unless the FDA, within the 30-day time period, raises concerns or questions about the conduct of the clinical trial. In such a case, the IND sponsor and the FDA must resolve any outstanding concerns before the clinical trial can begin. Our submission of an IND may not result in FDA authorization to commence a clinical trial. A separate submission to the existing IND must be made for each successive clinical trial conducted during product development, and the FDA must grant permission for each clinical trial to start and continue. Further, an independent institutional review board for each medical center proposing to conduct the clinical trial must review and approve the plan for any clinical trial before it commences at that center. Regulatory authorities or an institutional review board or the sponsor may suspend a clinical trial at any time on various grounds, including a finding that the subjects or patients are being exposed to an unacceptable health risk.

For purposes of NDA approval, human clinical trials are typically conducted in three sequential phases that may overlap.

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Phase 1 – Studies are initially conducted in a limited patient population to test the product candidate for safety, dosage tolerance, absorption, metabolism, distribution and excretion in healthy humans or patients.

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Phase 2 – Studies are conducted with groups of patients afflicted with a specified disease in order to provide enough data to evaluate the preliminary efficacy, optimal dosages and expanded evidence of safety. Multiple phase 2 clinical trials may be conducted by the sponsor to obtain information prior to beginning larger and more expensive phase 3 clinical trials. In some cases, a sponsor may decide to run what is referred to as a “phase 2b” evaluation, which is a second, confirmatory phase 2 trial that could, if positive, serve as a pivotal trial in the approval of a product candidate.

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Phase 3 – When phase 2 evaluations demonstrate that a dosage range of the product is effective and has an acceptable safety profile, phase 3 trials are undertaken in large patient populations to further evaluate dosage, to provide statistically significant evidence of clinical efficacy and to further test for safety in an expanded patient population at multiple clinical trial sites.

The FDA may require, or companies may pursue, additional clinical trials after a product is approved. These so-called phase 4 studies may be made a condition to be satisfied after a drug receives approval. The results of phase 4 studies can confirm the effectiveness of a product candidate and can provide important safety information to augment the FDA’s voluntary adverse drug reaction reporting system. The results of product development, preclinical studies and clinical trials are submitted to the FDA as part of an NDA, or as part of an NDA supplement. The FDA may deny approval of an NDA or NDA supplement if the applicable regulatory criteria are not satisfied, or it may require additional clinical data and/or an additional pivotal phase 3 clinical trial. Even if such data are submitted, the FDA may ultimately decide that the NDA or NDA supplement does not satisfy the criteria for approval. Once issued, the FDA may withdraw product approval if ongoing regulatory standards are not met or if safety problems occur after the product reaches the market. In addition, the FDA may require testing and surveillance programs to monitor the effect of approved products which have been commercialized, and the FDA has the power to prevent or limit further marketing of a product based on the results of these post-marketing programs.

Satisfaction of FDA requirements or similar requirements of state, local and foreign regulatory agencies typically takes several years and the actual time required may vary substantially based upon the type, complexity and novelty of the product or disease. Government regulation may delay or prevent marketing of product candidates or new diseases for a considerable period of time and impose costly procedures upon our activities. The FDA or any other regulatory agency may not grant approvals for new indications for our product candidates on a timely basis, if at all. Success in early stage clinical trials does not ensure success in later stage clinical trials. Data obtained from clinical activities is not always conclusive and may be susceptible to varying interpretations, which could delay, limit or prevent regulatory approval. Even if a product candidate receives regulatory approval, the approval may be significantly limited to specific disease states, patient populations and dosages. Further, even after regulatory approval is obtained, later discovery of previously unknown problems with a product may result in restrictions on the product or even complete withdrawal of the product from the market.

Any products manufactured or distributed by us pursuant to FDA approvals are subject to continuing regulation by the FDA, including record-keeping requirements and reporting of adverse experiences with the drug. Drug manufacturers and their subcontractors are required to register their establishments with the FDA and certain state agencies, and are subject to periodic unannounced inspections by the FDA and certain state agencies for compliance with good manufacturing practices, which impose certain procedural and documentation requirements upon us and our third-party manufacturers. We cannot be certain that we or our present or future suppliers will be able to comply with the good manufacturing practices regulations and other FDA regulatory requirements. If our present or future suppliers are not able to comply with these requirements, the FDA may halt our clinical trials, require us to recall a drug from distribution, or withdraw approval of the NDA for that drug.

The FDA closely regulates the marketing and promotion of drugs. A company can make only those claims relating to safety and efficacy that are approved by the FDA. Failure to comply with these requirements can result in adverse publicity, warning letters, corrective advertising and potential civil and criminal penalties. Physicians may prescribe legally available drugs for uses that are not described in the product’s labeling and that differ from those tested by us and approved by the FDA. Such off-label uses are common across medical specialties. Physicians may believe that such off-label uses are the best treatment for many patients in varied circumstances. The FDA does not regulate the behavior of physicians in their choice of treatments. The FDA does, however, restrict manufacturer’s communications on the subject of off-label use.

The FDA’s policies may change and additional government regulations may be enacted which could prevent or delay regulatory approval of our product candidates or approval of new diseases for our product candidates. We cannot predict the likelihood, nature or extent of adverse governmental regulation that might arise from future legislative or administrative action, either in the United States or abroad.

Competition

There are many companies focused on the development of small molecules and antibodies for diseases including cancer and metabolic and cardiovascular disorders. Our potential competitors include major pharmaceutical and biotechnology companies. Many of our potential competitors have significantly more financial, technical and other resources than we do, which may allow them to have a competitive advantage. Any products that we may develop or discover are likely to be in highly competitive markets. Many of our competitors may succeed in developing products that may render our products and those of our collaborators obsolete or noncompetitive.

We believe that our ability to successfully compete will depend on, among other things:

•	efficacy, safety and reliability of our product candidates;

•	timing and scope of regulatory approval;

•	the speed at which we develop product candidates;

•	our ability to complete preclinical testing and clinical development and obtaining regulatory approvals for product candidates;

•	our ability to manufacture and sell commercial quantities of a product to the market;

•	obtaining reimbursement for product use in approved indications;

•	product acceptance by physicians and other health care providers;

•	quality and breadth of our technology;

•	skills of our employees and our ability to recruit and retain skilled employees;

•	protection of our intellectual property; and

•	availability of substantial capital resources to fund development and commercialization activities.

Research and Development Expenses

Research and development expenses consist primarily of personnel expenses, laboratory supplies, consulting and facilities costs. Research and development expenses were $257.4 million for the year ended December 31, 2008, compared to $225.4 million for the year ended December 31, 2007 and $185.5 million for the year ended December 31, 2006.

Revenues from Significant Collaborators

In 2008, we derived 46%, 37% and 17% of our revenues from Bristol-Myers Squibb, GlaxoSmithKline and Genentech, respectively.

Proprietary Rights

We have obtained licenses from various parties that give us rights to technologies that we deem to be necessary or desirable for our research and development. These licenses (both exclusive and non-exclusive) may require us to pay royalties as well as upfront and milestone payments.

Patents extend for varying periods according to the date of patent filing or grant and the legal term of patents in the various countries where patent protection is obtained. The actual protection afforded by a patent, which can vary from country to country, depends on the type of patent, the scope of its coverage and the availability of legal remedies in the country.

While trade secret protection is an essential element of our business and we have taken security measures to protect our proprietary information and trade secrets, we cannot give assurance that our unpatented proprietary technology will afford us significant commercial protection. We seek to protect our trade secrets by entering into confidentiality agreements with third parties, employees and consultants. Our employees and consultants are also required to sign agreements obligating them to assign to us their interests in intellectual property arising from their work for us. All employees sign an agreement not to engage in any conflicting employment or activity during their employment with us and not to disclose or misuse our confidential information. However, it is possible that these agreements may be breached or invalidated, and if so, there may not be an adequate corrective remedy available. Accordingly, we cannot ensure that employees, consultants or third parties will not breach the confidentiality provisions in our contracts, infringe or misappropriate our trade secrets and other proprietary rights or that measures we are taking to protect our proprietary rights will be adequate.

In the future, third parties may file claims asserting that our technologies or products infringe on their intellectual property. We cannot predict whether third parties will assert such claims against us or against the licensors of technology licensed to us, or whether those claims will harm our business. If we are forced to defend ourselves against such claims, whether they are with or without merit and whether they are resolved in favor of, or against, our licensors or us, we may face costly litigation and the diversion of management’s attention and resources. As a result of such disputes, we may have to develop costly non-infringing technology or enter into licensing agreements. These agreements, if necessary, may be unavailable on terms acceptable to us, or at all.

Employees

As of December 31, 2008, after giving effect to the restructuring we implemented in November 2008, we had 676 full-time employees worldwide, 240 of whom held Ph.D. and/or M.D. degrees, most of whom were engaged in full-time research and development activities. None of our employees are represented by a labor union, and we consider our employee relations to be good.

Available Information

We were incorporated in Delaware in November 1994 as Exelixis Pharmaceuticals, Inc., and we changed our name to Exelixis, Inc. in February 2000.

We maintain a site on the worldwide web at www.exelixis.com; however, information found on our website is not incorporated by reference into this report. We make available free of charge on or through our website our SEC filings, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Further, copies of our filings with the SEC are available at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Information on the operation of the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a site on the worldwide web that contains reports, proxy and information statements and other information regarding our filings at www.sec.gov.

ITEM 1A.	RISK FACTORS

In addition to the factors discussed elsewhere in this report and our other reports filed with the Securities and Exchange Commission, the following are important factors that could cause actual results or events to differ materially from those contained in any forward-looking statements made by us or on our behalf. The risks and uncertainties described below are not the only ones facing the company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the following risks or such other risks actually occurs, our business could be harmed.

Risks Related to Our Need for Additional Financing and Our Financial Results

If additional capital is not available to us, we would be forced to delay, reduce or eliminate our product development programs or commercialization efforts and we may breach our financial covenants.

We will need to raise additional capital to:

•	fund our operations and clinical trials;

•	continue our research and development efforts; and

•	commercialize our product candidates, if any such candidates receive regulatory approval for commercial sale.

As of December 31, 2008, we had $284.2 million in cash and cash equivalents and short-term and long-term marketable securities, which included investments held by SEI of $14.7 million and restricted cash and investments of $4.0 million. We anticipate that our current cash and cash equivalents, short-term and long-term marketable securities, investments held by SEI, funds available under the Facility Agreement with the Deerfield Entities, and other funding that we expect to receive from collaborators, which assumes a moderate level of business development activity, will enable us to maintain our operations for a period of at least 12 months following the filing date of this report. Our goal is to be able to operate independently of the capital markets for a substantial period of time. However, our future capital requirements will be substantial and will depend on many factors that may require us to use available capital resources significantly earlier than we currently anticipate. These factors include:

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repayment of our loan from GlaxoSmithKline – In October 2002, we entered into a collaboration with GlaxoSmithKline, to discover and develop novel therapeutics in the areas of vascular biology, inflammatory disease and oncology. As part of the collaboration, we entered into a loan and security agreement with GlaxoSmithKline, pursuant to which we borrowed $85.0 million for use in our efforts under the collaboration. The loan bears interest at a rate of 4.0% per annum and is secured by certain intellectual property, technology and equipment created or utilized pursuant to the collaboration. Principal and accrued interest under the loan becomes due in three annual installments, beginning on October 27, 2009. Repayment of all or any of the amounts advanced to us under this agreement may, at our election, be in the form of our common stock at fair market value, subject to certain conditions. As of December 31, 2008, the aggregate principal and interest outstanding under our GlaxoSmithKline loan was $102.2 million. Following the conclusion on October 27, 2008 of the development term under our collaboration with GlaxoSmithKline, we are no longer eligible to receive selection milestone payments from GlaxoSmithKline to credit against outstanding loan amounts, and in the event the market price for our common stock is depressed, we may not be able to repay the loan in full using shares of our common stock due to restrictions in the agreement on the number of shares we may issue. In addition, the issuance of shares of our common stock to repay the loan may result in significant dilution to our stockholders. As a result, we may need to obtain additional funding, including from funds available under the Facility Agreement with the Deerfield Entities, to satisfy our repayment obligations, including the payment that is due on October 27, 2009. There can be no assurance that we will have sufficient funds to repay amounts outstanding under the loan when due or that we will satisfy the conditions to our ability to repay the loan in shares of our common stock.

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whether and when we draw funds under our Facility Agreement with the Deerfield Entities – In June 2008, we entered into the Facility Agreement with the Deerfield Entities pursuant to which the Deerfield Entities agreed to loan to us up to $150.0 million, subject to certain conditions. We may draw down on the facility in $15.0 million increments at any time until December 2009. The outstanding principal and interest under the loan, if any, is due by June 4, 2013, and, at our option, can be repaid at any time with shares of our common stock, subject to certain restrictions, or in cash. Interest under the loan does not accrue until we draw down on the facility, at which time interest will begin to accrue at a rate of 6.75% per annum compounded annually on the outstanding principal amount of the facility. The Deerfield Entities also have limited rights to accelerate repayment of the loan upon certain changes of control of Exelixis or an event of default. Pursuant to the Facility Agreement, we paid the Deerfield Entities a one time transaction fee of $3.8 million, or 2.5% of the loan facility, and we are obligated to pay an annual commitment fee of $3.4 million, or 2.25% of the loan facility, payable quarterly. If we draw down under the Facility Agreement, we would be required to issue to the Deerfield Entities additional warrants to purchase shares of our common stock. If we draw down under the Facility Agreement, there is no assurance that the conditions to our ability to repay the loan in shares of our common stock would be satisfied at the time that any outstanding principal and interest under the loan is due, in which case we would be obligated to repay the loan in cash, or that events permitting acceleration of the loan will not occur, in which event we would be required to repay any outstanding principal and interest sooner than anticipated;

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the progress and scope of our collaborative and independent clinical trials and other research and development projects, including with respect to XL184, our most advanced asset. We expect to particularly focus our later stage development efforts on XL184, which is being studied in a variety of tumor types, with the goal of rapidly commercializing the compound. As described under “ – Corporate Collaborations – Bristol-Myers Squibb – 2008 Cancer Collaboration,” in December 2008, we entered into a worldwide co-development collaboration with Bristol-Myers Squibb for the development and commercialization of XL184. The companies will share worldwide (except for Japan) development costs for XL184. We are responsible for 35% of such costs and Bristol-Myers Squibb is responsible for 65% of such costs, except that we are responsible to fund the initial $100 million of combined costs and have the option to defer payments for development costs above certain thresholds. In return, we will share 50% of the commercial profits and losses (including pre-launch commercialization expenses) in the United States and have the option to co-promote XL184 in the United States. We have the right to defer payment for certain early commercialization and other related costs above certain thresholds. During the term of the collaboration, so long as we have not opted out of the co-development of XL184, there may be periods during which Bristol-Myers Squibb will partially reimburse us for certain research and development expenses, and other periods during which we will owe Bristol-Myers Squibb for research and development expenses that Bristol-Myers Squibb incurred on joint development projects, less amounts reimbursable to us by Bristol-Myers Squibb on these projects. On an annual basis, to the extent that net research and development funding payments are received from Bristol-Myers Squibb, these payments will be presented as collaboration revenue. In annual periods when net research and development funding payments are payable to Bristol-Myers Squibb, these payments will be presented as collaboration cost sharing expense. Generally, the direction of cash flows will depend on the level of development activity by either party, which may change during the development term. Our capital requirements will be impacted by the level of our expenses for the development activity conducted by us and the degree to which we will be required to make payments to, or we will receive payments from, Bristol-Myers Squibb. If we opt out of the co-development of XL184, we would have no further unreimbursed cost obligations;

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the level of payments received under existing collaboration agreements, licensing agreements and other arrangements as well as our ability to enter into new collaboration agreements, licensing agreements and other arrangements that provide additional payments;

•	our ability to control costs;

•	our ability to remain in compliance with, or amend or cause to be waived, financial covenants contained in agreements with third parties;

•	the amount of our cash and cash equivalents and marketable securities that serve as collateral for bank lines of credit;

•	future clinical trial results;

•	our need to expand our product and clinical development efforts;

•	our ability to share the costs of our clinical development efforts with third parties;

•	the cost and timing of regulatory approvals;

•	the cost of clinical and research supplies of our product candidates;

•	the effect of competing technological and market developments;

•	the filing, maintenance, prosecution, defense and enforcement of patent claims and other intellectual property rights;

•	the cost of any acquisitions of or investments in businesses, products and technologies; and

•	the cost and timing of establishing or contracting for sales, marketing and distribution capabilities.

One or more of these factors or changes to our current operating plan may require us to use available capital resources significantly earlier than we anticipate. If our capital resources are insufficient to meet future capital requirements, we will have to raise additional funds. We may seek to raise funds through the sale of equity or debt securities or through external borrowings. In addition, we may enter into strategic partnerships for the development and commercialization of our compounds. However, we may be unable to raise sufficient additional capital when we need it, on favorable terms or at all. The sale of equity or convertible debt securities in the future may be dilutive to our stockholders, and debt-financing arrangements may require us to pledge certain assets and enter into covenants that would restrict certain business activities or our ability to incur further indebtedness, and may contain other terms that are not favorable to our stockholders or us. If we are unable to obtain adequate funds on reasonable terms, we may be required to curtail operations significantly or obtain funds by entering into financing, supply or collaboration agreements on unattractive terms or we may be required to relinquish rights to technology or product candidates or to grant licenses on terms that are unfavorable to us.

We will have to obtain additional funding in order to stay in compliance with financial covenants contained in agreements with third parties. For example, as part of our collaboration with GlaxoSmithKline, we entered into the loan and security agreement, which, as amended, contains financial covenants pursuant to which our “working capital” (the amount by which our current assets exceed our current liabilities as defined by the agreement, which excludes restricted cash and deferred revenue, but includes amounts available for borrowing under the Facility Agreement with the Deerfield Entities) must not be less than $25.0 million and our “cash and investments” (total cash, cash equivalents and investments as defined by the agreement, which excludes restricted cash) must not be less than $50.0 million. As of December 31, 2008, our “working capital” was $321.0 million (including $150.0 million available for borrowing under the Facility Agreement) and our “cash and investments” were $280.2 million. If we were to default on the financial covenants under the loan and security agreement, GlaxoSmithKline may, among other remedies, declare immediately due and payable all obligations under the loan and security agreement. Outstanding borrowings and accrued interest under the loan and security agreement totaled $102.2 million at December 31, 2008. Principal and accrued interest under the loan becomes due in three annual installments beginning on October 27, 2009. In addition, if our cash and cash equivalents and marketable securities on the last day of any calendar quarter are less than $75.0 million, then we would be in default under the Facility Agreement with the Deerfield Entities, and the Deerfield Entities would have the right, among other remedies, to cancel our right to request disbursements and declare immediately due and payable any amounts accrued or payable under the Facility Agreement. If our “cash reserves” fall below $80.0 million and we are unable to increase such cash reserves to $80.0 million or more within 90 days, our co-development and co-promotion rights with respect to XL184 under our 2008 collaboration agreement with Bristol-Myers Squibb may be terminated. “Cash reserves” for purposes of our 2008 collaboration agreement with Bristol-Myers Squibb includes our total cash, cash equivalents and investments (excluding any restricted cash), plus the amount then available for borrowing by us under the Facility Agreement with the Deerfield Entities, as the same may be amended from time to time, and any other similar financing arrangements. If we cannot raise additional capital in order to remain in compliance with our financial covenants or if we are unable to renegotiate such covenants and the lender exercises its remedies under the agreement, we would not be able to operate under our current operating plan.

We have a history of net losses. We expect to continue to incur net losses, and we may not achieve or maintain profitability.

We have incurred net losses since inception, including a net loss of $162.9 million for year ended December 31, 2008. As of that date, we had an accumulated deficit of $954.5 million. We expect our losses in 2009 to increase as compared to 2008 and anticipate negative operating cash flow for the foreseeable future. We have not yet completed the development, including obtaining regulatory approval, of any of our pharmaceutical product candidates and, consequently, have not generated revenues from the sale of pharmaceutical products. Except for revenues associated with the transgenic mouse business of our former German subsidiary, Artemis Pharmaceuticals, GmbH, or Artemis, our only revenues to date are license revenues and revenues under contracts with our partners. In November 2007, we sold 80.1% of our ownership interest in Artemis. The amount of our net losses will depend, in part, on the rate of growth, if any, in our license and contract revenues and on the level of our expenses. These losses have had and will continue to have an adverse effect on our stockholders’ equity and working capital. Our research and development expenditures and general and administrative expenses have exceeded our revenues to date, and we expect to spend significant additional amounts to fund research and development in order to enhance our technologies and undertake product development. We currently have numerous product candidates in various stages of clinical development and we anticipate filing additional IND applications for additional product candidates within the next 12 months. As a result, we expect to continue to incur substantial operating expenses, and, consequently, we will need to generate significant additional revenues to achieve profitability. Because of the numerous risks and uncertainties associated with developing drugs, we are unable to predict the extent of any future losses or when we will become profitable, if at all. Even if we do increase our revenues and achieve profitability, we may not be able to maintain or increase profitability.

We may not realize the expected benefits of our initiatives to control costs.

Managing costs is a key element of our business strategy. Consistent with this element of our strategy, in November 2008 we implemented a restructuring that resulted in the reduction of approximately 10% of our workforce. We anticipate that we will incur some level of restructuring charges through the end of 2009 as we continue to implement this restructuring.

If we experience excessive unanticipated inefficiencies or incremental costs in connection with restructuring activities, such as unanticipated inefficiencies caused by reducing headcount, we may be unable to meaningfully realize cost savings and we may incur expenses in excess of what we anticipate. Either of these outcomes could prevent us from meeting our goal of being able to operate independently of the capital markets for a substantial period of time, and could adversely impact our results of operations or financial condition.

Global credit and financial market conditions could negatively impact the value of our current portfolio of cash equivalents or short-term investments and our ability to meet our financing objectives.

Our cash and cash equivalents are maintained in highly liquid investments with remaining maturities of 90 days or less at the time of purchase. Our short-term and long-term investments consist primarily of readily marketable debt securities with remaining maturities of more than 90 days at the time of purchase. While as of the date of this filing, we are not aware of any downgrades, material losses, or other significant deterioration in the fair value of our cash equivalents, short-term investments, or long-term investments since December 31, 2008, no assurance can be given that further deterioration in conditions of the global credit and financial markets would not negatively impact our current portfolio of cash equivalents or investments or our ability to meet our financing objectives.

Risks Related to Development of Product Candidates

Clinical testing of our product candidates is a lengthy, costly, complex and uncertain process and may fail to demonstrate safety and efficacy.

Clinical trials are inherently risky and may reveal that our product candidates are ineffective or have unacceptable toxicity or other side effects that may significantly decrease the likelihood of regulatory approval. The results of preliminary studies do not necessarily predict clinical or commercial success, and later-stage clinical trials may fail to confirm the results observed in earlier-stage trials or preliminary studies. Although we have established timelines for manufacturing and clinical development based on existing knowledge of our compounds in development and industry metrics, we may not be able to meet those timelines.

We may experience numerous unforeseen events during, or as a result of, clinical testing that could delay or prevent commercialization of our product candidates, including:

•	our product candidates may not prove to be efficacious or may cause harmful side effects;

•	negative or inconclusive clinical trial results may require us to conduct further testing or to abandon projects that we had expected to be promising;

•	we or our competitors may subsequently discover other compounds that we believe show significantly improved safety or efficacy compared to our product candidates;

•	patient registration or enrollment in our clinical testing may be lower than we anticipate, resulting in the delay or cancellation of clinical testing; and

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regulators or institutional review boards may not authorize, delay, suspend or terminate clinical research for various reasons, including noncompliance with regulatory requirements or their determination that participating patients are being exposed to unacceptable health risks.

If any of these events were to occur and, as a result, we were to have significant delays in or termination of our clinical testing, our expenses could increase or our ability to generate revenue from the affected product candidates could be impaired, either of which could adversely impact our financial results.

We have limited experience in conducting clinical trials and may not be able to rapidly or effectively continue the further development of our compounds or meet current or future requirements identified based on our discussions with the FDA. We do not know whether our planned clinical trials will begin on time, will be completed on schedule, or at all, will be sufficient for registration of these compounds or will result in approvable products.

Completion of clinical trials may take several years or more, but the length of time generally varies substantially according to the type, complexity, novelty and intended use of a product candidate. The duration and the cost of clinical trials may vary significantly over the life of a project as a result of factors relating to the clinical trial, including, among others:

•	the number of patients that ultimately participate in the clinical trial;

•	the duration of patient follow-up that is appropriate in view of the results;

•	the number of clinical sites included in the trials; and

•	the length of time required to enroll suitable patient subjects.

Any delay or termination described above could limit our ability to generate revenues, cause us to incur additional expense and cause the market price of our common stock to decline significantly.

Risks Related to Our Relationships with Third Parties

We are dependent upon our collaborations with major companies. If we are unable to achieve milestones, develop products or renew or enter into new collaborations, our revenues may decrease and our activities may fail to lead to commercialized products.

We have derived substantially all of our revenues to date from collaborative research and development agreements. Revenues from research and development collaborations depend upon continuation of the collaborations, the achievement of milestones and royalties we earn from any future products developed from the collaborative research. If we are unable to successfully achieve milestones or our collaborators fail to develop successful products, we will not earn the revenues contemplated under such collaborative agreements. In addition, some of our collaborations are exclusive and preclude us from entering into additional collaboration arrangements with other parties in the area or field of exclusivity. Future collaborations may require us to relinquish some important rights, such as marketing and distribution rights.

If any of these agreements is not renewed or is terminated early, whether unilaterally or by mutual agreement, or if we are unable to enter into new collaboration agreements on commercially acceptable terms, our revenues and product development efforts could suffer. Our agreements with Bristol-Myers Squibb, Genentech, Daiichi-Sanko and Wyeth contain early termination provisions. In addition, from time to time we review and assess certain aspects of our collaborations, partnerships and agreements and may amend or terminate, either by mutual agreement or pursuant to any applicable early termination provisions, such collaborations, partnerships or agreements if we deem them to be no longer in our economic or strategic interests. We may not be able to enter into new collaboration agreements on similar or superior financial terms to offset the loss of revenue from the termination or expiration of any of our existing arrangements, and the timing of new collaboration agreements may have a material adverse effect on our ability to continue to successfully meet our objectives.

Conflicts with our collaborators could jeopardize the outcome of our collaboration agreements and our ability to commercialize products.

We are conducting proprietary research programs in specific disease, therapeutic modality and agricultural product areas that are not covered by our collaboration agreements. Our pursuit of opportunities in pharmaceutical and agricultural markets could result in conflicts with our collaborators in the event that any of our collaborators takes the position that our internal activities overlap with those areas that are exclusive to our collaboration agreements, and we should be precluded from such internal activities. Moreover, disagreements with our collaborators could develop over, among other things, development plans and budgets, the parties’ respective research and development activities and rights to our intellectual property. In addition, our collaboration agreements may have provisions that give rise to disputes regarding the respective rights and obligations of the parties, including the rights of collaborators with respect to our internal programs and disease area research. Any conflict with or among our collaborators could lead to the termination of our collaborative agreements, delay collaborative activities, impair our ability to renew agreements or obtain future collaboration agreements or result in litigation or arbitration and would negatively impact our relationship with existing collaborators. If our collaborators fail to develop or commercialize any of our compounds or product candidates, we would not receive any future royalties or milestone payments for such compounds or product candidates. We have limited or no control over the resources that our collaborators may choose to devote to our joint efforts. Our collaborators may breach or terminate their agreements with us or fail to perform their contractual obligations. Also, our collaboration agreements may be subject to early termination by mutual agreement. Further, our collaborators may elect not to develop products arising out of our collaboration arrangements, may experience financial difficulties, may undertake business combinations or significant changes in business strategy that adversely affect their willingness or ability to complete their obligations under any arrangement with us or may fail to devote sufficient resources to the development, manufacture, marketing or sale of such products. Certain of our collaborators could also become competitors in the future. If our collaborators develop competing products, preclude us from entering into collaborations with their competitors, fail to obtain necessary regulatory approvals, terminate their agreements with us prematurely or fail to devote sufficient resources to the development and commercialization of our products, our product development efforts could be delayed or otherwise adversely effected and may fail to lead to commercialized products.

If third parties upon which we rely do not perform as contractually required or expected, we may not be able to obtain regulatory approval for or commercialize our product candidates.

We do not have the ability to independently conduct clinical trials for our product candidates, and we must rely on third parties we do not control such as contract research organizations, medical institutions, clinical investigators and contract laboratories to conduct our clinical trials. If these third parties do not successfully carry out their contractual duties or regulatory obligations or meet expected deadlines, if the third parties need to be replaced or if the quality or accuracy of the data they obtain is compromised due to the failure to adhere to our clinical protocols or regulatory requirements or for other reasons, our preclinical development activities or clinical trials may be extended, delayed, suspended or terminated, and we may not be able to obtain regulatory approval for or successfully commercialize our product candidates.

We lack the capability to manufacture compounds for clinical trials and rely on third parties to manufacture our product candidates, and we may be unable to obtain required material in a timely manner, at an acceptable cost or at a quality level required to receive regulatory approval.

We currently do not have the manufacturing capabilities or experience necessary to enable us to produce materials for our clinical trials. We rely on collaborators and third-party contractors to produce our compounds for preclinical and clinical testing. These suppliers must comply with applicable regulatory requirements, including the FDA’s current Good Manufacturing Practices, or GMP. Our current and anticipated future dependence upon these third-party manufacturers may adversely affect our future profit margins and our ability to develop and commercialize product candidates on a timely and competitive basis. These manufacturers may not be able to produce material on a timely basis or manufacture material at the quality level or in the quantity required to meet our development timelines and applicable regulatory requirements. We may not be able to maintain or renew our existing third-party manufacturing arrangements, or enter into new arrangements, on acceptable terms, or at all. Our third-party manufacturers could terminate or decline to renew our manufacturing arrangements based on their own business priorities, at a time that is costly or inconvenient for us. If we are unable to contract for the production of materials in sufficient quantity and of sufficient quality on acceptable terms, our clinical trials may be delayed. Delays in preclinical or clinical testing could delay the filing of our INDs and the initiation of clinical trials.

Our third-party manufacturers may not be able to comply with the GMP regulations, other applicable FDA regulatory requirements or similar regulations applicable outside of the United States. Additionally, if we are required to enter into new supply arrangements, we may not be able to obtain approval from the FDA of any alternate supplier in a timely manner, or at all, which could delay or prevent the clinical development and commercialization of any related product candidates. Failure of our third-party manufacturers or us to obtain approval from the FDA or to comply with applicable regulations could result in sanctions being imposed on us, including fines, civil penalties, delays in or failure to grant marketing approval of our product candidates, injunctions, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls of products and compounds, operating restrictions and criminal prosecutions, any of which could have a significant adverse affect on our business.

Materials necessary to manufacture some of our compounds currently under development may not be available on commercially reasonable terms, or at all, which may delay our development and commercialization of these compounds.

Some of the materials necessary for the manufacture of our compounds under development may, from time to time, be available either in limited quantities, or from a limited number of manufacturers, or both. Our contract manufacturers need to obtain these materials for our clinical trials and, potentially, for commercial distribution when and if we obtain marketing approval for these compounds. Suppliers may not sell us these materials at the time we need them or on commercially reasonable terms. If we are unable to obtain the materials needed to conduct our clinical trials, product testing and potential regulatory approval could be delayed, adversely affecting our ability to develop the product candidates. Similarly, if we are unable to obtain critical manufacturing materials after regulatory approval has been obtained for a product candidate, the commercial launch of that product candidate could be delayed or there could be a shortage in supply, which could materially affect our ability to generate revenues from that product candidate. If suppliers increase the price of manufacturing materials, the price for one or more of our products may increase, which may make our products less competitive in the marketplace. If it becomes necessary to change suppliers for any of these materials or if any of our suppliers experience a shutdown or disruption at the facilities used to produce these materials, due to technical, regulatory or other reasons, it could harm our ability to manufacture our products.

Risks Related to Regulatory Approval of Our Product Candidates

Our product candidates are subject to a lengthy and uncertain regulatory process that may not result in the necessary regulatory approvals, which could adversely affect our ability to commercialize products.

Our product candidates, as well as the activities associated with their research, development and commercialization, are subject to extensive regulation by the FDA and other regulatory agencies in the United States and by comparable authorities in other countries. Failure to obtain regulatory approval for a product candidate would prevent us from commercializing that product candidate. We have not received regulatory approval to market any of our product candidates in any jurisdiction and have only limited experience in preparing and filing the applications necessary to gain regulatory approvals. The process of obtaining regulatory approvals is expensive, and often takes many years, if approval is obtained at all, and can vary substantially based upon the type, complexity and novelty of the product candidates involved. Before a new drug application can be filed with the FDA, the product candidate must undergo extensive clinical trials, which can take many years and may require substantial expenditures. Any clinical trial may fail to produce results satisfactory to the FDA. For example, the FDA could determine that the design of a clinical trial is inadequate to produce reliable results. The regulatory process also requires preclinical testing, and data obtained from preclinical and clinical activities are susceptible to varying interpretations, which could delay, limit or prevent regulatory approval. In addition, delays or rejections may be encountered based upon changes in regulatory policy for product approval during the period of product development and regulatory agency review. Changes in regulatory approval policy, regulations or statutes or the process for regulatory review during the development or approval periods of our product candidates may cause delays in the approval or rejection of an application. Even if the FDA or a comparable authority in another country approves a product candidate, the approval may impose significant restrictions on the indicated uses, conditions for use, labeling, advertising, promotion, marketing and/or production of such product and may impose ongoing requirements for post-approval studies, including additional research and development and clinical trials. These agencies also may impose various civil or criminal sanctions for failure to comply with regulatory requirements, including withdrawal of product approval.

Risks Related to Commercialization of Products

The commercial success of any products that we may develop will depend upon the degree of market acceptance of our products among physicians, patients, health care payors, private health insurers and the medical community.

Our ability to commercialize any products that we may develop will be highly dependent upon the extent to which these products gain market acceptance among physicians, patients, health care payors, such as Medicare and Medicaid, private health insurers, including managed care organizations and group purchasing organizations, and the medical community. If these products do not achieve an adequate level of acceptance, we may not generate adequate product revenues, if at all, and we may not become profitable. The degree of market acceptance of our product candidates, if approved for commercial sale, will depend upon a number of factors, including:

•	the effectiveness, or perceived effectiveness, of our products in comparison to competing products;

•	the existence of any significant side effects, as well as their severity in comparison to any competing products;

•	potential advantages over alternative treatments;

•	the ability to offer our products for sale at competitive prices;

•	relative convenience and ease of administration;

•	the strength of marketing and distribution support; and

•	sufficient third-party coverage or reimbursement.

If we are unable to establish sales and marketing capabilities or enter into agreements with third parties to market and sell our product candidates, we may be unable to generate product revenues.

We have no experience as a company in the sales, marketing and distribution of pharmaceutical products and do not currently have a sales and marketing organization. Developing a sales and marketing force would be expensive and time-consuming, could delay any product launch, and we may never be able to develop this capacity. To the extent that we enter into arrangements with third parties to provide sales, marketing and distribution services, our product revenues are likely to be lower than if we market and sell any products that we develop ourselves. If we are unable to establish adequate sales, marketing and distribution capabilities, independently or with others, we may not be able to generate product revenues.

If we are unable to obtain adequate coverage and reimbursement from third-party payors for any products that we may develop, our revenues and prospects for profitability will suffer.

Our ability to commercialize any products that we may develop will be highly dependent on the extent to which coverage and reimbursement for our products will be available from third-party payors, including governmental payors, such as Medicare and Medicaid, and private health insurers, including managed care organizations and group purchasing organizations. Many patients will not be capable of paying themselves for some or all of the products that we may develop and will rely on third-party payors to pay for, or subsidize, their medical needs. If third-party payors do not provide coverage or reimbursement for any products that we may develop, our revenues and prospects for profitability will suffer. In addition, even if third-party payors provide some coverage or reimbursement for our products, the availability of such coverage or reimbursement for prescription drugs under private health insurance and managed care plans often varies based on the type of contract or plan purchased.

A primary trend in the United States health care industry is toward cost containment. In December 2003, President Bush signed into law legislation creating a prescription drug benefit program for Medicare recipients. The new prescription drug program may have the effect of reducing the prices that we are able to charge for products we develop and sell through plans under the program. The new prescription drug program may also cause third-party payors other than the federal government, including the states under the Medicaid program, to discontinue coverage for products we develop or to lower the price that they will pay. In addition, members of the United States Congress have stated their desire to reduce the government’s cost for reimbursements of prescription drugs by amending this legislation.

State Medicaid programs generally have outpatient prescription drug coverage, subject to state regulatory restrictions, for the population eligible for Medicaid. The availability of coverage or reimbursement for prescription drugs under private health insurance and managed care plans varies based on the type of contract or plan purchased.

Another development that may affect the pricing of drugs is proposed congressional action regarding drug reimportation into the United States. The Medicare Prescription Drug, Improvement and Modernization Act of 2003 gives discretion to the Secretary of Health and Human Services to allow drug reimportation into the United States under some circumstances from foreign countries, including countries where the drugs are sold at a lower price than in the United States. Proponents of drug reimportation may attempt to pass legislation, which would allow direct reimportation under certain circumstances. If legislation or regulations were passed allowing the reimportation of drugs, it could decrease the price we receive for any products that we may develop, thereby negatively affecting our revenues and prospects for profitability.

In addition, in some foreign countries, particularly the countries in the European Union, the pricing of prescription pharmaceuticals is subject to governmental control. In these countries, price negotiations with governmental authorities can take six to twelve months or longer after the receipt of regulatory marketing approval for a product. To obtain reimbursement and/or pricing approval in some countries, we may be required to conduct a clinical trial that compares the cost effectiveness of our product candidates or products to other available therapies. The conduct of such a clinical trial could be expensive and result in delays in the commercialization of our product candidates. Third-party payors are challenging the prices charged for medical products and services, and many third-party payors limit reimbursement for newly approved health care products. In particular, third-party payors may limit the indications for which they will reimburse patients who use any products that we may develop. Cost-control initiatives could decrease the price we might establish for products that we may develop, which would result in lower product revenues to us.

Our competitors may develop products and technologies that make our products and technologies obsolete.

The biotechnology industry is highly fragmented and is characterized by rapid technological change. In particular, the area of kinase-targeted therapies is a rapidly evolving and competitive field. We face, and will continue to face, intense competition from biotechnology and pharmaceutical companies, as well as academic research institutions, clinical reference laboratories and government agencies that are pursuing research activities similar to ours. Some of our competitors have entered into collaborations with leading companies within our target markets, including some of our existing collaborators. In addition, significant delays in the development of our product candidates could allow our competitors to bring products to market before us, which would impair our ability to commercialize our product candidates. Our future success will depend upon our ability to maintain a competitive position with respect to technological advances. Any products that are developed through our technologies will compete in highly competitive markets. Further, our competitors may be more effective at using their technologies to develop commercial products. Many of the organizations competing with us have greater capital resources, larger research and development staff and facilities, more experience in obtaining regulatory approvals and more extensive product manufacturing and marketing capabilities. As a result, our competitors may be able to more easily develop technologies and products that would render our technologies and products, and those of our collaborators, obsolete and noncompetitive. In addition, there may be product candidates of which we are not aware at an earlier stage of development that may compete with our product candidates.

We may not be able to manufacture our product candidates in commercial quantities, which would prevent us from commercializing our product candidates.

To date, our product candidates have been manufactured in small quantities for preclinical and clinical trials. If any of these product candidates are approved by the FDA or other regulatory agencies for commercial sale, we will need to manufacture them in larger quantities. We may not be able to successfully increase the manufacturing capacity, whether in collaboration with third-party manufacturers or on our own, for any of our product candidates in a timely or economic manner, or at all. Significant scale-up of manufacturing may require additional validation studies, which the FDA must review and approve. If we are unable to successfully increase the manufacturing capacity for a product candidate, the regulatory approval or commercial launch of that product candidate may be delayed or there may be a shortage in supply. Our product candidates require precise, high-quality manufacturing. The failure to achieve and maintain these high manufacturing standards, including the incidence of manufacturing errors, could result in patient injury or death, product recalls or withdrawals, delays or failures in product testing or delivery, cost overruns or other problems that could seriously hurt our business.

Risks Related to Our Intellectual Property

If we are unable to adequately protect our intellectual property, third parties may be able to use our technology, which could adversely affect our ability to compete in the market.

Our success will depend in part upon our ability to obtain patents and maintain adequate protection of the intellectual property related to our technologies and products. The patent positions of biotechnology companies, including our patent position, are generally uncertain and involve complex legal and factual questions. We will be able to protect our intellectual property rights from unauthorized use by third parties only to the extent that our technologies are covered by valid and enforceable patents or are effectively maintained as trade secrets. We will continue to apply for patents covering our technologies and products as and when we deem appropriate. However, these applications may be challenged or may fail to result in issued patents. In addition, because patent applications can take many years to issue, there may be currently pending applications, unknown to us, which may later result in issued patents that cover the production, manufacture, commercialization or use of our product candidates. Our existing patents and any future patents we obtain may not be sufficiently broad to prevent others from practicing our technologies or from developing competing products. Furthermore, others may independently develop similar or alternative technologies or design around our patents. In addition, our patents may be challenged or invalidated or may fail to provide us with any competitive advantages, if, for example, others were the first to invent or to file patent applications for these inventions.

The laws of some foreign countries do not protect intellectual property rights to the same extent as the laws of the United States, and many companies have encountered significant problems in protecting and defending such rights in foreign jurisdictions. Many countries, including certain countries in Europe, have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties (for example, the patent owner has failed to “work” the invention in that country or the third party has patented improvements). In addition, many countries limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of the patent. Compulsory licensing of life-saving drugs is also becoming increasingly popular in developing countries either through direct legislation or international initiatives. Such compulsory licenses could be extended to include some of our product candidates, which could limit our potential revenue opportunities. Moreover, the legal systems of certain countries, particularly certain developing countries, do not favor the aggressive enforcement of patent and other intellectual property protection, which makes it difficult to stop infringement. We rely on trade secret protection for our confidential and proprietary information. We have taken security measures to protect our proprietary information and trade secrets, but these measures may not provide adequate protection. While we seek to protect our proprietary information by entering into confidentiality agreements with employees, collaborators and consultants, we cannot assure you that our proprietary information will not be disclosed, or that we can meaningfully protect our trade secrets. In addition, our competitors may independently develop substantially equivalent proprietary information or may otherwise gain access to our trade secrets.

Litigation or third-party claims of intellectual property infringement could require us to spend substantial time and money and adversely affect our ability to develop and commercialize products.

Our commercial success depends in part upon our ability to avoid infringing patents and proprietary rights of third parties and not to breach any licenses that we have entered into with regard to our technologies. Other parties have filed, and in the future are likely to file, patent applications covering genes and gene fragments, techniques and methodologies relating to model systems and products and technologies that we have developed or intend to develop. If patents covering technologies required by our operations are issued to others, we may have to obtain licenses from third parties, which may not be available on commercially reasonable terms, or at all, and may require us to pay substantial royalties, grant a cross-license to some of our patents to another patent holder or redesign the formulation of a product candidate so that we do not infringe third-party patents, which may be impossible to obtain or could require substantial time and expense.

Third parties may accuse us of employing their proprietary technology without authorization. In addition, third parties may obtain patents that relate to our technologies and claim that use of such technologies infringes on their patents. Regardless of their merit, such claims could require us to incur substantial costs, including the diversion of management and technical personnel, in defending ourselves against any such claims or enforcing our patents. In the event that a successful claim of infringement is brought against us, we may be required to pay damages and obtain one or more licenses from third parties. We may not be able to obtain these licenses at a reasonable cost, or at all. Defense of any lawsuit or failure to obtain any of these licenses could adversely affect our ability to develop and commercialize products.

We may be subject to damages resulting from claims that we, our employees or independent contractors have wrongfully used or disclosed alleged trade secrets of their former employers.

Many of our employees and independent contractors were previously employed at universities, other biotechnology or pharmaceutical companies, including our competitors or potential competitors. We may be subject to claims that these employees, independent contractors or we have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of their former employers. Litigation may be necessary to defend against these claims. Even if we are successful in defending against these claims, litigation could result in substantial costs and divert management’s attention. If we fail in defending such claims, in addition to paying money claims, we may lose valuable intellectual property rights or personnel. A loss of key research personnel and/or their work product could hamper or prevent our ability to commercialize certain product candidates, which could severely harm our business.

Risks Related to Employees, Growth and Location

The loss of key personnel or the inability to retain and, where necessary, attract additional personnel could impair our ability to expand our operations.

We are highly dependent upon the principal members of our management and scientific staff, the loss of whose services might adversely impact the achievement of our objectives and the continuation of existing collaborations. Also, we do not currently have sufficient clinical development personnel to fully execute our business plan. Retaining and, where necessary, recruiting qualified clinical and scientific personnel will be critical to support activities related to advancing our clinical and preclinical development programs, and supporting our collaborative arrangements and our internal proprietary research and development efforts. Competition is intense for experienced clinical personnel, and we may be unable to retain or recruit clinical personnel with the expertise or experience necessary to allow us to pursue collaborations, develop our products and core technologies or expand our operations to the extent otherwise possible. Further, all of our employees are employed “at will” and, therefore, may leave our employment at any time.

Our collaborations with outside scientists may be subject to restriction and change.

We work with scientific and clinical advisors and collaborators at academic and other institutions that assist us in our research and development efforts. These advisors and collaborators are not our employees and may have other commitments that limit their availability to us. Although these advisors and collaborators generally agree not to do competing work, if a conflict of interest between their work for us and their work for another entity arises, we may lose their services. In such a circumstance, we may lose work performed by them, and our development efforts with respect to the matters on which they were working maybe significantly delayed or otherwise adversely affected. In addition, although our advisors and collaborators sign agreements not to disclose our confidential information, it is possible that valuable proprietary knowledge may become publicly known through them.

Difficulties we may encounter managing our growth may divert resources and limit our ability to successfully expand our operations.

We have experienced a period of rapid and substantial growth that has placed, and our anticipated growth in the future will continue to place, a strain on our research, development, administrative and operational infrastructure. We will need to continue to manage multiple locations and additional relationships with various collaborative partners, suppliers and other third parties. Our ability to manage our operations and growth effectively requires us to continue to improve our reporting systems and procedures as well as our operational, financial and management controls. In addition, rules and regulations implemented by the Securities and Exchange Commission have increased the internal control and regulatory requirements under which we operate. We may not be able to successfully implement improvements to our management information and control systems in an efficient or timely manner to meet future requirements.

Our headquarters are located near known earthquake fault zones, and the occurrence of an earthquake or other disaster could damage our facilities and equipment, which could harm our operations.

Our headquarters are located in South San Francisco, California, and therefore our facilities are vulnerable to damage from earthquakes. We currently do not carry earthquake insurance. We are also vulnerable to damage from other types of disasters, including fire, floods, power loss, communications failures, terrorism and similar events since any insurance we may maintain may not be adequate to cover our losses. If any disaster were to occur, our ability to operate our business at our facilities could be seriously, or potentially completely, impaired. In addition, the unique nature of our research activities could cause significant delays in our programs and make it difficult for us to recover from a disaster. Accordingly, an earthquake or other disaster could materially and adversely harm our ability to conduct business.

Security breaches may disrupt our operations and harm our operating results.

Our network security and data recovery measures may not be adequate to protect against computer viruses, break-ins, and similar disruptions from unauthorized tampering with our computer systems. The misappropriation, theft, sabotage or any other type of security breach with respect to any of our proprietary and confidential information that is electronically stored, including research or clinical data, could have a material adverse impact on our business, operating results and financial condition. Additionally, any break-in or trespass of our facilities that results in the misappropriation, theft, sabotage or any other type of security breach with respect to our proprietary and confidential information, including research or clinical data, or that results in damage to our research and development equipment and assets could have a material adverse impact on our business, operating results and financial condition.

Risks Related to Environmental and Product Liability

We use hazardous chemicals and radioactive and biological materials in our business. Any claims relating to improper handling, storage or disposal of these materials could be time consuming and costly.

Our research and development processes involve the controlled use of hazardous materials, including chemicals and radioactive and biological materials. Our operations produce hazardous waste products. We cannot eliminate the risk of accidental contamination or discharge and any resultant injury from these materials. Federal, state and local laws and regulations govern the use, manufacture, storage, handling and disposal of hazardous materials. We may face liability for any injury or contamination that results from our use or the use by third parties of these materials, and such liability may exceed our insurance coverage and our total assets. Compliance with environmental laws and regulations may be expensive, and current or future environmental regulations may impair our research, development and production efforts.

In addition, our collaborators may use hazardous materials in connection with our collaborative efforts. In the event of a lawsuit or investigation, we could be held responsible for any injury caused to persons or property by exposure to, or release of, these hazardous materials used by these parties. Further, we may be required to indemnify our collaborators against all damages and other liabilities arising out of our development activities or products produced in connection with these collaborations.

We face potential product liability exposure far in excess of our limited insurance coverage.

We may be held liable if any product we or our collaborators develop causes injury or is found otherwise unsuitable during product testing, manufacturing, marketing or sale. Regardless of merit or eventual outcome, product liability claims could result in decreased demand for our product candidates, injury to our reputation, withdrawal of patients from our clinical trials, substantial monetary awards to trial participants and the inability to commercialize any products that we may develop. These claims might be made directly by consumers, health care providers, pharmaceutical companies or others selling or testing our products. We have obtained limited product liability insurance coverage for our clinical trials in the amount of $10.0 million per occurrence and $10.0 million in the aggregate. However, our insurance may not reimburse us or may not be sufficient to reimburse us for expenses or losses we may suffer. Moreover, if insurance coverage becomes more expensive, we may not be able to maintain insurance coverage at a reasonable cost or in sufficient amounts to protect us against losses due to liability. If we obtain marketing approval for any of our product candidates, we intend to expand our insurance coverage to include the sale of commercial products, but we may be unable to obtain commercially reasonable product liability insurance for any products approved for marketing. On occasion, juries have awarded large judgments in class action lawsuits for claims based on drugs that had unanticipated side effects. In addition, the pharmaceutical and biotechnology industries, in general, have been subject to significant medical malpractice litigation. A successful product liability claim or series of claims brought against us could harm our reputation and business and would decrease our cash reserves.

Risks Related to Our Common Stock

We expect that our quarterly results of operations will fluctuate, and this fluctuation could cause our stock price to decline, causing investor losses.

Our quarterly operating results have fluctuated in the past and are likely to fluctuate in the future. A number of factors, many of which we cannot control, could subject our operating results and stock price to volatility, including:

•	recognition of upfront licensing or other fees or revenue;

•	payments of non-refundable upfront or licensing fees, or payment for cost-sharing expenses, to third parties;

•	acceptance of our technologies and platforms;

•	the success rate of our discovery efforts leading to milestone payments and royalties;

•	the introduction of new technologies or products by our competitors;

•	the timing and willingness of collaborators to commercialize our products;

•	our ability to enter into new collaborative relationships;

•	the termination or non-renewal of existing collaborations;

•	the timing and amount of expenses incurred for clinical development and manufacturing of our product candidates;

•	the impairment of acquired goodwill and other assets; and

•	general and industry-specific economic conditions that may affect our collaborators’ research and development expenditures.

A large portion of our expenses, including expenses for facilities, equipment and personnel, are relatively fixed in the short term. If our revenues decline or do not grow as anticipated due to the expiration or termination of existing contracts, our failure to obtain new contracts or our inability to meet milestones or because of other factors, we may not be able to correspondingly reduce our operating expenses. Failure to achieve anticipated levels of revenues could therefore significantly harm our operating results for a particular fiscal period.

Due to the possibility of fluctuations in our revenues and expenses, we believe that quarter-to-quarter comparisons of our operating results are not a good indication of our future performance. As a result, in some future quarters, our operating results may not meet the expectations of securities analysts and investors, which could result in a decline in the price of our common stock.

Our stock price may be extremely volatile.

The trading price of our common stock has been highly volatile, and we believe the trading price of our common stock will remain highly volatile and may fluctuate substantially due to factors such as the following, many of which we cannot control:

•	adverse results or delays in clinical trials;

•

announcement of FDA approval or non-approval, or delays in the FDA review process, of our or our collaborators’ product candidates or those of our competitors or actions taken by regulatory agencies with respect to our, our collaborators’ or our competitors’ clinical trials;

•	the announcement of new products by us or our competitors;

•	quarterly variations in our or our competitors’ results of operations;

•	conflicts or litigation with our collaborators;

•	litigation, including intellectual property infringement and product liability lawsuits, involving us;

•	failure to achieve operating results projected by securities analysts;

•	changes in earnings estimates or recommendations by securities analysts;

•	financing transactions;

•	developments in the biotechnology or pharmaceutical industry;

•	sales of large blocks of our common stock or sales of our common stock by our executive officers, directors and significant stockholders;

•	departures of key personnel or board members;

•	developments concerning current or future collaborations;

•	FDA or international regulatory actions;

•	third-party reimbursement policies;

•	acquisitions of other companies or technologies;

•	disposition of any of our subsidiaries, technologies or compounds; and

•	general market conditions and other factors, including factors unrelated to our operating performance or the operating performance of our competitors.

These factors, as well as general economic, political and market conditions, may materially adversely affect the market price of our common stock. As with the stock of many other public companies, the market price of our common stock has been particularly volatile during the recent period of upheaval in the capital markets and world economy. This excessive volatility may continue for an extended period of time following the filing date of this report.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted. A securities class action suit against us could result in substantial costs and divert management’s attention and resources, which could have a material and adverse effect on our business.

We are exposed to risks associated with acquisitions.

We have made, and may in the future make, acquisitions of, or significant investments in, businesses with complementary products, services and/or technologies. Acquisitions involve numerous risks, including, but not limited to:

•	difficulties and increased costs in connection with integration of the personnel, operations, technologies and products of acquired companies;

•	diversion of management’s attention from other operational matters;

•	the potential loss of key employees;

•	the potential loss of key collaborators;

•	lack of synergy, or the inability to realize expected synergies, resulting from the acquisition; and

•	acquired intangible assets becoming impaired as a result of technological advancements or worse-than-expected performance of the acquired company.

Mergers and acquisitions are inherently risky, and the inability to effectively manage these risks could materially and adversely affect our business, financial condition and results of operations.

Future sales of our common stock may depress our stock price.

If our stockholders sell substantial amounts of our common stock (including shares issued upon the exercise of options and warrants and shares issued under our employee stock purchase plan) in the public market, the market price of our common stock could fall. These sales also might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate.

Some of our existing stockholders can exert control over us, and their interests could conflict with the best interests of our other stockholders.

Due to their combined stock holdings, our officers, directors and principal stockholders (stockholders holding more than 5% of our common stock), acting together, may be able to exert significant influence over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, this concentration of ownership may delay or prevent a change in control of our company, even when a change may be in the best interests of our stockholders. In addition, the interests of these stockholders may not always coincide with our interests as a company or the interests of other stockholders. Accordingly, these stockholders could cause us to enter into transactions or agreements that would not be widely viewed as beneficial.

Anti-takeover provisions in our charter documents and under Delaware law could make an acquisition of us, which may be beneficial to our stockholders, more difficult and may prevent or deter attempts by our stockholders to replace or remove our current management.

Provisions in our corporate charter and bylaws may discourage, delay or prevent an acquisition of our company, a change in control, or attempts by our stockholders to replace or remove members of our current Board of Directors. Because our Board of Directors is responsible for appointing the members of our management team, these provisions could in turn affect any attempt by our stockholders to replace current members of our management team. These provisions include:

•	a classified Board of Directors;

•	a prohibition on actions by our stockholders by written consent;

•	the inability of our stockholders to call special meetings of stockholders;

•

the ability of our Board of Directors to issue preferred stock without stockholder approval, which could be used to institute a “poison pill” that would work to dilute the stock ownership of a potential hostile acquirer, effectively preventing acquisitions that have not been approved by our Board of Directors;

•	limitations on the removal of directors; and

•	advance notice requirements for director nominations and stockholder proposals.

Moreover, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which prohibits a person who owns in excess of 15% of our outstanding voting stock from merging or combining with us for a period of three years after the date of the transaction in which the person acquired in excess of 15% of our outstanding voting stock, unless the merger or combination is approved in a prescribed manner.

ITEM 1B.	UNRESOLVED STAFF COMMENTS

Not applicable.

ITEM 2.	PROPERTIES

We currently lease an aggregate of 436,957 square feet of office and laboratory facilities. In California, we currently lease 401,098 square feet in our South San Francisco and San Diego locations. The South San Francisco location, which currently is comprised of six buildings totaling 367,773 square feet, is covered by four lease agreements. The first two leases covering three buildings for a total of 179,964 square feet expire in 2017, with two five-year options to extend their respective terms prior to expiration. The third lease covering two buildings for a total of 116,063 square feet expires in 2018. A fourth lease covers a portion of one building in which we occupy 71,746 square feet that commenced in May 2008 and expires in 2015, with one three-year option to extend the term prior to expiration. Under the terms of this lease, we have the right to rent all of the remaining 57,775 rentable square feet of the building. This expansion right expires on December 31, 2009. If we exercise our right to lease the entire building, we will have the option to extend the lease for an additional ten years. In our San Diego location, we lease 33,325 square feet under a month-to-month lease, with a nine-month termination notice.

In Portland, Oregon, we lease 20,505 square feet of office and laboratory space. The lease expires in July 2010 and we have the option to extend the lease for two one-year periods. We lease an additional 14,999 square feet of office and warehouse space in Portland, Oregon. The lease for such space expires in September 2013 but we may terminate the lease in July 2010, July 2011 and July 2012. We also have the option to extend the lease for an additional five years. We also lease a 15-acre farm in Woodburn, Oregon. Greenhouse capacity at the farm currently totals 50,000 square feet. We previously owned the farm but sold it to Agrigentics, Inc., a wholly-owned subsidiary of The Dow Chemical Company, in September 2007. We are leasing the farm in connection with a contract research agreement between us and Agrigentics, and the lease expires upon termination or expiration of the contract research agreement.

In Guilford, Connecticut, we lease 3,000 square feet of office space, under a month-to-month lease, with a six-month termination notice. The lease commenced in January 2008.

We believe that our leased facilities have sufficient space to accommodate our current needs and also provide for the expansion of our operations for the near term.

ITEM 3.	LEGAL PROCEEDINGS

We are not currently a party to any material legal proceedings. We may from time to time become a party to various legal proceedings arising in the ordinary course of business.

ITEM 4.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

None.

PART II

ITEM 5.	MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Our common stock has traded on the Nasdaq Global Select Market (formerly the Nasdaq National Market) under the symbol “EXEL” since April 11, 2000. The following table sets forth, for the periods indicated, the high and low intraday sales prices for our common stock as reported by the Nasdaq Global Select Market:

	Common Stock Price
	High	Low
Quarter ended January 2, 2009	$6.30	$2.11
Quarter ended September 26, 2008	$7.35	$4.64
Quarter ended June 27, 2008	$8.15	$5.00
Quarter ended March 28, 2008	$8.95	$4.81
Quarter ended December 28, 2007	$12.29	$7.82
Quarter ended September 28, 2007	$12.37	$9.40
Quarter ended June 29, 2007	$12.77	$9.92
Quarter ended March 30, 2007	$11.74	$8.67

On February 27, 2009, the last reported sale price on the Nasdaq Global Select Market for our common stock was $4.32 per share.

Holders

As of February 27, 2009, there were approximately 631 stockholders of record of our common stock.

Dividends

Since inception, we have not paid dividends on our common stock. We currently intend to retain all future earnings, if any, for use in our business and currently do not plan to pay any cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our Board of Directors.

Performance Graph

This performance graph shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the company under the Securities Act of 1933, as amended.

The following graph compares, for the five year period ended December 31, 2008, the cumulative total stockholder return for our common stock, the Nasdaq Stock Market (U.S. companies) Index, or the Nasdaq Market Index, and the Nasdaq Biotech Index. The graph assumes that $100 was invested on December 31, 2003 in each of the common stock of the company, the Nasdaq Market Index and the Nasdaq Biotech Index and assumes reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

	12/31/03	03/31/04	06/30/04	09/30/04	12/31/04	03/31/05	06/30/05
Exelixis, Inc.	100	121	143	114	135	96	105
Nasdaq Market Index	100	100	102	95	109	100	103
Nasdaq Biotech Index	100	107	105	99	106	90	95

	09/30/05	12/31/05	03/31/06	06/30/06	09/30/06	12/31/06	03/31/07
Exelixis, Inc.	109	134	170	143	124	128	141
Nasdaq Market Index	107	110	117	108	113	121	121
Nasdaq Biotech Index	108	109	116	103	104	110	107

	06/30/07	09/30/07	12/31/07	03/31/08	06/30/08	09/30/08	12/31/08
Exelixis, Inc.	172	150	122	96	72	89	74
Nasdaq Market Index	130	135	133	113	116	109	81
Nasdaq Biotech Index	111	118	116	106	110	119	102

ITEM 6.	SELECTED FINANCIAL DATA

The following selected consolidated financial information has been derived from our audited consolidated financial statements. The financial information as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008 are derived from audited consolidated financial statements included elsewhere in this Annual Report on Form 10-K. The following Selected Financial Data should be read in conjunction with “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Item 8. Financial Statements and Supplementary Data” included elsewhere in this Annual Report on Form 10-K. The historical results are not necessarily indicative of the results of operations to be expected in the future.

	Year Ended December 31,
	2008	2007	2006	2005	2004
	(In thousands, except per share data)
Consolidated Statement of Operations Data:
Total revenues	$117,859	$113,470	$98,670	$75,961	$52,857
Operating expenses:
Research and development(1)	257,390	225,375	185,481	141,135	137,724
General and administrative(2)	36,892	44,940	39,123	27,731	20,905
Amortization of intangible assets	—	202	820	1,086	779
Restructuring charge	2,890	—	—	—	2,275
Acquired in-process research and development	—	—	—	—	26,376

Total operating expenses	297,172	270,517	225,424	169,952	188,059

Loss from operations	(179,313)	(157,047)	(126,754)	(93,991)	(135,202)
Total other income (expense)(3)	3,743	46,025	3,565	(819)	(2,043)

Loss from continuing operations before noncontrolling interest in Symphony Evolution, Inc.	(175,570)	(111,022)	(123,189)	(94,810)	(137,245)
Loss attributed to noncontrolling interest in Symphony Evolution, Inc.	12,716	24,641	21,697	10,406	—

Net loss	$(162,854)	$(86,381)	$(101,492)	$(84,404)	$(137,245)

Net loss per share, basic and diluted	$(1.54)	$(0.87)	$(1.17)	$(1.07)	$(1.89)

Shares used in computing basic and diluted net loss per share	105,498	99,147	86,602	78,810	72,504

(1)	Amounts for 2008, 2007 and 2006 include $14.8 million, $11.6 million and $11.2 million in employee stock-based compensation, respectively, under Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (SFAS 123R).
(2)	Amounts for 2008, 2007 and 2006 include $8.1 million, $7.3 million and $6.3 million in employee stock-based compensation, respectively, under SFAS 123R.
(3)	In September 2007, we sold our plant trait business and, as a result, we recognized a gain of $18.8 million in other income. In 2008 we received an additional $4.5 million of contingent consideration for development of an additional asset which was recognized as additional gain in other income. In November 2007, we sold 80.1% of our German subsidiary, Artemis Pharmaceuticals GmbH, and recognized a gain of $18.1 million in other income. In 2008, we recognized an additional $0.1 million gain from with a purchase price adjustment associated with this transaction.

	Year Ended December 31,
	2008	2007	2006	2005	2004
	(In thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents, marketable securities, investments held by Symphony Evolution, Inc. and restricted cash and investments	$284,185	$299,530	$263,180	$210,499	$171,223
Working capital	82,028	150,898	150,814	86,463	89,597
Total assets	401,622	412,120	395,417	332,712	291,340
Long-term obligations, less current portion	97,339	130,671	128,565	121,333	144,491
Accumulated deficit	(954,504)	(791,650)	(705,269)	(603,777)	(519,373)
Total stockholders’ equity (deficit)	(56,975)	72,081	52,540	33,543	50,671

ITEM 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Some of the statements under the captions “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” and elsewhere in this Annual Report on Form 10-K are forward-looking statements. These statements are based on our current expectations, assumptions, estimates and projections about our business and our industry and involve known and unknown risks, uncertainties and other factors that may cause our company’s or our industry’s results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied in, or contemplated by, the forward-looking statements. Words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “goal,” “objective,” “will,” “may” “should,” “would,” “could,” “estimate,” “predict,” “potential,” “continue,” “encouraging” or the negative of such terms or other similar expressions identify forward-looking statements. Our actual results and the timing of events may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include those discussed in “Item 1A. Risk Factors” as well as those discussed elsewhere in this Annual Report on Form 10-K. These and many other factors could affect our future financial and operating results. We undertake no obligation to update any forward-looking statement to reflect events after the date of this report.

Overview

We are committed to developing innovative therapies for cancer and other serious diseases. Through our integrated drug discovery and development activities, we are building a portfolio of novel compounds that we believe have the potential to be high-quality, differentiated pharmaceutical products. Our most advanced pharmaceutical programs focus on discovery and development of small molecule drugs for cancer.

Utilizing our library of more than 4.5 million compounds, we have integrated high-throughput processes, medicinal chemistry, bioinformatics, structural biology and early in vivo testing into a process that allows us to efficiently and rapidly identify highly qualified drug candidates that meet our extensive development criteria.

Since our inception, we have filed 16 investigational new drug applications, or INDs, with the United States Food and Drug Administration, or FDA. As our compounds advance into clinical development, we expect to generate a critical mass of data that will help us to understand the full clinical and commercial potential of our drug candidates. In addition to guiding the potential commercialization of our innovative therapies, these data may contribute to the understanding of disease and help improve treatment outcomes.

Based on the strength of our expertise in biology, drug discovery and development, we have established collaborations with leading pharmaceutical and biotechnology companies, including Bristol-Myers Squibb Company, Genentech, Inc. and GlaxoSmithKline, that allow us to retain economic participation in compounds and support additional development of our pipeline. Our collaborations generally fall into one of two categories: collaborations in which we co-develop compounds with a partner, share development costs and profits from commercialization and may have the right to co-promote products in the United States, and collaborations in which we out-license compounds to a partner for further development and commercialization, have no further unreimbursed cost obligations and are entitled only to receive milestones and royalties from commercialization. Under either form of collaboration, we may also be entitled to license fees, research funding and milestone payments from research results and subsequent product development activities. We maintain exclusive ownership of those compounds in our pipeline that we are developing ourselves. We are responsible for all development costs for these compounds and are entitled to 100% of profits if the compounds are commercialized.

The following table sets forth those compounds in clinical development that we are developing internally or are co-developing with a partner:

Compound	Partner	Principal Targets	Indication	Stage of Development
XL184	Bristol-Myers Squibb	MET, VEGFR2, RET	Cancer	Phase 3
XL147	Unpartnered	PI3K	Cancer	Phase 1b/2
XL765	Unpartnered	PI3K, mTOR	Cancer	Phase 1b/2
XL518	Genentech	MEK	Cancer	Phase 1
XL228	Unpartnered	IGF1R , ABL, SRC	Cancer	Phase 1
XL019	Unpartnered	JAK2	Cancer	Phase 1
XL139	Bristol-Myers Squibb	Hedgehog	Cancer	Phase 1
XL413	Bristol-Myers Squibb	CDC7	Cancer	Phase 1
XL888	Unpartnered	HSP90	Cancer	Phase 1

The following table sets forth those compounds in preclinical and clinical development that we have out-licensed to third parties for further development and commercialization:

Compound	Partner	Principal Targets	Indication	Stage of Development
XL880	GlaxoSmithKline	MET, VEGFR2	Cancer	Phase 2
XL281	Bristol-Myers Squibb	RAF	Cancer	Phase 1
XL652	Bristol-Myers Squibb	LXR	Metabolic and cardiovascular diseases	Phase 1
XL550	Daiichi-Sankyo	MR	Metabolic and cardiovascular diseases	Preclinical
FXR	Wyeth	FXR	Metabolic and liver disorders	Preclinical

Our Strategy

Our business strategy is to leverage our biological expertise and integrated drug discovery capabilities to generate a pipeline of diverse development compounds with first-in-class or best-in-class potential that fulfill unmet medical needs in the treatment of cancer and potentially other serious diseases. We have refined our strategy to reflect the prolonged economic downturn and the deterioration of the capital markets. In particular, we are focused on ensuring that our expenses are in line with our cash resources, with the goal of being able to operate independently of the capital markets for a substantial period of time.

Our strategy is centered around three principal elements:

•

Focus development – While we have historically pursued an approach to drug discovery intended to generate a significant number of development candidates to fuel our pipeline, for the foreseeable future we intend to direct our discovery efforts more towards generating development candidates under existing and future discovery collaborations with third parties. Our objective is to fund a significant portion of our discovery costs by entering into such collaborations. We are also focusing our later stage clinical development efforts on a limited number of programs. We believe that the most attractive compounds to develop ourselves or to co-develop with a partner have a lower-cost, lower-risk route to the market, usually for a niche indication, with the possibility of substantially expanding the market into major indications. Our most advanced clinical asset, XL184, which we are co-developing with Bristol-Myers Squibb, represents such a compound. We expect particularly to focus our later stage development efforts on XL184, which is being studied in a variety of tumor types, with the goal of rapidly commercializing the compound.

•

Partner compounds – We are seeking new collaborations with leading pharmaceutical and biotechnology companies for the development and ultimate commercialization of some of our preclinical and clinical assets, particularly those drug candidates for which we believe that the capabilities and bandwidth of a partner can accelerate development and help to fully realize their therapeutic and commercial potential. Collaborations also provide us with a means of shifting a portion or all of the development costs related to such drug candidates. Consistent with this element of our strategy, in December 2008 we entered into a worldwide collaboration with Bristol-Myers Squibb on two of our cancer programs: one associated with XL184 and the other associated with XL281.

•

Control costs – We are committed to managing our costs. In November 2008, we implemented a restructuring that resulted in the reduction of approximately 10% of our workforce. We will continue to analyze our expenses to ensure that they are not disproportionate to our cash resources. In addition, we will continue to be selective with respect to funding our clinical development programs. We have established definitive “go/no-go” criteria with respect to our development programs to ensure that we commit our resources only to those programs with the greatest commercial and therapeutic potential. For example, we are conducting limited studies on XL019 and XL228 with the goal of making decisions to continue or halt development of these compounds during 2009. In addition, in late 2008 we discontinued development of XL820 and XL844. In the second half of 2008, we also decided not to invest any additional Exelixis resources in the development of XL647. To control costs, we may decide in the future to pursue collaborations for the development of drug candidates that we had initially determined to develop ourselves. We also retain the right to opt-out of the development of certain drug candidates that we are currently co-developing with partners.

We make decisions regarding whether and how to develop particular drug candidates we have generated through our discovery efforts based on a variety of factors, including preclinical and clinical data, our available financial resources, estimates of the costs to develop and commercialize the drug candidate, our bandwidth and our expertise. Ultimately, our decision-making is intended to maximize the value and productivity of our resources and to focus our efforts on those drug candidates that are commercially attractive and have the potential to be first-in-class or best-in-class therapeutics.

Certain Factors Important to Understanding Our Financial Condition and Result of Operations

Successful development of drugs is inherently difficult and uncertain. Our business requires significant investments in research and development over many years, often for products that fail during the research and development process. Our long-term prospects depend upon our ability and the ability of our partners to successfully commercialize new therapeutics in highly competitive areas such as cancer treatment. Our financial performance is driven by many factors, including those described below.

Limited Sources of Revenues

We currently have no pharmaceutical products that have received marketing approval, and we have generated no revenues to date from the sale of such products. We do not expect to generate revenues from the sale of pharmaceutical products in the near term and expect that all of our near term revenues, such as research and development funding, license fees and milestone payments and royalty revenues, will be generated from collaboration agreements with our partners. Milestones under these agreements may be tied to factors that are outside of our control, such as significant clinical or regulatory events with respect to compounds that have been licensed to our partners.

Clinical Trials

We currently have multiple compounds in clinical development and expect to expand the development program for our compounds. Our compounds may fail to show adequate safety or efficacy in clinical testing. Furthermore, predicting the timing of the initiation or completion of clinical trials is difficult and our trials may be delayed due to many factors, including factors outside of our control. The future development path of each of our compounds depends upon the results of each stage of clinical development. In general, we will incur increased operating expenses for compounds that advance in clinical development, whereas expenses will end for compounds that do not warrant further clinical development.

We are responsible for all development costs for compounds in our pipeline that are not partnered and for a portion of development costs for those compounds that we are co-developing with partners. We share development costs with partners in our co-development collaborations and have no unreimbursed cost obligations with respect to compounds that we have out-licensed. We expect that over the next several years an increasingly greater portion of our development expenses will be funded by our partners.

Liquidity

As of December 31, 2008, we had $284.2 million in cash and cash equivalents and short-term and long-term marketable securities, which included investments held by SEI of $14.7 million and restricted cash and investments of $4.0 million. We anticipate that our current cash and cash equivalents, short-term and long-term marketable securities, investments held by SEI, funds available under the Facility Agreement with the Deerfield Entities and other funding that we expect to receive from collaborators, which assumes a moderate level of business development activity, will enable us to maintain our operations for a period of at least 12 months following the filing date of this report. Our goal is to be able to operate independently of the capital markets for a substantial period of time. However, our future capital requirements will be substantial and depend on many factors, including the following:

•	whether we repay amounts outstanding under our loan and security agreement with GlaxoSmithKline in cash or shares of our common stock;

•

whether and when we draw funds under our Facility Agreement with Deerfield Private Design Fund, L.P., Deerfield Private Design International, L.P., Deerfield Partners, L.P. and Deerfield International Limited (collectively, the “Deerfield Entities”);

•	our plans for the aggressive development of our broad clinical and preclinical pipelines;

•	our obligations under our collaboration agreements, including, in particular, our collaboration agreement with Bristol-Myers Squibb for XLl84; and

•	whether we generate funds from existing or new collaborations for the development of any of our compounds.

Our minimum liquidity needs are also determined by financial covenants in our loan and security agreement, as amended, with GlaxoSmithKline, the Facility Agreement with the Deerfield Entities and our collaboration agreement with Bristol-Myers Squibb for XL184, as well as other factors, which are described under “ – Liquidity and Capital Resources – Cash Requirements”.

Our ability to raise additional funds may be severely impaired if any of our product candidates fails to show adequate safety or efficacy in clinical testing.

2008 Cancer Collaboration with Bristol-Myers Squibb

We expect to particularly focus our later stage development efforts on XL184, which is being studied in a variety of tumor types, with the goal of rapidly commercializing the compound. In December 2008, we entered into a worldwide collaboration with Bristol-Myers Squibb for XL184 and XL281. Upon effectiveness of the agreement in December 2008, Bristol-Myers Squibb paid us an upfront cash payment of $195.0 million for the development and commercialization rights to both programs. Bristol-Myers Squibb is also required to make additional license payments of $45.0 million in 2009.

We and Bristol-Myers Squibb have agreed to co-develop XL184, which may include a backup program for XL184. The companies will share worldwide (except for Japan) development costs for XL184. We are responsible for 35% of such costs and Bristol-Myers Squibb is responsible for 65% of such costs, except that we are responsible for funding the initial $100.0 million of combined costs and have the option to defer payments for development costs above certain thresholds. In return, we will share 50% of the commercial profits and losses (including pre-launch commercialization expenses) in the United States and have the option to co-promote XL184 in the United States. We have the right to defer payment for certain early commercialization and other related costs above certain thresholds. We are eligible to receive sales performance milestones of up to $150.0 million and double-digit royalties on sales on XL184 outside the United States. The clinical development of XL184 is directed by a joint committee. It is anticipated that we will conduct certain clinical development activities for XL184. We may opt out of the co-development for XL184, in which case we would instead be eligible to receive development and regulatory milestones of up to $295.0 million, double-digit royalties on XL184 product sales worldwide and sales performance milestones. Our co-development and co-promotion rights may be terminated in the event that we have “cash reserves” below $80.0 million and we are unable to increase such cash reserves to $80.0 million or more within 90 days, in which case we would receive development and regulatory milestones, sales milestones and double-digit royalties, instead of sharing product profits on XL184 in the United States. For purposes of the agreement, “cash reserves” includes our total cash, cash equivalents and investments (excluding any restricted cash), plus the amount then available for borrowing by us under the Facility Agreement dated June 4, 2008 among us and the Deerfield Entities, as the same may be amended from time to time, and any other similar financing arrangements. Our co-promotion rights on XL184 in the United States, and possibly our right to share product profits on XL184, may be terminated in the event we undergo certain change of control transactions. Bristol-Myers Squibb may, upon certain prior notice to us, terminate the agreement as to products containing XL184 or XL281. In the event of such termination election, Bristol-Myers Squibb’s license relating to such product would terminate and revert to us, and we would receive, subject to certain terms and conditions, licenses from Bristol-Myers Squibb to research, develop and commercialize such products.

Bristol-Myers Squibb received an exclusive worldwide license to develop and commercialize XL281. We will carry out certain clinical trials of XL281 which may include a backup program on XL281. Bristol-Myers Squibb is responsible for funding all future development on XL281, including our activities. We are eligible for development and regulatory milestones of up to $315.0 million on XL281, sales performance milestones of up to $150.0 million and double-digit royalties on worldwide sales of XL281.

The upfront payment of $195.0 million we received upon effectiveness of the collaboration agreement and the fully committed payments of $45.0 million that we will receive in 2009 will be amortized over five years, and recorded as license revenue, from the effective date of the agreement in December 2008. Any milestone payments that we may receive under the agreement will be amortized over the same five year period but recorded as contract revenue. We will record as operating expense 100% of the cost incurred for work performed by Exelixis on the two programs. During the term of the collaboration, so long as we have not opted out of the co-development of XL184, there may be periods during which Bristol-Myers Squibb will partially reimburse us for certain research and development expenses, and other periods during which we will owe Bristol-Myers Squibb for research and development expenses that Bristol-Myers Squibb incurred on joint development projects, less amounts reimbursable to us by Bristol-Myers Squibb on these projects. To the extent that net research and development funding payments are received from Bristol-Myers Squibb, these payments will be presented as collaboration revenue. In periods when net research and development funding payments are payable to Bristol-Myers Squibb, these payments will be presented as collaboration cost sharing expense. Net amounts due from or payable to Bristol-Myers Squibb will be determined and reflected on an annual basis. Generally, the direction of cash flows will depend on the level of development activity by either party, which may change during the development term. Our capital requirements will be impacted by the level of our expenses for the development activity conducted by us and the degree to which we will be required to make payments to, or we will receive payments from, Bristol-Myers Squibb. If we opt out of the co-development of XL184, we would have no further unreimbursed cost obligations.

GlaxoSmithKline Loan Repayment Obligations

In October 2002, we entered into a collaboration with GlaxoSmithKline, to discover and develop novel therapeutics in the areas of vascular biology, inflammatory disease and oncology. As part of the collaboration, we entered into a loan and security agreement with GlaxoSmithKline, pursuant to which we borrowed $85.0 million for use in our efforts under the collaboration. The loan bears interest at a rate of 4.0% per annum and is secured by certain intellectual property, technology and equipment created or utilized pursuant to the collaboration. Principal and accrued interest under the loan becomes due in three annual installments, beginning on October 27, 2009. Repayment of all or any of the amounts advanced to us under this agreement may, at our election, be in the form of our common stock at fair market value, subject to certain conditions. As of December 31, 2008, the aggregate principal and interest outstanding under our GlaxoSmithKline loan was $102.2 million. Following the conclusion on October 27, 2008 of the development term under our collaboration with GlaxoSmithKline, we are no longer eligible to receive selection milestone payments from GlaxoSmithKline to credit against outstanding loan amounts, and in the event the market price for our common stock is depressed, we may not be able to repay the loan in full using shares of our common stock due to restrictions in the agreement on the number of shares we may issue. In addition, the issuance of shares of our common stock to repay the loan may result in significant dilution to our stockholders. As a result, we may need to obtain additional funding, including from funds available under the Facility Agreement with the Deerfield Entities, to satisfy our repayment obligations, including the payment that is due on October 27, 2009. There can be no assurance that we will have sufficient funds to repay amounts outstanding under the loan when due or that we will satisfy the conditions to our ability to repay the loan in shares of our common stock.

Deerfield Facility

In June 2008, we entered into the Facility Agreement with the Deerfield Entities pursuant to which the Deerfield Entities agreed to loan to us up to $150.0 million, subject to certain conditions. We may draw down on the facility in $15.0 million increments at any time until December 2009. The outstanding principal and interest under the loan, if any, is due by June 4, 2013, and, at our option, can be repaid at any time with shares of our common stock, subject to certain restrictions, or in cash. Interest under the loan does not accrue until we draw down on the facility, at which time interest will begin to accrue at a rate of 6.75% per annum compounded annually on the outstanding principal amount of the facility. The Deerfield Entities also have limited rights to accelerate repayment of the loan upon certain changes of control of Exelixis or an event of default. Pursuant to the Facility Agreement, we paid the Deerfield Entities a one time transaction fee of $3.8 million or 2.5% of the loan facility and we are obligated to pay an annual commitment fee of $3.4 million or 2.25% of the loan facility, payable quarterly. We also issued warrants to the Deerfield Entities to purchase an aggregate of 1,000,000 shares of our common stock at an exercise price of $7.40 per share. If we draw down under the Facility Agreement, we would be required to issue to the Deerfield Entities additional warrants to purchase shares of our common stock. If we draw down under the Facility Agreement, there is no assurance that the conditions to our ability to repay the loan in shares of our common stock would be satisfied at the time that any outstanding principal and interest under the loan is due, in which case we would be obligated to repay the loan in cash, or that events permitting acceleration of the loan will not occur, in which event we would be required to repay any outstanding principal and interest sooner than anticipated. As of December 31, 2008, we had not drawn down under the Facility Agreement.

Symphony Evolution, Inc.

In 2005, we licensed three of our compounds, XL647, XL784 and XL999, to SEI in return for an $80.0 million investment for the clinical development of these compounds. We have an exclusive purchase option to acquire all of the equity of SEI, thereby allowing us to reacquire XL647, XL784 and XL999 at our sole discretion. We do not have the right to repurchase a single product candidate without also repurchasing the other two product candidates. The purchase option price, which may be paid in cash and/or shares of our common stock, at our sole discretion, would be equal to the sum of (1) the total amount of capital invested in SEI by its investors ($80.0 million) and (2) an amount equal to 25% per year on such funded capital, compounded from the time of funding. As a result, the purchase option price for the compounds licensed to SEI increases over time. In 2007, we discontinued the development of XL999 and completed the phase 2 trial for XL784; the phase 2 clinical development program for XL647 is ongoing. We are in discussions with SEI regarding the future clinical development of XL647 and XL784 and related funding. We do not intend to further develop XL647 or XL784 on our own or invest any further Exelixis resources in the development of these compounds. In light of the foregoing, in the absence of a partner, we do not anticipate using our own funds or common stock to exercise the purchase option.

Critical Accounting Estimates

Our consolidated financial statements and related notes are prepared in accordance with U.S. generally accepted accounting principles, or GAAP, which requires us to make judgments, estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses and related disclosure of contingent assets and liabilities. We have based our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Our senior management has discussed the development, selection and disclosure of these estimates with the Audit Committee of our Board of Directors. Actual results may differ from these estimates under different assumptions or conditions.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements. We believe the following critical accounting policies reflect the more significant estimates and assumptions used in the preparation of our consolidated financial statements:

Fair Value Measurements

As of January 1, 2008, we adopted FASB Statement of Financing Accounting Standards No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 established a framework for measuring fair value in GAAP and clarified the definition of fair value within that framework. SFAS 157 does not require any new fair value measurements in GAAP. SFAS 157 introduced, or reiterated, a number of key concepts which form the foundation of the fair value measurement approach to be utilized for financial reporting purposes. The fair value of our financial instruments reflect the amounts that would be received upon sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). SFAS 157 also established a fair value hierarchy that prioritizes the use of inputs used in valuation techniques into the following three levels:

Level 1 – quoted prices in active markets for identical assets and liabilities.

Level 2 – observable inputs other than quoted prices in active markets for identical assets and liabilities.

Level 3 – unobservable inputs.

The adoption of SFAS 157 did not have a material effect on our financial condition and results of operations, but SFAS 157 introduced new disclosures about how we value certain assets and liabilities. Much of the disclosure requirement is focused on the inputs used to measure fair value, particularly in instances where the measurement uses significant unobservable (Level 3) inputs. Our financial instruments are valued using quoted prices in active markets or based upon other observable inputs. As of December 31, 2008, all of our investments were held in money-market securities.

Revenue Recognition

Our revenues are derived from three primary sources: license fees, milestone payments and collaborative agreement reimbursements.

Revenues from license fees and milestone payments primarily consist of up-front license fees and milestone payments received under various collaboration agreements. We recognize all non-refundable up-front license fees as revenues in accordance with the guidance provided in the SEC’s Staff Accounting Bulletin No. 104. We initially recognize upfront fees received from third party collaborators as unearned revenue and then recognize these amounts on a ratable basis over the expected term of the research collaboration. Often, the total research term is not contractually defined and an estimate of the term of our total obligation must be made. For example, under the 2008 cancer collaboration with Bristol-Myers Squibb, we have estimated our term to be five years, or through the completion of phase 3 trials. We estimate that this is the longest possible period that we could be obligated to perform services and therefore the appropriate term with which to amortize any license fees. However, if we submit a New Drug Approval application earlier than anticipated, or Bristol-Myers Squibb decides to take over management of trials prior to their completion, the estimated term of our obligation would be shortened, resulting in an increase in revenue recognition in the period in which our estimated term changes.

Although milestone payments are generally non-refundable once the milestone is achieved, we recognize the milestone revenues on a straight-line basis over the expected research term of the arrangement. This typically results in a portion of the milestone being recognized on the date the milestone is achieved, with the balance being recognized over the remaining research term of the agreement. There is diversity in practice on the recognition of milestone revenue. Other companies have adopted an alternative milestone revenue recognition policy, whereby the full milestone fee is recognized upon completion of the milestone. If we had adopted such a policy, our revenues recorded to date would have increased and our deferred revenues would have decreased by a material amount compared to total revenue recognized. In certain situations, we may receive milestone payments after the end of our period of continued involvement. In such circumstances, we would recognize 100% of the milestone revenue when the milestone is achieved.

Collaborative agreement reimbursement revenue consists of research and development support received from collaborators. Collaborative agreement reimbursement revenue is recorded as earned based on the performance requirements by both parties under the respective contracts. Under the 2008 cancer collaboration with Bristol-Myers Squibb, certain research and development expenses are partially reimbursable to us. On an annual basis, the amounts that Bristol-Myers Squibb owes us, net of amounts reimbursable to Bristol-Myers Squibb by us on those projects, are recorded as revenue. Conversely, research and development expenses may include the net settlement of amounts we owe Bristol-Myers Squibb for research and development expenses that Bristol-Myers Squibb incurred on joint development projects, less amounts reimbursable to us by Bristol-Myers Squibb on these projects. In annual periods when net research and development funding payments are payable to Bristol-Myers Squibb, these payments will be presented as collaboration cost-sharing expense.

Some of our research and licensing arrangements have multiple deliverables in order to meet our customer’s needs. For example, the arrangements may include a combination of up-front fees, license payments, research and development services, milestone payments and future royalties. Multiple element revenue agreements are evaluated under Emerging Issues Task Force No. 00-21, “Revenue Arrangements with Multiple Deliverables,” or EITF 00-21, to determine whether the delivered item has value to the customer on a stand-alone basis and whether objective and reliable evidence of the fair value of the undelivered item exists. Deliverables in an arrangement that do not meet the separation criteria in EITF 00-21 are treated as one unit of accounting for purposes of revenue recognition. Generally, the revenue recognition guidance applicable to the final deliverable is followed for the combined unit of accounting. For certain arrangements, the period of time over which certain deliverables will be provided is not contractually defined. Accordingly, management is required to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. In 2008, under our collaboration with GlaxoSmithKline, we accelerated $18.5 million in previously deferred revenue as a result of the development term concluding on the earliest scheduled end date of October 27, 2008, instead of the previously estimated end date of October 27, 2010.

Goodwill Impairment

As of December 31, 2008, our consolidated balance sheet included $63.7 million of goodwill. Under GAAP, we evaluate goodwill for impairment on an annual basis and on an interim basis if events or changes in circumstances between annual impairment tests indicate that the asset might be impaired. The impairment tests for goodwill are performed at the reporting unit level and require us to perform a two-step impairment test. Our reporting units have been determined to be consistent with our operating segments. In the first step, we compare the fair value of our reporting units to their respective carrying values. If the fair value of the reporting unit exceeds the carrying value of the net assets assigned to that unit, goodwill is not impaired and we are not required to perform further testing. If the carrying value of the net assets assigned to the reporting unit exceeds the fair value of the reporting unit, we perform the second step of the impairment test in order to determine the implied fair value of the reporting unit’s goodwill. If the carrying value of a reporting unit’s goodwill exceeds its fair value, then we record an impairment loss equal to the difference.

Clinical Trial Accruals

Substantial portions of our preclinical studies and all of our clinical trials have been performed by third-party contract research organizations, or CROs, and other vendors. We accrue expenses for preclinical studies performed by our vendors based on certain estimates over the term of the service period and adjust our estimates as required. We accrue costs for clinical trial activities performed by CROs based upon the estimated amount of work completed on each study. For clinical trial expenses, the significant factors used in estimating accruals include the number of patients enrolled, the number of active clinical sites, and the duration for which the patients will be enrolled in the study. We monitor patient enrollment levels and related activities to the extent possible through internal reviews, correspondence with CROs and review of contractual terms. We base our estimates on the best information available at the time. However, additional information may become available to us which will allow us to make a more accurate estimate in future periods. In this event, we may be required to record adjustments to research and development expenses in future periods when the actual level of activity becomes more certain, such increases or decreases in cost are generally considered to be changes in estimates and will be reflected in research and development expenses in the period first known.

Stock Option Valuation

Effective January 1, 2006, we adopted the fair value recognition provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), “Shared-Based Payment” (SFAS 123R). Under this standard, our estimate of compensation expense requires us to determine the appropriate fair value model and a number of complex and subjective assumptions including our stock price volatility, employee exercise patterns, future forfeitures and related tax effects. The most significant assumptions are our estimates of the expected volatility and the expected term of the award. We have limited historical information available to support the underlying estimates of certain assumptions required to value stock options. The value of a stock option is derived from its potential for appreciation. The more volatile the stock, the more valuable the option becomes because of the greater possibility of significant changes in stock price. Because there is a market for options on our common stock, we have considered implied volatilities as well as our historical realized volatilities when developing an estimate of expected volatility. The expected option term also has a significant effect on the value of the option. The longer the term, the more time the option holder has to allow the stock price to increase without a cash investment and thus, the more valuable the option. Further, lengthier option terms provide more opportunity to exploit market highs. However, empirical data shows that employees, for a variety of reasons, typically do not wait until the end of the contractual term of a nontransferable option to exercise. Accordingly, companies are required to estimate the expected term of the option for input to an option-pricing model. As required under the accounting rules, we review our valuation assumptions at each grant date and, as a result, from time to time we will likely change the valuation assumptions we use to value stock based awards granted in future periods. The assumptions used in calculating the fair value of share-based payment awards represent management’s best estimates, but these estimates involve inherent uncertainties and the application of management judgment. As a result, if factors change and we use different assumptions, our stock-based compensation expense could be materially different in the future. In addition, we are required to estimate the expected forfeiture rate and recognize expense only for those shares expected to vest. If our actual forfeiture rate is materially different from our estimate, the stock-based compensation expense could be significantly different from what we have recorded in the current period. As of December 31, 2008, $35.8 million of total unrecognized compensation expense related to stock options is expected to be recognized over a weighted-average period of 2.6 years. See Note 11 to the Consolidated Financial Statements for a further discussion on stock-based compensation.

Fiscal Year Convention

In 2006, Exelixis adopted a 52- or 53-week fiscal year that ends on the Friday closest to December 31st. Fiscal year 2006, a 52-week year, ended on December 29, 2006, fiscal year 2007, a 52-week year, ended on December 28, 2007, fiscal year 2008, a 53-week year, ended on January 2, 2009, and fiscal year 2009, a 52-week year, will end on January 1, 2010. For convenience, references in this report as of and for the fiscal years ended December 29, 2006, December 28, 2007, and January 2, 2009 are indicated on a calendar year basis, ending December 31, 2006, 2007 and 2008, respectively.

Results of Operations – Comparison of Years Ended December 31, 2008, 2007 and 2006

Revenues

Total revenues by category, as compared to the prior year, were as follows (dollar amounts are presented in millions):

	Year Ended December 31,
	2008	2007	2006
Contract revenues:
Research and development services	$25.1	$50.4	$46.3
Milestones	45.8	18.0	15.6
Delivery of compounds under chemistry collaborations	0.2	0.7	0.5
License revenues:
Amortization of upfront payments and license fees, including premiums paid on equity purchases	46.8	44.4	36.3

Total revenues	$117.9	$113.5	$98.7

Dollar increase	$4.4	$14.8	$22.7
Percentage increase	4%	15%	30%

The decrease in research and development services revenues from 2007 to 2008 was primarily due to a decrease of $11.2 million of revenues associated with the sale of our former subsidiary Artemis Pharmaceuticals GmbH, or Artemis, which is no longer consolidated as a result of the sale of 80.1% of our ownership in 2007. In addition, various collaboration agreements with Genentech, Inc., Daiichi Sankyo Company Limited, or Daiichi-Sankyo, Agrigenetics, Inc., a wholly-owned subsidiary of The Dow Chemical Company, and GlaxoSmithKline ended in 2007 and early 2008, resulting in a combined decrease of $10.4 million. We also had a decrease of $4.0 million in funding under two of our agreements with Bristol-Myers Squibb in accordance with contractual terms.

The increase in research and development services revenues from 2006 to 2007 was primarily the result of increases in research and development services of $3.4 million attributable to Artemis, $1.5 million from our agreement with Agrigenetics and $1.2 million from our agreement with Daiichi-Sankyo. These increases were partially offset by decreases in research and development services of $1.0 million from one of our Bristol-Myers Squibb collaborations and $0.9 million from our collaboration with Renessen LLC.

The increase in milestone revenues from 2007 to 2008 was primarily due to the recognition of $19.7 million in revenues associated with the two $20.0 million milestones achieved with respect to XL139 and XL413 under our 2007 cancer collaboration with Bristol-Myers Squibb. In addition, we accelerated $9.4 million in deferred revenues under our collaboration with GlaxoSmithKline, for which the development term concluded on October 27, 2008. In prior years, revenues from upfront payments, premiums paid on equity purchases and milestones had been recognized assuming that the development term would be extended through the longest contractual period of October 27, 2010. However, as a result of the development term concluding on the earliest scheduled end date under the collaboration, the remaining deferred revenues were recognized through October 27, 2008. We also had an additional $2.2 million in revenues associated with the $3.0 million milestone achieved under our co-development collaboration with Genentech. These increases were partly offset by a decrease of $4.3 million due to the completion of revenue recognition for milestones with Bristol-Myers Squibb and Wyeth in 2007.

The increase in milestone revenues from 2006 to 2007 was primarily due to $4.9 million in revenues associated with a milestone achieved under our co-development collaboration with Genentech relating to XL518 and $3.3 million in revenues associated with a milestone achieved under one of our collaborations with Bristol-Myers Squibb. These increases were partially offset by $4.0 million in revenues in 2006 associated with a milestone achieved under our collaboration with Helsinn Healthcare S.A, or Helsinn, and $2.0 million in revenues associated with a milestone achieved under our collaboration with Wyeth in 2006.

The decrease revenues from the delivery of compounds from 2007 to 2008 of $0.4 million related to the completion of shipments in March 2008 of compounds under our chemistry collaboration agreement with Bayer CropScience. The increase in revenues from 2006 to 2007 from the delivery of compounds of $0.2 million was related to the delivery of compounds under our chemistry collaboration agreement with Bayer CropScience.

The increase in the amortization of upfront payments from 2007 to 2008 was primarily due to the acceleration of $9.0 million in deferred revenue under our collaboration with GlaxoSmithKline. In addition, we recognized $1.7 million in revenues associated with the $240.0 million license fee payments under 2008 cancer collaboration with Bristol-Myers Squibb relating to XL184 and XL281 and $1.2 million under our co-development collaboration with Genentech. This increase was partially offset by a decrease in revenues of $7.7 million and $1.4 million relating to the conclusion of the amortization of the upfront payments from Daiichi-Sankyo in December 2007 and from Genentech related to our Notch collaboration which ended in May 2008.

The increase from 2006 to 2007 in the amortization of upfront payments, including premiums paid on equity purchases, was driven primarily by upfront payments from the cancer collaboration we entered into with Bristol-Myers Squibb in December 2006, which became effective in January 2007, resulting in increased revenues of $14.6 million, and our co-development collaboration with Genentech relating to XL518, resulting in increased revenues of $8.1 million. These increases were partially offset by the completion of amortizing upfront payments from Wyeth, resulting in decreased revenues of $9.7 million, and from Daiichi-Sankyo, resulting in decreased revenues of $4.6 million.

Prior to the closing of the sale of 80.1% of the share capital of Artemis on November 20, 2007, we had included $11.2 million and $7.9 million of revenues attributable to Artemis for 2007 and 2006, respectively, within our consolidated total revenues. As a result of the sale, Artemis’ financial results are no longer consolidated into our consolidated financial statements.

The following table sets forth the revenue recognized as a percentage of total revenues from customers that exceeded 10% or more of total revenues during the years ended December 31, 2008, 2007 and 2006:

Collaborator	2008	2007	2006
Bristol-Myers Squibb	46%	35%	22%
GlaxoSmithKline	37%	24%	28%
Genentech	17%	16%	6%
Daiichi-Sankyo	0%	10%	15%
Wyeth	0%	2%	14%

Research and Development Expenses

Total research and development expenses were as follows (dollar amounts are presented in millions):

	Year Ended December 31,
	2008	2007	2006
Research and development expenses(1)	$257.4	$225.4	$185.5
Dollar increase	$32.0	$39.9	$44.3
Percentage increase	14%	22%	31%

(1)	Amounts for 2008, 2007 and 2006 include $14.8 million, $11.6 million and $11.2 million, respectively, in employee stock-based compensation under SFAS 123R.

Research and development expenses consist primarily of personnel expenses, clinical trials and consulting, laboratory supplies and facility costs. The change in 2008 compared to 2007 resulted primarily from the following:

•

Clinical Trials – Clinical trial expenses, which include services performed by third-party contract research organizations and other vendors, increased by $19.5 million, or 34%, primarily due to activities for a phase 3 clinical trial for XL184, phase 2 clinical trial activity for XL184, XL820 and XL647, additional phase 1 clinical trial activity for XL019, XL147, XL228 and XL765, and preclinical studies for XL413 and XL888. The increase was also due in part to start-up activities for a phase 3 clinical trial of XL647 that we subsequently decided not to initiate. These increases were partially offset by a decline in expense associated with XL999 and XL784 phase 2 clinical trial activities, a decline in expense associated with XL443 for non-clinical toxicology studies performed in 2007 and a decline in expenses related to XL880 due to the selection of XL880 by GlaxoSmithKline in March 2008 under our product development and commercialization agreement.

•

General Corporate Costs – There was an increase of $10.4 million, or 31%, in the allocation of general corporate costs (such as facilities costs, property taxes and insurance) to research and development, which primarily reflected the relative growth of the research and development function compared to the general and administrative function.

•

Personnel – Personnel expense, which includes salaries, bonuses, related fringe benefits, temporaries, recruiting and relocation costs, increased by $7.9 million, or 11%, primarily due to the expanded workforce supporting drug development operations to advance our clinical and preclinical development programs.

•	Laboratory Supplies – Laboratory supplies expense decreased by $4.8 million, or 21%, primarily due to cost savings measures implemented during 2008.

The change in 2007 compared to 2006 in research and development expenses resulted primarily from the following

•

Clinical Trials and Consulting – Clinical trials and consulting expense, which includes services performed by third-party contract research organizations and other vendors, increased by $16.0 million, or 34%, primarily due to an increase in activities associated with advancing our clinical and preclinical development programs. During 2007, these activities included phase 2 clinical trial activities for XL784, XL880, XL647 and XL820 and phase 1 clinical trial activity for XL999, XL844, XL228, XL281, XL518, XL184, XL418, XL147, XL765 and XL019, as well as preclinical activity for XL443 and XL139, which were partially offset by a decrease in phase 2 clinical trial activity for XL999 during 2007.

•

Personnel – Personnel expense, which includes salaries, bonuses, related fringe benefits, recruiting and relocation costs, increased by $13.9 million, or 24%, primarily due to the expanded workforce supporting drug development operations to advance our clinical and preclinical development programs.

•	Lab Supplies – Lab supplies expense increased by $5.2 million, or 30%, primarily due to an increase in our drug discovery activities and drug development activities.

We do not track total research and development expenses separately for each of our research and development programs. We group our research and development expenses into three categories: drug discovery, development and other. Our drug discovery group utilizes a variety of high-throughput technologies to enable the rapid discovery, optimization and extensive characterization of lead compounds such that we are able to select development candidates with the best potential for further evaluation and advancement into clinical development. Drug discovery expenses relate primarily to personnel expense, lab supplies and general corporate costs. Our development group leads the development and implementation of our clinical and regulatory strategies and prioritizes disease indications in which our compounds may be studied in clinical trials. Development expenses relate primarily to clinical trial, personnel and general corporate costs. The other category primarily includes stock compensation expense.

In addition to reviewing the three categories of research and development expenses described above, we principally consider qualitative factors in making decisions regarding our research and development programs. Such factors include enrollment in clinical trials for our drug candidates, the results of and data from clinical trials, the potential indications for our drug candidates, the clinical and commercial potential for our drug candidates and competitive dynamics. We also make our research and development decisions in the context of our overall business strategy, which includes the pursuit of commercial collaborations with major pharmaceutical and biotechnology companies for the development of our drug candidates.

The expenditures summarized in the following table reflect total research and development expenses by category, including allocations for general and administrative expense (dollar amounts are presented in millions):

	2008	2007
Drug discovery	$102.5	$101.7
Development	138.0	101.5
Other	16.9	22.2

Total research and development expenses	$257.4	$225.4

For the full year 2008, the programs representing the greatest portion of our research and development expenses (in approximate order of magnitude), based on estimates of the allocation of our research and development efforts and expenses among specific programs, were XL647, X184, XL147, XL765 and XL228. The expenses for these programs are included in the development category of our research and development expenses.

We currently do not have reliable estimates regarding the timing of our clinical trials. We currently estimate that typical phase 1 clinical trials last approximately one year, phase 2 clinical trials last approximately one to two years and phase 3 clinical trials last approximately two to four years. However, the length of time may vary substantially according to factors relating to the particular clinical trial, such as the type and intended use of the drug candidate, the clinical trial design and the ability to enroll suitable patients. In general, we will incur increased research and development expenses for compounds that advance in clinical development, whereas expenses will end for compounds that do not warrant further clinical development.

We currently do not have reliable estimates of total costs for a particular drug candidate to reach the market. Our potential therapeutic products are subject to a lengthy and uncertain regulatory process that may involve unanticipated additional clinical trials and may not result in receipt of the necessary regulatory approvals. Failure to receive the necessary regulatory approvals would prevent us from commercializing the product candidates affected. In addition, clinical trials of our potential products may fail to demonstrate safety and efficacy, which could prevent or significantly delay regulatory approval.

General and Administrative Expenses

Total general and administrative expenses were as follows (dollar amounts are presented in millions):

	Year Ended December 31,
	2008	2007	2006
General and administrative expenses(1)	$36.9	$44.9	$39.1
Dollar (decrease) increase	$(8.0)	$5.8	$11.4
Percentage (decrease) increase	(18%)	15%	41%

(1)	Amounts for 2008, 2007 and 2006 include $8.1 million, $7.3 million and $6.3 million, respectively, in employee stock-based compensation under SFAS 123R.

General and administrative expenses consist primarily of personnel expenses to support our general operating activities, facility costs and professional expenses, such as legal and accounting fees. The decrease in 2008 from 2007 resulted primarily from an increase of $10.4 million in the allocation of general corporate costs (such as facilities costs, property taxes and insurance) to research and development, which primarily reflected the relative growth of the research and development function compared to the general and administrative function. This decrease was partly offset by increases in facilities costs of $2.4 million and consulting and outside services costs of $1.3 million. The increase in 2007 from 2006 resulted primarily from an increase in personnel expenses of $3.9 million and increases in employee and nonemployee stock-based compensation expense of $2.1 million. The increases in personnel expenses and stock-based compensation expense were primarily to support our expanding operations.

Amortization of Intangible Assets

Total amortization of intangible assets was as follows (dollar amounts are presented in millions):

	Year Ended December 31,
	2008	2007	2006
Amortization of intangible assets	$—	$0.2	$0.8
Dollar decrease	$(0.2)	$(0.6)	$(0.3)
Percentage decrease	(100%)	(75%)	(24%)

Intangible assets resulted from our acquisitions of X-Ceptor, Genomica, Artemis and Agritope (renamed Exelixis Plant Sciences). These assets are amortized over specified time periods. The decrease in amortization of intangible assets expense in 2008 compared to 2007 was due to the completion of the amortization of the assembled workforce related to our acquisition of X-Ceptor Therapeutics. In addition, amortization of intangible assets expense decreased as a result of our transaction in September 2007 with Agrigenetics in which we sold $2.1 million of acquired patents and our transaction in November 2007 in which we sold 80.1% of the share capital of Artemis, which included $0.3 million of acquired patents.

The decrease in amortization of intangible assets expense in 2007 compared to 2006 was due to the completion of the amortization of the assembled workforce related to our acquisition of X-Ceptor Therapeutics and the developed technology related to our acquisition of Artemis.

Restructuring Charge

In November 2008, we implemented a restructuring plan that resulted in a reduction in force of 78 employees or approximately 10% of our workforce. We anticipate that the actions associated with the restructuring plan will be completed during the first quarter of 2009.

The decision to restructure was based on our corporate strategy to control our costs, with the goal of enabling us to operate independently of the capital markets for a substantial period of time. As a result of this restructuring plan, we recorded a restructuring charge of approximately $2.9 million in the fourth quarter of 2008 consisting primarily of severance, health care benefits and legal and outplacement services fees, of which approximately $1.2 million had been paid out as of December 31, 2008.

Total Other Income

Total other income was as follows (dollar amounts are presented in millions):

	Year Ended December 31,
	2008	2007	2006
Total other income	$3.7	$46.0	$3.6
Dollar (decrease) increase	$(42.3)	$42.5	$4.4

The decrease in total other income for 2008 compared to 2007 was primarily due to the 2007 gain on the sale of our plant trait business and the gain on sale of 80.1% of the share capital of Artemis, and a decrease in interest income as a result of lower cash and investment balances and lower average interest rates

The increase in total other income for 2007 compared to 2006 was primarily due to the gain on the sale of our plant trait business and the gain on sale of 80.1% of the share capital of Artemis and an increase in interest income as a result of higher cash and investment balances and higher average interest rates.

In September 2007, we sold our plant trait business to Agrigenetics, and, as a result, we recognized a gain of $18.8 million in total other income. The gain of $18.8 million primarily consists of a purchase price of $22.5 million, less $2.4 million in net book value of tangible and intangible assets and the derecognition of $1.4 million of goodwill.

As a result of the sale of 80.1% of the share capital of Artemis in November 2007, we recognized a gain of $18.1 million in total other income. This gain primarily consists of cash received of $19.8 million, plus $2.5 million relating to the elimination of cumulative foreign currency translation adjustments and the elimination of net liabilities, less $0.3 million of intangible assets (acquired patents) and the derecognition of $2.3 million of goodwill.

Noncontrolling Interest in Symphony Evolution, Inc.

Pursuant to the agreements that we entered into with SEI and certain other parties in June 2005, we consolidate SEI’s financial condition and results of operations in accordance with FIN 46R. Accordingly, we have deducted the losses attributable to the noncontrolling interest (SEI’s losses) from our net loss in the consolidated statement of operations and we have also reduced the noncontrolling interest holders’ ownership interest in SEI in the consolidated balance sheet by SEI’s losses. The noncontrolling interest holders’ ownership in the consolidated balance sheet was $0.7 million as of December 31, 2008. Prior to 2009, we would not allocate SEI’s losses such that the carrying value of the noncontrolling interest would be reduced below zero. However, upon the adoption of the Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51,” or SFAS 160, on January 3, 2009, we will allocate losses to the noncontrolling interest in SEI such that the noncontrolling interest could have a negative carrying value. As a result of the adoption of this new standard, we expect the value of the non-controlling interest to fall below zero by the end of the first quarter of 2009. For the years ended December 31, 2008, 2007 and 2006, the losses attributed to the noncontrolling interest holders were $12.7 million, $24.6 million and $21.7 million, respectively.

The decrease in 2008 from 2007 in the losses attributed to the noncontrolling interest holders were primarily due to decreased development expenses associated with XL784 and XL999. The increase in 2007 from 2006 in the losses attributed to the noncontrolling interest holders is related to increased development expenses associated with XL784 and XL647, which were partially offset by a decrease in development expenses associated with XL999.

Income Taxes

We have incurred net losses since inception and, consequently, have not recorded any U.S. federal or state income taxes. As of December 31, 2008, we had federal and California net operating loss carryforwards of $768.0 million and $543.0 million, respectively.

Under the Internal Revenue Code and similar state provisions, certain substantial changes in our ownership could result in an annual limitation on the amount of net operating loss and credit carryforwards that can be utilized in future years to offset future taxable income. Annual limitations may result in the expiration of net operating loss and credit carryforwards before they are used.

Liquidity and Capital Resources

Sources and Uses of Cash

The following table summarizes our cash flow activities for the years ended December 31, 2007, 2006 and 2005 (dollar amounts are presented in thousands):

	Year Ended December 31,
	2008	2007	2006
Net loss	$(162,854)	$(86,381)	$(101,492)
Adjustments to reconcile net loss to net cash used in operating activities	19,794	(29,126)	13,598
Changes in operating assets and liabilities	133,303	46,768	42,555

Net cash used in operating activities	(9,757)	(68,739)	(45,339)
Net cash used in investing activities	121,368	(3,019)	(21,701)
Net cash provided by financing activities	630	84,248	109,344
Effect of foreign exchange rates on cash and cash equivalents	—	(402)	(263)

Net increase in cash and cash equivalents	112,241	12,088	42,041
Cash and cash equivalents, at beginning of year	135,457	123,369	81,328

Cash and cash equivalents, at end of year	$247,698	$135,457	$123,369

To date, we have financed our operations primarily through the sale of equity, payments and loans from collaborators, equipment financing facilities and interest income. We have also financed certain of our research and development activities under our agreements with SEI. In October 2006, we received net proceeds, after underwriting fees and offering expenses, of $90.5 million from the sale of 11.5 million shares of our common stock under a shelf registration statement. In September 2007, we received net proceeds, after underwriting fees and offering expenses, of $71.9 million from the sale of 7.0 million shares of our common stock under a shelf registration statement. As of December 31, 2008, we had $284.2 million in cash and cash equivalents and marketable securities, which included restricted cash and investments of $4.0 million and investments held by SEI of $14.7 million. In addition, as of December 31, 2008, approximately $33.6 million of cash and cash equivalents and marketable securities serve as collateral for bank lines of credit.

Operating Activities

Our operating activities used cash of $9.8 million for the year ended December 31, 2008, compared to $68.7 million for 2007 and $45.3 million for 2006. Cash used in operating activities during 2008 related primarily to our net loss of $162.9 million and loss attributed to noncontrolling interest of $12.7 million. The increase in our net loss was primarily driven by the continued advancement and expansion of our clinical trial activity in addition to the inclusion in 2007 of the $18.8 million gain on the sale of assets recognized in conjunction with our transaction with Agrigenetics, which was accounted for as a sale of our plant trait business and $18.1 million gain on the sale of 80.1% of Artemis. These uses of cash were primarily offset by a net increase in deferred revenue of $132.8 million primarily driven by receipt of an upfront cash payment of $195 million related to the XL184 and XL281 collaboration with Bristol-Myers Squibb, partially offset by a decrease in deferred revenue from the ratable recognition of deferred revenues over the period of continuing involvement from our various collaborations. In particular, we accelerated $18.5 million in previously deferred revenue relating to the conclusion of our collaboration with GlaxoSmithKline, the development term for which concluded on October 27, 2008. In addition, cash uses were offset by increases in accounts payable and other accrued expenses as well as non-cash charges totaling $36.1 million relating to stock-based compensation and depreciation and amortization. Cash used in operating activities during 2007 related primarily to our loss from operations of $157.0 million, partially offset by non-cash charges totaling $31.3 million relating to stock-based compensation and depreciation and amortization. In addition, cash used in operating activities was reduced by $49.9 million as the result of decreases in accounts receivable and increases in accounts payable, other accrued expenses, other long term liabilities and deferred revenue. Cash used in operating activities during 2006 related primarily to funding net losses, losses attributed to the noncontrolling interest and receivables. These uses of cash were partially offset by changes in deferred revenues, accrued expenses and non-cash charges related to stock-based compensation expense recognized due to our adoption of SFAS 123R and depreciation and amortization.

While cash used in operating activities is primarily driven by our net loss, operating cash flows differ from our net loss as a result of differences in the timing of cash receipts and earnings recognition, expenses related to the noncontrolling interest and non-cash charges. We expect to use cash for operating activities for at least the next several years as we continue to incur net losses associated with our research and development activities, including manufacturing and development expenses for compounds in preclinical and clinical studies.

Investing Activities

Our investing activities provided cash of $121.4 million for the year ended December 31, 2008, compared to cash used of $3.0 million for 2007 and $21.7 million for 2006.

Cash provided in investing activities for 2008 was primarily driven by proceeds from the sale and maturities of marketable securities of $110.0 million and the sale of $16.9 million of investments held by SEI, partially offset by purchases of property and equipment of $15.1 million. In addition, in September 2008 we received the $4.5 million anniversary payment plus an additional $4.5 million of contingent consideration in association with our transaction with Agrigenetics. The proceeds provided by maturities or sale of our marketable securities and the sale of investments by SEI were used to fund our operations. We expect to continue to make moderate investments in property and equipment to support our operations.

Cash used in investing activities for 2007 was primarily driven by net purchases of marketable securities of $47.5 million and purchases of property and equipment of $17.4 million. Most of the cash invested in marketable securities and investments was generated by a common stock offering in 2007 and payments received from collaborators. These uses of cash were partially offset by net proceeds of $35.3 million from the sale of our plant trait business and Artemis. The proceeds provided by maturities of our marketable securities and the sale of investments by SEI were used to fund our operations.

Cash used in investing activities for 2006 was primarily driven by purchases of marketable securities of $91.7 million, purchases of investments held by SEI of $42.3 million and purchases of property and equipment of $11.6 million. Most of the cash invested in marketable securities and investments was generated by a common stock offering in 2006 and a second capital draw by our consolidated entity SEI in 2006. These uses of cash were partially offset by proceeds of $99.6 million from the maturities of marketable securities and $21.3 million from the sales of investments held by SEI. The proceeds provided by maturities of our marketable securities and the sale of investments by SEI were used to fund our operations.

Financing Activities

Our financing activities provided cash of $0.6 million for the year ended December 31, 2008, compared to $84.2 million for 2007 and $109.3 million for 2006.

Cash provided by our financing activities for the 2008 period was primarily due to proceeds of $13.6 million from our notes payable and bank obligations and $4.5 million from the exercise of stock options and the issuance of stock under the employee stock purchase plan. These increases were partially offset by principal payments on notes payable and bank obligations of $17.5 million.

Cash provided by our financing activities for 2007 was primarily due to net proceeds of $71.9 million received through the sale of our common stock and $12.6 million of proceeds from note payable and bank obligations. These increases were partially offset by $12.1 million of principal payments on notes payable and bank obligations.

Cash provided by our financing activities for 2006 was primarily due to net proceeds of $90.5 million received through the sale of our common stock, a $40.0 million capital draw by SEI and the related funding by preferred shareholders of SEI and $14.8 million of proceeds from note payable and bank obligations. These increases were partially offset by $41.9 million of principal payments on notes payable and bank obligations, which included the repayment of $30.0 million convertible promissory note to PDL BioPharma.

We finance property and equipment purchases through equipment financing facilities, such as notes and bank obligations. Proceeds from collaboration loans and common stock issuances are used for general working capital purposes, such as research and development activities and other general corporate purposes. Over the next several years, we are required to make certain payments on notes, bank obligations and our loan from GlaxoSmithKline. In June 2008, we entered into the Facility Agreement with Deerfield Entities for which the Deerfield Entities agreed to loan us up to $150.0 million, subject to certain conditions. We may draw down on the facility in $15.0 million increments at any time until December 2009. The outstanding principal and interest under the loan, if any, is due by June 4, 2013, and, at our option, can be repaid at any time with shares of our common stock, subject to certain restrictions, or in cash. As of December 31, 2008, we had not drawn down on the Facility Agreement.

Cash Requirements

We have incurred net losses since inception, including a net loss of $162.9 million for the year ended December 31, 2008, and we expect to incur substantial losses for at least the next several years as we continue our research and development activities, including manufacturing and development expenses for compounds in preclinical and clinical studies. As of December 31, 2008, we had $284.2 million in cash and cash equivalents and short-term and long-term marketable securities, which included investments held by SEI of $14.7 million and restricted cash and investments of $4.0 million. We anticipate that our current cash and cash equivalents, short-term and long-term marketable securities, investments held by SEI, funds available under the Facility Agreement with the Deerfield Entities, and other funding that we expect to receive from collaborators, which assumes a moderate level of business development activity, will enable us to maintain our operations for a period of at least 12 months following the filing date of this report. Our goal is to be able to operate independently of the capital markets for a substantial period of time. However, our future capital requirements will be substantial and will depend on many factors that may require us to use available capital resources significantly earlier than we currently anticipate. These factors include:

•

repayment of our loan from GlaxoSmithKline – In October 2002, we entered into a collaboration with GlaxoSmithKline, to discover and develop novel therapeutics in the areas of vascular biology, inflammatory disease and oncology. As part of the collaboration, we entered into a loan and security agreement with GlaxoSmithKline, pursuant to which we borrowed $85.0 million for use in our efforts under the collaboration. The loan bears interest at a rate of 4.0% per annum and is secured by certain intellectual property, technology and equipment created or utilized pursuant to the collaboration. Principal and accrued interest under the loan becomes due in three annual installments, beginning on October 27, 2009. Repayment of all or any of the amounts advanced to us under this agreement may, at our election, be in the form of our common stock at fair market value, subject to certain conditions. As of December 31, 2008, the aggregate principal and interest outstanding under our GlaxoSmithKline loan was $102.2 million. Following the conclusion on October 27, 2008 of the development term under our collaboration with GlaxoSmithKline, we are no longer eligible to receive selection milestone payments from GlaxoSmithKline to credit against outstanding loan amounts, and in the event the market price for our common stock is depressed, we may not be able to repay the loan in full using shares of our common stock due to restrictions in the agreement on the number of shares we may issue. In addition, the issuance of shares of our common stock to repay the loan may result in significant dilution to our stockholders. As a result, we may need to obtain additional funding, including from funds available under the Facility Agreement with the Deerfield Entities, to satisfy our repayment obligations, including the payment that is due on October 27, 2009. There can be no assurance that we will have sufficient funds to repay amounts outstanding under the loan when due or that we will satisfy the conditions to our ability to repay the loan in shares of our common stock.

•

whether and when we draw funds under our Facility Agreement with the Deerfield Entities – In June 2008, we entered into the Facility Agreement with the Deerfield Entities pursuant to which the Deerfield Entities agreed to loan to us up to $150.0 million, subject to certain conditions. We may draw down on the facility in $15.0 million increments at any time until December 2009. The outstanding principal and interest under the loan, if any, is due by June 4, 2013, and, at our option, can be repaid at any time with shares of our common stock, subject to certain restrictions, or in cash. Interest under the loan does not accrue until we draw down on the facility, at which time interest will begin to accrue at a rate of 6.75% per annum compounded annually on the outstanding principal amount of the facility. The Deerfield Entities also have limited rights to accelerate repayment of the loan upon certain changes of control of Exelixis or an event of default. Pursuant to the Facility Agreement, we paid the Deerfield Entities a one time transaction fee of $3.8 million, or 2.5% of the loan facility, and we are obligated to pay an annual commitment fee of $3.4 million, or 2.25% of the loan facility, payable quarterly. If we draw down under the Facility Agreement, we would be required to issue to the Deerfield Entities additional warrants to purchase shares of our common stock. If we draw down under the Facility Agreement, there is no assurance that the conditions to our ability to repay the loan in shares of our common stock would be satisfied at the time that any outstanding principal and interest under the loan is due, in which case we would be obligated to repay the loan in cash, or that events permitting acceleration of the loan will not occur, in which event we would be required to repay any outstanding principal and interest sooner than anticipated;

•

the progress and scope of our collaborative and independent clinical trials and other research and development projects, including with respect to XL184, our most advanced asset. We expect to particularly focus our later stage development efforts on XL184, which is being studied in a variety of tumor types, with the goal of rapidly commercializing the compound. As described under “ – Corporate Collaborations – Bristol-Myers Squibb – 2008 Cancer Collaboration,” in December 2008, we entered into a worldwide co-development collaboration with Bristol-Myers Squibb for the development and commercialization of XL184. The companies will share worldwide (except for Japan) development costs for XL184. We are responsible for 35% of such costs and Bristol-Myers Squibb is responsible for 65% of such costs, except that we are responsible to fund the initial $100 million of combined costs and have the option to defer payments for development costs above certain thresholds. In return, we will share 50% of the commercial profits and losses (including pre-launch commercialization expenses) in the United States and have the option to co-promote XL184 in the United States. We have the right to defer payment for certain early commercialization and other related costs above certain thresholds. During the term of the collaboration, so long as we have not opted out of the co-development of XL184, there may be periods during which Bristol-Myers Squibb will partially reimburse us for certain research and development expenses, and other periods during which we will owe Bristol-Myers Squibb for research and development expenses that Bristol-Myers Squibb incurred on joint development projects, less amounts reimbursable to us by Bristol-Myers Squibb on these projects. On an annual basis, to the extent that net research and development funding payments are received from Bristol-Myers Squibb, these payments will be presented as collaboration revenue. In annual periods when net research and development funding payments are payable to Bristol-Myers Squibb, these payments will be presented as collaboration cost sharing expense. Generally, the direction of cash flows will depend on the level of development activity by either party, which may change during the development term. Our capital requirements will be impacted by the level of our expenses for the development activity conducted by us and the degree to which we will be required to make payments to, or we will receive payments from, Bristol-Myers Squibb. If we opt out of the co-development of XL184, we would have no further unreimbursed cost obligations;

•

the level of payments received under existing collaboration agreements, licensing agreements and other arrangements as well as our ability to enter into new collaboration agreements, licensing agreements and other arrangements that provide additional payments;

•	our ability to control costs;

•	our ability to remain in compliance with, or amend or cause to be waived, financial covenants contained in agreements with third parties;

•	the amount of our cash and cash equivalents and marketable securities that serve as collateral for bank lines of credit;

•	future clinical trial results;

•	our need to expand our product and clinical development efforts;

•	our ability to share the costs of our clinical development efforts with third parties;

•	the cost and timing of regulatory approvals;

•	the cost of clinical and research supplies of our product candidates;

•	the effect of competing technological and market developments;

•	the filing, maintenance, prosecution, defense and enforcement of patent claims and other intellectual property rights;

•	the cost of any acquisitions of or investments in businesses, products and technologies; and

•	the cost and timing of establishing or contracting for sales, marketing and distribution capabilities.

One or more of these factors or changes to our current operating plan may require us to use available capital resources significantly earlier than we anticipate. If our capital resources are insufficient to meet future capital requirements, we will have to raise additional funds. We may seek to raise funds through the sale of equity or debt securities or through external borrowings. In addition, we may enter into strategic partnerships for the development and commercialization of our compounds. However, we may be unable to raise sufficient additional capital when we need it, on favorable terms or at all. The sale of equity or convertible debt securities in the future may be dilutive to our stockholders, and debt-financing arrangements may require us to pledge certain assets and enter into covenants that would restrict certain business activities or our ability to incur further indebtedness, and may contain other terms that are not favorable to our stockholders or us. If we are unable to obtain adequate funds on reasonable terms, we may be required to curtail operations significantly or obtain funds by entering into financing, supply or collaboration agreements on unattractive terms or we may be required to relinquish rights to technology or product candidates or to grant licenses on terms that are unfavorable to us.

We will have to obtain additional funding in order to stay in compliance with financial covenants contained in agreements with third parties. For example, as part of our collaboration with GlaxoSmithKline, we entered into the loan and security agreement, which, as amended, contains financial covenants pursuant to which our

“working capital” (the amount by which our current assets exceed our current liabilities as defined by the agreement, which excludes restricted cash and deferred revenue, but includes amounts available for borrowing under the Facility Agreement with the Deerfield Entities) must not be less than $25.0 million and our “cash and investments” (total cash, cash equivalents and investments as defined by the agreement, which excludes restricted cash) must not be less than $50.0 million. As of December 31, 2008, our “working capital” was $321.0 million (including $150.0 million available for borrowing under the Facility Agreement) and our “cash and investments” were $280.2 million. If we were to default on the financial covenants under the loan and security agreement, GlaxoSmithKline may, among other remedies, declare immediately due and payable all obligations under the loan and security agreement. Outstanding borrowings and accrued interest under the loan and security agreement totaled $102.2 million at December 31, 2008. Principal and accrued interest under the loan becomes due in three annual installments beginning on October 27, 2009. In addition, if our cash and cash equivalents and marketable securities on the last day of any calendar quarter are less than $75.0 million, then we would be in default under the Facility Agreement with the Deerfield Entities, and the Deerfield Entities would have the right, among other remedies, to cancel our right to request disbursements and declare immediately due and payable any amounts accrued or payable under the Facility Agreement. If our “cash reserves” fall below $80 million and we are unable to increase such cash reserves to $80 million or more within 90 days, our co-development and co-promotion rights with respect to XL184 under our 2008 collaboration agreement with Bristol-Myers Squibb may be terminated. “Cash reserves” for purposes of our 2008 collaboration agreement with Bristol-Myers Squibb includes our total cash, cash equivalents and investments (excluding any restricted cash), plus the amount then available for borrowing by us under the Facility Agreement with the Deerfield Entities, as the same may be amended from time to time, and any other similar financing arrangements. If we cannot raise additional capital in order to remain in compliance with our financial covenants or if we are unable to renegotiate such covenants and the lender exercises its remedies under the agreement, we would not be able to operate under our current operating plan.

We have contractual obligations in the form of operating leases, notes payable and licensing agreements. The following chart details our contractual obligations as of December 31, 2008 (dollar amounts are presented in thousands):

	Payments Due by Period
Contractual Obligations(1)	Total	Less than 1 year	1-3 Years	4-5 years	After 5 years
Notes payable and bank obligations	$33,032	$15,119	$16,473	$1,440	$—
Licensing agreements	638	488	150	—	—
Convertible loans(2)	102,234	34,214	68,020	—	—
Operating leases	162,979	19,615	37,868	38,493	67,003

Total contractual cash obligations	$298,883	$69,436	$122,511	$39,933	$67,003

(1)	In June 2008, we entered into the Facility Agreement pursuant to which the Deerfield Entities agreed to loan to us up to $150.0 million. We are obligated to pay an annual commitment fee of $3.4 million or 2.25% of the loan facility, payable quarterly. We are under no obligation to draw down on the loan facility and at any time prior to any draw downs, we may terminate the loan facility without penalty. As a result, such amounts are not included in this table.
(2)	Includes interest payable on convertible loans of $17.2 million as of December 31, 2008. Additional interest may accrue at 4% per annum. The debt and interest payable can be repaid in cash or common stock at our election. The development term under our collaboration with GlaxoSmithKline concluded on October 27, 2008, as scheduled. As a result of the development term ending as scheduled, the first payment of principal $28.1 million plus accrued interest will be due in October 2009.

Excluded from the table above are obligations under our collaboration agreements with Bristol-Myers Squibb to co-develop and co-commercialize XL139, XL 413 and XL184 in the United States. As a result of these collaborations, we will be required to pay 35% of the worldwide development expenses. See Note 3 of the Notes to the Consolidated Financial Statements for further information concerning these collaborations.

Recent Accounting Pronouncements

In December 2007, the FASB issued EITF Issue No. 07-1, “Accounting for Collaborative Arrangements” (“EITF 07-1”). EITF 07-1 defines collaborative arrangements and requires that transactions with third parties that do not participate in the arrangement be reported in the appropriate income statement line items pursuant to the guidance in EITF 99-19, “Reporting Revenue Gross as a Principal versus Net as an Agent.” Income statement classifications of payments made between participants of a collaborative arrangement are to be based on other applicable authoritative accounting literature. If the payments are not within the scope or analogy of other authoritative accounting literature, a reasonable, rational and consistent accounting policy is to be elected. EITF 07-1 is to be applied retrospectively to all prior periods presented for all collaborative arrangements existing as of the effective date. The Company does not anticipate that the adoption of this statement will have a material impact on its financial position, results of operations, or cash flows.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of Accounting Research Bulletin No. 51” (“SFAS 160”). SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest and the valuation of retained noncontrolling equity investments when a subsidiary is deconsolidated. SFAS 160 also establishes disclosure requirements that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. SFAS 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and will be adopted by us in the first quarter of fiscal 2009. Under current accounting standards, we do not allocate losses to the noncontrolling interest in SEI such that the carrying value of the noncontrolling interest is reduced below zero. Under SFAS 160, we could allocate losses to the noncontrolling interest in SEI such that the noncontrolling interest could have a negative carrying value.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements (as defined by applicable SEC regulations) that are reasonably likely to have a current or future material effect on our financial condition, results of operations, liquidity, capital expenditures or capital resources, except warrants and stock options. Our off-balance sheet arrangements are described in further detail in Notes 10 and 11 of the notes to our consolidated financial statements.

ITEM 7A.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Our exposure to market risk for changes in interest rates relates primarily to our investment portfolio and our long-term debt. At December 31, 2008 and 2007, we had cash and cash equivalents, marketable securities, investments held by SEI and restricted cash and investments of $284.2 million and $299.5 million, respectively. Our marketable securities and investments are subject to interest rate risk, and our interest income may fluctuate due to changes in U.S. interest rates. By policy, we limit our investments to money market instruments, debt securities of U.S. government agencies and debt obligations of U.S. corporations. These securities are generally classified as available-for-sale and consequently are recorded on the balance sheet at fair value with unrealized gains or losses reported as a separate component of accumulated other comprehensive income (loss), net of estimated income taxes. We manage market risk through diversification requirements mandated by our investment policy, which limits the amount of our portfolio that can be invested in a single issuer. We manage credit risk by limiting our purchases to high-quality issuers. Through our money managers, we maintain risk management control systems to monitor interest rate risk. The risk management control systems use analytical techniques, including sensitivity analysis. At December 31, 2008 and 2007, we had debt outstanding of $117.7 million and $121.5 million, respectively. Our payment commitments associated with these debt instruments are fixed during the corresponding terms and are comprised of interest payments, principal payments or a combination thereof. The fair value of our debt will fluctuate with movements of interest rates, increasing in periods of declining rates of interest, and declining in periods of increasing rates of interest.

We have estimated the effects on our interest rate sensitive assets and liabilities based on a one-percentage point hypothetical adverse change in interest rates as of December 31, 2008 and 2007. As of December 31, 2008 and 2007, a decrease in the interest rates of one percentage point would have had a net adverse change in the fair value of interest rate sensitive assets and liabilities of $1.3 million and $1.4 million, respectively. We have assumed that the changes occur immediately and uniformly to each category of instrument containing interest rate risks. Significant variations in market interest rates could produce changes in the timing of repayments due to available prepayment options. The fair value of such instruments could be affected and, therefore, actual results might differ from our estimate.

ITEM 8.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

EXELIXIS, INC.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of Exelixis, Inc.

We have audited the accompanying consolidated balance sheets of Exelixis, Inc. as of January 2, 2009 and December 28, 2007, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for each of the three fiscal years in the period ended January 2, 2009. These financial statements are the responsibility of Exelixis, Inc.’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Exelixis, Inc. at January 2, 2009 and December 28, 2007, and the consolidated results of its operations and its cash flows for each of the three fiscal years in the period ended January 2, 2009, in conformity with U.S. generally accepted accounting principles.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of Exelixis, Inc.’s internal control over financial reporting as of January 2, 2009, based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 4, 2009 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

Palo Alto, California

March 4, 2009

EXELIXIS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$247,698	$135,457
Marketable securities	—	105,153
Investments held by Symphony Evolution, Inc.	14,703	30,935
Other receivables	1,457	6,087
Prepaid expenses and other current assets	7,713	6,151

Total current assets	271,571	283,783
Restricted cash and investments	4,015	7,238
Long-term investments	17,769	20,747
Property and equipment, net	36,247	34,664
Goodwill	63,684	63,684
Other assets	8,336	2,004

Total assets	$401,622	$412,120

LIABILITIES, NONCONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$4,946	$9,288
Accrued clinical trial liabilities	22,551	21,651
Other accrued liabilities	14,007	7,594
Accrued compensation and benefits	16,142	14,480
Current portion of notes payable and bank obligations	14,911	15,767
Current portion of convertible loans	28,050	—
Deferred revenue	88,936	64,105

Total current liabilities	189,543	132,885
Notes payable and bank obligations	17,769	20,747
Convertible loans	56,950	85,000
Other long-term liabilities	22,620	24,924
Deferred revenue	171,001	63,053

Total liabilities	457,883	326,609

Noncontrolling interest in Symphony Evolution, Inc.	714	13,430
Commitments (Note 13)
Stockholders’ equity (deficit):
Preferred stock, $0.001 par value, 10,000,000 shares authorized and no shares issued	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized; issued and outstanding: 106,331,183 and 104,744,732 shares at December 31, 2008 and 2007, respectively	106	105
Additional paid-in-capital	897,423	863,127
Accumulated other comprehensive income	—	499
Accumulated deficit	(954,504)	(791,650)

Total stockholders’ equity (deficit)	(56,975)	72,081

Total liabilities, noncontrolling interest and stockholders’ equity (deficit)	$401,622	$412,120

The accompanying notes are an integral part of these consolidated financial statements.

EXELIXIS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Year Ended December 31,
	2008	2007	2006
Revenues:
Contract	$71,066	$69,023	$62,414
License	46,793	44,447	36,256

Total revenues	117,859	113,470	98,670

Operating expenses:
Research and development	257,390	225,375	185,481
General and administrative	36,892	44,940	39,123
Amortization of intangible assets	—	202	820
Restructuring charge	2,890	—	—

Total operating expenses	297,172	270,517	225,424

Loss from operations	(179,313)	(157,047)	(126,754)
Other income (expense):
Interest income and other, net	5,935	13,055	8,546
Interest expense	(6,762)	(3,966)	(4,981)
Gain on sale of businesses	4,570	36,936	—

Total other income (expense), net	3,743	46,025	3,565

Loss before noncontrolling interest in Symphony Evolution, Inc.	(175,570)	(111,022)	(123,189)
Loss attributed to noncontrolling interest in Symphony Evolution, Inc.	12,716	24,641	21,697

Net loss	$(162,854)	$(86,381)	$(101,492)

Net loss per share, basic and diluted	$(1.54)	$(0.87)	$(1.17)

Shares used in computing basic and diluted loss per share amounts	105,498	99,147	86,602

The accompanying notes are an integral part of these consolidated financial statements.

EXELIXIS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

(in thousands, except share data)

	Common Stock Shares	Common Stock Amount	Additional Paid-in Capital	Accumulated Other Comprehensive Income	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
Balance at December 31, 2005	83,404,722	$84	$636,263	$973	$(603,777)	$33,543
Net loss	—	—	—	—	(101,492)	(101,492)
Decrease in unrealized loss on available-for-sale securities	—	—	—	405	—	405
Change in accumulated translation adjustment, net	—	—	—	(233)	—	(233)

Comprehensive loss						(101,320)

Issuance of common stock under stock plans	1,013,998	—	8,145	—	—	8,145
Issuance of common stock, net of offering costs	11,500,000	12	90,482	—	—	90,494
Issuance of warrants to Symphony Evolution Holdings, Inc.	—	—	3,984	—	—	3,984
Exercise of Warrant	71,428		81	—	—	81
Stock-based compensation expense	—	—	17,613	—	—	17,613

Balance at December 31, 2006	95,990,148	96	756,568	1,145	(705,269)	52,540
Net loss	—	—	—	—	(86,381)	(86, 381)
Change in unrealized gains on available-for-sale securities	—	—	—	542	—	542
Change in cumulative translation adjustment	—	—	—	(1,188)	—	(1,188)

Comprehensive loss						(87,027)

Issuance of common stock under stock plans	1,754,584	2	14,508	—	—	14,510
Issuance of common stock, net of offering costs	7,000,000	7	71,883	—	—	71,890
Stock-based compensation expense	—	—	20,168	—	—	20,168

Balance at December 31, 2007	104,744,732	105	863,127	499	(791,650)	72,081
Net loss	—	—	—	—	(162,854)	(162,854)
Change in unrealized gains on available-for-sale securities	—	—	—	(499)	—	(499)

Comprehensive loss						(163,353)

Issuance of common stock under stock plans	1,586,451	1	7,951	—	—	7,952
Issuance of warrants to Deerfield	—	—	3,438	—	—	3,438
Stock-based compensation expense	—	—	22,907	—	—	22,907

Balance at December 31, 2008	106,331,183	$106	$897,423	$—	$(954,504)	$(56,975)

The accompanying notes are an integral part of these consolidated financial statements.

EXELIXIS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2008	2007	2006
Cash flows from operating activities:
Net loss	$(162,854)	$(86,381)	$(101,492)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	13,227	11,130	16,090
Loss attributed to noncontrolling interest	(12,716)	(24,641)	(21,697)
Stock-based compensation expense	22,907	20,168	17,613
Amortization of intangibles	—	202	820
Gain on sale of plant trait business and Artemis Pharmaceuticals	(4,570)	(36,936)	—
Other	946	951	772
Changes in assets and liabilities:
Other receivables	201	17,698	(15,090)
Prepaid expenses and other current assets	(1,562)	(2,965)	(645)
Other assets	(2,775)	(175)	644
Accounts payable and other accrued expenses	6,963	23,658	12,164
Other long-term liabilities	(2,304)	4,433	6,015
Deferred revenue	132,780	4,119	39,467

Net cash used in operating activities	(9,757)	(68,739)	(45,339)

Cash flows from investing activities:
Purchases of investments held by Symphony Evolution, Inc.	(707)	(2,280)	(42,338)
Proceeds on sale of investments held by Symphony Evolution, Inc.	16,939	26,433	21,290
Purchases of property and equipment	(15,132)	(17,399)	(11,610)
Proceeds from sale of equipment	—	—	10
Proceeds on sale of plant trait business	9,000	18,000	—
Proceeds on sale of Artemis Pharmaceuticals, net	—	17,309	—
Decrease in restricted cash and investments	3,223	2,396	3,048
Proceeds on sale of marketable securities	58,818	—	—
Proceeds from maturities of marketable securities	51,181	156,339	99,641
Purchases of marketable securities	(1,954)	(203,817)	(91,742)

Net cash provided (used) in investing activities	121,368	(3,019)	(21,701)

Cash flows from financing activities:
Proceeds from the issuance of common stock, net of offering costs	—	71,890	90,482
Proceeds from exercise of stock options and warrants	310	8,301	3,275
Proceeds from employee stock purchase plan	4,154	3,567	2,783
Payments on capital lease obligations	—	—	(98)
Proceeds from notes payable and bank obligations	13,619	12,632	14,791
Principal payments on notes payable and bank obligations	(17,453)	(12,142)	(41,889)
Proceeds from purchase of noncontrolling interest by preferred shareholders in Symphony Evolution, Inc., net of fees	—	—	40,000

Net cash provided by financing activities	630	84,248	109,344

Effect of foreign exchange rates on cash and cash equivalents	—	(402)	(263)

Net increase in cash and cash equivalents	112,241	12,088	42,041
Cash and cash equivalents, at beginning of year	135,457	123,369	81,328

Cash and cash equivalents, at end of year	$247,698	$135,457	$123,369

Supplemental cash flow disclosure:
Cash paid for interest	$355	$597	$2,634
Warrants issued in conjunction with the Symphony Evolution, Inc. financing	—	—	3,984
Warrants issued in conjunction with Deerfield financing agreement	3,438	—	—

The accompany notes are an integral part of these consolidated financial statements.

EXELIXIS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Exelixis, Inc. (“Exelixis,” “we,” “our” or “us”) is committed to developing innovative therapies for cancer and other serious diseases. Through our drug discovery and development activities, we are building a portfolio of novel compounds that we believe have the potential to be high-quality, differentiated pharmaceutical products. Our most advanced pharmaceutical programs focus on drug discovery and development of small molecule drugs for cancer.

Basis of Consolidation

The consolidated financial statements include the accounts of Exelixis and our wholly owned subsidiaries as well as one variable interest entity, Symphony Evolution, Inc., for which we are the primary beneficiary as defined by Financial Accounting Standards Board (“FASB”) Interpretation No. 46 (revised 2003), Consolidation of Variable Interest Entities (“FIN 46R”). All significant intercompany balances and transactions have been eliminated. We have determined that Artemis Pharmaceuticals GmbH, our German subsidiary, was an operating segment. Selected segment information is provided in Note 2 of the Notes to the Consolidated Financial Statements.

In 2006, Exelixis adopted a 52- or 53-week fiscal year that ends on the Friday closest to December 31st. Fiscal year 2006, a 52-week year, ended on December 29, 2006, fiscal year 2007, a 52-week year, ended on December 28, 2007, fiscal year 2008, a 53-week year, ended on January 2, 2009, and fiscal year 2009, a 52-week year, will end on January 1, 2010. For convenience, references in this report as of and for the fiscal years ended December 29, 2006, December 28, 2007, and January 2, 2009 are indicated on a calendar year basis, ending December 31, 2006, 2007 and 2008, respectively.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Cash and Investments

We consider all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. We invest in high-grade, short-term commercial paper and money market funds, which are subject to minimal credit and market risk.

Investments held by Symphony Evolution, Inc. consist of investments in money market funds. As of December 31, 2008 and 2007, we had investments held by Symphony Evolution, Inc. of $14.7 million and $30.9 million, respectively.

All marketable securities are classified as available-for-sale and are carried at fair value. We view our available-for-sale portfolio as available for use in current operations. Accordingly, we have classified certain investments as short-term marketable securities, even though the stated maturity date may be one year or more

EXELIXIS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

beyond the current balance sheet date. Available-for-sale securities are stated at fair value based upon quoted market prices of the securities. We have classified certain investments as cash and cash equivalents or marketable securities that collateralize loan balances, however they are not restricted to withdrawal. Unrealized gains and losses on available-for-sale investments are reported as a separate component of stockholders’ equity. Realized gains and losses, net, on available-for-sale securities are included in interest income. The cost of securities sold is based on the specific identification method. Interest and dividends on securities classified as available-for-sale are included in interest income.

The following summarizes available-for-sale securities included in cash and cash equivalents and restricted cash and investments as of December 31, 2008 (in thousands):

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Money market funds	$270,147	$—	$—	$270,147

Total	$270,147	$—	$—	$270,147

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
As reported:
Cash equivalents	$266,132	$—	$—	$266,132
Restricted cash and investments	4,015	—	—	4,015

Total	$270,147	$—	$—	$270,147

As of December 31, 2008, we did not have any short-term or long-term marketable securities.

The following summarizes available-for-sale securities included in cash and cash equivalents, short-term and long-term marketable securities and restricted cash and investments as of December 31, 2007 (in thousands):

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Money market funds	$79,360	$—	$—	$79,360
Commercial paper	68,816	21	(12)	68,825
Corporate bonds	68,614	471	(12)	69,073
U.S. Government agency securities	51,977	32	(1)	52,008

Total	$268,767	$524	$(25)	$269,266

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
As reported:
Cash equivalents	$136,124	$16	$(12)	$136,128
Marketable securities	104,658	508	(13)	105,153
Long-term marketable securities	20,747	—	—	20,747
Restricted cash and investments	7,238	—	—	7,238

Total	$268,767	$524	$(25)	$269,266

EXELIXIS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

As of December 31, 2008, there were no unrealized gains and losses on investments. During 2008, we recognized gross gains and losses of $0.4 million and $0.1 million, respectively, on sales of our investments.

Fair Value Measurements

As of January 1, 2008, we adopted FASB Statement of Financing Accounting Standards No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 established a framework for measuring fair value in GAAP and clarified the definition of fair value within that framework. SFAS 157 does not require any new fair value measurements in GAAP. SFAS 157 introduced, or reiterated, a number of key concepts which form the foundation of the fair value measurement approach to be utilized for financial reporting purposes. The fair value of our financial instruments reflect the amounts that would be received upon sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). SFAS 157 also established a fair value hierarchy that prioritizes the use of inputs used in valuation techniques into the following three levels:

Level 1 – quoted prices in active markets for identical assets and liabilities.

Level 2 – observable inputs other than quoted prices in active markets for identical assets and liabilities.

Level 3 – unobservable inputs.

The adoption of SFAS 157 did not have a material effect on our financial condition and results of operations, but SFAS 157 introduced new disclosures about how we value certain assets and liabilities. Much of the disclosure requirement is focused on the inputs used to measure fair value, particularly in instances where the measurement uses significant unobservable (Level 3) inputs. Our financial instruments are valued using quoted prices in active markets or based upon other observable inputs. The following table sets forth the fair value of our financial assets that were measured on a recurring basis as of December 31, 2007 and 2008, respectively (in thousands):

As of December 31, 2008:

	Level 1	Level 2	Level 3	Total
Money market funds	$270,147	$—	$—	$270,147
Investments held by Symphony Evolution, Inc.	14,703	—	—	14,703

Total	$284,850	$—	$—	$284,850

As of December 31, 2007:

	Level 1	Level 2	Level 3	Total
Money market funds	$79,360	$189,906	$—	$269,266
Investments held by Symphony	30,935	—	—	30,935

Total	$110,295	$189,906	$—	$300,201

Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method over the following estimated useful lives:

Equipment and furniture	5 years
Computer equipment and software	3 years
Leasehold improvements	Shorter of lease life or 7 years

Repairs and maintenance costs are charged to expense as incurred.

EXELIXIS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

Intangible Assets

Goodwill amounts have been recorded as the excess purchase price over tangible assets, liabilities and intangible assets acquired based on their estimated fair value, by applying the purchase method. Under GAAP, we evaluate goodwill for impairment on an annual basis and on an interim basis if events or changes in circumstances between annual impairment tests indicate that the asset might be impaired. When evaluating goodwill for impairment we must determine the reporting units that exist within Exelixis. We determined that our reporting units are consistent with our operating segments. We have allocated goodwill to our reporting units based on the relative fair value of the reporting units. We also evaluate other intangible assets for impairment when impairment indicators are identified.

Other intangible assets have been amortized using the straight-line method over the following estimated useful lives:

Developed technology	5 years
Patents/core technology	15 years
Assembled workforce	2 years

Long-lived Assets

The carrying value of our long-lived assets is reviewed for impairment whenever events or changes in circumstances indicate that the asset may not be recoverable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. Long-lived assets include property and equipment and identified intangible assets.

Fair Value of Financial Instruments

Our cash equivalents and marketable securities are carried at fair value. We have estimated the fair value of our long-term debt instruments using the net present value of the payments discounted at an interest rate that is consistent with our current borrowing rate for similar long-term debt. We have outstanding balances associated with our $85.0 million convertible loan with GlaxoSmithKline and our equipment lines of credit of $32.4 million as of December 31, 2008. These items are described in further detail in Note 9 of the Notes to the Consolidated Financial Statements. We estimated the fair value of our convertible loan with GlaxoSmithKline to be $77.1 million and $73.4 million as of December 31, 2008 and 2007, respectively. We estimated the fair value of our equipment lines of credit to be $30.4 million and $30.6 million as of December 31, 2008 and 2007, respectively.

Concentration of Credit Risk

Financial instruments that potentially subject us to concentrations of credit risk are primarily cash and cash equivalents, accounts receivable and investments in marketable securities. Cash equivalents and marketable securities consist of money market funds, taxable commercial paper, corporate bonds with high credit quality and U.S. government agency obligations. Investments held by Symphony Evolution, Inc. consist of investments in money market funds. All cash and cash equivalents, marketable securities and investments held by Symphony Evolution, Inc. are maintained with financial institutions that management believes are creditworthy. Other

EXELIXIS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

receivables are typically unsecured and are concentrated in the pharmaceutical and biotechnology industries. Accordingly, we may be exposed to credit risk generally associated with pharmaceutical and biotechnology companies. We have incurred no bad debt expense since inception.

The following table sets forth revenues recognized under our collaboration agreements that exceed 10% of total revenues during the years ending December 31, 2008, 2007 and 2006:

Collaborator	2008	2007	2006
Bristol-Myers Squibb	46%	35%	22%
GlaxoSmithKline	37%	24%	28%
Genentech	17%	16%	6%
Daiichi-Sankyo	0%	10%	15%
Wyeth	0%	2%	14%

Revenue Recognition

License, research commitment and other non-refundable payments received in connection with research collaboration agreements are deferred and recognized on a straight-line basis over the period of continuing involvement, generally the research term specified in the agreement. Contract research revenues are recognized as services are performed pursuant to the terms of the agreements. Any amounts received in advance of performance are recorded as deferred revenue. Payments are not refundable if research is not successful.

We enter into corporate collaborations under which we may obtain up-front license fees, research funding, and contingent milestone payments and royalties. We evaluate whether the delivered elements under these arrangements have value to our collaboration partner on a stand-alone basis and whether objective and reliable evidence of fair value of the undelivered item exists. Deliverables that do not meet these criteria are not evaluated separately for the purpose of revenue recognition. For a combined unit of accounting, non-refundable up-front fees and milestones are recognized in a manner consistent with the final deliverable, which is generally ratably over the research period.

Milestone payments are non-refundable and recognized as revenues over the period of the research arrangement. This typically results in a portion of the milestone being recognized at the date the milestone is achieved, which portion is equal to the applicable percentage of the research term that has elapsed at the date the milestone is achieved, and the balance being recognized over the remaining research term of the agreement. In certain situations, we may receive milestone payments after the end of our period of continued involvement. In such circumstances, we would recognize 100% of the milestone revenue when the milestone is achieved.

Collaborative agreement reimbursement revenue is recorded as earned based on the performance requirements under the respective contracts. For arrangements in which we and our collaborative partner are active participants in the agreement and for which both parties are exposed to significant risks and rewards depending on the commercial success of the activity, we present payments between the parties on a net basis. On an annual basis, to the extent that net research and development funding payments are received, Exelixis will record the net cash inflow as revenue. In annual periods when the net research and development funding payments result in a payable, these amounts are presented as collaboration cost-sharing expense.

Revenues from chemistry collaborations are generally recognized upon the delivery of accepted compounds.

EXELIXIS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

Research and Development Expenses

Research and development costs are expensed as incurred and include costs associated with research performed pursuant to collaborative agreements. Research and development costs consist of direct and indirect internal costs related to specific projects as well as fees paid to other entities that conduct certain research activities on our behalf.

Substantial portions of our preclinical studies and all of our clinical trials have been performed by third-party contract research organizations (“CROs”) and other vendors. We accrue expenses for preclinical studies performed by our vendors based on certain estimates over the term of the service period and adjust our estimates as required. We accrue costs for clinical trial activities performed by CROs based upon the estimated amount of work completed on each study. For clinical trial expenses, the significant factors used in estimating accruals include the number of patients enrolled, the number of active clinical sites, and the duration for which the patients will be enrolled in the study. We monitor patient enrollment levels and related activities to the extent possible through internal reviews, correspondence with CROs and review of contractual terms. We base our estimates on the best information available at the time. However, additional information may become available to us which will allow us to make a more accurate estimate in future periods. In this event, we may be required to record adjustments to research and development expenses in future periods when the actual level of activity becomes more certain, such increases or decreases in cost are generally considered to be changes in estimates and will be reflected in research and development expenses in the period first known.

Net Loss Per Share

Basic and diluted net loss per share are computed by dividing the net loss for the period by the weighted average number of shares of common stock outstanding during the period. The calculation of diluted net loss per share excludes potential common stock because their effect is antidilutive. Potential common stock consists of incremental common shares issuable upon the exercise of stock options and warrants and shares issuable upon conversion of our convertible loans.

The following table sets forth potential shares of common stock that are not included in the computation of diluted net loss per share because to do so would be antidilutive for the years ended December 31:

	2008	2007	2006
Options to purchase common stock	24,141,186	20,718,661	17,210,626
Conversion of loans	32,133,864	11,315,160	10,769,781
Warrants	2,500,000	1,500,000	1,500,000

	58,775,050	33,533,821	29,480,407

Foreign Currency Translation

Exelixis’ former subsidiary located in Germany operated using the local currency as the functional currency. Accordingly, all assets and liabilities of this subsidiary were translated using exchange rates in effect at the end of the period, and revenues and expenses were translated using average exchange rates for the period. The resulting translation adjustments were presented as a separate component of accumulated other comprehensive income. In November 2007, we sold 80.1% of our subsidiary located in Germany and as a result we removed from accumulated other comprehensive income the cumulative translation adjustment of $1.0 million and reported this as part of the gain on the sale of the subsidiary in 2007.

EXELIXIS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

Stock-Based Compensation

We account for stock based compensation under Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, (“SFAS 123R”). Stock-based compensation expense for all stock-based compensation awards is based on the grant date fair value estimated using the Black-Scholes option pricing model. We have limited historical information available to support the underlying estimates of certain assumptions required to value stock options. Because there is a market for options on our common stock, we have considered implied volatilities as well as our historical realized volatilities when developing an estimate of expected volatility. The expected option term also has a significant effect on the value of the option. The longer the term, the more time the option holder has to allow the stock price to increase without a cash investment and thus, the more valuable the option. However, empirical data shows that employees, for a variety of reasons, typically do not wait until the end of the contractual term of a nontransferable option to exercise. Accordingly, companies are required to estimate the expected term of the option for input to an option-pricing model. We estimate the term using historical data and peer data. We recognize compensation expense on a straight-line basis over the requisite service period. We have elected to use the simplified method to calculate the beginning pool of excess tax benefits as described in FASB FSP 123(R)-3.

We have employee and director stock option plans that are more fully described in Note 11 of the Notes to the Consolidated Financial Statements.

Comprehensive Loss

Comprehensive loss represents net loss plus the results of certain stockholders’ equity changes, which are comprised of unrealized gains and losses on available-for-sale securities and cumulative translation adjustments, not reflected in the consolidated statement of operations.

Comprehensive loss is as follows (in thousands):

	Year Ended December 31,
	2008	2007	2006
Net loss	$(162,854)	$(86,381)	$(101,492)
(Decrease)/increase in net unrealized gains on available-for-sale securities	(185)	514	331
Reclassification for unrealized losses/(gains) on marketable securities recognized in earnings	(314)	28	74
Decrease in cumulative translation adjustment	—	(162)	(233)
Reclassification adjustment for the cumulative translation adjustment upon the sale of Artemis Pharmaceuticals	—	(1,026)	—

Comprehensive loss	$(163,353)	$(87,027)	$(101,320)

The components of accumulated other comprehensive income are as follows (in thousands):

	December 31,
	2008	2007	2006
Unrealized gains (losses) on available-for-sale securities	$—	$499	$(44)
Cumulative translation adjustment	—	—	1,189

Accumulated other comprehensive income	$—	$499	$1,145

EXELIXIS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

Recent Accounting Pronouncements

In December 2007, the FASB issued EITF Issue No. 07-1, “Accounting for Collaborative Arrangements” (“EITF 07-1”). EITF 07-1 defines collaborative arrangements and requires that transactions with third parties that do not participate in the arrangement be reported in the appropriate income statement line items pursuant to the guidance in EITF 99-19, “Reporting Revenue Gross as a Principal versus Net as an Agent.” Income statement classification of payments made between participants of a collaborative arrangement are to be based on other applicable authoritative accounting literature. If the payments are not within the scope or analogy of other authoritative accounting literature, a reasonable, rational and consistent accounting policy is to be elected. EITF 07-1 is to be applied retrospectively to all prior periods presented for all collaborative arrangements existing as of the effective date. The Company does not anticipate that the adoption of this statement will have a material impact on its financial position, results of operations, or cash flows.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of Accounting Research Bulletin No. 51” (“SFAS 160”). SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest and the valuation of retained noncontrolling equity investments when a subsidiary is deconsolidated. SFAS 160 also establishes disclosure requirements that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. SFAS 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and will be adopted by us in the first quarter of fiscal 2009. Under current accounting standards, we do not allocate losses to the noncontrolling interest in SEI such that the carrying value of the noncontrolling interest is reduced below zero. Under SFAS 160, we could allocate losses to the noncontrolling interest in SEI such that the noncontrolling interest could have a negative carrying value.

NOTE 2. DISPOSITIONS

Sale of Plant Trait Business

On September 4, 2007, we entered into an asset purchase and license agreement, or APA, with Agrigenetics, Inc., a wholly-owned subsidiary of The Dow Chemical Company, or Agrigenetics. Under the terms of the APA, we sold to Agrigenetics a major portion of our assets used for crop trait discovery, including a facility, and granted to Agrigenetics licenses to certain other related assets and intellectual property. As consideration for these assets and licenses, Agrigenetics paid us $18.0 million upon execution and $4.5 million in September 2008, for an aggregate of $22.5 million. Under the APA, we have agreed to indemnify Agrigenetics and its affiliates up to a specified amount if they incur damages due to any infringement or alleged infringement of certain patents.

Concurrently with the execution of the APA, we also entered into a contract research agreement, or the CRA, with Agrigenetics. Agrigenetics has agreed to pay us up to $24.7 million in research and development funding over the term of the CRA. The research funding will cover employee costs, facilities expenses and capital expenditures. After September 4, 2007, the closing date for the transaction, the research and development funding to be received over the term of the CRA will be recognized as a reduction to expenses incurred by us in connection with our performance under the CRA. In order for us to perform our obligations under the CRA, we are leasing at no cost the facility that Agrigenetics acquired under the APA. In addition to the $22.5 million consideration above, in September 2008, we received $4.5 million from Agrigenetics as contingent consideration upon development of a designated additional asset. We recognized this payment as additional gain on the sale of the business. We are also entitled to receive additional payments of up to $9.0 million from Agrigenetics if we

EXELIXIS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

achieve the development of up to two designated assets during the term of the CRA. If development of either of the designated assets is completed, the related payment will be treated as additional proceeds from the sale of our plant trait business.

The term of the CRA is five years, unless earlier terminated. Agrigenetics may terminate the CRA if we fail to complete the development of any of the three designated assets within our respective specified research periods or if we fail to cure a material breach within specified time periods. Following our development and transfer to Agrigenetics of the second designated asset, either party may terminate the CRA upon expiration of a specified notice period. In the event that the CRA is terminated prior to the end of the term, we will receive less than the maximum amount of research and development funding described above.

The transaction was accounted for as a sale of our plant trait business and we initially recognized a gain of $18.8 million, net of $0.2 million in transaction costs. The gain primarily consists of a purchase price of $22.5 million, less a net book value of $0.3 million of property and equipment, $2.1 million of intangible assets (acquired patents) and the derecognition of $1.4 million of goodwill. We allocated goodwill to the disposed business based on the relative fair value of our plant trait business to Exelixis (excluding the value of the Artemis Pharmaceuticals reporting unit) on September 4, 2007, the closing date for the transaction.

Artemis Pharmaceuticals

On November 20, 2007 (the “Taconic Closing Date”), we entered into a share sale and transfer agreement with Taconic Farms, Inc., or Taconic, pursuant to which Taconic acquired from Exelixis, for $19.8 million in cash, 80.1% of the outstanding share capital in our wholly-owned subsidiary, Artemis, located in Cologne, Germany. Artemis’ activities are directed toward providing transgenic mouse generation services, tools and related licenses to the industrial and academic community. In December 2008, we recognized an additional $70,000 purchase price adjustment resulting in additional gain on the 2007 sale of Artemis.

We also entered into a Shareholders’ Agreement and amended articles of association that govern the relationship between Exelixis and Taconic as shareholders of Artemis, particularly with respect to matters of corporate governance and the transfer of their respective ownership interests. The Shareholders’ Agreement provides that we may require Taconic to purchase our remaining 19.9% interest in Artemis (the “Minority Interest”) between 2010 and 2015 or in the event of a change in control of Taconic, and that Taconic may require us to sell our Minority Interest to Taconic between 2013 and 2015 or in the event of a change in control of Exelixis, in each case subject to certain conditions set forth in the shareholders’ agreement. The amended articles of association provide for the establishment of a shareholders’ committee, in which we participate based on our 19.9% ownership, to assist in the management of Artemis.

The sale of 80.1% of Artemis was accounted for as a sale of a business. We recognized a gain of $18.1 million, net of $1.6 million in transaction costs. The gain primarily consists of cash received of $19.8 million, plus $2.5 million relating to the elimination of the cumulative foreign currency translation adjustment and the elimination of net liabilities, less $0.3 million of intangible assets (acquired patents) and derecognition of $2.3 million of goodwill. In December 2008, we received a final purchase price adjustment of approximately $0.1 million which we recognized as additional gain on sale. As we believe we have significant influence over the operations of Artemis through our rights under the Shareholders’ Agreement and the amended articles of association, we will account for our remaining 19.9% equity interest in Artemis under the equity method of accounting. We will subsequently adjust our investment balance to recognize our share of future Artemis earnings or losses after the Taconic Closing Date. As of December 31, 2008, the carrying value of our investment in Artemis was approximately $151,000 and we recognized approximately $121,000 in annual income as a result of our 19.9% equity interest.

EXELIXIS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

Artemis’ revenues and net income (loss) after the effect of all intercompany eliminations are as follows (in thousands):

	For the Year Ended December 31
	2008	2007(1)	2006
Revenues	$—	$11,234	$7,920
Net income (loss)	$—	$1,210	$(1,036)

(1)	The revenues and net income for the year ended December 31, 2007 only include revenues through November 20, 2007, the Closing Date.

NOTE 3. RESEARCH AND COLLABORATION AGREEMENTS

Bristol-Myers Squibb

2008 Cancer Collaboration

In December 2008, we entered into a worldwide collaboration with Bristol-Myers Squibb on two of our novel cancer programs: one associated with XL184 and the other associated with XL281. Upon effectiveness of the agreement in December 2008, Bristol-Myers Squibb paid us an upfront cash payment of $195.0 million for the development and commercialization rights to both programs. Bristol-Myers Squibb is also required to make additional license payments of $45.0 million in 2009.

We and Bristol-Myers Squibb have agreed to co-develop XL184, which may include a backup program for XL184. The companies will share worldwide (except for Japan) development costs for XL184. We are responsible for 35% of such costs and Bristol-Myers Squibb is responsible for 65% of such costs, except that we are responsible for funding the initial $100.0 million of combined costs and have the option to defer payments for development costs above certain thresholds. In return, we will share 50% of the commercial profits and losses (including pre-launch commercialization expenses) in the United States and have the option to co-promote XL184 in the United States. We have the right to defer payment for certain early commercialization and other related costs above certain thresholds. We are eligible to receive sales performance milestones of up to $150.0 million and double-digit royalties on sales on XL184 outside the United States. The clinical development of XL184 is directed by a joint committee. It is anticipated that we will conduct certain clinical development activities for XL184. We may opt out of the co-development for XL184, in which case we would instead be eligible to receive development and regulatory milestones of up to $295.0 million, double-digit royalties on XL184 product sales worldwide and sales performance milestones. Our co-development and co-promotion rights may be terminated in the event that we have “cash reserves” below $80.0 million and we are unable to increase such cash reserves to $80.0 million or more within 90 days, in which case we would receive development and regulatory milestones, sales milestones and double-digit royalties, instead of sharing product profits on XL184 in the United States. “Cash reserves” includes our total cash, cash equivalents and investments (excluding any restricted cash), plus the amount then available for borrowing by us under the Facility Agreement with the Deerfield Entities, as the same may be amended from time to time, and any other similar financing arrangements. Our co-promotion rights on XL184 in the United States, and possibly our right to share product profits on XL184, may be terminated in the event we undergo certain change of control transactions. Bristol-Myers Squibb may, upon certain prior notice to us, terminate the agreement as to products containing XL184 or XL281. In the event of such termination election, Bristol-Myers Squibb’s license relating to such product would terminate and revert to us, and we would receive, subject to certain terms and conditions, licenses from Bristol-Myers Squibb to research, develop and commercialize such products.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

Bristol-Myers Squibb received an exclusive worldwide license to develop and commercialize XL281. We will carry out certain clinical trials of XL281 which may include a backup program on XL281. Bristol-Myers Squibb is responsible for funding all future development on XL281, including our activities. We are eligible for development and regulatory milestones of up to $315.0 million on XL281, sales performance milestones of up to $150.0 million and double-digit royalties on worldwide sales of XL281.

2007 Cancer Collaboration

In December 2006, we entered into a worldwide collaboration with Bristol-Myers Squibb, which became effective in January 2007, to discover, develop and commercialize novel targeted therapies for the treatment of cancer. We are responsible for discovery and preclinical development of small molecule drug candidates directed against mutually selected targets. In January 2007, Bristol-Myers Squibb made an upfront payment of $60.0 million to us for which we granted Bristol-Myers Squibb the right to select up to three IND candidates from six future Exelixis compounds. We are recognizing the upfront payment as revenue over the estimated four-year research term.

For each IND candidate selected, we are entitled to receive a $20.0 million selection milestone from Bristol-Myers Squibb. Once selected, Bristol-Myers Squibb will lead the further development and commercialization of the selected IND candidates. In addition, we have the right to opt in to co-promote the selected IND candidates, in which case we will equally share all development costs and profits in the United States. If we opt-in, we will be responsible for 35% of all development costs related to clinical trials intended to support regulatory approval in both the United States and the rest of the world (except for Japan), with the remaining 65% to be paid by Bristol-Myers Squibb. We have the right to defer payment for certain development costs above certain thresholds. If we do not opt in to co-promote the selected IND candidates, we would be entitled to receive milestones and royalties in lieu of profits from sales in the United States. Outside of the United States, Bristol-Myers Squibb will have primary responsibility for development activities and we will be entitled to receive royalties on product sales. After exercising its co-development option, Bristol-Myers Squibb may, upon notice to us, terminate the agreement as to any product containing or comprising the selected candidate. In the event of such termination election, Bristol-Myers Squibb’s license relating to such product would terminate and revert to us, and we would receive, subject to certain terms and conditions, licenses from Bristol-Myers Squibb to research, develop and commercialize certain collaboration compounds that were discovered.

In January 2008 and November 2008, Bristol-Myers Squibb exercised its option under the collaboration to develop and commercialize XL139 and XL413, respectively. Under the terms of the collaboration agreement, the selection of XL139 and XL413 by Bristol-Myers Squibb entitled us to a milestone payment of $20.0 million each, which we received in February 2008 and December 2008, respectively. In addition, we exercised our option under the collaboration agreement to co-develop and co-commercialize each of XL139 and XL413 in the United States. Bristol-Myers Squibb is leading all global activities with respect to XL139 and XL413. The parties will co-develop and co-commercialize each of XL139 and XL413 in the United States and expect to, subject to exercising our co-promotion option, share those profits 50/50. The parties will share U.S. commercialization expenses 50/50 and we will be responsible for 35% of global (except for Japan) development costs, with the remaining 65% to be paid by Bristol-Myers Squibb. We have the right to defer payment for certain development costs above certain thresholds. We will be entitled to receive double-digit royalties on product sales outside of the United States.

EXELIXIS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

LXR Collaboration

In December 2005, we entered into a collaboration agreement with Bristol-Myers Squibb for the discovery, development and commercialization of novel therapies targeted against LXR, a nuclear hormone receptor implicated in a variety of cardiovascular and metabolic disorders. This agreement became effective in January 2006, at which time we granted Bristol-Myers Squibb an exclusive, worldwide license with respect to certain intellectual property primarily relating to compounds that modulate LXR. During the research term, we expect to jointly identify drug candidates with Bristol-Myers Squibb that are ready for IND-enabling studies. After the selection of a drug candidate for further clinical development by Bristol-Myers Squibb, Bristol-Myers Squibb has agreed to be solely responsible for further preclinical development as well as clinical development, regulatory, manufacturing and sales/marketing activities for the selected drug candidate. After Bristol-Myers Squibb’s selection, except in certain termination scenarios described below, we would not have rights to reacquire the selected drug candidate.

Under the collaboration agreement, Bristol-Myers Squibb paid us a nonrefundable upfront payment in the amount of $17.5 million and was obligated to provide research and development funding of $10.0 million per year for an initial research period of two years. In September 2007, the collaboration was extended at Bristol-Myers Squibb’s request through January 12, 2009, and in November 2008, the collaboration was extended at Bristol-Myers Squibb’s request through January 12, 2010. The upfront payment and the research and development funding will be recognized as revenue over the research period.

Under the collaboration agreement, Bristol-Myers Squibb is required to pay us development and regulatory milestones of up to $140.0 million per product for up to two products from the collaboration. In addition, we are also entitled to receive sales milestones and royalties on sales of any products commercialized under the collaboration. In connection with the extension of the collaboration through January 2009, Bristol-Myers Squibb paid us additional research funding of approximately $7.7 million, and in connection with the extension of the collaboration through January 2010, Bristol-Myers Squibb is obligated to pay us additional research funding totaling approximately $5.8 million, which is payable in quarterly installments over the additional research term. Bristol-Myers Squibb has the option to terminate the collaboration agreement at any time after January 2008, in which case Bristol-Myers Squibb’s payment obligations would cease, its license relating to compounds that modulate LXR would terminate and revert to us, and we would receive, subject to certain terms and conditions, licenses from Bristol-Myers Squibb to research, develop and commercialize certain collaboration compounds that were discovered under the collaboration agreement. In December 2007, we received $5.0 million for achieving a development milestone.

2001 Cancer Collaboration

In July 2001, we entered into a cancer collaboration agreement with Bristol-Myers Squibb. Under the terms of the collaboration, Bristol-Myers Squibb paid us a $5.0 million upfront license fee and agreed to provide us with $3.0 million per year in research funding for a minimum of three years. In December 2003, the cancer collaboration was extended until January 2007, at which time Bristol-Myers Squibb elected to continue the collaboration until July 2009. The goal of the extension was to increase the total number and degree of validation of cancer targets that we will deliver to Bristol-Myers Squibb. Each company will maintain the option to obtain exclusive worldwide rights to equal numbers of validated targets arising from the collaboration. Under the terms of the extended collaboration, Bristol-Myers Squibb provided us with an upfront payment and agreed to provide increased annual research funding and milestones on certain cancer targets arising from the collaboration that progress through specified stages of validation. We will also be entitled to receive milestones on compounds in the event of successful clinical and regulatory events and royalties on commercialized products.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

Genentech

MEK Collaboration

In December 2006, we entered into a worldwide co-development agreement with Genentech for the development and commercialization of XL518, a small-molecule inhibitor of MEK. Genentech paid upfront and milestone payments of $25.0 million in December 2006 and $15.0 million in January 2007 upon signing of the co-development agreement and with the submission of an IND for XL518. We expect to recognize the upfront and milestone payments as revenue over the estimated research term of three years. We initiated a phase 1 clinical trial of XL518 in the first quarter of 2007, and enrollment in this trial is ongoing.

Under the terms of the co-development agreement, we are responsible for developing XL518 through the end of a phase 1 clinical trial, and Genentech has the option to co-develop XL518, which Genentech may exercise after receipt of certain phase 1 data from us. In March 2008, Genentech exercised its option, triggering a payment to us of $3.0 million, which we received in April 2008. We will continue to be responsible for the phase 1 clinical trial until the point that a maximum tolerated dose, or MTD, is determined. After MTD is achieved, we will be required grant to Genentech an exclusive worldwide revenue-bearing license to XL518 and Genentech will be responsible for completing the phase 1 clinical trial and subsequent clinical development. We reached the MTD for XL518 in early 2009 and expect to transfer the compound to Genentech in March 2009. Another $7.0 million is due to us when a phase 2 program is initiated by Genentech. Genentech will be responsible for all further development costs of XL518 and we will share equally in the U.S. commercialization costs. On an annual basis, we are entitled to an initial equal share of U.S. profits and losses, which will decrease as sales increase, and we are also entitled to royalties on non-U.S. sales. We also have the option to co-promote in the United States. Genentech has the right to terminate the agreement without cause at any time. If Genentech terminates the co-development agreement without cause, all licenses that were granted to Genentech under the agreement terminate and revert to us. Additionally, we would receive, subject to certain conditions, licenses from Genentech to research, develop and commercialize reverted product candidates.

Cancer Collaboration

In May 2005, we established a collaboration agreement with Genentech to discover and develop therapeutics for the treatment of cancer, inflammatory diseases, and tissue growth and repair. Under the terms of the collaboration agreement, we granted to Genentech a license to certain intellectual property. Genentech paid us a nonrefundable upfront license payment and was obligated to provide research and development funding over the three-year research term, totaling $16.0 million. The upfront license payment and the research and development funding are being recognized as revenue over the research term.

Under the collaboration agreement, Genentech has primary responsibility in the field of cancer for research and development activities as well as rights for commercialization of any products. In the fields of inflammatory disease and in the fields of tissue growth and repair, we initially have primary responsibility for research activities. In May 2008, the research term under the collaboration expired, at which time we had the option to elect to share a portion of the costs and profits associated with the development, manufacturing and commercialization of products in one of the fields. In June 2008, we elected to share a portion of the costs and profits associated with the development, manufacturing and commercialization of a therapeutic to treat tissue growth and repair. For all products under the collaboration agreement that were not elected as cost or profit sharing products, we may receive milestone and royalty payments.

EXELIXIS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

Daiichi Sankyo Company Limited

In March 2006, Exelixis and Daiichi Sankyo Company Limited entered into a collaboration agreement for the discovery, development and commercialization of novel therapies targeted against Mineralocorticoid Receptor (“MR”), a nuclear hormone receptor implicated in a variety of cardiovascular and metabolic diseases. Under the terms of the agreement, we granted to Daiichi-Sankyo an exclusive, worldwide license to certain intellectual property primarily relating to compounds that modulate MR. Daiichi-Sankyo is responsible for all further preclinical and clinical development, regulatory, manufacturing and commercialization activities for the compounds and we do not have rights to reacquire such compounds, except as described below.

Daiichi-Sankyo paid us a nonrefundable upfront payment in the amount of $20.0 million and is obligated to provide research and development funding of $3.8 million over a 15-month research term through June 2007. The upfront payment and research and development funding will be recognized as revenue over the initial 15-month research term, which commenced on April 1, 2006. In June 2007, our collaboration agreement with Daiichi-Sankyo was amended to extend the research term by six months over which Daiichi-Sankyo was required to provide $1.5 million in research and development funding. In November 2007, the parties decided not to further extend the research term. For each product from the collaboration, we are also entitled to receive payments upon attainment of pre-specified development, regulatory and commercialization milestones. In addition, we are also entitled to receive royalties on any sales of certain products commercialized under the collaboration. Daiichi-Sankyo may terminate the agreement upon 90 days’ written notice in which case Daiichi-Sankyo’s payment obligations would cease, its license relating to compounds that modulate MR would terminate and revert to us, and we would receive, subject to certain terms and conditions, licenses from Daiichi-Sankyo to research, develop and commercialize compounds that were discovered under the agreement.

Wyeth

In December 2005, Exelixis and Wyeth Pharmaceuticals, a division of Wyeth, entered into a license agreement related to compounds targeting Farnesoid X Receptor (“FXR”), a nuclear hormone receptor implicated in a variety of metabolic and liver disorders. Under the terms of the agreement, we granted to Wyeth an exclusive, worldwide license with respect to certain intellectual property primarily relating to compounds that modulate FXR. Wyeth paid us a nonrefundable upfront payment in the amount of $10.0 million and we received $4.5 million in November 2006 for achieving a development milestone. In November 2007, Wyeth paid us $2.5 million for achieving a second development milestone. Wyeth is obligated to pay additional development and commercialization milestones of up to $140.5 million as well as royalties on sales of any products commercialized by Wyeth under the agreement. Substantially all the upfront and November 2006 milestone payments were recognized as revenue in 2006. In addition, the November 2007 milestone payment was recognized as revenue when the development milestone was achieved. Wyeth will be responsible for all further preclinical and clinical development, regulatory, manufacturing and commercialization activities for the compounds. Subject to certain terms and conditions, Wyeth has the option to terminate the license agreement.

Helsinn Healthcare

In June 2005, Exelixis and Helsinn Healthcare S.A. (“Helsinn”) entered into a license agreement for the development and commercialization of XL119 (becatecarin). Helsinn paid us a nonrefundable upfront payment in the amount of $4.0 million and was obligated to pay development and commercialization milestones, as well as royalties on worldwide sales. The upfront payment was recognized as revenue during 2005. Helsinn assumed all costs incurred for the ongoing multi-national phase 3 clinical trial for XL119 after the execution of the license agreement.

EXELIXIS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

In May 2006, we supplied Helsinn with certain clinical trial materials in order for Helsinn to maintain enrollment in the phase 3 clinical trial for XL119. Helsinn’s acceptance of the clinical trial materials triggered a $4.0 million milestone payment, which was received and recognized as revenue in June 2006. In November 2006, Helsinn discontinued the XL119 phase 3 clinical trial program.

GlaxoSmithKline

In October 2002, we established a collaboration with GlaxoSmithKline to discover and develop novel therapeutics in the areas of vascular biology, inflammatory disease and oncology. The collaboration involved three agreements: (1) a product development and commercialization agreement (2) a stock purchase and stock issuance agreement; and (3) a loan and security agreement. During the term of the collaboration, we received $65.0 million in upfront and milestone payments, $85.0 million in research and development funding and loans in the principal amount of $85.0 million. In connection with the collaboration, GlaxoSmithKline purchased a total of three million shares of our common stock.

In October 2008, the development term under the collaboration concluded as scheduled. Under the terms of the collaboration, GlaxoSmithKline had the right to select up to two of the compounds in the collaboration for further development and commercialization. GlaxoSmithKline selected XL880 and had the right to choose one additional compound from a pool of compounds, which consisted of XL184, XL281, XL228, XL820 and XL844 as of the end of the development term. For periods prior to the quarter ended June 30, 2008, revenues from upfront payments, premiums paid on equity purchases and milestones had been recognized assuming that the development term would be extended through the longest contractual period of October 27, 2010. However, as a result of the development term concluding on the earliest scheduled end date, the remaining deferred revenues was recognized through October 27, 2008. The change in the estimated development term increased our total revenues by $18.5 million for the period ended December 31, 2008.

In July 2008, we achieved proof-of-concept for XL184 and submitted the corresponding data report to GlaxoSmithKline. GlaxoSmithKline notified us in writing that it decided not to select XL184 for further development and commercialization and that it waived its right to select XL281, XL228, XL820 and XL844 for further development and commercialization. As a result, Exelixis retained the rights to develop, commercialize, and/or license all of the compounds, subject to payment to GSK of a 3% royalty on net sales of any product incorporating XL184. As described under “ – Bristol-Myers Squibb – 2008 Cancer Collaboration,” in December 2008, we entered into a worldwide collaboration with Bristol-Myers Squibb for XL184 and XL281. We discontinued development of XL820 and XL844 in December 2008.

The $85.0 million loan we received from GlaxoSmithKline bears interest at a rate of 4.0% per annum and is secured by certain intellectual property, technology and equipment created or utilized pursuant to the collaboration. Principal and accrued interest under the loan becomes due in three annual installments, beginning on October 27, 2009. Repayment of all or any of the amounts advanced to us under this agreement may, at our election, be in the form of our common stock at fair market value, subject to certain conditions. As of December 31, 2008, the aggregate principal and interest outstanding under the loan was $102.2 million.

NOTE 4. SYMPHONY EVOLUTION

On June 9, 2005 (the “Symphony Closing Date”), we entered into a series of related agreements providing for the financing of the clinical development of XL784, XL647 and XL999 (the “Programs”). Pursuant to the agreements, Symphony Evolution, Inc. (“SEI”) invested $80.0 million to fund the clinical development of these Programs and we have licensed to SEI our intellectual property rights related to these Programs. SEI is a wholly

EXELIXIS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

owned subsidiary of Symphony Evolution Holdings LLC (“Holdings”), which provided $40.0 million in funding to SEI at closing, and an additional $40.0 million in June 2006. We continue to be primarily responsible for the development of the Programs in accordance with specified development plans and related development budgets.

In accordance with FIN 46R, we have determined that SEI is a variable interest entity for which we are the primary beneficiary. As a result, we will include the financial condition and results of operations of SEI in our consolidated financial statements. Accordingly, we have deducted the losses attributable to the noncontrolling interest in SEI from our net loss in the consolidated statement of operations and we have also reduced the noncontrolling interest holders’ ownership interest in SEI in the consolidated balance sheet by SEI’s losses. The noncontrolling interest holders’ ownership in the consolidated balance sheet was $0.7 million as of December 31, 2008. Prior to 2009, under the old standards, we would not allocate losses to the noncontrolling interest in SEI such that the carrying value of the noncontrolling interest would be reduced below zero. However, with the adoption of Statement of Financial Accounting Standards No 160 “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51” or SFAS 160 in fiscal year 2009, we could allocate losses to the noncontrolling interest in SEI such that the noncontrolling interest could have a negative carrying value. We expect to see the impact of this new standard to result in a negative carrying value by the end of the first quarter, 2009. For the years ended December 31, 2008, 2007 and 2006, the losses attributed to the noncontrolling interest holders were $12.7 million, $24.6 million and $21.7 million, respectively. We also reduced the noncontrolling interest holders’ ownership interest in SEI in the consolidated balance sheet by: (i) a $3.0 million structuring fee that we incurred in connection with the closing of the SEI transaction, (ii) a $2.8 million value assigned to the warrants that were issued to Holdings upon closing, and (iii) a $4.0 million value assigned to the warrants that were issued to Holdings in June 2006.

Pursuant to the agreements, we have received an exclusive purchase option (the “Purchase Option”) that gives us the right to acquire all of the equity of SEI, thereby allowing us to reacquire all of the Programs. The Purchase Option was amended in December 2006 to allow us, at our election, to pay up to 100% of the purchase option exercise price in shares of our common stock. Under the original terms of the purchase option, we were only entitled to pay up to 33% of the purchase option exercise price in shares. This Purchase Option is exercisable at any time, until the earlier of June 9, 2009 or the 90th day after the date that SEI provides us with financial statements showing cash and cash equivalents of less than $5.0 million at an exercise price equal to the sum of: (i) the total amount of capital invested in SEI by Holdings and (ii) an amount equal to 25% per year on such funded capital (with respect to the initial funded capital, compounded from the Symphony Closing Date and, with respect to the second draw amount, compounded from the second draw date). The Purchase Option exercise price may be paid in cash, our common stock or in a combination of cash and our common stock, at our sole discretion.

Pursuant to the agreements, we issued to Holdings a five-year warrant to purchase 750,000 shares of our common stock at $8.90 per share in June 2005. We issued an additional five-year warrant to purchase 750,000 shares of our common stock at $8.90 per share in connection with the additional $40.0 million in funding in June 2006. In addition, if the Purchase Option expires unexercised at June 9, 2009, or on the 90th day after SEI provides us with financial statements showing cash and cash equivalents of less than $5.0 million, we are obligated to issue to Holdings an additional warrant to purchase 500,000 shares of our common stock at a price per share equal to 125% of the market price of our common stock at the time of expiration of the Purchase Option, with a five-year term. The warrants issued upon closing were assigned a value of $2.8 million and the warrants issued in June 2006 were assigned a value of $4.0 million in accordance with the Black-Scholes option valuation methodology and we recorded these values as a reduction to the noncontrolling interest in SEI. Pursuant to the agreements, we have no further obligation beyond the items described above and we have no obligation to the creditors of SEI as a result of our involvement with SEI.

EXELIXIS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

In 2007, we discontinued the development of XL999 and completed the phase 2 trial for XL784; the phase 2 clinical development program for XL647 is ongoing. We are in discussions with SEI regarding the future clinical development of XL647 and XL784 and related funding. We do not intend to further develop XL647 or XL784 on our own or invest any further Exelixis resources in the development of these compounds. In light of the foregoing, in the absence of a partner, we do not anticipate using our own funds or common stock to exercise the Purchase Option.

NOTE 5. DEERFIELD CREDIT FACILITY

On June 4, 2008, we entered into a Facility Agreement with Deerfield Private Design Fund, L.P., Deerfield Private Design International, L.P., Deerfield Partners, L.P. and Deerfield International Limited (collectively, the “Deerfield Entities”), pursuant to which the Deerfield Entities agreed to loan to us up to $150.0 million. We may draw down on the loan facility in $15.0 million increments through December 4, 2009, with any amounts drawn being due on June 4, 2013. We are under no obligation to draw down on the loan facility and at any time prior to any draw downs, we may terminate the loan facility without penalty. Pursuant to the Facility Agreement, we paid the Deerfield Entities a one time transaction fee of $3.8 million, or 2.5% of the loan facility. In addition, we are obligated to pay an annual commitment fee of $3.4 million, or 2.25% of the loan facility, that is payable quarterly and will be recognized as interest expense as incurred. Any outstanding balances under the loan facility will accrue interest at a rate of 6.75% per annum compounded annually and can be repaid at any time with shares of our common stock, subject to certain restrictions, or in cash. If our cash and cash equivalents and marketable securities on the last day of any calendar quarter are less than $75.0 million, then we would be in default under the Facility Agreement with the Deerfield Entities, and the Deerfield Entities would have the right, among other remedies, to cancel our right to request disbursements and declare immediately due and payable any amounts accrued or payable under the Facility Agreement.

Pursuant to the Facility Agreement, we issued six-year warrants to the Deerfield Entities to purchase an aggregate of 1,000,000 shares of our common stock at an exercise price of $7.40 per share. In addition, upon drawing on the loan facility, we must issue additional warrants as follows: (a) for each disbursement, warrants to purchase an aggregate of 800,000 shares of our common stock at an exercise price equal to 120% of the average of the Volume Weighted Average Price (as defined in the Facility Agreement) of our common stock for each of the 15 trading days beginning with the trading day following receipt by the Deerfield Entities of a disbursement request and (b) for each of the first through fifth disbursements, warrants to purchase an aggregate of an additional 400,000 shares of our common stock at an exercise price equal of $7.40 per share. If we were to draw the entire loan facility, we would be required to grant warrants to purchase an aggregate of 11,000,000 shares of our common stock.

Warrants issued upon signing of the Facility Agreement were assigned a value of $3.4 million using the Black-Scholes option pricing model. The related assumptions were as follows: risk-free interest rate of 3.41%, expected life of six years, volatility of 62% and expected dividend yield of 0%. The value of the warrants and the one time transaction fee of $3.8 million have been included as deferred charges under “Other assets” on the accompanying consolidated balance sheet and will be expensed as interest expense over the five year term of the loan facility.

As of December 31, 2008, we had not drawn down under the Facility Agreement.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

NOTE 6. PROPERTY AND EQUIPMENT

Property and equipment consists of the following (in thousands):

	December 31,
	2008	2007
Laboratory equipment	$71,914	$66,974
Computer equipment and software	24,420	21,027
Furniture and fixtures	6,564	4,577
Leasehold improvements	26,162	22,593
Construction-in-progress	926	2,357

	129,986	117,528
Less accumulated depreciation and amortization	(93,739)	(82,864)

	$36,247	$34,664

For the years ended December 31, 2008, 2007 and 2006, we recorded depreciation expense of $13.6 million, $13.7 million and $15.3 million, respectively.

NOTE 7. GOODWILL AND OTHER ACQUIRED INTANGIBLES

Our annual goodwill impairment test date is performed at the beginning of the fourth quarter of every year. Following this approach, we monitor asset-carrying values as of October 1 and on an interim basis if events or changes in circumstances occur we assess whether there is a potential impairment and complete the measurement of impairment, if required. To date, our annual impairment tests have not resulted in impairment of recorded goodwill.

As part of our business disposals in 2007, we sold the technology, patents and core technology related to these businesses. As a result, at December 31, 2008 and 2007 we had no recorded intangible assets, apart from goodwill.

NOTE 8: RESTRUCTURING CHARGE

In November 2008, we implemented a restructuring plan that resulted in a reduction in force of 78 employees, or approximately 10% of our workforce. We anticipate that the actions associated with the restructuring plan will be completed during the first quarter of 2009.

In connection with the restructuring plan, we recorded a charge of approximately $2.9 million during the year ended December 31, 2008 in accordance with Statement of Financial Accounting Standards No. 146, “Accounting for Costs Associated with Exit or Disposal Activities”. This charge consisted primarily of severance, health care benefits and legal and outplacement services fees. The current balance of the liability is included in Other Accrued Expenses on the balance sheet and the components are summarized in the following table (in thousands):

	Employee Severance and Other Benefits	Legal and Other Fees	Total
Restructuring Charges Accrued	$2,784	$106	$2,890
Cash Payments	(1,152)	(55)	(1,207)
Adjustments/Non-Cash Credits	56	—	56

December 31, 2008 Balance	$1,688	$51	$1,739

EXELIXIS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

NOTE 9. DEBT

Our debt consists of the following (in thousands):

	December 31,
	2008	2007
GlaxoSmithKline convertible loans	$85,000	$85,000
Bank equipment lines of credit	32,680	36,514

	117,680	121,514
Less: current portion	(42,961)	(15,767)

Long-term debt	$74,719	$105,747

Under the loan and security agreement executed in connection with the GlaxoSmithKline collaboration, GlaxoSmithKline provided a loan facility of up to $85.0 million for use in our efforts under the collaboration. We borrowed $25.0 million under that agreement in December 2002, an additional $30.0 million in December 2003 and the remaining $30.0 million in 2004. All loan amounts bear interest at a rate of 4.0% per annum and are secured by the intellectual property, technology and equipment created or utilized pursuant to the collaboration. Principal and accrued interest becomes due in three annual installments, beginning on October 27, 2009. Repayment of all or any of the amounts advanced to us under this agreement may, at our election, be in the form of Exelixis’ common stock at fair market value, subject to certain conditions. This loan facility also contains financial covenants pursuant to which our “working capital” (the amount by which our current assets exceed our current liabilities as defined by the agreement, which excludes restricted cash and deferred revenue, but includes amounts available for borrowing under the Facility Agreement with the Deerfield Entities described in Note 5 of the Notes to the Consolidated Financial Statements) must not be less than $25.0 million and our “cash and investments” (total cash, cash equivalents and investments as defined by the agreement, which excludes restricted cash) must not be less than $50.0 million. As of December 31, 2008, we were in compliance with these covenants.

In May 2002, we entered into a loan and security agreement with a bank for an equipment line of credit of up to $16.0 million with a draw down period of one year. Each draw on the line of credit has a payment term of 48 months and bears interest at the bank’s published prime rate. We extended the draw down period on the line-of-credit for an additional year in June 2003 and increased the principal amount of the line of credit from $16.0 million to $19.0 million in September 2003. This equipment line of credit was fully drawn as of December 31, 2004 and was fully paid off as of December 31, 2007.

In December 2004, we entered into a loan modification agreement to the loan and security agreement originally entered into in May 2002. The terms associated with the original $16.0 million line of credit under the May 2002 agreement were not modified. The loan modification agreement provided for an additional equipment line of credit in the amount of up to $20.0 million with a draw down period of one year. Pursuant to the terms of the modified agreement, we were required to make interest only payments through February 2006 at an annual rate of 0.70% on all outstanding advances. Beginning in March 2006, we are required to make 48 equal monthly installment payments of principal plus accrued interest, at an annual rate of 0.70%. The loan facility is secured by a non-interest bearing certificate of deposit account with the bank, in an amount equal to at least 100% of the outstanding obligations under the line of credit. As of December 31, 2008, the collateral balance was $5.9 million, and we recorded this amount in the accompanying consolidated balance sheet as cash and cash equivalents and long-term marketable securities as the deposit account is not restricted as to withdrawal. This equipment line of credit was fully drawn as of December 31, 2006. The outstanding obligation under the line of credit as of December 31, 2008 and 2007 was $5.5 million and $10.9 million, respectively.

EXELIXIS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

In December 2006, we entered into a second loan modification agreement to the loan and security agreement originally entered into in May 2002. The terms associated with the original line of credit under the May 2002 agreement and December 2004 loan modification agreement were not modified. The December 2006 loan modification agreement provided for an additional equipment line of credit in the amount of up to $25.0 million with a draw down period of approximately one year. Each advance must be repaid in 48 equal, monthly installments of principal, plus accrued interest, at an annual rate of 0.85% fixed and is subject to a prepayment penalty of 1.0%. The loan facility is secured by a non-interest bearing certificate of deposit account with the bank, in an amount equal to at least 100% of the outstanding obligations under the line of credit. This equipment line of credit was fully drawn as of December 31, 2008. The collateral balance of $15.7 million was recorded in the accompanying consolidated balance sheet as cash and cash equivalents and marketable securities as the deposit account is not restricted as to withdrawal. The outstanding obligation under the line of credit as of December 31, 2008 and 2007 was $15.2 million and $21.9 million, respectively.

In December 2007, we entered into a third loan modification agreement to the loan and security agreement originally entered into in May 2002. The terms associated with the original line of credit under the May 2002 agreement and the subsequent loan modifications were not modified. The December 2007 loan modification agreement provides for an additional equipment line of credit in the amount of up to $30.0 million with a draw down period of approximately 2 years. Each advance must be repaid in 48 equal, monthly installments of principal, plus accrued interest, at an annual rate of 0.75% fixed. The loan facility requires security in the form of a non-interest bearing certificate of deposit account with the bank, in an amount equal to at least 100% of the outstanding obligations under the line of credit. In June 2008, we drew down $13.6 million under this agreement. The collateral balance of $11.9 million was recorded in the accompanying consolidated balance sheet as cash and cash equivalents and marketable securities as the deposit account is not restricted as to withdrawal. The outstanding obligation under the line of credit as of December 31, 2008 and 2007 was $11.7 million and zero, respectively.

In December 2003, we entered into a credit agreement with a bank for an equipment line of credit of up to $15.0 million with a draw down period of one year. During the draw down period, we made interest only payments on outstanding balances. At the end of the draw down period, the outstanding balance converted to a 48-month term loan. The outstanding principal balance bears interest at LIBOR plus 0.625%. This equipment line of credit had been fully drawn as of December 31, 2004. Of the $15.0 million draw down, $1.6 million was in the form of an irrevocable stand by letter of credit. This letter of credit is in lieu of a security deposit for one of our South San Francisco facilities. Pursuant to the terms of the line of credit, we are required to maintain a securities account at the bank equal to at least 100% of the outstanding principal balance. As of December 31, 2008, the collateral balance was $0.3 million, and we recorded this amount in the balance sheet as restricted cash and investments as the securities are restricted as to withdrawal. The outstanding obligation under the line of credit as of December 31, 2008 and 2007 was $0.3 million and $3.6 million, respectively.

EXELIXIS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

Aggregate future principal payments of our total long-term debt as of December 31, 2008 are as follows (in thousands):

Year Ending December 31,
2009	$42,961
2010	38,017
2011	35,265
2012	1,437
2013	—

117,680
Less current portion	(42,961)

$74,719

NOTE 10. COMMON STOCK AND WARRANTS

Stock Repurchase Agreements

In October 2006, we completed a public offering of 11.5 million shares of our common stock under an effective registration statement, at a price of $8.40 per share, for gross proceeds of $96.6 million. We received approximately $90.5 million in net proceeds after deducting underwriting fees of $5.8 million and offering expenses of approximately $0.3 million.

In September 2007, we completed a public offering of seven million shares of our common stock pursuant to an immediately effective automatic shelf registration statement filed with the SEC in September 2007. We received approximately $71.9 million in net proceeds from the offering after deducting offering expenses of approximately $0.2 million.

Warrants

We have granted warrants to purchase shares of capital stock to SEI in connection with our financing transaction.

In addition, in June 2008 pursuant to the Facility Agreement, we issued six-year warrants to the Deerfield Entities pursuant to the Facility Agreement as described in Note 5 “Deerfield Credit Facility”.

At December 31, 2008, the following warrants to purchase common stock were outstanding and exercisable:

Date Issued	Exercise Price per Share	Expiration Date	Number of Shares
June 9, 2005	$8.90	June 9, 2010	750,000
June 9, 2006	$8.90	June 9, 2011	750,000
June 4, 2008	$7.40	June 4, 2014	1,000,000

			2,500,000

EXELIXIS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

NOTE 11. EMPLOYEE BENEFIT PLANS

Stock Option Plans

We have several stock option plans under which we have granted incentive stock options and non-qualified stock options to employees, directors and consultants. The Board of Directors or a designated Committee of the Board is responsible for administration of our employee stock option plans and determines the term, exercise price and vesting terms of each option. In general, our options have a four-year vesting term, an exercise price equal to the fair market value on the date of grant, and a ten year life from the date of grant (five years for incentive stock options granted to holders of more than 10% of Exelixis’ voting stock).

On December 9, 2005, Exelixis’ Board of Directors adopted a Change in Control and Severance Benefit Plan (the “Plan”) for executives and certain non-executives. Eligible Plan participants includes Exelixis employees with the title of vice president and higher. If a participant’s employment with Exelixis is terminated without cause during a period commencing one month before and ending thirteen months following a change in control, then the Plan participant is entitled to have the vesting of all of his stock options accelerated with the exercise period being extended to no more than one year. Effective December 23, 2008, we amended and restated the Plan to bring it into compliance with Section 409A of the Internal Revenue Code of 1986, as amended.

Stock Purchase Plan

In January 2000, we adopted the 2000 Employee Stock Purchase Plan (the “ESPP”). The ESPP allows for qualified employees (as defined in the ESPP) to purchase shares of our common stock at a price equal to the lower of 85% of the closing price at the beginning of the offering period or 85% of the closing price at the end of each six month purchase period. Compensation expense related to our ESPP was $1.3 million, $1.3 million and $0.9 million for 2008, 2007 and 2006, respectively. As of December 31, 2008, we had 27,934 shares available for grant under our ESPP. We issued 1,054,808 shares, 411,121 shares, and 376,544 shares of common stock during 2008, 2007, and 2006, respectively, pursuant to the ESPP at an average price per share of $3.94, $8.68, and $7.42, respectively.

Stock-Based Compensation

Under SFAS 123R, we recognized stock-based compensation at a fair value in our consolidated statements of operations. We recognize compensation expense on a straight-line basis over the requisite service period, net of estimated. Employee stock-based compensation expense under SFAS 123R was allocated as follows (in thousands):

	Year Ended December 31, 2008	Year Ended December 31, 2007	Year Ended December 31, 2006
Research and development expense	$14,845	$11,547	$11,170
General and administrative expense	8,054	7,306	6,278

Total employee stock-based compensation expense	$22,899	$18,853	$17,448

EXELIXIS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

We use the Black-Scholes option pricing model to value our stock options. The expected life computation is based on historical exercise patterns and post-vesting termination behavior. We considered implied volatility as well as our historical volatility in developing our estimate of expected volatility. The fair value of employee share-based payments awards was estimated using the following assumptions and weighted average fair values:

	Stock Options
	2008	2007	2006
Weighted average grant-date fair value	$3.95	$5.26	$5.26
Risk-free interest rate	2.57%	4.36%	4.42%
Dividend yield	0%	0%	0%
Volatility	63%	59%	64%
Expected life	5.2 years	4.9 years	4.7 years

	ESPP
	2008	2007	2006
Weighted average grant-date fair value	$2.78	$3.29	$2.72
Risk-free interest rate	2.61%	4.49%	4.69%
Dividend yield	0%	0%	0%
Volatility	57%	53%	53%
Expected life	6 months	6 months	6 months

A summary of all option activity was as follows for the following fiscal years ended December 31:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Options outstanding at December 31, 2005	13,157,431	$10.73
Granted	5,441,225	9.40
Exercised	(426,221)	7.46
Cancelled	(961,809)	11.73

Options outstanding at December 31, 2006	17,210,626	$10.34
Granted	5,667,880	9.69
Exercised	(1,087,031)	7.64
Cancelled	(1,072,814)	10.01

Options outstanding at December 31, 2007	20,718,661	$10.32
Granted	5,199,068	7.08
Exercised	(50,201)	5.98
Cancelled	(1,726,342)	10.01

Options outstanding at December 31, 2008	24,141,186	$9.67	6.6 years	$530,449

Exercisable at December 31, 2008	14,986,417	$10.53	5.6 years	$69,531

At December 31, 2008, a total of 16,001,971 shares were available for grant under our stock option plans.

The aggregate intrinsic value in the table above represents the total intrinsic value (the difference between our closing stock price on the last trading day of fiscal 2008 and the exercise prices, multiplied by the number of

EXELIXIS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

in-the-money options) that would have been received by the option holders had all option holders exercised their options on December 31, 2008. Total intrinsic value of options exercised was $0.1 million, $3.4 million and $1.3 million for 2008, 2007 and 2006, respectively. Total fair value of employee options vested and expensed in 2008, 2007 and 2006 was $21.4 million, $17.5 million and $16.5 million, respectively. In addition, we recognized stock-based compensation expense of $0.1 million, $1.3 million and $0.2 million relating to nonemployees in 2008, 2007 and 2006, respectively.

The following table summarizes information about stock options outstanding and exercisable at December 31, 2008:

	Options Outstanding			Options Outstanding and Exercisable
Exercise Price Range	Number	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number of Exercisable	Weighted Average Exercise Price
$0.40 - $ 6.27	2,683,436	8.45	$5.25	592,240	$5.98
$6.32 - $ 7.97	2,734,901	5.47	7.21	2,242,263	7.22
$7.98 - $ 8.74	2,872,470	7.86	8.64	1,067,677	8.49
$8.80 - $ 8.92	3,186,829	6.53	8.90	2,664,273	8.90
$8.99 - $ 9.00	3,298,646	7.50	9.00	1,705,228	9.00
$9.01 - $ 9.42	2,730,979	6.61	9.40	2,031,917	9.41
$9.50 - $ 10.05	2,430,524	7.71	9.79	1,149,857	9.70
$10.09 - $ 15.75	2,504,893	5.10	12.16	1,834,454	12.51
$15.85 - $ 45.00	1,678,508	2.31	21.32	1,678,508	21.32
$47.00	20,000	1.56	47.00	20,000	47.00

	24,141,186	6.60	$9.67	14,986,417	$10.53

We had 10.9 million stock options exercisable with a weighted average exercise price of $11.11 at December 31, 2007 and 9.2 million stock options exercisable with a weighted average exercise price of $11.35 at December 31, 2006.

As of December 31, 2008, $35.8 million of total unrecognized compensation expense related to stock options is expected to be recognized over a weighted-average period of 2.6 years. Cash received from option exercises and purchases under the ESPP in 2008 and 2007 was $4.5 million and $11.8 million respectively.

Stock Bonus

We granted 298,539, 180,555 and 143,128 fully vested shares of common stock during 2008, 2007, and 2006, respectively, pursuant to the 2000 Equity Incentive Plan and recorded expense of $2.4 million, $1.8 million and $1.5 million, respectively.

401(k) Retirement Plan

We sponsor a 401(k) Retirement Plan whereby eligible employees may elect to contribute up to the lesser of 20% of their annual compensation or the statutorily prescribed annual limit allowable under Internal Revenue Service regulations. The 401(k) Retirement Plan permits Exelixis to make matching contributions on behalf of all participants. Beginning in 2002, we matched 50% of the first 4% of participant contributions into the 401(k) Retirement Plan in the form of Exelixis common stock. We recorded expense of $1.1 million, $0.8 million and $0.6 million related to the stock match for the years ended December 31, 2008, 2007 and 2006, respectively.

EXELIXIS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

NOTE 12. INCOME TAXES

We have incurred net losses since inception and, consequently, we have not recorded any U.S. federal or state income taxes. We have recorded no income tax provision for the years ended December 31, 2008 and 2007.

Our net loss includes the following components (in thousands):

	Year Ending December 31,
	2008	2007	2006
Domestic	$(162,854)	$(87,980)	$(102,136)
Foreign	—	1,599	644

Total	$(162,854)	$(86,381)	$(101,492)

A reconciliation of income taxes at the statutory federal income tax rate to net income taxes included in the accompanying consolidated statement of operations is as follows (in thousands):

	Year Ending December 31,
	2008	2007	2006
U.S. federal taxes (benefit) at statutory rate	$(54,228)	$(29,369)	$(34,507)
Unutilized net operating losses	50,319	26,109	32,296
Stock based compensation	3,692	3,165	2,717
Other	217	95	(506)

Total	$—	$—	$—

Our deferred tax assets and liabilities consist of the following (in thousands):

	December 31,
	2008	2007
Deferred tax assets:
Net operating loss carryforwards	$292,581	$244,670
Tax credit carryforwards	64,514	59,110
Capitalized research and development costs	4,137	5,290
Deferred revenue	17,429	12,920
Accruals and reserves not currently deductible	6,988	2,460
Book over tax depreciation	5,583	2,240
Amortization of deferred stock compensation – non-qualified	12,352	7,870

Total deferred tax assets	403,584	334,560
Valuation allowance	(403,584)	(334,540)

Net deferred tax assets	—	20
Deferred tax liabilities:
Other identified intangible assets	—	(20)

Net deferred taxes	$—	$—

Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance. The valuation allowance increased by $69.0 million, $39.3 million, and $45.4 million during 2008, 2007 and 2006, respectively.

EXELIXIS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

In addition, approximately $51.3 million of the valuation allowance was attributable to acquisition-related items that if and when realized in future periods, will first reduce the carrying value of goodwill, then other long-lived intangible assets of our acquired subsidiaries and then income tax expense.

At December 31, 2008, we had federal net operating loss carryforwards of approximately $768.0 million, which expire in the years 2009 through 2028 and federal research and development tax credits of approximately $73.0 million which expire in the years 2010 through 2028. We also had net operating loss carryforwards for California of approximately $543.0 million, which expire in the years 2010 through 2028 and California research and development tax credits of approximately $28.0 million which have no expiration.

Under the Internal Revenue Code and similar state provisions, certain substantial changes in our ownership could result in an annual limitation on the amount of net operating loss and credit carryforwards that can be utilized in future years to offset future taxable income. The annual limitation may result in the expiration of net operating losses and credit carryforwards before utilization.

In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing the recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006 and was adopted by us on January 1, 2007.

We had $26.6 million of unrecognized tax benefits as of January 1, 2008. The following table summarizes the activity related to our unrecognized tax benefits for the year ending December 31, 2008 (in thousands):

Year Ending December 31, 2008
Balance at January 1, 2007	$20,282
Increase relating to prior year provision	6,363
Ending Balance at December 31, 2007	$26,645
Decrease relating to prior year provision	(2,642)
Increase relating to current year provision	6,439

Ending Balance at December 31, 2008	$30,442

All of our deferred tax assets are subject to a valuation allowance. Further, there were no accrued interest or penalties related to tax contingencies. Any tax-related interest and penalties would be included in income tax expense in the consolidated statements of operations. We do not anticipate that the amount of unrecognized tax benefits existing as of December 31, 2008 will significantly decrease over the next 12 months. Because of our net operating loss position, all federal and state income tax returns from 1995 forward are subject to tax authority examination.

NOTE 13. COMMITMENTS

Leases

We lease office and research space and certain equipment under operating leases that expire at various dates through the year 2018. Certain operating leases contain renewal provisions and require us to pay other expenses. In 2007, we entered into a new lease agreement to lease an additional 71,746 square feet in South San Francisco,

EXELIXIS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

California that commenced in May 2008 and expires in 2015, with one three-year option to extend the term prior to expiration. Under the terms of this lease, we have the right to rent all of the remaining 57,775 rentable square feet of the building. This expansion right expires on December 31, 2009. If we exercise our right to lease the entire building, we will have the option to extend the lease for an additional ten years. Aggregate future minimum lease payments under operating leases are as follows (in thousands):

Year Ending December 31,	Operating Leases
2009	$19,615
2010	18,859
2011	19,009
2012	19,377
2013	19,116
Thereafter	67,003

$162,979

The following is a summary of aggregate future minimum lease payments under operating leases at December 31, 2008 by material operating lease agreements (in thousands):

	Original Term (Expiration)	Renewal Option	Future Minimum Lease Payment
Building Lease #1	May 2017	2 additional periods of 5 years	$91,692
Building Lease #2	July 2018	1 additional period of 5 years	40,915
Building Lease #3	May 2015	1 additional period of 3 years	28,958
Other Building Leases			1,414

Total			$162,979

Rent expense under operating leases was $18.7 million, $16.7 million and $16.0 million for the years ended December 31, 2008, 2007 and 2006, respectively.

Letter of Credit and Restricted Cash

We entered into two standby letters of credit in May 2007 with a bank for a combined value of $0.9 million, which is related to our workers compensation insurance policy. As of December 31, 2008, the full amount of the letters of credit was still available. As part of a purchasing card program with a bank we initiated during 2007, we were required to provide collateral in the form of a non-interest bearing certificate of deposit. The collateral as of December 31, 2008 and 2007 was $2.3 million and $1.1 million, respectively, and we recorded these amounts in the accompanying consolidated balance sheet as restricted cash and investments as the securities are restricted as to withdrawal.

EXELIXIS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

Licensing Agreements

We have entered into several licensing agreements with various universities and institutions under which we obtained exclusive rights to certain patent, patent applications and other technology. Aggregate minimum future payments pursuant to these agreements are as follows (in thousands):

Year Ending December 31,
2009	$488
2010	150
Thereafter	—

$638

In addition to the payments summarized above, we are required to make royalty payments based upon a percentage of net sales of any products or services developed from certain of the licensed technologies and milestone payments upon the occurrence of certain events as defined by the related agreements. No milestone payments have been paid during 2008, 2007 or 2006.

Indemnification Agreements

Related to the sale of our plant trait business we have agreed to indemnify the purchaser and its affiliates up to a specified amount if they incur damages due to any infringement or alleged infringement of certain patents. We have certain collaboration licensing agreements, which contain standard indemnification clauses. Such clauses typically indemnify the customer or vendor for an adverse judgment in a lawsuit in the event of our misuse or negligence. We consider the likelihood of an adverse judgment related to an indemnification agreement to be remote. Furthermore, in the event of an adverse judgment, any losses under such an adverse judgment may be substantially offset by corporate insurance.

NOTE 14. QUARTERLY FINANCIAL DATA (UNAUDITED)

The following tables summarize the unaudited quarterly financial data for the last two fiscal years (in thousands, except per share data):

	2008 Quarter Ended
	March 31,	June 30,	September 30,(1)	December 31,(2)
Total revenues	$27,944	$30,412	$29,932	$29,571
Loss from operations	(46,720)	(48,685)	(44,605)	(39,303)
Net loss	(41,274)	(45,124)	(38,506)	(37,950)
Basic and diluted net loss per share	$(0.39)	$(0.43)	$(0.36)	$(0.36)

	2007 Quarter Ended
	March 31,	June 30,	September 30,(1)	December 31,(3)
Total revenues	$28,136	$29,259	$26,825	$29,250
Loss from operations	(33,357)	(38,302)	(42,626)	(42,762)
Net loss	(24,201)	(28,562)	(13,696)	(19,922)
Basic and diluted net loss per share	$(0.25)	$(0.29)	$(0.14)	$(0.19)

EXELIXIS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

(1)	In September 2007, we sold our plant trait business to Agrigenetics, and, as a result, we recognized a gain of $18.8 million in total other income. In September 2008, we received an additional $4.5 million as contingent consideration upon development of a designated additional asset, which we recognized as additional gain in other income.
(2)	In November 2008, we implemented a restructuring plan that resulted in a reduction in force of 78 employees and recorded a charge of approximately $2.9 million.
(3)	In November 2007, we sold 80.1% of our German subsidiary, Artemis Pharmaceuticals, and, as a result, we recognized a gain of $18.1 million in total other income. In addition, the quarter ended December 31, 2007, we recorded a change in estimate of $2.6 million to reduce our accrued clinical trial liabilities and research and development expenses related to our XL784 clinical trial.

ITEM 9.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Not applicable.

ITEM 9A.	CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures. Based on the evaluation of our disclosure controls and procedures (as defined under Rules 13a-15(e) or 15d-15(e)) under the Securities Exchange Act of 1934, as amended) required by Rules 13a-15(b) or 15d-15(b) under the Securities Exchange Act of 1934, as amended, our Chief Executive Officer and our Chief Financial Officer have concluded that as of the end of the period covered by this report, our disclosure controls and procedures were effective.

Management’s Report on Internal Control Over Financial Reporting. Management of Exelixis, Inc. is responsible for establishing and maintaining adequate internal control over financial reporting. The company’s internal control over financial reporting is a process designed under the supervision of the company’s principal executive and principal financial officers to provide reasonable assurance regarding the reliability of financial reporting and the preparation of the company’s financial statements for external reporting purposes in accordance with U.S. generally accepted accounting principles.

As of the end of the company’s 2008 fiscal year, management conducted an assessment of the effectiveness of the company’s internal control over financial reporting based on the framework established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Based on this assessment, management has determined that the company’s internal control over financial reporting as of December 31, 2008 was effective.

Our internal control over financial reporting includes policies and procedures that pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect transactions and dispositions of assets; provide reasonable assurances that transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. generally accepted accounting principles, and that receipts and expenditures are being made only in accordance with authorizations of management and the directors of the company; and provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the company’s assets that could have a material effect on our financial statements.

The independent registered public accounting firm, Ernst & Young LLP has issued an attestation report on our internal control over financial reporting.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Exelixis, Inc.

We have audited Exelixis, Inc.’s internal control over financial reporting as of January 2, 2009, based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria). Exelixis, Inc.’s management is responsible for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management’s Report on Internal Control Over Financial Reporting. Our responsibility is to express an opinion on the company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, Exelixis, Inc. maintained, in all material respects, effective internal control over financial reporting as of January 2, 2009, based on the COSO criteria.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of Exelixis, Inc. as of January 2, 2009 and December 28, 2007, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the three fiscal years in the period ended January 2, 2009, of Exelixis, Inc. and our report dated March 4, 2009 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

Palo Alto, California

March 4, 2009

Changes in Internal Control Over Financial Reporting. There were no changes in our internal control over financial reporting that occurred during our most recent fiscal quarter that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

ITEM 9B.	OTHER INFORMATION

None.

PART III

ITEM 10.	DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The information required by this item, other than with respect to our Code of Ethics, is incorporated by reference to Exelixis’ Proxy Statement for its 2009 Annual Meeting of Stockholders to be filed with the SEC within 120 days after the end of the fiscal year ended January 2, 2009.

Code of Ethics

We have adopted a Code of Conduct and Ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. The Code of Conduct and Ethics is posted on our website at www.exelixis.com under the caption “Investors.”

We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of this Code of Conduct and Ethics by posting such information on our website, at the address and location specified above and, to the extent required by the listing standards of the Nasdaq Stock Market, by filing a Current Report on Form 8-K with the SEC, disclosing such information.

ITEM 11.	EXECUTIVE COMPENSATION

The information required by this item is incorporated by reference to Exelixis’ Proxy Statement for its 2009 Annual Meeting of Stockholders to be filed with the SEC within 120 days after the end of the fiscal year ended January 2, 2009.

ITEM 12.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The information required by this item, other than with respect to Equity Compensation Plan Information, is incorporated by reference to Exelixis’ Proxy Statement for its 2009 Annual Meeting of Stockholders to be filed with the SEC within 120 days after the end of the fiscal year ended January 2, 2009.

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2008 with respect to all of Exelixis’ equity compensation plans in effect as of December 31, 2008:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders:
2000 Equity Incentive Plan[1]	23,168,619	$9.62	12,811,726
2000 Non-Employee Directors’ Stock Option Plan[2]	770,000	10.78	2,843,906
2000 Employee Stock Purchase Plan[3]	—	—	27,934
1994 Employee, Director and Consultant Stock Option Plan & 1997 Equity Incentive Plan[4]	198,167	10.43	—
1997 Agritope Stock Award Plan[5]	4,400	16.87	—
Equity compensation plans not approved by stockholders:
401(k) Retirement Plan[6]	—	—	689,468

Total	24,141,186	$9.67	16,373,034

All of the above equity compensation plans, other than our 401(k) Retirement Plan, were adopted with the approval of our security holders.

[1]

In January 2000, we adopted the 2000 Equity Incentive Plan (the “2000 Plan”) to replace the 1997 Plan (described below in note 4). A total of 3.0 million shares of Exelixis common stock were initially authorized for issuance under the 2000 Plan. On the last day of each year for ten years, starting in 2000, the share reserve will automatically be increased by a number of shares equal to the greater of: (i) 5% of our outstanding shares on a fully-diluted basis and (ii) that number of shares subject to stock awards granted under the 2000 Plan during the prior 12-month period; provided, however, that the share increases shall not exceed 30.0 million shares in the aggregate. The Board of Directors may, however, provide for a lesser number at any time prior to the calculation date.

[2]

In January 2000, we adopted the 2000 Non-Employee Directors’ Stock Option Plan (the “Director Plan”). The Director Plan provides for the automatic grant of options to purchase shares of common stock to non-employee directors. A total of 0.5 million shares of our common stock were initially authorized for issuance under the Director Plan. On the last day of each year for ten years, starting in 2000, the share reserve will automatically be increased by a number of shares equal to the greater of: (i) 0.75% of our outstanding shares on a fully-diluted basis and (ii) that number of shares subject to options granted under the Director Plan during the prior 12-month period. The Board of Directors may, however, provide for a lesser number at any time prior to the calculation date.

[3]

In January 2000, we adopted the 2000 Employee Stock Purchase Plan (the “ESPP”). The ESPP was amended in April 2005 to increase the total number of shares issuable under the plan. The ESPP allows for qualified employees (as defined in the ESPP) to purchase shares of our common stock at a price equal to the lower of 85% of the closing price at the beginning of the offering period or 85% of the closing price at the end of each purchase period. A total of 0.3 million shares of common stock were initially authorized for issuance under the ESPP. On the last day of each year for ten years, starting in 2000, the share reserve will automatically be increased by a number of shares equal to the greater of: (i) 0.75% of our outstanding shares on a fully-diluted basis and (ii) that number of shares subject to stock awards granted under the plan during the prior 12-month period; provided, however, that the share increases shall not exceed 3.4 million shares in the aggregate. However, the board may provide for a lesser number at any time prior to the calculation date.

[4]

In January 1995, we adopted the 1994 Employee, Director and Consultant Stock Option Plan (the “1994 Plan”). The 1994 Plan provides for the issuance of incentive stock options, non-qualified stock options and stock purchase rights to key employees, directors, consultants and members of the Scientific Advisory Board. In September 1997, we adopted the 1997 Equity Incentive Plan (the “1997 Plan”). The 1997 Plan amends and supersedes the 1994 Plan. The 1997 Plan was replaced by the 2000 Plan. No further options will be issued under any of the predecessor plans to the 2000 Plan.

[5]

In November 1997, Agritope adopted the 1997 Stock Award Plan (the “Agritope Plan”). The Agritope Plan provides for the issuance of incentive stock options and non-qualified stock options to key Agritope employees, directors, consultants and members of its Scientific Advisory Board.

[6]

We sponsor a 401(k) Retirement Plan whereby eligible employees may elect to contribute up to the lesser of 20% of their annual compensation or the statutorily prescribed annual limit allowable under Internal Revenue Service regulations. The 401(k) Retirement Plan permits Exelixis to make matching contributions on behalf of all participants. Beginning in 2002, we match 50% of the first 4% of participant contributions into the 401(k) Retirement Plan in the form of Exelixis common stock.

In connection with the acquisition of Agritope in December 2000, we assumed all the options granted and outstanding to former directors, consultants and employees of Agritope under the Agritope Plan. Each outstanding Agritope stock option was converted into the right to purchase the number of shares of our common stock as determined using the applicable exchange ratio of 0.35. All other terms and conditions of the Agritope stock options did not change and such options will operate in accordance with their terms.

ITEM 13.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Information required by this item is incorporated by reference to Exelixis’ Proxy Statement for its 2009 Annual Meeting of Stockholders to be filed with the SEC within 120 days after the fiscal year ended January 2, 2009.

ITEM 14.	PRINCIPAL ACCOUNTANT FEES AND SERVICES

Information required by this item is incorporated by reference to Exelixis’ Proxy Statement for its 2009 Annual Meeting of Stockholders to be filed with the SEC within 120 days after the fiscal year ended January 2, 2009.

PART IV

ITEM 15.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) The following documents are being filed as part of this report:

(1) The following financial statements and the Reports of Independent Registered Public Accounting Firm are included in Part II, Item 8:

(2) All financial statement schedules are omitted because the information is inapplicable or presented in the Notes to Consolidated Financial Statements.

(3) The items listed on the Index to Exhibits on pages 109 through 115 are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report on Form 10-K to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on March 10, 2009.

EXELIXIS, INC.

By:	/S/ GEORGE A. SCANGOS, PH.D.
George A. Scangos, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints GEORGE A. SCANGOS, JAMES B. BUCHER and FRANK KARBE, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this report on Form 10-K, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this report on Form 10-K has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ GEORGE A. SCANGOS George A. Scangos, Ph.D.	Director, President and Chief Executive Officer (Principal Executive Officer)	March 10, 2009

/s/ FRANK KARBE Frank Karbe	Chief Financial Officer (Principal Financial and Accounting Officer)	March 10, 2009

/s/ STELIOS PAPADOPOULOS Stelios Papadopoulos, Ph.D.	Chairman of the Board	March 10, 2009

/s/ CHARLES COHEN Charles Cohen, Ph.D.	Director	March 10, 2009

/s/ CARL B. FELDBAUM Carl B. Feldbaum, Esq.	Director	March 10, 2009

/s/ ALAN M. GARBER Alan M. Garber, M.D., Ph.D.	Director	March 10, 2009

/s/ VINCENT MARCHESI Vincent Marchesi, M.D., Ph.D.	Director	March 10, 2009

Signatures	Title	Date

/s/ FRANK MCCORMICK Frank McCormick, Ph.D.	Director	March 10, 2009

/s/ GEORGE POSTE George Poste, D.V.M., Ph.D.	Director	March 10, 2009

/s/ LANCE WILLSEY Lance Willsey, M.D.	Director	March 10, 2009

/s/ JACK L. WYSZOMIERSKI Jack L. Wyszomierski	Director	March 10, 2009

INDEX TO EXHIBITS

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated September 27, 2004, by and among Exelixis, Inc., XBO Acquisition Corp., and X-Ceptor Therapeutics, Inc.(1)

2.2*	Asset Purchase and License Agreement, dated as of September 4, 2007, by and among Agrigenetics, Inc., Mycogen Corporation, Exelixis Plant Sciences, Inc., Agrinomics, LLC and Exelixis, Inc.(27)

2.3*	Share Sale and Transfer Agreement, dated November 20, 2007, by and between Taconic Farms, Inc. and Exelixis, Inc.(33)

3.1	Amended and Restated Certificate of Incorporation of Exelixis, Inc.(2)

3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Exelixis, Inc.(3)

3.3	Amended and Restated Bylaws of Exelixis, Inc.(29)

4.1	Specimen Common Stock Certificate.(2)

4.2	Form of Warrant, dated June 9, 2005, to purchase 750,000 shares of Exelixis, Inc. common stock in favor of Symphony Evolution Holdings LLC.(5)

4.3	Form of Warrant, dated June 13, 2006, to purchase 750,000 shares of Exelixis, Inc. common stock in favor of Symphony Evolution Holdings LLC.(6)

4.4*	Warrant Purchase Agreement, dated June 9, 2005, between Exelixis, Inc. and Symphony Evolution Holdings LLC.(5)

4.5*	Form Warrant to Purchase Common Stock of Exelixis, Inc. issued or issuable to Deerfield Private Design Fund, L.P., Deerfield Private Design International, L.P., Deerfield Partners, L.P. and Deerfield International Limited(32)

4.6	Fourth Amended and Restated Registration Rights Agreement, dated February 26, 1999, among Exelixis, Inc. and certain Stockholders of Exelixis, Inc.(2)

4.7	Registration Rights Agreement, dated October 18, 2004, by and among Exelixis, Inc., X-Ceptor Therapeutics, Inc., and certain holders of capital stock of X-Ceptor Therapeutics, Inc. listed in Annex I thereto.(7)

4.8	Registration Rights Agreement, dated October 18, 2004, by and among Exelixis, Inc., X-Ceptor Therapeutics, Inc., and certain holders of capital stock of X-Ceptor Therapeutics, Inc. listed in Annex I thereto.(7)

4.9*	Registration Rights Agreement, dated June 9, 2005, between Exelixis, Inc. and Symphony Evolution Holdings LLC.(5)

4.10	Registration Rights Agreement between Exelixis, Inc. and Deerfield Private Design Fund, L.P., Deerfield Private Design International, L.P., Deerfield Partners, L.P. and Deerfield International Limited dated June 4, 2008.(32)

10.1	Form of Indemnity Agreement.(2)

10.2†	1994 Employee, Director and Consultant Stock Plan.(2)

10.3†	1997 Equity Incentive Plan.(2)

10.4†	2000 Equity Incentive Plan.(25)

10.5†	2000 Non-Employee Directors’ Stock Option Plan.(33)

Exhibit Number	Description

10.6†	2000 Employee Stock Purchase Plan.(8)

10.7†	Agritope, Inc. 1997 Stock Award Plan.(9)

10.8†	Form of Stock Option Agreement under the 2000 Non-Employee Directors’ Stock Option Plan.(10)

10.9†	Form of Stock Option Agreement under the 2000 Equity Incentive Plan (early exercise permissible).(10)

10.10†	Form of Stock Option Agreement under the 2000 Equity Incentive Plan (early exercise may be restricted).(4)

10.11†	Employment Agreement, dated September 13, 1996, between George Scangos, Ph.D. and Exelixis, Inc.(2)

10.12†	Consulting Agreement, effective as of January 12, 2007, between Exelixis, Inc. and Jeffrey Latts.(30)

10.13†	Offer Letter Agreement, dated February 3, 2000, between Michael Morrissey, Ph.D., and Exelixis, Inc.(3)

10.14†	Offer Letter Agreement, dated November 20, 2003, between Frank Karbe and Exelixis, Inc.(3)

10.15†	Offer Letter Agreement, dated March 27, 2000, between Pamela Simonton, J.D., L.L.M. and Exelixis, Inc.(11)

10.16†	Offer Letter Agreement, dated June 20, 2006, between Exelixis, Inc. and Gisela M. Schwab, M.D.(12)

10.17†	Compensation Information for the Company’s Named Executive Officers.(13)

10.18†	Compensation Information for Non-Employee Directors.

10.19†	Exelixis, Inc. Change in Control and Severance Plan.

10.20*	Amended and Restated Cancer Collaboration Agreement, dated as of December 15, 2003, by and between Exelixis, Inc. and Bristol-Myers Squibb Company.(15)

10.21*	Product Development and Commercialization Agreement, dated as of October 28, 2002, by and between SmithKlineBeecham Corporation and Exelixis, Inc.(16)

10.22*	First Amendment to the Product Development and Commercialization Agreement, dated as of January 10, 2005, by and between SmithKlineBeecham Corporation and Exelixis, Inc.(11)

10.23*	Stock Purchase and Stock Issuance Agreement, dated as of October 28, 2002, by and between SmithKlineBeecham Corporation and Exelixis, Inc.(16)

10.24	First Amendment to the Stock Purchase and Stock Issuance Agreement, dated as of January 10, 2005, by and between SmithKlineBeecham Corporation and Exelixis, Inc.(11)

10.25*	Loan and Security Agreement, dated as of October 28, 2002, by and between SmithKlineBeecham Corporation and Exelixis, Inc.(16)

10.26	Second Amendment to the Loan and Security Agreement, dated as of September 20, 2004, by and between SmithKlineBeecham Corporation and Exelixis, Inc.(17)

10.27*	Third Amendment to the Loan and Security Agreement, dated as of January 10, 2005, by and between SmithKlineBeecham Corporation and Exelixis, Inc.(11)

10.28*	License Agreement, dated June 10, 2005, between Exelixis, Inc. and Helsinn Healthcare, S.A.(5)

Exhibit Number	Description

10.29*	Novated and Restated Technology License Agreement, dated June 9, 2005, between Exelixis, Inc. and Symphony Evolution, Inc.(5)

10.30*	Amended and Restated Research and Development Agreement, dated June 9, 2005, among Exelixis, Inc., Symphony Evolution, Inc. and Symphony Evolution Holdings LLC.(5)

10.31*	Purchase Option Agreement, dated June 9, 2005, among Exelixis, Inc., Symphony Evolution Holdings LLC and Symphony Evolution, Inc.(5)

10.32	Amendment No. 1, dated December 14, 2006, to the Purchase Option Agreement, dated June 9, 2005, among Exelixis, Inc., Symphony Evolution Holdings, LLC and Symphony Evolution, Inc.(18)

10.33*	Collaboration Agreement, dated December 5, 2005, between Exelixis, Inc. and Bristol-Myers Squibb Company.(19)

10.34*	Letter, dated August 20, 2007, relating to Notice under and Amendment to the Collaboration Agreement, dated December 5, 2005, between Exelixis, Inc. and Bristol-Myers Squibb Company.(27)

10.35*	License Agreement, December 21, 2005, between Exelixis, Inc. and Wyeth Pharmaceuticals Division.(19)

10.36*	Collaboration Agreement, dated March 20, 2006, between Exelixis, Inc. and Sankyo Company, Limited.(20)

10.37*	First Amendment, dated June 5, 2007, to Collaboration Agreement, dated March 20, 2006, between Exelixis, Inc. and Daiichi Sankyo Company Limited (formerly known as Sankyo Company, Limited).(26)

10.38*	Collaboration Agreement, dated December 15, 2006, between Exelixis, Inc. and Bristol-Myers Squibb Company.(30)

10.39*	Amendment No. 1, dated January 11, 2007, to the Collaboration Agreement, dated December 15, 2006, between Exelixis, Inc. and Bristol-Myers Squibb Company.(27)

10.40*	Collaboration Agreement, dated December 22, 2006, between Exelixis, Inc. and Genentech, Inc.(30)

10.41	Lease, dated May 12, 1999, between Britannia Pointe Grand Limited Partnership and Exelixis, Inc.(2)

10.42	First Amendment to Lease, dated March 29, 2000, between Britannia Pointe Grand Limited Partnership and Exelixis, Inc.(21)

10.43	Second Amendment to Lease dated January 31, 2001, between Britannia Pointe Grand Limited Partnership and Exelixis, Inc.(36)

10.44	Lease Agreement, dated May 24, 2001, between Britannia Pointe Grand Limited Partnership and Exelixis, Inc.(3)

10.45	First Amendment to Lease, dated February 28, 2003, between Britannia Pointe Grand Limited Partnership and Exelixis, Inc.(36)

10.46	Second Amendment to Lease, dated July 20, 2004, between Britannia Pointe Grand Limited Partnership and Exelixis, Inc.(3)

10.47	Lease Agreement, dated May 27, 2005, between Exelixis, Inc. and Britannia Pointe Grand Limited Partnership.(22)

10.48	Loan and Security Agreement, dated May 22, 2002, by and between Silicon Valley Bank and Exelixis, Inc.(31)

Exhibit Number	Description

10.49	Loan Modification Agreement, dated December 21, 2004, between Silicon Valley Bank and Exelixis, Inc.(23)

10.50	Amendment No. 7, dated December 21, 2006, to the Loan and Security Agreement, dated May 22, 2002, between Silicon Valley Bank and Exelixis, Inc.(24)

10.51	Amendment No. 8, dated December 21, 2007, to the Loan and Security Agreement, dated May 22, 2002, between Silicon Valley Bank and Exelixis, Inc.(28)

10.52*	Contract Research Agreement, dated as of September 4, 2007, by and among Agrigenetics, Inc., Mycogen Corporation, Exelixis Plant Sciences, Inc. and Exelixis, Inc.(27)

10.53	Lease Agreement, dated September 14, 2007, between ARE-San Francisco No. 12, LLC and Exelixis, Inc.(27)

10.54*	Shareholders’ Agreement, dated November 20, 2007, by and between Taconic Farms, Inc. and Exelixis, Inc.(33)

10.55*	First Amendment to the Collaboration Agreement, dated March 13, 2008, between Exelixis, Inc. and Genentech, Inc.(34)

10.56	Facility Agreement between Exelixis, Inc. and Deerfield Private Design Fund, L.P., Deerfield Private Design International, L.P., Deerfield Partners, L.P. and Deerfield International Limited dated June 4, 2008.(36)

10.57	First Amendment dated May 31, 2008 to Lease Agreement, dated September 14, 2007, between ARE-San Francisco No. 12, LLC and Exelixis, Inc.(35)

10.58*	Second Amendment to the Product Development and Commercialization Agreement, dated as of June 13, 2008, by and between SmithKlineBeecham Corporation d/b/a GlaxoSmithKline and Exelixis, Inc.(35)

10.59*	Fourth Amendment to the Loan and Security Agreement, dated as of July 10, 2008, by and between SmithKlineBeecham Corporation d/b/a GlaxoSmithKline and Exelixis, Inc.(35)

10.60*	Letter Agreement, dated June 26, 2008, between Exelixis, Inc. and Bristol-Myers Squibb Company.(35)

10.61**	First Amendment to the Contract Research Agreement, effective as of January 1, 2008, by and among Agrigenetics, Inc., Mycogen Corporation, Exelixis Plant Sciences, Inc. and Exelixis, Inc.

10.62	Second Amendment dated May 31, 2008 to Lease Agreement, dated October 23, 2008, between ARE-San Francisco No. 12, LLC and Exelixis, Inc.

10.63	Third Amendment dated May 31, 2008 to Lease Agreement, dated October 24, 2008, between ARE-San Francisco No. 12, LLC and Exelixis, Inc.

10.64**	Second Amendment to the Contract Research Agreement, effective as of October 27, 2008, by and among Agrigenetics, Inc., Mycogen Corporation, Exelixis Plant Sciences, Inc. and Exelixis, Inc.

10.65**	Collaboration Agreement, dated December 11, 2008, by and between Exelixis, Inc. and Bristol-Myers Squibb Company.

10.66**	Amendment No. 1 to the Collaboration Agreement, dated December 17, 2008, by and between Exelixis, Inc. and Bristol-Myers Squibb Company.

10.67**	Letter Agreement, dated December 11, 2008, between Exelixis, Inc. and Bristol-Myers Squibb Company.

Exhibit Number	Description

21.1	Subsidiaries of Exelixis, Inc.

23.1	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (contained on signature page).

31.1	Certification required by Rule 13a-14(a) or Rule 15d-14(a)

31.2	Certification required by Rule 13a-14(a) or Rule 15d-14(a).

32.1‡	Certification by the Chief Executive Officer and the Chief Financial Officer of Exelixis, Inc., as required by Rule 13a-14(b) or 15d-14(b) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. 1350).

†	Management contract or compensatory plan.

±	The reference to shares has been adjusted to reflect the reverse stock split which occurred in April 2000.

*	Confidential treatment granted for certain portions of this exhibit.

**	Confidential treatment requested for certain portions of this exhibit.

‡	This certification accompanies this Annual Report on Form 10-K, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of this Annual Report on Form 10-K), irrespective of any general incorporation language contained in such filing.

1.	Filed as an Exhibit to Exelixis, Inc.’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on September 28, 2004 and incorporated herein by reference.

2.	Filed as an Exhibit to Exelixis, Inc.’s Registration Statement on Form S-1 (File No. 333-96335), as filed with the Securities and Exchange Commission on February 7, 2000, as amended, and incorporated herein by reference.

3.	Filed as an Exhibit to Exelixis, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed with the Securities and Exchange Commission on August 5, 2004 and incorporated herein by reference.

4.	Filed as an Exhibit to Exelixis, Inc.’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on December 15, 2004 and incorporated herein by reference.

5.	Filed as an Exhibit to Exelixis, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, filed with the Securities and Exchange Commission on August 9, 2005 and incorporated herein by reference.

6.	Filed as an Exhibit to Exelixis, Inc.’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on June 15, 2006 and incorporated herein by reference.

7.	Filed as an Exhibit to Exelixis, Inc.’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on October 21, 2004 and incorporated herein by reference.

8.	Filed as an Appendix to Exelixis, Inc.’s Definitive Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on March 18, 2005 and incorporated herein by reference.

9.	Filed as an Exhibit to Exelixis, Inc.’s Registration Statement on Form S-8 (File No. 333-52434), as filed with the Securities Exchange Commission on December 21, 2000 and incorporated herein by reference.

10.	Filed as an Exhibit to Exelixis, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, filed with the Securities and Exchange Commission on November 8, 2004 and incorporated herein by reference.

11.	Filed as an Exhibit to Exelixis, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the Securities and Exchange Commission on March 15, 2005 and incorporated herein by reference.

12.	Filed as an Exhibit to Exelixis, Inc.’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on June 26, 2006 and incorporated herein by reference.

13.	Filed as an Exhibit to Exelixis, Inc.’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on March 3, 2009 and incorporated herein by reference.

14.	Filed as an Exhibit to Exelixis, Inc.’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on December 15, 2005 and incorporated herein by reference.

15.	Filed as an Exhibit to Exelixis, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the Securities and Exchange Commission on February 20, 2004, as amended, and incorporated herein by reference.

16.	Filed as an Exhibit to Exelixis, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, filed with the Securities and Exchange Commission on November 8, 2002 and incorporated herein by reference.

17.	Filed as an Exhibit to Exelixis, Inc.’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on September 23, 2004 and incorporated herein by reference.

18.	Filed as an Exhibit to Exelixis, Inc.’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on December 18, 2006 and incorporated herein by reference.

19.	Filed as an Exhibit to Exelixis, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the Securities and Exchange Commission on March 9, 2006 and incorporated herein by reference.

20.	Filed as an Exhibit to Exelixis, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, filed with the Securities and Exchange Commission on May 9, 2006 and incorporated herein by reference.

21.	Filed as an Exhibit to Exelixis, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed with the Securities Exchange Commission on May 15, 2000 and incorporated herein by reference.

22.	Filed as an Exhibit to Exelixis, Inc.’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on May 27, 2005 and incorporated herein by reference.

23.	Filed as an Exhibit to Exelixis, Inc.’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on December 23, 2004 and incorporated herein by reference.

24.	Filed as an Exhibit to Exelixis, Inc.’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on December 27, 2006 and incorporated herein by reference.

25.	Filed as an Exhibit to Exelixis, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 30, 2007, filed with the Securities Exchange Commission on May 3, 2007 and incorporated herein by reference.

26	Filed as an Exhibit to Exelixis, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 29, 2007, filed with the Securities Exchange Commission on August 7, 2007 and incorporated herein by reference.

27.	Filed as an Exhibit to Exelixis, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 28, 2007, filed with the Securities Exchange Commission on November 5, 2007 and incorporated herein by reference.

28.	Filed as an Exhibit to Exelixis, Inc.’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on December 26, 2007 and incorporated herein by reference.

29.	Filed as an Exhibit to Exelixis, Inc.’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on October 4, 2007 and incorporated herein by reference.

30.	Filed as an Exhibit to Exelixis, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 29, 2006, filed with the Securities and Exchange Commission on February 27, 2007 and incorporated herein by reference.

31.	Filed as an Exhibit to Exelixis, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, filed with the Securities Exchange Commission on August 6, 2002 and incorporated herein by reference.

32.	Filed as an Exhibit to Exelixis, Inc.’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on June 9, 2008 and incorporated herein by reference.

33.	Filed as an Exhibit to Exelixis, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 28, 2007, filed with the Securities and Exchange Commission on February 25, 2008 and incorporated herein by reference.

34.	Filed as an Exhibit to Exelixis, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 28, 2008, filed with the Securities and Exchange Commission on May 6, 2008 and incorporated herein by reference.

35.	Filed as an Exhibit to Exelixis, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 27, 2008, filed with the Securities and Exchange Commission on August 5, 2008 and incorporated herein by reference.

36.	Filed as an Exhibit to Exelixis, Inc.’s Registration Statement on Form S-1 (File No. 333-152166), as filed with the Securities and Exchange Commission on July 7, 2008, as amended, and incorporated herein by reference.

Exhibit 10.18

COMPENSATION INFORMATION FOR NON-EMPLOYEE DIRECTORS

Exelixis, Inc.

2009 Cash Compensation for Non-Employee Directors

Board of Directors	Retainer Fee	$20,000
	Additional Chair Retainer Fee	$25,000
	Regular Meeting Fee	$2,500
	Special Meeting Fee*	$1,000
Audit Committee	Retainer Fee	$6,000
	Additional Chair Retainer Fee	$10,000
	Meeting Fee**	$1,000
Compensation Committee	Retainer Fee	$5,000
	Additional Chair Retainer Fee	$5,000
	Meeting Fee**	$1,000
Nominating & Corporate Governance Committee	Retainer Fee	$5,000
	Additional Chair Retainer Fee	$5,000
	Meeting Fee**	$1,000
Research & Development Committee	Retainer Fee	$10,000
	Additional Chair Retainer Fee	$10,000
	Meeting Fee**	$5,000

*	Meeting at which minutes are generated.

**	In-person meeting or teleconference at which minutes are generated.

Exelixis, Inc.

2009 Equity Compensation for Non-Employee Directors

Board of Directors	Initial Option Grant*	Number of Options	25,000
	Annual Option Grant	Number of Options	11,250	**

*	For new directors only.

**	Our 2000 Non-Employee Directors’ Stock Option Plan provides for an annual option grant to each non-employee director of 15,000 options. Each of our non-employee directors has waived his right to 25% of the annual option grant for 2009. The annual option grants will occur automatically on the date of our 2009 Annual Meeting of Stockholders.

Exhibit 10.19

EXELIXIS, INC.

CHANGE IN CONTROL AND SEVERANCE BENEFIT PLAN

SECTION 1. INTRODUCTION.

The Exelixis, Inc. Change in Control and Severance Benefit Plan (the “Plan”), established on December 9, 2005, is hereby amended and restated effective December 23, 2008 (the “Effective Date”). The purpose of the Plan is to provide for the payment of severance benefits to certain eligible employees of Exelixis, Inc. and its wholly owned subsidiaries (the “Company”) in the event that such employees are subject to qualifying employment terminations and additional benefits if such qualifying employment termination occurs in connection with a Change in Control. This Plan shall supersede any severance benefit plan, contract, agreement, policy or practice maintained by the Company on the Effective Date; provided, however, that if any provision relating to stock options or other awards contained in the Company’s 2000 Equity Incentive Plan, or any successor or similar plan adopted by the Company (the “Equity Incentive Plan”) is more favorable to an employee than the corresponding provision or the absence of such corresponding provision in the Plan, then such more favorable provision in the Equity Incentive Plan shall govern, but the remainder of the Plan shall continue in full force and effect. As applicable, this Plan shall constitute an amendment to an employee’s stock option agreement or other agreement under the Equity Incentive Plan. This document also is the Summary Plan Description for the Plan.

SECTION 2. DEFINITIONS.

For purposes of the Plan, except as otherwise provided in the applicable Participation Notice, the following terms are defined as follows:

(a) “Base Salary” means the Participant’s annual base pay (excluding incentive pay, premium pay, commissions, overtime, bonuses and other forms of variable compensation), at the rate in effect during the last regularly scheduled payroll period immediately preceding the date of the Participant’s Covered Termination divided by twelve (12).

(b) “Board” means the Board of Directors of Exelixis, Inc.

(c) “Bonus” means the Participant’s target bonus established by the Company’s Compensation Committee for the year in which the Covered Termination occurs divided by twelve (12).

(d) “Change in Control” means one of the following events or a series of more than one of the following events: (i) when a person, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) acquires beneficial ownership of the Company’s capital stock equal to 50% or more of either (x) the then-outstanding shares of the Company’s common stock or (y) the combined voting power of the Company’s then-outstanding securities to vote generally in the election of directors; (ii) upon the consummation by the

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Company of (x) a reorganization, merger or consolidation, provided that, in each case, the persons who were the Company’s stockholders immediately prior to the reorganization, merger or consolidation do not, immediately after, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities, or (y) a liquidation or dissolution of the Company or the sale of all or substantially all of the Company’s assets; or (iii) when the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board, is excluded from clause (iii)(y) above. For the purposes of this definition, (i) prior to a Change in Control, “Company” shall mean only Exelixis, Inc. or its successor and shall not include (A) its wholly owned subsidiaries or (B) the surviving or controlling entity resulting from a Change in Control or the entity to which the Company’s assets were transferred in the case of an asset sale constituting a Change in Control and (ii) following a Change in Control, “Company” shall mean only Exelixis, Inc. (or its successor) and any surviving or controlling entity resulting from such Change in Control or the entity to which the Company’s assets were transferred in the case of an asset sale constituting such a Change in Control and shall not include any wholly owned subsidiaries.

(e) “Change in Control Termination” means a Covered Termination which occurs within one (1) month prior to or within thirteen (13) months following the effective date of a Change in Control.

(f) “COBRA Period” means (i) in the case of a Change in Control Termination, the number of months set forth in Section 4(a)(iii) and (ii) in the case of a Covered Termination that is not a Change in Control Termination, (x) in the case of an Executive Participant, six (6) months and (y) in the case of a Participant who is not an Executive Participant, zero (0) months.

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Company” means Exelixis, Inc., its wholly owned subsidiaries, any successor to Exelixis, Inc. and, following a Change in Control, the surviving or controlling entity resulting from such a Change in Control or the entity to which the Company’s assets were transferred in the case where the Change in Control is an asset sale.

(i) “Constructive Termination” means a voluntary termination of employment with the Company resulting in a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h) (without regard to any permissible alternative definition of “termination of employment” thereunder) by a Participant after one of the following is undertaken without the Participant’s written consent: (i) reduction of such Participant’s base salary by more than ten

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percent (10%) as in effect immediately prior to the time such reduction occurs; (ii) the occurrence of a material diminution in the package of welfare benefit plans, taken as a whole, in which such Participant is entitled to participate immediately prior to the time such material diminution (except that such Participant’s contributions may be raised to the extent of any cost increases imposed by third parties); provided, however, that such material diminution qualifies as an “involuntary separation from service” as provided under Treasury Regulation Section 1.409A-1(n)(2)(i) or (ii); (iii) a change in such Participant’s responsibilities, authority or offices that, taken as a whole, result in a material diminution of position; provided, however, that a change in the Participant’s title or reporting relationships shall not by itself constitute a Constructive Termination; (iv) a request that such Participant relocate to a worksite that is more than thirty-five (35) miles from such Participant’s prior worksite, unless such Participant accepts such relocation opportunity; (v) a material reduction in duties; (vi) a failure or refusal of any successor company to assume the obligations of the Company under an agreement with such Participant; or (vii) a material breach by the Company of any of the material provisions of an agreement with such Participant, including, without limitation, a breach of the terms of any agreement or program providing for the payment of bonus compensation. Notwithstanding any provision of this definition of “Constructive Termination” to the contrary, an event or action by the Company shall not give the Participant grounds to voluntarily terminate employment as a Constructive Termination unless the Participant gives the Company written notice within thirty (30) days of the initial existence of such event or action that the event or action by the Company would give the Participant such grounds to so terminate employment and such event or action is not reversed, remedied or cured, as the case may be, by the Company as soon as possible but in no event later than within thirty (30) days of receiving such written notice from the Participant. For the avoidance of doubt, the cessation of employment followed by the immediate commencement of services as an independent contractor for the Company, which does not result in a “separation from service” with the Company within the meaning of Treasury Regulation Section 1.409A-1(h), shall not constitute a Constructive Termination.

(j) “Covered Termination” means (x) an Involuntary Termination Without Cause or (y) a Constructive Termination if such Constructive Termination occurs any time after the date that is one (1) month prior to the effective date of the first Change in Control that occurs after the Participant commences participation in the Plan. Termination of employment of a Participant due to death or disability shall not constitute a Covered Termination unless a voluntary termination of employment by the Participant immediately prior to the Participant’s death or disability would have qualified as a Constructive Termination.

(k) “Equity Incentive Plan” means the 2000 Equity Incentive Plan or any successor or similar plan adopted by the Company.

(l) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(m) “Involuntary Termination Without Cause” means Participant’s involuntary termination of employment by the Company resulting in a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h) (without regard to any permissible alternative definition of “termination of employment” thereunder) for a reason other than Cause. “Cause” means the occurrence of any one or more of the following: (i) the Participant’s

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conviction of, or plea of no contest with respect to, any crime involving fraud, dishonesty or moral turpitude; (ii) the Participant’s attempted commission of or participation in a fraud or act of dishonesty against the Company that results in (or might have reasonably resulted in) material harm to the business of the Company; (iii) the Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or any statutory duty the Participant owes to the Company; or (iv) the Participant’s conduct that constitutes gross misconduct, insubordination, incompetence or habitual neglect of duties and that results in (or might have reasonably resulted in) material harm to the business of the Company; provided, however, that the conduct described under clause (iii) or (iv) above will only constitute Cause if such conduct is not cured within fifteen (15) days after the Participant’s receipt of written notice from the Company or the Board specifying the particulars of the conduct that may constitute Cause. For the avoidance of doubt, if, in connection with a Change in Control, an employee is terminated and offered “immediate reemployment” by the surviving or controlling entity resulting from a Change in Control or the entity to which the Company’s assets were transferred in the case of an asset sale constituting a Change in Control, then such termination shall not constitute an Involuntary Termination Without Cause. For purposes of the foregoing, “immediate reemployment” shall mean that the employee’s employment with the surviving or controlling entity resulting from a Change in Control or the entity to which the Company’s assets were transferred in the case of an asset sale constituting a Change in Control, results in uninterrupted employment such that the employee does not suffer a lapse in pay as a result of the Change in Control and the terms of such reemployment, taken as a whole, are not less favorable than the terms of employment with the Company immediately prior to such employee’s termination of employment. For the avoidance of doubt, the cessation of employment followed by the immediate commencement of services as an independent contractor for the Company, which does not result in a “separation from service” with the Company within the meaning of Treasury Regulation Section 1.409A-1(h), shall not constitute an Involuntary Termination Without Cause.

(n) “Participant” means an individual (i) who is employed by the Company as its Chief Executive Officer, President, senior vice president, vice president or any other officer with a rank of vice president or above and (ii) who has received a Participation Notice from and executed and returned such Participation Notice to the Company. The determination of whether an employee is a Participant shall be made by the Plan Administrator, in its sole discretion, and such determination shall be binding and conclusive on all persons. “Executive Participant” means a Participant who has been designated as an Executive Participant on the Participant’s Participation Notice.

(o) “Participation Notice” means the latest notice delivered by the Company to a Participant informing the employee that the employee is a Participant in the Plan, substantially in the form of Exhibit A hereto.

(p) “Plan Administrator” means the Board or any committee duly authorized by the Board to administer the Plan. The Plan Administrator may, but is not required to be, the Compensation Committee of the Board. The Board may at any time administer the Plan, in whole or in part, notwithstanding that the Board has previously appointed a committee to act as the Plan Administrator.

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SECTION 3. ELIGIBILITY FOR BENEFITS.

(a) General Rules. Subject to the provisions set forth in this Section and Section 7, in the event of a Covered Termination, the Company will provide the severance benefits described in Section 4 of the Plan to the affected Participant.

(b) Exceptions to Benefit Entitlement. An employee, including an employee who otherwise is a Participant, will not receive benefits under the Plan (or will receive reduced benefits under the Plan) in the following circumstances, as determined by the Company in its sole discretion:

(i) The employee has executed an individually negotiated employment contract or agreement with the Company relating to severance or change in control benefits that is in effect on his or her termination date, in which case such employee’s severance benefit, if any, shall be governed by the terms of such individually negotiated employment contract or agreement.

(ii) The employee voluntarily terminates employment with the Company in order to accept employment with another entity that is controlled (directly or indirectly) by the Company or is otherwise an affiliate of the Company.

(iii) The employee does not confirm in writing that he or she shall be subject to the Company’s Employee Proprietary Information and Inventions Agreement.

(c) Termination of Benefits. A Participant’s right to receive the payment of benefits under this Plan shall terminate immediately if, at any time prior to or during the period for which the Participant is receiving benefits hereunder, the Participant, without the prior written approval of the Company:

(i) willfully breaches a material provision of the Participant’s Employee Proprietary Information and Inventions Agreement with the Company, as referenced in Section 3(b)(iii); or

(ii) willfully encourages or solicits any of the Company’s then current employees to leave the Company’s employ.

SECTION 4. AMOUNT OF BENEFITS.

(a) Cash Severance Benefits. Except as provided in the applicable Participant Notice:

(i) Each Executive Participant who incurs a Covered Termination that is not also a Change in Control Termination shall be entitled to receive a cash severance benefit equal to six (6) months of Base Salary. Any cash severance benefits provided under this Section 4(a)(i) shall be paid pursuant to the provisions of Section 5.

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(ii) Each Participant (x) who incurs a Change in Control Termination and (y) who was employed by the Company at the position or level set forth in Section 4(a)(iii) below within one (1) month immediately prior to such Change in Control Termination shall be entitled to receive a cash severance benefit equal to the sum of the Participant’s Base Salary plus Bonus for the number of months set forth in Section 4(a)(iii). If a Participant serves in two or more positions set forth in the table below, such cash severance benefit shall be for the position with the greatest number of months of cash severance, with no additional cash severance for the other position(s). Any cash severance benefits provided under this Section 4(a)(ii) shall be paid pursuant to the provisions of Section 5.

(iii) For the purposes of determining the months of severance benefits in the event of a Change in Control Termination, the following periods shall be used.

Position or Level	Months of Severance Benefit
Chief Executive Officer	24 months

Executive Participants other than the Chief Executive Officer	18 months

Participants who are not Executive Participants	12 months

(b) Accelerated Stock Award Vesting and Extended Exercisability of Stock Options. If a Participant incurs a Change in Control Termination, then effective as of the date of the Participant’s Change in Control Termination, (i) the vesting and exercisability of all outstanding options to purchase the Company’s common stock (or stock appreciation rights or similar rights or other rights with respect to stock of the Company issued pursuant to the Equity Incentive Plan) that are held by the Participant on such date shall be accelerated in full, and (ii) any reacquisition or repurchase rights held by the Company in respect of common stock issued or issuable (or in respect of similar rights or other rights with respect to stock of the Company issued or issuable pursuant to the Equity Incentive Plan) pursuant to any other stock award granted to the Participant by the Company shall lapse.

In addition, if a Participant incurs a Change in Control Termination, the post-termination of employment exercise period of any outstanding option (or stock appreciation right or similar right or other rights with respect to stock of the Company issued pursuant to the Equity Incentive Plan) held by the Participant on the date of his or her Change in Control Termination shall be extended, if necessary, such that the post-termination of employment exercise period shall not terminate prior to the later of (i) the date twelve (12) months after the effective date of the Change in Control or (ii) the post-termination exercise period provided for in such option; provided, however, that such stock right shall not be exercisable after the expiration of its maximum term. Notwithstanding the foregoing, stock rights granted prior to the Effective Date shall not be exercisable after the later of (A) the 15th day of the third month following the date at which, or (B) December 31 of the calendar year in which, the stock right would otherwise have expired if the stock right had not been extended.

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Notwithstanding the provisions of this Section 4(b), in the event that the provisions of this Section 4(b) regarding acceleration of vesting of an option or extended exercisability of an option would adversely affect a Participant’s option or other stock award (including, without limitation, its status as an incentive stock option under Section 422 of the Code) that is outstanding on the date the Participant commences participation in the Plan, such acceleration of vesting and/or extended exercisability shall be deemed null and void as to such option or other stock award unless the affected Participant consents in writing to such acceleration of vesting or extended exercisability as to such option or other stock award within thirty (30) days after becoming a Participant in the Plan.

(c) Continued Medical Benefits. If a Participant incurs a Covered Termination and the Participant was enrolled in a health, dental, or vision plan sponsored by the Company immediately prior to such Covered Termination, the Participant may be eligible to continue coverage under such health, dental, or vision plan (or to convert to an individual policy), at the time of the Participant’s termination of employment, under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”). The Company will notify the Participant of any such right to continue such coverage at the time of termination pursuant to COBRA. No provision of this Plan will affect the continuation coverage rules under COBRA, except that the Company’s payment, if any, of applicable insurance premiums will be credited as payment by the Participant for purposes of the Participant’s payment required under COBRA. Therefore, the period during which a Participant may elect to continue the Company’s health, dental, or vision plan coverage at his or her own expense under COBRA, the length of time during which COBRA coverage will be made available to the Participant, and all other rights and obligations of the Participant under COBRA (except the obligation to pay insurance premiums that the Company pays, if any) will be applied in the same manner that such rules would apply in the absence of this Plan.

If a Participant timely elects continued coverage under COBRA, the Company shall pay the full amount of the Participant’s COBRA premiums on behalf of the Participant for the Participant’s continued coverage under the Company’s health, dental and vision plans, including coverage for the Participant’s eligible dependents, during the number of months equal to the COBRA Period; provided, however, that if the COBRA Period exceeds the length of time that the Participant is entitled to coverage under COBRA (including any additional period under analogous provisions of state law), the Company or any resulting or acquiring entity or transferee entity (in the case of an asset sale) involved in a Change in Control, as applicable, shall be required to provide health, dental and vision insurance coverage for the Participant and his or her eligible dependents for any portion of the COBRA Period that exceeds the length of time that the Participant is entitled to coverage under COBRA (including any additional period under analogous provisions of state law), at a level of coverage that is substantially similar to the continued coverage that the Participant and his or her eligible dependents received under the Company’s health, dental and vision plans; provided further, however, that no such premium payments (or any other payments for medical, dental or vision coverage by the Company) shall be made following the Participant’s death or the effective date of the Participant’s coverage by a medical, dental or vision insurance plan of a subsequent employer. Each Participant shall be required to notify the Company immediately if the Participant becomes covered by a medical, dental or vision insurance plan of a subsequent employer. Upon the conclusion of the COBRA Period (or such shorter period during which the Company is obligated to pay premiums pursuant to this Section 4(c)), the Participant will be responsible for the entire payment of premiums required under COBRA.

7.

For purposes of this Section 4(c), (i) references to COBRA shall be deemed to refer also to analogous provisions of state law and (ii) any applicable insurance premiums that are paid by the Company shall not include any amounts payable by the Participant under an Internal Revenue Code Section 125 health care reimbursement plan, which amounts, if any, are the sole responsibility of the Participant.

(d) Outplacement Services. If a Participant incurs a Change in Control Termination, the Company shall pay, on behalf of the Participant, for outplacement services with an outplacement service provider selected by the Company for the time periods specified below; provided, however, that the payments made by the Company for such outplacement services shall not exceed the maximum amounts set forth below; provided further, however, that such payments qualify for the exception provided by Treasury Regulation Sections 1.409A-1(b)(9)(v)(A) and (C).

Position or Level	Time Period	Maximum Amount
Chief Executive Officer	24 months	$50,000
Executive Participants other than the Chief Executive Officer	18 months	$30,000
Participants who are not Executive Participants	12 months	$20,000

(e) Other Employee Benefits. All other benefits (such as life insurance, disability coverage, and 401(k) plan coverage) shall terminate as of the Participant’s termination date (except to the extent that a conversion privilege may be available thereunder).

(f) Additional Benefits. Notwithstanding the foregoing, the Company may, in its sole discretion, provide additional or enhanced benefits to those benefits provided for pursuant to Sections 4(a), 4(b), 4(c) and 4(d) to Participants or employees who are not Participants (“Non-Participants”) chosen by the Company, in its sole discretion, and the provision of any such benefits to a Participant or a Non-Participant shall in no way obligate the Company to provide such benefits to any other Participant or to any other Non-Participant, even if similarly situated. If benefits under the Plan are provided to a Non-Participant, references in the Plan to “Participant” (with the exception of Sections 4(a), 4(b), 4(c) and 4(d)) shall be deemed to refer to such Non-Participants.

8.

SECTION 5. TIME AND FORM OF SEVERANCE PAYMENTS.

(a) General Rules. Subject to Section 5(b), any cash severance benefit provided under Section 4(a) shall be paid in installments pursuant to the Company’s regularly scheduled payroll periods commencing as soon as practicable following the effective date of a Participant’s Covered Termination and shall be subject to all applicable withholding for federal, state and local taxes. In the event of a Participant’s death prior to receiving all installment payments of his or her cash severance benefit under Section 4(a), any remaining installment payments shall be made to the Participant’s estate on the same payment schedule as would have occurred absent the Participant’s death. In no event shall payment of any Plan benefit be made prior to the effective date of the Participant’s Covered Termination or prior to the effective date of the release described in Section 7(a).

(b) Application of Section 409A.

(i) All payments provided under this Plan are intended to constitute separate payments for purposes of Treasury Regulation Section 1.409A-2(b)(2).

(ii) If a Participant is a “specified employee” of the Company or any affiliate thereof (or any successor entity thereto) within the meaning of Section 409A(a)(2)(B)(i) of the Code on the date of a Covered Termination, then any cash severance payments pursuant to Section 4(a) (the “Severance Payments”) shall be delayed until the date that is six (6) months after the date of the Covered Termination (such date, the “Delayed Payment Date”), and the Company (or the successor entity thereto, as applicable) shall (A) pay to Participant a lump sum amount equal to the sum of the Severance Payments that otherwise would have been paid to Participant on or before the Delayed Payment Date, without any adjustment on account of such delay, and (B) continue the Severance Payments in accordance with any applicable payment schedules set forth for the balance of the period specified herein. Notwithstanding the foregoing, (i) Severance Payments scheduled to be paid from the date of a Covered Termination through March 15th of the calendar year following such termination shall be paid to the maximum extent permitted pursuant to the “short-term deferral” rule set forth in Treasury Regulation Section 1.409A-1(b)(4); (ii) Severance Payments scheduled to be paid that are not paid pursuant to the preceding clause (i) shall be paid as scheduled to the maximum extent permitted pursuant to an “involuntary separation from service” as permitted by Treasury Regulation Section 1.409A-1(b)(9)(iii), but in no event later than the last day of the second taxable year following the taxable year of the Covered Termination; and (iii) any Severance Payments that are not paid pursuant to either the preceding clause (i) or the preceding clause (ii) shall be subject to delay, if necessary, as provided in the previous sentence. Except to the extent that payments may be delayed until the Delayed Payment Date, on the first regularly scheduled payroll period following the release described in Section 7(a), the Company will pay the Participant the Severance Payments the Participant would otherwise have received under the Plan on or prior to such date but for the delay in payment related to the effectiveness of the release described in Section 7(a), with the balance of the Severance Payments being paid as otherwise provided herein.

9.

(iii) Benefits provided under Section 4(b) are intended to be provided pursuant to the exception provided by Treasury Regulation Sections 1.409A-1(b)(5)(v)(C)(1) and 1.409A-1(b)(5)(v)(E). Amounts paid under Section 4(c) are not intended to be delayed pursuant to Section 409A(a)(2)(B)(i) of the Code and are intended to be paid pursuant to the exception provided by Treasury Regulation Section 1.409A-1(b)(9)(v)(B). Amounts paid under Section 4(d) are intended to qualify for the exception provided under Treasury Regulation Sections 1.409A-1(b)(9)(v)(A) and (C).

SECTION 6. REEMPLOYMENT.

In the event of a Participant’s reemployment by the Company during the period of time in respect of which severance benefits pursuant to Section 4(a) or Section 4(f) have been paid, the Company, in its sole and absolute discretion, may require such Participant to repay to the Company all or a portion of such severance benefits as a condition of reemployment.

SECTION 7. LIMITATIONS ON BENEFITS.

(a) Release. In order to be eligible to receive benefits under the Plan and if requested by the Company, a Participant also must execute, in connection with the Participant’s Covered Termination or Change in Control Termination, a general waiver and release in substantially the form attached hereto as Exhibit B, Exhibit C or Exhibit D, as appropriate, and such release must become effective in accordance with its terms; provided, however, no such release shall require the Participant to forego any unpaid salary, any accrued but unpaid vacation pay or any benefits payable pursuant to this Plan. With respect to any outstanding option held by the Participant, no provision set forth in this Plan granting the Participant additional rights to exercise the option can be exercised unless and until the release, if requested, becomes effective. The Company, in its sole discretion, may modify the form of the required release to comply with applicable law and shall determine the form of the required release, which may be incorporated into a termination agreement or other agreement with the Participant.

(b) Certain Reductions. The Company, in its sole discretion, shall have the authority to reduce a Participant’s severance benefits, in whole or in part, by any other severance benefits, pay in lieu of notice, or other similar benefits payable to the Participant by the Company that become payable in connection with the Participant’s termination of employment pursuant to (i) any applicable legal requirement, including, without limitation, the Worker Adjustment and Retraining Notification Act (the “WARN Act”), (ii) a written employment or severance agreement with the Company, or (iii) any Company policy or practice providing for the Participant to remain on the payroll for a limited period of time after being given notice of the termination of the Participant’s employment. The benefits provided under this Plan are intended to satisfy, in whole or in part, any and all statutory obligations and other contractual obligations of the Company that may arise out of a Participant’s termination of employment, and the Plan Administrator shall so construe and implement the terms of the Plan. The Company’s decision to apply such reductions to the severance benefits of one Participant and the amount of such reductions shall in no way obligate the Company to apply the same reductions in the same amounts to the severance benefits of any other Participant, even if similarly situated. In the Company’s sole discretion, such reductions may be applied on a retroactive basis, with severance benefits previously paid being recharacterized as payments pursuant to the Company’s statutory or other contractual obligations.

10.

(c) Mitigation. Except as otherwise specifically provided herein, a Participant shall not be required to mitigate damages or the amount of any payment provided under this Plan by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Plan be reduced by any compensation earned by a Participant as a result of employment by another employer or any retirement benefits received by such Participant after the date of the Participant’s termination of employment with the Company.

(d) Non-Duplication of Benefits. Except as otherwise specifically provided for herein, no Participant is eligible to receive benefits under this Plan or pursuant to other contractual obligations more than one time. This Plan is designed to provide certain severance pay and change in control benefits to Participants pursuant to the terms and conditions set forth in this Plan. The payments pursuant to this Plan are in addition to, and not in lieu of, any unpaid salary, bonuses or benefits (other than severance or change in control benefits) to which a Participant may be entitled for the period ending with the Participant’s Covered Termination.

(e) Indebtedness of Participants. If a Participant is indebted to the Company on the effective date of his or her Covered Termination, the Company reserves the right to offset any severance payments under the Plan by the amount of such indebtedness.

(f) Parachute Payments. Except as otherwise provided in an agreement between a Participant and the Company, if any payment or benefit the Participant would receive in connection with a Change in Control from the Company or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be equal to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax, or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Participant’s receipt of the greatest economic benefit notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in a manner necessary to provide the Participant with the greatest economic benefit. If more than one manner of reduction of payments or benefits necessary to arrive at the Reduced Amount yields the greatest economic benefit, the payments and benefits shall be reduced pro rata.

SECTION 8. RIGHT TO INTERPRET PLAN; AMENDMENT AND TERMINATION.

(a) Exclusive Discretion. The Plan Administrator shall have the exclusive discretion and authority to establish rules, forms, and procedures for the administration of the Plan and to construe and interpret the Plan and to decide any and all questions of fact, interpretation, definition, computation or administration arising in connection with the operation of the Plan, including, but not limited to, the eligibility to participate in the Plan and amount of benefits paid under the Plan. The rules, interpretations, computations and other actions of the Plan Administrator shall be binding and conclusive on all persons.

11.

(b) Amendment or Termination. The Company reserves the right to amend or terminate this Plan, any Participation Notice issued pursuant to the Plan or the benefits provided hereunder at any time; provided, however, that (i) no such amendment or termination shall reduce or otherwise adversely affect the severance benefits provided in Sections 4(a)(i) or 4(c) to a Participant in connection with a Covered Termination that is not a Change in Control Termination, unless such Participant consents in writing to such amendment or termination and (ii) no such amendment or termination shall occur following the date one (1) month prior to a Change in Control as to any Participant who would be adversely affected by such amendment or termination unless such Participant consents in writing to such amendment or termination. Any action amending or terminating the Plan or any Participation Notice shall be in writing and executed by a duly authorized officer of the Company. Unless otherwise required by law, no approval of the shareholders of the Company shall be required for any amendment or termination including any amendment that increases the benefits provided under any option or other stock award.

SECTION 9. NO IMPLIED EMPLOYMENT CONTRACT.

The Plan shall not be deemed (i) to give any employee or other person any right to be retained in the employ of the Company or (ii) to interfere with the right of the Company to discharge any employee or other person at any time, with or without cause, which right is hereby reserved.

SECTION 10. LEGAL CONSTRUCTION.

This Plan shall be governed by and construed under the laws of the State of California (without regard to principles of conflict of laws), except to the extent preempted by ERISA.

SECTION 11. CLAIMS, INQUIRIES AND APPEALS.

(a) Applications for Benefits and Inquiries. Any application for benefits, inquiries about the Plan or inquiries about present or future rights under the Plan must be submitted to the Plan Administrator in writing by an applicant (or his or her authorized representative). The Plan Administrator is:

Exelixis, Inc.

Attn: Corporate Secretary

249 East Grand Avenue

South San Francisco, CA 94080

(b) Denial of Claims. In the event that any application for benefits is denied in whole or in part, the Plan Administrator must provide the applicant with written or electronic notice of the denial of the application, and of the applicant’s right to review the denial. Any electronic notice will comply with the regulations of the U.S. Department of Labor. The notice of denial will be set forth in a manner designed to be understood by the applicant and will include the following:

(1)	the specific reason or reasons for the denial;

12.

(2)	references to the specific Plan provisions upon which the denial is based;

(3)	a description of any additional information or material that the Plan Administrator needs to complete the review and an explanation of why such information or material is necessary; and

(4)	an explanation of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the applicant’s right to bring a civil action under Section 502(a) of ERISA following a denial on review of the claim, as described in Section 11(d) below.

This notice of denial will be given to the applicant within ninety (90) days after the Plan Administrator receives the application, unless special circumstances require an extension of time, in which case, the Plan Administrator has up to an additional ninety (90) days for processing the application. If an extension of time for processing is required, written notice of the extension will be furnished to the applicant before the end of the initial ninety (90) day period.

This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the application.

(c) Request for a Review. Any person (or that person’s authorized representative) for whom an application for benefits is denied, in whole or in part, may appeal the denial by submitting a request for a review to the Plan Administrator within sixty (60) days after the application is denied. A request for a review shall be in writing and shall be addressed to:

Exelixis, Inc.

Attn: Corporate Secretary

249 East Grand Avenue

South San Francisco, CA 94080

A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant feels are pertinent. The applicant (or his or her representative) shall have the opportunity to submit (or the Plan Administrator may require the applicant to submit) written comments, documents, records, and other information relating to his or her claim. The applicant (or his or her representative) shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim. The review shall take into account all comments, documents, records and other information submitted by the applicant (or his or her representative) relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(d) Decision on Review. The Plan Administrator will act on each request for review within sixty (60) days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional sixty (60) days), for processing the request for a review. If an extension for review is required, written notice of the extension will be furnished

13.

to the applicant within the initial sixty (60) day period. This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the review. The Plan Administrator will give prompt, written or electronic notice of its decision to the applicant. Any electronic notice will comply with the regulations of the U.S. Department of Labor. In the event that the Plan Administrator confirms the denial of the application for benefits in whole or in part, the notice will set forth, in a manner designed to be understood by the applicant, the following:

(1)	the specific reason or reasons for the denial;

(2)	references to the specific Plan provisions upon which the denial is based;

(3)	a statement that the applicant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim; and

(4)	a statement of the applicant’s right to bring a civil action under Section 502(a) of ERISA.

(e) Rules and Procedures. The Plan Administrator will establish rules and procedures, consistent with the Plan and with ERISA, as necessary and appropriate in carrying out its responsibilities in reviewing benefit claims. The Plan Administrator may require an applicant who wishes to submit additional information in connection with an appeal from the denial of benefits to do so at the applicant’s own expense.

(f) Exhaustion of Remedies. No legal action for benefits under the Plan may be brought until the applicant (i) has submitted a written application for benefits in accordance with the procedures described by Section 11(a) above, (ii) has been notified by the Plan Administrator that the application is denied, (iii) has filed a written request for a review of the application in accordance with the appeal procedure described in Section 11(c) above, and (iv) has been notified that the Plan Administrator has denied the appeal. Notwithstanding the foregoing, if the Plan Administrator does not respond to an applicant’s claim or appeal within the relevant time limits specified in this Section 11, the applicant may bring legal action for benefits under the Plan pursuant to Section 502(a) of ERISA.

SECTION 12. BASIS OF PAYMENTS TO AND FROM PLAN.

All benefits under the Plan shall be paid by the Company. The Plan shall be unfunded, and benefits hereunder shall be paid only from the general assets of the Company.

SECTION 13. OTHER PLAN INFORMATION.

(a) Employer and Plan Identification Numbers. The Employer Identification Number assigned to the Company (which is the “Plan Sponsor” as that term is used in ERISA) by the Internal Revenue Service is 04-3257395. The Plan Number assigned to the Plan by the Plan Sponsor pursuant to the instructions of the Internal Revenue Service is 507.

14.

(b) Ending Date for Plan’s Fiscal Year. The date of the end of the fiscal year for the purpose of maintaining the Plan’s records is December 31.

(c) Agent for the Service of Legal Process. The agent for the service of legal process with respect to the Plan is:

Exelixis, Inc.

Attn: Corporate Secretary

249 East Grand Avenue

South San Francisco, CA 94080

(d) Plan Sponsor and Administrator. The “Plan Sponsor” and the “Plan Administrator” of the Plan is:

Exelixis, Inc.

Attn: Corporate Secretary

249 East Grand Avenue

South San Francisco, CA 94080

The Plan Sponsor’s and Plan Administrator’s telephone number is (650) 837-7000. The Plan Administrator is the named fiduciary charged with the responsibility for administering the Plan.

SECTION 14. STATEMENT OF ERISA RIGHTS.

Participants in this Plan (which is a welfare benefit plan sponsored by Exelixis, Inc.) are entitled to certain rights and protections under ERISA. If you are a Participant, you are considered a participant in the Plan for the purposes of this Section 14 and, under ERISA, you are entitled to:

Receive Information About Your Plan and Benefits

(a) Examine, without charge, at the Plan Administrator’s office and at other specified locations, such as worksites, all documents governing the Plan and a copy of the latest annual report (Form 5500 Series), if applicable, filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration;

(b) Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan and copies of the latest annual report (Form 5500 Series), if applicable, and an updated (as necessary) Summary Plan Description. The Administrator may make a reasonable charge for the copies; and

(c) Receive a summary of the Plan’s annual financial report, if applicable. The Plan Administrator is required by law to furnish each participant with a copy of this summary annual report.

15.

Prudent Actions By Plan Fiduciaries

In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate the Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including your employer, your union or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a Plan benefit or exercising your rights under ERISA.

Enforce Your Rights

If your claim for a Plan benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of Plan documents or the latest annual report from the Plan, if applicable, and do not receive them within thirty (30) days, you may file suit in a Federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.

If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or Federal court.

If you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

Assistance With Your Questions

If you have any questions about the Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

SECTION 15. GENERAL PROVISIONS.

(a) Notices. Any notice, demand or request required or permitted to be given by either the Company or a Participant pursuant to the terms of this Plan shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties, in the case of the Company, at the address set forth in Section 11(a) and, in the case of a Participant, at the address as set forth in the Company’s employment file maintained for the Participant as previously furnished by the Participant or such other address as a party may request by notifying the other in writing.

16.

(b) Transfer and Assignment. The rights and obligations of a Participant under this Plan may not be transferred or assigned without the prior written consent of the Company. This Plan shall be binding upon any surviving entity resulting from a Change in Control and upon any other person who is a successor by merger, acquisition, consolidation or otherwise to the business formerly carried on by the Company without regard to whether or not such person or entity actively assumes the obligations hereunder.

(c) Waiver and Costs of Enforcement. Any party’s failure to enforce any provision or provisions of this Plan shall not in any way be construed as a waiver of any such provision or provisions, nor prevent any party from thereafter enforcing each and every other provision of this Plan. The rights granted to the parties herein are cumulative and shall not constitute a waiver of any party’s right to assert all other legal remedies available to it under the circumstances. All out-of-pocket costs and expenses reasonably incurred by a Participant (including attorneys’ fees) in connection with enforcing the Participant’s rights under the Plan (including the costs and expenses of complying with the provisions of Section 11) shall be paid by the Company if such rights relate to a Covered Termination that occurs any time after the date that is one (1) month prior to the effective date of the first Change in Control that occurs after the Participant commences participation in the Plan. Notwithstanding the foregoing, if the Participant initiates any claim or action and the claim or action is totally without merit or frivolous, the Participant shall be responsible for the Participant’s own costs and expenses.

(d) Severability. Should any provision of this Plan be declared or determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

(e) Section Headings. Section headings in this Plan are included for convenience of reference only and shall not be considered part of this Plan for any other purpose.

SECTION 16. EXECUTION.

To record the adoption of the Plan as set forth herein, Exelixis, Inc. has caused its duly authorized officer to execute the same as of the Effective Date.

EXELIXIS, INC.

By:	/s/ James B. Bucher

Title:	Vice President, Corporate Legal Affairs and Secretary

17.

EXHIBIT A

EXELIXIS, INC.

CHANGE IN CONTROL AND SEVERANCE BENEFIT PLAN

PARTICIPATION NOTICE

To:

Date:

Exelixis, Inc. (the “Company”) has adopted the Exelixis, Inc. Change in Control and Severance Benefit Plan (the “Plan”). The Company is providing you with this Participation Notice to inform you that you have been designated as a Participant in the Plan. A copy of the Plan document is attached to this Participation Notice. The terms and conditions of your participation in the Plan are as set forth in the Plan and this Participation Notice, which together also constitute a summary plan description of the Plan.

For the purposes of the Plan you [_] are an Executive Participant [_] are not an Executive Participant.

Except as provided in the Plan, the Plan supersedes any and all severance or change in control benefits payable to you as set forth in any agreement, including offer letters, with the Company entered into prior to the date hereof.

Notwithstanding the terms of the Plan:

[

]

Please return to the Company’s Corporate Secretary a copy of this Participation Notice signed by you and retain a copy of this Participation Notice, along with the Plan document, for your records.

EXELIXIS, INC.

By:

Its:

18.

ACKNOWLEDGEMENT

The undersigned Participant hereby acknowledges receipt of the foregoing Participation Notice. In the event the undersigned holds outstanding stock options as of the date of this Participation Notice, the undersigned hereby:*

☐	accepts all of the benefits of Section 4(b) of the Plan regardless of any potential adverse effects on any outstanding option or other stock award

☐	accepts the benefits of Section 4(b) of the Plan that have no adverse effect on outstanding options or other stock awards and rejects the benefits of Section 4(b) of the Plan as to those outstanding options and other stock awards that would have potential adverse effects

☐	other (please describe):

The undersigned acknowledges that the undersigned has been advised to obtain tax and financial advice regarding the consequences of this election including the effect, if any, on the status of the stock options for tax purposes under Section 422 of the Internal Revenue Code.

Print name

*	Please check one box; failure to check a box will be deemed the selection of the second alternative (i.e., accepting the benefits of Section 4(b) of the Plan that have no adverse effect on outstanding options or other stock awards and rejecting the benefits of Section 4(b) of the Plan as to those outstanding options and other stock awards that would have potential adverse effects).

19.

For Employees Age 40 or Older

Individual Termination

EXHIBIT B

RELEASE AGREEMENT

I understand and agree completely to the terms set forth in the Exelixis, Inc. Change in Control and Severance Benefit Plan (the “Plan”).

I understand that this Release, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company or an affiliate of the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.

I hereby confirm my obligations under the Company’s Employee Proprietary Information and Inventions Agreement.

Except as otherwise set forth in this Release, I hereby generally and completely release the Company and its affiliates, and their parents, subsidiaries, successors, predecessors and affiliates, and their partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, insurers, affiliates and assigns, from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Release. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company and its affiliates, or their affiliates, or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company and its affiliates, or their affiliates; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act (as amended) (“ADEA”), the federal Employee Retirement Income Security Act of 1974 (as amended), and the California Fair Employment and Housing Act (as amended).

Notwithstanding the foregoing, I understand that the following rights or claims are not included in my Release: (a) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company or its affiliate to which I am a party; the charter, bylaws, or operating agreements of the Company or its affiliate; or under applicable law; or (b) any rights which cannot be waived as a matter of law. In addition, I understand that nothing in this Agreement prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, or the California Department of Fair Employment and Housing, except that I hereby waive my right to any monetary benefits in connection with any such claim, charge or proceeding. I hereby represent and warrant that, other than the claims identified in this paragraph, I am not aware of any claims I have or might have that are not included in the Release.

1.

For Employees Age 40 or Older

Individual Termination

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, and that the consideration given under the Plan for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not do so); (c) I have twenty-one (21) days to consider this Release (although I may choose voluntarily to sign this Release earlier); (d) I have seven (7) days following the date I sign this Release to revoke the Release by providing written notice to an officer of the Company; and (e) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after I sign this Release.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

I hereby represent that I have been paid all compensation owed and for all hours worked; I have received all the leave and leave benefits and protections for which I am eligible pursuant to the Family and Medical Leave Act, the California Family Rights Act, or otherwise; and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than twenty-one (21) days following the date it is provided to me.

EMPLOYEE

Name:

Date:

2.

For Employees Age 40 or Older

Group Termination

EXHIBIT C

RELEASE AGREEMENT

I understand and agree completely to the terms set forth in the Exelixis, Inc. Change in Control and Severance Benefit Plan (the “Plan”).

I understand that this Release, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company or an affiliate of the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.

I hereby confirm my obligations under the Company’s Employee Proprietary Information and Inventions Agreement.

Except as otherwise set forth in this Release, I hereby generally and completely release the Company and its affiliates, and their parents, subsidiaries, successors, predecessors and affiliates, and its and their partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, insurers, affiliates and assigns, from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Release. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company and its affiliates, or their affiliates, or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company and its affiliates, or their affiliates; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act (as amended) (“ADEA”), the federal Employee Retirement Income Security Act of 1974 (as amended), and the California Fair Employment and Housing Act (as amended).

Notwithstanding the foregoing, I understand that the following rights or claims are not included in my Release: (a) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company or its affiliate to which I am a party; the charter, bylaws, or operating agreements of the Company or its affiliate; or under applicable law; or (b) any rights which cannot be waived as a matter of law. In addition, I understand that nothing in this Agreement prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, or the California Department of Fair Employment and Housing, except that I hereby waive my right to any monetary benefits in connection with any such claim, charge or proceeding. I hereby represent and warrant that, other than the claims identified in this paragraph, I am not aware of any claims I have or might have that are not included in the Release.

1.

For Employees Age 40 or Older

Group Termination

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, and that the consideration given under the Plan for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not to do so); (c) I have forty-five (45) days to consider this Release (although I may choose voluntarily to sign this Release earlier); (d) I have seven (7) days following the date I sign this Release to revoke the Release by providing written notice to an office of the Company; (e) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after I sign this Release; and (f) I have received with this Release a detailed list of the job titles and ages of all employees who were terminated in this group termination and the ages of all employees of the Company in the same job classification or organizational unit who were not terminated.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

I hereby represent that I have been paid all compensation owed and for all hours worked; I have received all the leave and leave benefits and protections for which I am eligible pursuant to the Family and Medical Leave Act, the California Family Rights Act, or otherwise; and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than forty-five (45) days following the date it is provided to me.

EMPLOYEE

Name:

Date:

2.

EXHIBIT D

RELEASE AGREEMENT

I understand and agree completely to the terms set forth in the Exelixis, Inc. Change in Control and Severance Benefit Plan (the “Plan”).

I understand that this Release, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company or an affiliate of the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.

I hereby confirm my obligations under the Company’s Employee Proprietary Information and Inventions Agreement.

Except as otherwise set forth in this Release, I hereby generally and completely release the Company and its affiliates, and their parents, subsidiaries, successors, predecessors and affiliates, and its and their partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, insurers, affiliates and assigns, from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Release. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company and its affiliates, or their affiliates, or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company and its affiliates, or their affiliates; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Employee Retirement Income Security Act of 1974 (as amended), and the California Fair Employment and Housing Act (as amended).

Notwithstanding the foregoing, I understand that the following rights or claims are not included in my Release: (a) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company or its affiliate to which I am a party; the charter, bylaws, or operating agreements of the Company or its affiliate; or under applicable law; or (b) any rights which cannot be waived as a matter of law. In addition, I understand that nothing in this Agreement prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, or the California Department of Fair Employment and Housing, except that I hereby waive my right to any monetary benefits in connection with any such claim, charge or proceeding. I hereby represent and warrant that, other than the claims identified in this paragraph, I am not aware of any claims I have or might have that are not included in the Release.

1.

For Employees Under Age 40

Individual and Group Termination

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

I hereby represent that I have been paid all compensation owed and for all hours worked; I have received all the leave and leave benefits and protections for which I am eligible pursuant to the Family and Medical Leave Act, the California Family Rights Act, or otherwise; and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than fourteen (14) days following the date it is provided to me.

EMPLOYEE

Name:

Date:

2.

EXHIBIT 10.61

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

FIRST AMENDMENT TO THE

CONTRACT RESEARCH AGREEMENT

This FIRST AMENDMENT TO THE CONTRACT RESEARCH AGREEMENT (the “Amendment”) is made and entered into by and between AGRIGENETICS, INC., a Delaware corporation having its principal place of business at 9330 Zionsville Road, Indianapolis, Indiana 46268 (“Agrigenetics”) and EXELIXIS PLANT SCIENCES, INC., a Delaware corporation having its principal place of business at 16160 SW Upper Boones Ferry Road, Portland, Oregon 97224 (“EPS”). Agrigenetics and EPS are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

A. Agrigenetics, Mycogen Corporation, EPS and Exelixis, Inc. (“Exelixis”) are parties to a Contract Research Agreement effective as of September 4, 2007 (the “Agreement”), under which Agrigenetics engaged EPS to conduct certain research pursuant to a Research Plan.

B. Agrigenetics and EPS desire to amend the Agreement in accordance with Section 14.10 of the Agreement to provide for certain EPS employees to conduct, under the Agreement, certain consulting services for Agrigenetics that are outside the scope of the Research Plan.

NOW, THEREFORE, the Parties agree as follows:

1.	AMENDMENT OF THE AGREEMENT

The parties hereby agree to amend the terms of the Agreement as provided below, retroactively effective as of January 1, 2008 (the “Amendment Effective Date”). Where the Agreement is not explicitly amended, the terms of the Agreement will remain in force. Capitalized terms used in this Amendment that are not otherwise defined herein shall have the same meanings as such terms are given in the Agreement.

1.1 The following sentence is added at the end of Section 2.4 of the Agreement:

“Agrigenetics agrees that EPS shall not be considered (i) [ * ], or (ii) [ * ]. Agrigenetics shall use best efforts to ensure that the Special Consulting Services do not conflict with the Parties’ ability to conduct the Research Program efficiently and expeditiously.”

1.2 Section 2.8 is added to the Agreement to read in its entirety as follows:

“2.8 Special Consultants.

(a) EPS hereby permits certain employees of EPS (the “Special Consultants”) to conduct, under this Agreement and in accordance with the terms of this Section 2.8, consulting services for Agrigenetics [ * ] (such consulting services, the “Special Consulting Services”). As used in this Section 2.8, “[ * ]” means the [ * ]. As used in this Section 2.8, “[ * ]” means the [ * ]. The Special Consulting Services shall not relate to, and Agrigenetics shall not request the Special Consultants to provide services related to or provide the Special Consultants with information related to, the [ * ] (as such terms are defined in the APA). If any work related to [ * ] is conducted by the Special Consultants, such work shall not be considered Special Consulting Services and shall be outside the scope of this Agreement.

(b) As of the Amendment Effective Date, the Special Consultants are [ * ]. The Parties may add other employees of EPS as Special Consultants by mutual written agreement; either Party may remove any individual from Special Consultant status by written notice to the other Party at any time for any reason, including the end of such individual’s full-time employment by EPS. EPS shall not have any obligation to provide a replacement Special Consultant after the removal of any individual from Special Consultant status. Agrigenetics shall not request, and the Special Consultants (both individually and collectively) shall not be obligated to provide, any amount or type of Special Consulting Services that (i) could materially affect EPS’s ability to perform the tasks assigned to it pursuant to the Research Plan or otherwise comply with its obligations under this Agreement and (ii) could result in assignment, to another employee or consultant of EPS, of Research Plan-related tasks that were contemplated to be performed by a Special Consultant. Without limiting the generality of the foregoing, [ * ] shall not be obligated to spend more than [ * ] of his work time, on a calendar monthly average basis, performing Special Consulting Services, and each other Special Consultant shall not be obligated to spend more than [ * ] of his work time, on a calendar monthly average basis, performing Special Consulting Services, and Agrigenetics shall not request that any Special Consultant perform Special Consulting Services in excess of the foregoing amounts. Either Party may, by written notice to the other Party, terminate or suspend all provision of Special Consulting Services.

(c) The Special Consultants shall not receive any compensation from EPS or Agrigenetics for the Special Consulting Services beyond the salary that such employee otherwise receives for full-time employment by EPS. Agrigenetics shall pay EPS in advance a special consulting fee of [ * ] per calendar year. Such fee for calendar year 2008 shall be due and payable on or before November 1, 2008, and the fee for each subsequent calendar year shall be due and payable on or before each January 31 during the Term, provided that the Special Consulting Services have not already been terminated pursuant to Section 2.8(b). Agrigenetics shall provide EPS with a purchase order for each such

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

payment at least [ * ] before the due date thereof (or, for calendar year 2008, as far in advance of the due date as practicable), and EPS will submit invoices to Agrigenetics referencing the purchase order number per instructions provided in the purchase order. In addition, Agrigenetics shall reimburse EPS for all expenses incurred by EPS or the Special Consultants for the Special Consultants’ [ * ] travel in the course of conducting the Special Consulting Services, provided that such travel is in accordance with Exelixis’ then-current travel policy. Before a Special Consultant undertakes any such international travel, Agrigenetics shall provide EPS with a purchase order for such travel. From time to time, EPS shall submit to Agrigenetics invoices referencing the applicable purchase order number per instructions provided in the purchase order and setting forth in reasonable detail the international travel expenses actually incurred for such international travel, along with documentation for such expenses. Agrigenetics shall pay each such invoice within [ * ] after receipt thereof.”

1.3 Section 7.5 is added to the Agreement to read in its entirety as follows:

“7.5 Special Consulting Inventions.

(a) Agrigenetics shall own all rights, title and interests in and to all data, results, inventions, improvements, or discoveries, whether patentable or not, that are made by any Special Consultant, either solely or jointly with Agrigenetics or its Affiliate, in the course of conducting the Special Consulting Services, including all intellectual property rights therein (collectively, the “Special Consulting Inventions”). All Special Consulting Inventions shall be Special Confidential Information (as defined in Section 9.10). EPS hereby assigns to Agrigenetics all of EPS’s rights, title and interests in and to the Special Consulting Inventions. EPS shall maintain agreements with the Special Consultants requiring them to assign all of their rights, title and interests in and to Special Consulting Inventions to EPS, and ownership of such Special Consulting Inventions will transfer to Agrigenetics pursuant to the third sentence of this Section 7.5(a).

(b) At Agrigenetics’ reasonable request and expense, EPS will execute and deliver such documents and instruments and take such other actions reasonably necessary to ensure that all right, title and interest is properly passed to Agrigenetics in any Special Consulting Inventions.”

1.4 The first sentence of Section 9.1 of the Agreement is amended to read in its entirety as follows:

“Except as set forth in Section 9.10, all information disclosed by one Party or its Affiliates (the “Disclosing Party”) to the other Party or its Affiliates (the “Receiving Party”) pursuant to this Agreement shall be “Confidential

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Information” of the Disclosing Party for all purposes hereunder, except that all Research Inventions shall be Confidential Information of Agrigenetics, regardless of the identity of the party disclosing such information, and Agrigenetics shall be deemed the ‘Disclosing Party’ to all such information.”

1.5 Section 9.10 is added to the Agreement to read in its entirety as follows:

“9.10 Special Confidential Information.

(a) Definition. In the course of the Special Consulting Services, Agrigenetics or its Affiliates may disclose to one or more Special Consultants confidential information of Agrigenetics or its Affiliates, or confidential information of a Third Party provided to Agrigenetics or its Affiliates under obligation of confidentiality, and Third Parties to whom Agrigenetics has written confidentiality obligations may disclose to one or more Special Consultants confidential information of such Third Parties, in each case solely for use in the Special Consulting Services (the “Special Confidential Information”). In disclosing any Special Confidential Information to a Special Consultant, Agrigenetics shall use best efforts not to create any conflicting confidentiality obligations for EPS or its Affiliates under this Agreement. If disclosed in writing, the Special Confidential Information shall be clearly marked as “Special Confidential Information; not for distribution within EPS or its Affiliates” or equivalent, and if disclosed orally, such information shall be identified as Special Confidential Information at the time of disclosure. Any information disclosed to a Special Consultant that is not so identified shall be deemed Confidential Information of Agrigenetics and not subject to this Section 9.10. In addition, if Agrigenetics or its Affiliates discloses any Special Confidential Information to any employee of EPS or its Affiliates who is not a Special Consultant, then such Special Confidential Information shall cease to be Special Confidential Information and shall instead be Confidential Information of Agrigenetics and no longer subject to this Section 9.10.

(b) Nondisclosure and Nonuse. EPS shall use reasonable efforts to ensure that the Special Consultants (i) maintain the Special Confidential Information in confidence and do not disclose the Special Confidential Information to any Third Party or to any employee or agent of EPS or its Affiliates who is not a Special Consultant, and (ii) do not use the Special Confidential Information for any purpose other than conducting the Special Consulting Services, which efforts shall include informing the Special Consultants of the foregoing nondisclosure and nonuse obligations.

(c) Exceptions. The conditions and obligations in Section 9.10(b) above shall not apply with respect to any portion of the Special Confidential Information that:

(i) is or was publicly disclosed by Agrigenetics or its Affiliates, either before or after it is disclosed to a Special Consultant hereunder;

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(ii) was known to a Special Consultant, without obligation to keep it confidential, prior to disclosure by Agrigenetics or its Affiliates, as shown by competent written evidence;

(iii) is or was subsequently disclosed to a Special Consultant by EPS or its Affiliates, or by a Third Party without obligation to keep it confidential;

(iv) is or was published by a Third Party or otherwise becomes publicly available or enters the public domain through no fault of a Special Consultant, either before or after it is disclosed to a Special Consultant; or

(v) has been or is independently developed by a Special Consultant or EPS or its Affiliates without the aid, application or use of the Special Confidential Information, as shown by competent written evidence.

(d) Authorized Disclosure. The Parties acknowledge that a Special Consultant may disclose the Special Confidential Information to the extent such disclosure is requested or required by operation of law or court order, provided that the Special Consultant required to disclose Special Confidential Information gives Agrigenetics or its Affiliates as much prior notice as is reasonably practicable and legally permissible and discloses only such information as it is obligated to disclose.”

1.6 Section 10.5(a) of the Agreement is amended to read in its entirety as follows:

“(a) The following provisions of this Agreement shall survive any expiration or termination of this Agreement, regardless of cause: Articles 1, 9 (except for Sections 9.9(a) and (b)), 12 and 14 and Sections 6.3(d), 6.5 (with respect to Additional Purchased Asset 3 if this Agreement is terminated pursuant to 10.4(a)), 6.6, 6.7, 6.8, 6.9, 7.1, 7.4, 7.5, 8.4(c), 8.6, 8.7, 10.4(a), 10.4(c) and 10.5.”

2.	MISCELLANEOUS

2.1 Full Force and Effect. This Amendment amends the terms of the Agreement and is deemed incorporated into the Agreement. The provisions of the Agreement, as amended by this Amendment, remain in full force and effect.

2.2 Entire Agreement. The Transactional Agreements, including the Agreement as amended by this Amendment, set forth the entire understanding of the parties hereto relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties hereto relating to the subject matter thereof.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.3 Counterparts. This Amendment may be executed in two (2) counterparts, each of which shall constitute an original and both of which, when taken together, shall constitute one agreement. The exchange of a fully executed Amendment (in counterparts or otherwise) by electronic transmission, including by email, or facsimile shall be sufficient to bind the Parties to the terms and conditions of this Amendment.

IN WITNESS WHEREOF, Agrigenetics and EPS have executed this Amendment by their respective duly authorized representatives as of the Amendment Effective Date.

AGRIGENETICS, INC.		EXELIXIS PLANT SCIENCES, INC.

By:	/s/ William A. Kleschick, Ph.D.	By:	/s/ George Scangos
	William A. Kleschick, Ph.D.	Name:	George Scangos
	Global Leader, Discovery Research	Title:	President and Chief Executive Officer

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.62

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Second Amendment”) is made as of October 23, 2008, by and between ARE-SAN FRANCISCO NO. 12, LLC, a Delaware limited liability company (“Landlord”), and EXELIXIS, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant entered into that certain Lease Agreement dated as of September 14, 2007, as amended by that certain First Amendment to Lease dated May 31, 2008 (as amended, the “Lease”). Pursuant to the Lease, Tenant leases certain Premises in a building located at 249 East Grand Avenue, South San Francisco, California. The Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B. Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Lease to, among other things, (i) increase the TI Allowance (as defined in Section 5(b) of the Work Letter) with respect to the Tenant Improvements in the Premises from $70.00 per rentable square foot of the Premises to $78.00 per rentable square foot of the Premises, and (ii) document certain payments required to be made by Tenant to Landlord in connection with Landlord’s Work.

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	Increase in TI Allowance. Notwithstanding anything to the contrary contained in Section 4(a) of the Lease and Section 5(b) of the Work Letter, the TI Allowance for the construction of the Tenant Improvements in the Premises shall be increased from $70.00 per rentable square foot of the Premises to $78.00 per rentable square foot of the Premises. Nothing contained herein shall amend the amount of the Expansion Space TI Allowance.

2.	Adjustments to Rent. In connection with Landlord’s Work, the following adjustments are made pursuant to Section 4(b) of the Lease:

(i) Pursuant to Section 4(b)(i), commencing on June 1, 2008, and continuing thereafter on the first day of each month of the Base Term, Tenant shall be required to pay to Landlord $10,909.41 per month as Additional Rent;

(ii) Pursuant to Section 4(b)(ii), commencing on June 1, 2008, and continuing on the first day of each month for the first 12 months thereafter, Tenant shall be required to pay to Landlord $112,840.62 per month as Additional Rent; and

(iii) Pursuant to Section 4(b)(iii), commencing on June 1, 2008, and continuing thereafter on the first day of each month of the Base Term, Tenant shall be required to pay to Landlord $28,699.42 per month as Additional Rent.

The amounts set forth in clauses (i), (ii) and (iii) of this Section 2 are final and represent the only amounts payable to Landlord by Tenant pursuant to Section 4(b) of the Lease. Tenant shall not be deemed to be in default of this Section 2 with respect to the payments provided for in clauses (i), (ii) and (iii) of this Section 2 which were due on a payment date on or prior to the date of this Second Amendment if such payments are paid in full to Landlord by Tenant concurrently with, or prior to, payment by Tenant of Base Rent for November 2008. Tenant may from time to time prepay all or a portion of the amounts required to be paid pursuant to clauses (i), (ii) and (iii) of this Section 2 without any prepayment penalty.

3.	Construction Management Fee. Tenant shall pay to Landlord the amount of $90,000 which represents a payment to Landlord for construction management services (the “Construction Management Fee”). Tenant shall pay 50% of the Construction Management Fee to Landlord concurrently with the execution and delivery of this Second Amendment to Landlord and the balance of the Construction Management Fee on or before June 1, 2009.

4.	Miscellaneous.

a. This Second Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Second Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b. This Second Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

c. This Second Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Second Amendment attached thereto.

d. Except as amended and/or modified by this Second Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Second Amendment. In the event of any conflict between the provisions of this Second Amendment and the provisions of the Lease, the provisions of this Second Amendment shall prevail. Whether or not specifically amended by this Second Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Second Amendment.

[Signatures are on the next page.]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first above written.

LANDLORD:	ARE-SAN FRANCISCO NO. 12, LLC,
a Delaware limited liability company.

	By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member

		By:	ARE-QRS CORP.,
a Maryland Corporation, general partner

			By:	/s/ Eric S. Johnson
			Its:	Assistant Vice President Real Estate Legal Affairs

TENANT:	EXELIXIS, INC., a Delaware corporation

	By:	/s/ Frank Karbe
	Its:	Executive Vice President and Chief Financial Officer

Exhibit 10.63

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this “Third Amendment”) is made as of October 24, 2008, by and between ARE-SAN FRANCISCO NO. 12, LLC, a Delaware limited liability company (“Landlord”), and EXELIXIS, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant entered into that certain Lease Agreement dated as of September 14, 2007, as amended by that certain First Amendment to Lease dated May 31, 2008, and as further amended by that certain Second Amendment to Lease dated October 23, 2008 (as amended, the “Lease”). Pursuant to the Lease, Tenant leases certain Premises in a building located at 249 East Grand Avenue, South San Francisco, California. The Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B. Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Lease to extend the date by which Tenant is required to elect to exercise the Expansion Right for the Expansion Space from December 31, 2008, until December 31, 2009.

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	Expansion of the Premises. Notwithstanding anything to the contrary contained in the Lease, all references in Sections 39(a) and (b) of the Lease to December 31, 2008, are hereby deleted and the date of December 31, 2009, is inserted in its place.

2.	Miscellaneous.

a. This Third Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Third Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b. This Third Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

c. This Third Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Third Amendment attached thereto.

d. Except as amended and/or modified by this Third Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Third Amendment. In the event of any conflict between the provisions of this Third Amendment and the provisions of the Lease, the provisions of this Third Amendment shall prevail. Whether or not specifically amended by this Third Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Third Amendment.

[Signatures are on the next page.]

1

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the day and year first above written.

LANDLORD:	ARE-SAN FRANCISCO NO. 12, LLC,
a Delaware limited liability company.

	By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member

		By:	ARE-QRS CORP.,
a Maryland Corporation, general partner

			By:	/s/ Eric S. Johnson
			Its:	Assistant Vice President Real Estate Legal Affairs

TENANT:	EXELIXIS, INC., a Delaware corporation

	By:	/s/ Frank Karbe
	Its:	Executive Vice President and Chief Financial Officer

2

EXHIBIT 10.64

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SECOND AMENDMENT TO THE

CONTRACT RESEARCH AGREEMENT

This SECOND AMENDMENT TO THE CONTRACT RESEARCH AGREEMENT (the “Amendment”) is made and entered into by and between AGRIGENETICS, INC., a Delaware corporation having its principal place of business at 9330 Zionsville Road, Indianapolis, Indiana 46268 (“Agrigenetics”) and EXELIXIS PLANT SCIENCES, INC., a Delaware corporation having its principal place of business at 16160 SW Upper Boones Ferry Road, Portland, Oregon 97224 (“EPS”). Agrigenetics and EPS are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

A. Agrigenetics, Mycogen Corporation, EPS and Exelixis, Inc. (“Exelixis”) are parties to a Contract Research Agreement effective as of September 4, 2007 as amended by the First Amendment effective as of January 1, 2008 (the “Agreement”), under which Agrigenetics engaged EPS to conduct certain research pursuant to a Research Plan.

B. Agrigenetics and EPS desire to amend the Agreement in accordance with Section 14.10 of the Agreement to expand the Research Budget to include funding by Agrigenetics for [ * ].

NOW, THEREFORE, the Parties agree as follows:

1.	SECOND AMENDMENT OF THE AGREEMENT

The parties hereby agree to amend the terms of the Agreement as provided below, retroactively effective as of October 27, 2008 (the “Second Amendment Effective Date”). Where the Agreement is not explicitly amended, the terms of the Agreement will remain in force. Capitalized terms used in this Amendment that are not otherwise defined herein shall have the same meanings as such terms are given in the Agreement.

1.1	Section 8.8 is added to the Agreement to read in its entirety as follows:

“8.8 [ * ]:

Pursuant to the SECOND AMENDMENT TO THE CONTRACT RESEARCH AGREEMENT EFFECTIVE AS OF OCTOBER 27, 2008 (the “Second Amendment”), EPS agrees to [ * ]. The attached Exhibit 2A provides a description of the [ * ]. The Parties hereby agree that [ * ]. As such, the rights and obligations of the Parties that pertain to Key Personnel, including without limitation the rights and obligations set forth in Article 8 of the CRA, shall apply to such individuals. While Agrigenetics desires EPS to [ * ], EPS may hire people for such positions in its discretion based on program needs as long as [ * ] as is specified below in Section 6.2(a), as amended by the Second Amendment.”

1.2	Section 6.2(a)(i)(2) is amended by adding the following sentence:

“On or before [ * ], Agrigenetics shall pay EPS [ * ] for the [ * ];”

Section 6.2(a)(i)(3) is replaced in its entirety with the following:

“(3) the Estimated Annual FTE Payment for the third Contract Year shall be [ * ] for the approximately [ * ] FTEs engaged in the Research Program;”

Section 6.2(a)(i)(4) is replaced in its entirety with the following:

“(4) the Estimated Annual FTE Payment for the forth Contract Year shall be [ * ] for the approximately [ * ] FTEs engaged in the Research Program; and”

Section 6.2(a)(i)(5) is replaced in its entirety with the following:

“(5) the Estimated Annual FTE Payment for the fifth Contract Year shall be [ * ] for the approximately [ * ] FTEs engaged in the Research Program.”

2.	MISCELLANEOUS

2.1	Full Force and Effect. This Amendment amends the terms of the Agreement and is deemed incorporated into the Agreement. The provisions of the Agreement, as amended by this Amendment, remain in full force and effect.

2.2	Entire Agreement. The Transactional Agreements, including the Agreement as amended by this Amendment, set forth the entire understanding of the parties hereto relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties hereto relating to the subject matter thereof.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.3	Counterparts. This Amendment may be executed in two (2) counterparts, each of which shall constitute an original and both of which, when taken together, shall constitute one agreement. The exchange of a fully executed Amendment (in counterparts or otherwise) by electronic transmission, including by email, or facsimile shall be sufficient to bind the Parties to the terms and conditions of this Amendment.

IN WITNESS WHEREOF, Agrigenetics and EPS have executed this Amendment by their respective duly authorized representatives as of the Amendment Effective Date.

AGRIGENETICS, INC.		EXELIXIS PLANT SCIENCES, INC.

By:	/s/ William A. Kleschick, Ph.D.	By:	/s/ George Scangos
	William A. Kleschick, Ph.D.	Name:	George Scangos
	Global Leader, Discovery Research	Title:	President and Chief Executive Officer

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 2A

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.65

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

COLLABORATION AGREEMENT

THIS COLLABORATION AGREEMENT (the “Agreement”) is made and entered into as of December 11, 2008 (the “Execution Date”) by and between EXELIXIS, INC., a Delaware corporation having its principal place of business at 170 Harbor Way, P.O. Box 511, South San Francisco, California 94083-0511 (“Exelixis”), and BRISTOL-MYERS SQUIBB COMPANY, a Delaware corporation headquartered at 345 Park Avenue, New York, New York, 10154 (“BMS”). Exelixis and BMS are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

A. BMS is a multinational health care company that has expertise and capability in researching, developing and marketing human pharmaceuticals.

B. Exelixis is a biotechnology company that has technology and expertise relating to the discovery and development of therapeutics that modulate signal transduction pathways involved in oncology and other disease areas.

C. BMS and Exelixis desire to establish a collaboration to apply such Exelixis technology and expertise to the development and commercialization of novel therapeutic and prophylactic products.

NOW, THEREFORE, the Parties agree as follows:

1.	DEFINITIONS

Capitalized terms used in this Agreement (other than the headings of the Sections or Articles) have the following meanings set forth in this Article 1, or, if not listed in this Article 1, the meanings as designated in the text of this Agreement.

1.1 “Affiliate” means, with respect to a particular Party, a person, corporation, partnership, or other entity that controls, is controlled by or is under common control with such Party. For the purposes of the definition in this Section 1.1, the word “control” (including, with correlative meaning, the terms “controlled by” or “under the common control with”) means the actual power, either directly or indirectly through one (1) or more intermediaries, to direct or cause the direction of the management and policies of such entity, whether by the ownership of at least fifty percent (50%) of the voting stock of such entity, by contract or otherwise.

1.2 “Allowable Expenses” means those expenses that are specifically attributable to a Co-Developed Product in the U.S. and that consist of: [ * ].

1.3 “ANDA” means an Abbreviated New Drug Application submitted to the FDA in conformance with applicable laws and regulations, or the foreign equivalent of any such application in any other country.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.4 “Appealable Matter” means any dispute between the Parties (or their respective designees or Committees representatives) concerning: (a) whether the [ * ] have or may [ * ] have [ * ] the [ * ] of any [ * ]; (b) [ * ] have or may [ * ] have a [ * ] the [ * ] of any [ * ]. For clarity, any dispute regarding whether [ * ] shall be an Appealable Matter.

1.5 “Approved Plan” means, with respect to a Product, any one or more of the Global Development Plans, each Annual Development Plan, the Global Commercialization Strategy, and the U.S. Commercialization Plan, in each case as adopted or approved under the terms of this Agreement.

1.6 “BMS Licensed Know-How” means all Information (other than Patents) Controlled by BMS and its Affiliates, including Information Controlled jointly with Exelixis, as of the Effective Date or during the term of the Agreement that: (a) covers a Collaboration Compound, a composition containing a Collaboration Compound, a formulation containing a Collaboration Compound, or the manufacture or use of a Collaboration Compound; and (b) is [ * ] for Exelixis to exercise the rights licensed to it under the Agreement or to perform its obligations to the Collaboration under the Agreement.

1.7 “BMS Licensed Patents” means all Patents Controlled by BMS and its Affiliates, including Patents Controlled jointly with Exelixis, as of the Effective Date or during the term of this Agreement that: (a) cover a Collaboration Compound, a composition containing a Collaboration Compound, a formulation containing a Collaboration Compound, or the manufacture or use of a Collaboration Compound; and (b) are [ * ] for Exelixis to exercise the rights licensed to it under the Agreement or to perform its obligations to the Collaboration under the Agreement.

1.8 “Change of Control” means any transaction in which a Party: (a) sells, conveys or otherwise disposes of all or substantially all of its property or business; or (b)(i) merges, consolidates with, or is acquired by any other Person (other than a wholly-owned subsidiary of such Party); or (ii) effects any other transaction or series of transactions; in each case of clause (i) or (ii), such that the stockholders of such Party immediately prior thereto, in the aggregate, no longer own, directly or indirectly, beneficially or legally, at least fifty percent (50%) of the outstanding voting securities or capital stock of the surviving Person following the closing of such merger, consolidation, other transaction or series of transactions. As used in this Section 1.8, “Person” means any corporation, firm, partnership or other legal entity.

1.9 “Clinical Costs” means the costs incurred by a Party or for its account, during the term and pursuant to this Agreement, in connection with clinical studies of a Co-Developed Product in the Co-Development Territory, including the following: (a) the preparation for, and conduct of, clinical trials (except for related Manufacturing Costs otherwise included in Development Costs); (b) data collection and analysis, and report writing; (c) clinical laboratory work; and (d) the preparation for, and conduct of, clinical pharmacology studies (including ADME studies, food-effect studies, hepatic interference studies, QT assessments, bioequivalence studies, and drug-drug interaction studies). The Clinical Costs shall exclude costs incurred in connection with [ * ].

1.10 “Co-Developed Product” shall mean an XL184 Product that is not a Royalty-Bearing Product.

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.11 “Co-Development Territory” shall mean [ * ].

1.12 “Collaboration” means the collaborative development and commercialization program between the Parties that is contemplated by this Agreement.

1.13 “Collaboration Compounds” means: (a) XL184; and (b) XL281.

1.14 “Commercial Costs” means the [ * ] costs that are [ * ] the sales, marketing and education relating to a Co-Developed Product in the U.S., including: (a) activities directed to the advertising and marketing of such Product; (b) professional education (to the extent not performed by sales representatives), including launch meetings; (c) costs of advertising, public relations and medical education agencies; (d) peer-to-peer activities, such as continuing medical education, grand rounds, and lunch and dinner meetings; (e) speaker programs, including the training of such speakers; (f) grants to support continuing medical education or research (excluding Clinical Costs); (g) development, publication and dissemination of publications relating to such Product; (h) developing, obtaining and providing training packages of such Product, promotional literature, promotional materials and other selling materials; (i) developing and performing market research; (j) conducting symposia and opinion leader development activities; (k) development reimbursement programs; (l) developing information and data specifically intended for national accounts, managed care organizations and group purchasing organizations; (m) [ * ] incurred in connection with [ * ], to the extent provided therein; (n) direct expenses relating to selling by non-Affiliate Third Parties; (o) costs of transporting, housing and maintaining sales representatives for training; (p) conducting Phase IIIB Clinical Trials and/or Phase IV Clinical Trials; (q) administration, operation and maintenance of the sales force that promotes such Product in the U.S., sales bulletins and other communications, sales meetings, specialty sales forces, consultants, call reporting and other monitoring/tracking costs, district and regional sales management, home office personnel who support the sales force; and (r) costs associated with Medical Education Activities, and other ancillary services to the foregoing (to the extent not otherwise falling within subsections 1.14(a) through (q). Commercial Costs shall include costs of such activities that are undertaken at any time during the term of this Agreement (including prior to the initial Regulatory Approval of such Product in the U.S.).

1.15 “Commercialize” means to promote, market, distribute, sell (and offer for sale or contract to sell) or provide product support for a Product, including by way of example: (a) detailing and other promotional activities in support of a Product; (b) advertising and public relations in support of a Product, including market research, development and distribution of selling, advertising and promotional materials, field literature, direct-to-consumer advertising campaigns, media/journal advertising, and exhibiting at seminars and conventions; (c) developing reimbursement programs and information and data specifically intended for national accounts, managed care organizations, governmental agencies (e.g., federal, state and local), and other group purchasing organizations, including pull-through activities; (d) co-promotion activities not included in the above; (e) conducting Medical Education Activities and journal advertising; and (f) [ * ]. For clarity, “Commercializing” and “Commercialization” have a correlative meaning.

1.16 “Committee” means the JEC, JDC, JCC, or JFC, as the case may be.

1.17 “Committee-Governed Product” means: (a) any [ * ]; (b) any [ * ]; and (c) any [ * ].

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.18 “Compendia Listing” means a listing for an indication in the United States for a Product that is supported by a citation in at least one of the following authoritative drug reference books: (a) the American Society of Health-System Pharmacists’ American Hospital Formulary Service (AHFS), or (b) the U.S. Pharmacopoeia Drug Information, or in another similar authoritative drug reference book that is relied on by Third Party payors in authorizing reimbursement for such Product for such indication.

1.19 “Controlled” means, with respect to any compound, material, Information or intellectual property right, that the Party owns or has a license to such compound, material, Information or intellectual property right and has the ability to grant to the other Party access, a license or a sublicense (as applicable) to such compound, material, Information or intellectual property right as provided for herein without violating the terms of any agreement or other arrangements with any Third Party existing at the time such Party would be first required hereunder to grant the other Party such access, license or sublicense.

1.20 “Co-Promotion Product” means a Co-Developed Product for which Exelixis has exercised its option to Co-Promote in the U.S. as set forth in Section 5.4.

1.21 “Core Program” shall mean, with respect to a Product, [ * ] for which any [ * ] or any [ * ] first [ * ] for an indication other than medullary thyroid cancer with respect to such Product.

1.22 “Development” means, with respect to a Product, those activities, including research, pre-clinical development activities, clinical trials, supporting manufacturing activities and related regulatory activities, that are [ * ] to: (a) obtain the approval by the applicable Regulatory Authorities of the Drug Approval Application with respect to such Product in the applicable regulatory jurisdiction, whether alone or for use together, or in combination, with another active agent or pharmaceutical product; (b) maintain such approvals; or (c) obtain or maintain Compendia Listings with respect to such Product. To avoid confusion, Development does not include the conduct of Phase IIIB Clinical Trials or Phase IV Clinical Trials. For clarity, “Co-Develop”, “Develop” and “Developing” have a correlative meaning.

1.23 “Development Costs” means the costs incurred by a Party or for its account, during the term and pursuant to this Agreement, that are specifically identifiable (or reasonably allocable) to the Development of a Co-Developed Product in the Co-Development Territory and that are directed to achieving or maintaining Regulatory Approval of such Co-Developed Product in the Co-Development Territory. The Development Costs shall include amounts that a Party pays to Third Parties involved in the Development of a Co-Developed Product ([ * ]), and all internal costs incurred by a Party in connection with the Development of such Co-Developed Product. Development Costs include the following: (a) preclinical costs such as toxicology and formulation development, test method development, delivery system development, stability testing and statistical analysis; (b) Clinical Costs; (c) expenses related to adverse event reporting; (d) Manufacturing Costs for a Co-Developed Product for use in preclinical and clinical activities including the manufacture, purchase or packaging of comparators or placebo for use in clinical trials (with the manufacturing costs for comparators or placebo to be determined in the same manner as

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Manufacturing Costs are determined for any Product, and with the manufacturing costs for active pharmaceutical ingredients used in combination with a Product to be included at the cost of the Party providing such active pharmaceutical ingredient, without additional mark-up), as well as the direct costs and expenses of disposal of drugs and other supplies used in such Clinical Trials and any associated release testing and QA/QC development costs; (e) [ * ] incurred in connection with [ * ], to the extent provided therein; and (f) development of the Manufacturing process for a Co-Developed Product (including with respect to any excipients or any active pharmaceutical ingredient included in such Co-Developed Products) and related scale-up, manufacturing process validation, manufacturing process improvements, and qualification and validation of Third Party contract manufacturers; (g) regulatory expenses relating to Development activities for the purpose of obtaining Regulatory Approval for an indication for a Co-Developed Product; (h) costs of real property rented specifically for Development activities (to the extent actually used); and (i) other out-of pocket development expenses including, without limitation institutional and advisory review boards, investigator meetings, quality of life studies, epidemiology and outcomes research.

1.24 “Diligent Efforts” means the carrying out of obligations or tasks in a sustained manner consistent with the commercially reasonable efforts a Party devotes to a product or a research, development or marketing project of similar market potential, profit potential or strategic value resulting from its own research efforts. Diligent Efforts requires that the Party: (a) [ * ], (b) [ * ], and (c) [ * ] with respect to such [ * ].

1.25 “Distribution Costs” means, with respect to a Co-Developed Product for any period, [ * ] of such Product during such period to cover the internal costs and out of pocket costs incurred by the Parties and all of their Affiliates in connection with the distribution of such Product to a Third Party in the U.S., including: (i) handling and transportation to fulfill orders (excluding such costs, if any, treated as a deduction in the definition of Net Sales); (ii) customer services, including order entry, billing and adjustments, inquiry and credit and collection; and (iii) direct cost of storage and distribution of the Product.

1.26 “Dollars” or “$” means the legal tender of the United States.

1.27 “Drug Approval Application” or “DAA” means: (a) in the United States, an NDA (or a supplemental NDA for following indications), and (b) in any other country or regulatory jurisdiction, an equivalent application for regulatory approval required before commercial sale or use of a Product (or with respect to a subsequent indication) in such country or regulatory jurisdiction.

1.28 “EMEA” means [ * ] commercial territory, consisting of the following countries and regions: [ * ]. The EMEA also includes: (a) [ * ]; and (b) exports from [ * ] not separately identified in the list. For clarity, the specific list of countries and regions may change to align with any corresponding [ * ].

1.29 “EU” means the European Union, as its membership may be altered from time to time, and any successor thereto. The member countries of the European Union as of the Execution Date are Austria, Belgium, Bulgaria, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, The Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden, and the United Kingdom.

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.30 “Executive Officers” means: (a) in the case of Exelixis, the President and Chief Executive Officer of Exelixis; and (b) in the case of BMS, either: (i) [ * ]; or (ii) the [ * ].

1.31 “Exelixis Clinical Trials” means: (a) On-going Exelixis Trials; and (b) New Exelixis Trials.

1.32 “Exelixis Existing Patents” means all: (a) patents included in Exelixis Licensed Patents that: (i) exist as of the Effective Date, or (ii) that are substitutions, extensions, registrations, confirmations, reissues, re-examinations, supplementary protection certificates, confirmation patents, patents of additions, renewals or any like filings of the patents described in subsection (a)(i) or the patents issuing from the applications described in subsection (b); (b) pending applications included in Exelixis Licensed Patents that: (i) exist as of the Effective Date; or (ii) that are continuations, divisions or continuations-in-part of those patents or applications described in subsection (a) or subsection (b)(i), as well as all patents issuing therefrom; and (c) any international counterparts, and counterparts in any country, to clauses (a) and (b) above.

1.33 “Exelixis Licensed Know-How” means all Information (other than Patents) Controlled by Exelixis and its Affiliates, including Information Controlled jointly with BMS, as of the Effective Date or during the term of this Agreement that: (a) covers a Collaboration Compound, a composition containing a Collaboration Compound, a formulation containing a Collaboration Compound, or the manufacture or use of a Collaboration Compound; and (b) is [ * ] for BMS to exercise the rights licensed to it under the Agreement or to perform its obligations to the Collaboration under the Agreement.

1.34 “Exelixis Licensed Patents” means all Patents Controlled by Exelixis and its Affiliates, including Patents Controlled jointly with BMS, as of the Effective Date or during the term of this Agreement that: (a) cover a Collaboration Compound, a composition containing a Collaboration Compound, a formulation containing a Collaboration Compound, or the manufacture or use of a Collaboration Compound; and (b) are [ * ] for BMS to exercise the rights licensed to it under the Agreement or to perform its obligations to the Collaboration under the Agreement.

1.35 “FDA” means the U.S. Food and Drug Administration, and any successor thereto.

1.36 “FTE” means the equivalent of the work of one (1) employee full time for one (1) year consisting of a total of [ * ] hours per year (or such other number as may be agreed to by the JFC) directly related to the Development or Commercialization of any Co-Developed Product, or any other activities contemplated under this Agreement. Any individual who devotes less than [ * ] hours per year (or such other number as may be agreed by the JFC) shall be treated as an FTE on a pro-rata basis upon the actual number of hours worked divided by [ * ] (or such other number as may be agreed by the JFC). Unless modified by the JFC, the [ * ] figure shall be used without regard to the Parties’ own internal definition of the number of hours that comprises an FTE.

1.37 “GAAP” means U.S. generally accepted accounting principles, consistently applied.

1.38 “[ * ]” means, with respect to a particular Product in a country, [ * ] such Product ([ * ]; and (b) is [ * ] or otherwise).

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.39 “HSR Act” means the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time, and the rules, regulations, guidance and requirements promulgated thereunder as may be in effect from time to time.

1.40 “Identified Target(s)” means, with respect to a Collaboration Compound, the set of one or more biological targets (as applicable) identified on Exhibit 1.40.

1.41 “IND” means an Investigational New Drug Application submitted to the FDA in conformance with applicable laws and regulations, or the foreign equivalent of any such application in any other country.

1.42 “Information” means information, results and data of any type whatsoever, in any tangible or intangible form whatsoever, including, pre-clinical data, clinical trial data, databases, practices, methods, techniques, specifications, formulations, formulae, knowledge, know-how, skill, experience, test data including pharmacological, biological, chemical, biochemical, toxicological and clinical test data, analytical and quality control data, stability data, studies and procedures. For clarity, Information does not include any Patents.

1.43 “Invention” means any and all inventions and improvements thereto, invented or discovered by or on behalf of a Party (and/or its Affiliates) in the performance of its obligations, or the exercise of its rights, under this Agreement.

1.44 “Joint Invention” means any Invention invented or discovered jointly by or on behalf of the employee(s), contractor(s) or agent(s) of both Parties (and/or their Affiliates).

1.45 “Knowledge” means, with respect of a Party, the good faith [ * ] facts and information in the possession of an [ * ] of such Party, or any [ * ] of, or [ * ], such Party or its Affiliates, [ * ] execution of this Agreement. For purposes of this definition, an “[ * ]” means any person in the [ * ] of a Party.

1.46 “Launch” means, for each Product in each country, the first arm’s-length sale to a Third Party for use or consumption by the public of such Product in such country after Regulatory Approval of such Product in such country. A Launch shall not include any Product sold for use in clinical trials, for research or for other non-commercial uses, or that is supplied as part of a compassionate use or similar program.

1.47 “Major European Countries” means France, Germany, Spain, Italy, and the United Kingdom.

1.48 “Major Territory” means each of the following territories: (a) [ * ].

1.49 “Major Tumor Indication” means one of the following indications: [ * ].

1.50 “Manufacturing” means all activities related to the production, manufacture, processing, filling, finishing, packaging, labeling, inspection, receiving, holding and shipping of Collaboration Compounds, Products, or any raw materials or packaging materials with respect thereto, or any intermediate of any of the foregoing, including process and cost optimization, process qualification and validation, commercial manufacture, stability and release testing, quality assurance and quality control. For clarity, “Manufacture” has a correlative meaning.

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.51 “Manufacturing Costs” means costs that relate to a Co-Developed Product which is: (a) supplied by a Third Party; or (b) manufactured directly by a Party or its Affiliate, in each case to the extent such costs relate to the Development of such Product or the Commercialization of such Product in the U.S., as further described below and as allocated in accordance with GAAP.

For costs in subsection 1.51(a), Manufacturing Costs means: (i) the amount paid to such a Third Party ([ * ]); plus (ii) the relevant manufacturing Party’s reasonable direct and identifiable internal costs and out-of-pocket costs, incurred or accrued (including any prepayments) by the manufacturing Party in connection with manufacturing process improvements, storage, manufacturing scale-up, manufacturing site qualification, quality assurance and quality control (including testing), supply chain management, capital equipment, similar activities comprising the manufacturing Party’s oversight of the manufacturing process of the non-Affiliate Third Party, and any non-recoverable value-added tax or similar tax due for amounts paid to such Third Party.

For costs in subsection 1.51(b), Manufacturing Costs means the “standard cost” per unit, including variances to standard costs and inventory write-offs. This standard cost shall include the cost of raw materials, labor, and other direct and identifiable variable costs incurred or accrued by the manufacturing Party in connection with the Manufacture of a Co-Developed Product, manufacturing process improvements, storage, manufacturing scale-up, manufacturing site qualification, quality assurance and quality control (including testing), supply chain management, and costs of equipment, plant operations and plant support services necessary to produce such Co-Developed Product. These costs of plant operations and support services shall include [ * ] and other similar activities, including [ * ]. Costs that cannot be identified to a specific activity supporting manufacturing of a Co-Developed Product, such as charges for corporate overhead that are not controllable by the Manufacturing plant, shall be [ * ] from the determination of Manufacturing Cost.

Subject to the preceding paragraph, “standard cost” per unit for purposes of ongoing cost accounting purposes shall be calculated in accordance with [ * ]. The Parties shall reconcile the standard cost charges and appropriate credit or payment shall be made to effect such reconciliation as directed by the JFC not less than annually against the above Manufacturing Cost definition.

The Manufacturing Costs shall include costs of such activities that are undertaken at any time during the term of this Agreement (including [ * ]). The Manufacturing Costs for any active pharmaceutical ingredients used in combination with a Product shall be included at the cost of the Party providing such active pharmaceutical ingredient, without additional mark-up.

1.52 “Medical Education Activities” means activities designed to ensure or improve appropriate medical use of, conduct medical education of, or further research regarding, a Co-Developed Product sold in the U.S., including by way of example: (a) activities of medical sales liaisons; (b) grants to support continuing medical education, symposia, or research related to such Product in the U.S. (excluding Phase IV Clinical Trials and Development activities conducted for purposes of obtaining an initial Regulatory Approval for an indication for such Product in the U.S.); (c) development, publication and dissemination of publications relating to such Product in the U.S., as well as medical information services provided in response to inquiries communicated via sales representatives or received by letter, phone call or email; and (d) conducting advisory board meetings or other consultant programs, the purpose of which is to obtain advice and feedback related to the Development or Commercialization of such Product in the U.S.

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.53 “MMA” means the Medicare Prescription Drug, Improvement and Modernization Act of 2003, as may be amended from time to time, or any successor legislation thereto.

1.54 “NDA” means a New Drug Application submitted to the FDA in conformance with applicable laws and regulations.

1.55 “Net Sales” means the amount invoiced or otherwise billed by BMS, or its Affiliate or sublicensee, for sales or other commercial disposition of a Product to a Third Party purchaser, less the following to the extent included in such billing or otherwise actually allowed or incurred with respect to such sales: (a) discounts, including cash, trade and quantity discounts, price reduction programs, retroactive price adjustments with respect to sales of a product, charge-back payments and rebates granted to managed health care organizations or to federal, state and local governments (or their respective agencies, purchasers and reimbursers) or to trade customers, including but not limited to, wholesalers and chain and pharmacy buying groups; (b) credits or allowances actually granted upon rejections or returns of Products, including for recalls or damaged goods; (c) freight, postage, shipping and insurance charges actually allowed or paid for delivery of Products, to the extent billed; (d) customs duties, surcharges and other governmental charges incurred in connection with the exportation or importation of a Product; (e) bad debts relating to sales of Products that are actually written off by BMS in accordance with GAAP during the applicable calculation period; (f) costs due to the factoring of receivables; and (g) taxes, duties or other governmental charges levied on, absorbed or otherwise imposed on sale of Products, including value-added taxes, or other governmental charges otherwise measured by the billing amount, when included in billing, as adjusted for rebates and refunds, but specifically excluding taxes based on net income of the seller; provided that all of the foregoing deductions are calculated in accordance with GAAP.

Notwithstanding the foregoing, if any Product is sold under a bundled or capitated arrangement with other BMS products, then, solely for the purpose of calculating Net Sales under this Agreement, any discount on such Products sold under such an arrangement shall be [ * ] for the applicable accounting period. In case of any dispute as to the applicable [ * ] under the preceding sentence, the determination of same shall be calculated and certified by [ * ], whose decision shall be binding.

A sale of a Product is deemed to occur upon invoicing. [ * ].

For sake of clarity and avoidance of doubt, sales by BMS, its Affiliates or sublicensees of a Product to [ * ]. Any Products [ * ] considered in determining Net Sales hereunder.

In the event a Product is sold as an end-user product consisting of a combination of active functional elements or as a combined product and/or service, Net Sales, for purposes of determining royalty payments on such Product, shall be calculated by multiplying the Net Sales of the end-user product and/or service by the fraction A over A+B, in which A is the gross selling price (in the applicable country) of the Product portion of the end-user product and/or service when such Product is sold separately during the applicable accounting period in which the sales of the end-user product were made, and B is the gross selling price (in the applicable country) of the other active elements

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

and/or service, as the case may be, of the end-user product and/or service sold separately during the accounting period in question. All gross selling prices of the elements of such end-user product and/or service shall be calculated as the average gross selling price of the said elements during the applicable accounting period for which the Net Sales are being calculated. In the event that, in any country or countries, no separate sale of either such above-designated Product or such above designated elements of the end-user product and/or service are made during the accounting period in which the sale was made or if gross retail selling price for an active functional element, component or service, as the case may be, cannot be determined for an accounting period, Net Sales allocable to the Product in each such country shall be determined by mutual agreement reached in good faith by the Parties prior to the end of the accounting period in question based on an equitable method of determining same that takes into account, on a country-by-country basis, variations in potency, the relative contribution of each active agent, component or service, as the case may be, in the combination, and relative value to the end user of each active agent, component or service, as the case may be. Notwithstanding the foregoing, the Parties agree that, for purposes of this paragraph, drug delivery vehicles, adjuvants, and excipients shall not be deemed to be “active ingredients” or “active functional elements”.

1.56 “New Exelixis Trials” means the new or expanded clinical trials that are described in the Global Development Plan included in a letter agreement, which the Parties shall enter into and which will be incorporated by reference herein (the “Letter Agreement”), and any other trials that are designated as New Exelixis Trials by the JDC.

1.57 “On-Going Exelixis Trials” means the clinical trials that are described in the Global Development Plan included in the Letter Agreement and that are on-going as of the Effective Date.

1.58 “Operating Profit (or Loss)” means Net Sales of Co-Developed Products in the U.S. less Allowable Expenses in the U.S. For sake of clarity, Operating Profit (or Loss) shall be determined [ * ], and if such terms are used individually, “Operating Profit” shall mean a positive Operating Profit (or Loss), and “Operating Loss” shall mean a negative Operating Profit (or Loss).

1.59 “Patent” means all: (a) unexpired letters patent (including inventor’s certificates and utility models) which have not been held invalid or unenforceable by a court of competent jurisdiction from which no appeal can be taken or has been taken within the required time period (and which have not been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise, or been abandoned in accordance with or as permitted by the terms of this Agreement or by mutual written agreement), including any substitution, extension, registration, confirmation, reissue, re-examination, supplementary protection certificates, confirmation patents, patent of additions, renewal or any like filing thereof; (b) pending applications for letters patent which have not been canceled, withdrawn from consideration, finally determined to be unallowable by the applicable governmental authority or court for whatever reason (and from which no appeal is or can be taken), and/or abandoned in accordance with or as permitted by the terms of this Agreement or by mutual written consent, including any continuation, division or continuation-in-part thereof and any provisional or other priority applications; and (c) any international counterparts, and counterparts in any country, to clauses (a) and (b) above.

1.60 “Phase I Clinical Trial” means a clinical trial of a Product on sufficient numbers of normal volunteers and/or patients that is designed to establish that such Product is safe for its intended use, can be delivered in a dose(s) that is therapeutically useful, and to support its continued testing in Phase II Clinical Trials.

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.61 “Phase II Clinical Trial” means a Phase IIa Clinical Trial or a Phase IIb Clinical Trial.

1.62 “Phase IIa Clinical Trial” means a controlled clinical trial of a Product that utilizes the pharmacokinetic and pharmacodynamic information obtained from one (1) or more previously conducted Phase I Clinical Trial(s) and/or other Phase IIa Clinical Trial(s) in order to confirm the optimal manner of use of such Product (dose and dose regimens) and to better determine safety and efficacy.

1.63 “Phase IIb Clinical Trial” means a clinical trial of a Product on sufficient numbers of patients that is designed to provide a preliminary determination of safety and efficacy of such Product in the target patient population over a range of doses and dose regimens.

1.64 “Phase III Clinical Trial” means a clinical trial of a Product on sufficient numbers of patients that is designed to establish that such Product is safe and efficacious for its intended use, and to define warnings, precautions and adverse reactions that are associated with such Product in the dosage range to be prescribed, and to support Regulatory Approval of such Product or label expansion of such Product.

1.65 “Phase IIIb Clinical Trial” means a clinical trial of a Product, initiated before regulatory approval and is not required for same, but which may provide data that further defines how and where the drug should be used. A Phase IIIb Clinical Trial may include epidemiological studies, modeling and pharmacoeconomic studies, and investigator-sponsored clinical trials that are approved by the JDC and that otherwise fit the foregoing definition.

1.66 “Phase IV Clinical Trial” means a product support clinical trial of a Product commenced after receipt of Regulatory Approval in the country where such trial is conducted. A Phase IV Clinical Trial may include epidemiological studies, modeling and pharmacoeconomic studies, and investigator-sponsored clinical trials studying Product that are approved by the JDC and that otherwise fit the foregoing definition.

1.67 “Product” means any therapeutic or prophylactic product (for use in animals or humans) that contains or comprises a Collaboration Compound.

1.68 “Program Backups” means, with respect to a Collaboration Compound, any compounds that: (a) were created by BMS or Exelixis as part of a Backup Program pursuant to Section 2.12 for such Collaboration Compound; and (b) [ * ] such Collaboration Compound’s Identified Target(s) [ * ].

1.69 “Registrational Trial” means, with respect to a given Product, either: (a) a Phase III Clinical Trial with such Product; or (b) a Phase IIb Clinical Trial that, at the time of commencement, is expected to be the basis for initial Regulatory Approval of such Product.

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.70 “Regulatory Approval” means any and all approvals (including Drug Approval Applications, supplements, amendments, pre- and post-approvals, pricing and reimbursement approvals), licenses, registrations or authorizations of any Regulatory Authority, national, supra-national (e.g., the European Commission or the Council of the EU), regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity, that are necessary for the manufacture, distribution, use or sale of a Product in a regulatory jurisdiction.

1.71 “Regulatory Authority” means the applicable national (e.g., the FDA), supra-national (e.g., the European Commission or the Council of the EU), regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity that, in each case, governs the approval of a Product in such applicable regulatory jurisdiction.

1.72 “Regulatory Expenses” means costs incurred to prepare product regulatory submissions and to obtain and maintain Regulatory Approval in the U.S. and to comply with Regulatory Approvals and requirements of Regulatory Authorities, including FDA user and other fees, reporting and regulatory affairs activities, and recalls and withdrawals for a Co-Developed Product, and other than costs for such Co-Developed Product that are deductible from Net Sales or that are included as Development Costs.

1.73 “Royalty-Bearing Product” means: (a) any Product containing or comprising XL281 (but not XL184); or (b) any XL184 Product for which either: (i) an opt-out has occurred pursuant to Sections 3.9(a), 3.10, or 5.4(d); or (ii) BMS has converted Exelixis’ right to profit-share pursuant to Section 11.3(b).

1.74 “Royalty Territory” means the world, excluding the U.S.

1.75 “Sole Invention” means any Invention invented or discovered solely by or on behalf of a Party (or its Affiliate) and its employees, contractors and/or agents.

1.76 “Target Potency Threshold” means: (a) with respect to XL184, that such compound [ * ]; and (b) with respect to XL281, that such compound [ * ].

1.77 “Territory” means the world.

1.78 “Third Party” means any entity other than: (a) Exelixis; (b) BMS; or (c) an Affiliate of either Party.

1.79 “Third Party Royalties” means royalties (in each case only to the extent allocable to the U.S.) payable to a Third Party in consideration for rights [ * ] for the [ * ] of an XL184 Product (other than a Royalty-Bearing Product containing or comprising XL184).

1.80 “Trademark Costs” mean the fees and expenses paid to outside counsel and other Third Parties, direct costs of in-house counsel and filing and maintenance expenses, incurred in connection with the establishment and maintenance of rights under trademarks applicable to a Co-Developed Product in the U.S., including costs of filing and registration fees, actions to enforce or maintain a trademark and other proceedings.

1.81 “United States” or “U.S.” means the United States of America, and its territories, districts and possessions.

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.82 “Valid Claim” means: (a) a claim in an issued Patent that has not: (i) expired or been canceled; (ii) been declared invalid by an unreversed and unappealable or unappealed decision of a court or other appropriate body of competent jurisdiction; (iii) been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise; or (iv) been abandoned in accordance with or as permitted by the terms of this Agreement or by mutual written agreement of the Parties; or (b) a claim under an application for a Patent that has been pending for [ * ], and, in any case, which has not been canceled, withdrawn from consideration, finally determined to be unallowable by the applicable governmental authority or court for whatever reason (and from which no appeal is or can be taken), or abandoned.

1.83 “XL184” means: (a) the small molecule compound with Exelixis identifier EXEL-02977184; (b) the small molecule compounds listed on Schedule B of the Letter Agreement; (c) any Program Backups to EXEL-02977184; and (d) any isomer, racemate, salt, solvate, hydrate, metabolite, conjugate, ester, or prodrug of the compound described in subsections 1.83(a), (b) or (c).

1.84 “XL184 Product” means a Product containing or comprising XL184.

1.85 “XL281” means: (a) the small molecule compound with Exelixis identifier EXEL-03832819; (b) the small molecule compounds listed on Schedule C of the Letter Agreement; (c) any Program Backups to EXEL-03832819; and (d) any isomer, racemate, salt, solvate, hydrate, metabolite, conjugate, ester, or prodrug of the compound described in subsections 1.85(a), (b) or (c).

1.86 “XL281 Product” means a Product containing or comprising XL281.

1.87 “XL880” means: (a) the small molecule compound with Exelixis identifier EXEL-03052880; (b) the small molecule compounds specifically related to EXEL-03052880 and licensed by Exelixis to SmithKline Beecham Corporation (doing business as GlaxoSmithKline, “GSK”) together with EXEL-03052880; and (c) any isomer, racemate, salt, solvate, hydrate, metabolite, conjugate, ester, or prodrug of the compound described in subsections 1.87(a) or (b).

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Additional Definitions

The following table identifies the location of definitions set forth in various Sections of the Agreement.

Definition	Location (Section)
Alliance Manager	2.7(a)
[ * ] Cap	3.8(b)(ii)
[ * ] Deferred Development Costs	3.8(b)(iii)(2)
Annual Development Plan	3.2(a)
Backup Program	2.12(a)
Backup Program Trigger Date	2.12(b)
Backup Research Plan	2.12(a)
[ * ]	[ * ]
BMS Initial Backup Funding	2.12(d)(i)
Cash Reserves	3.10
[ * ]	[ * ]
[ * ]	[ * ]
Confidential Information	10.1
Co-Promotion Agreement	5.4(a)
Co-Promotion Notice	5.4(b)
Co-Promotion Option	5.4(a)
Deferral End Point	3.8(b)(i)
Development Cost Mechanism Amount	3.8(b)(iii)(1)
Effective Date	12.6
Exelixis Initial Funding Allocation	3.8(a)(i)
Global Commercialization Strategy	5.2(a)
Global Deferred Development Costs	3.8(b)(iii)(1)
Global Development Plan	3.1(a)
GSK	1.87
Indication Opt-Out	3.9(b)
JAMS	7.1(b)(i)(3)
Joint Commercialization Committee or JCC	2.1(a)
Joint Development and Regulatory Committee or JDC	2.1(a)
Joint Executive Committee or JEC	2.1(a)
Joint Finance Committee or JFC	2.1(a)
Letter Agreement	1.56
Losses	13.1
[ * ]	[ * ]
Party Implementation Matter	2.6(c)(ii)
Party Vote	2.6(c)(i)
Pharmacovigilance Agreement	4.7
Product Opt-Out	3.9(a)(i)
Royalty Bearing Product Development Expenses	3.11(b)
Royalty Term	8.10
Sales Threshold	8.4(b)
[ * ]	[ * ]
Term	11.1
U.S. Commercialization Plan	5.2(a)
Working Group	2.6(f)

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.	MANAGEMENT OF COLLABORATION

2.1 General.

(a) Role of Committees. Subject to Section 2.1(b) and the other terms and conditions of this Agreement, the Parties shall establish: (i) a joint executive committee (the “Joint Executive Committee” or “JEC”) that will oversee the Collaboration and facilitate communications between the Parties with respect to the Development, Regulatory Approval, and Commercialization of Committee-Governed Products hereunder; and (ii) three (3) specialized joint committees consisting of one to focus on each of the following areas arising out of the Collaboration: (A) Development and Regulatory Approval and other regulatory matters (such committee, the “Joint Development and Regulatory Committee” or “JDC”); (B) Commercialization (such committee, the “Joint Commercialization Committee” or “JCC”); and (C) financial issues (such committee, the “Joint Finance Committee” or “JFC”). Each Committee shall have the responsibilities and authority allocated to it in this Article 2 and elsewhere in this Agreement. It is contemplated that: (X) all significant matters (other than Party Implementation Matters, as defined in Section 2.6(c)(ii)) relating to the pre-clinical and clinical Development of Committee-Governed Products and the Commercialization of Co-Developed Products, in each case under this Agreement will be addressed by the applicable first-tier Committees (i.e., the JDC, the JCC, or the JFC) and, if appropriate, by the JEC, as contemplated by Section 2.6(c); and (Y) the Parties’ respective activities under this Agreement (including Party Implementation Matters) will be reported to the relevant Committees in a reasonable and appropriate level of detail. Each of the JDC, JCC, and the JFC shall provide, on a [ * ] basis (unless otherwise requested by the JEC), updates on its activities and achievements to the JEC for review and comment. The Parties intend that their respective organizations will work together to assure the success of the Collaboration.

(b) Limitations on the Authority of Committees. Notwithstanding the Committee structure established pursuant to Section 2.1(a) to oversee the Collaboration, each Party shall retain the rights, powers and discretion granted to it under this Agreement, and no such rights, powers, or discretion shall be delegated to or vested in a Committee unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing. Without limiting the generality of the foregoing, no Committee shall have any authority or jurisdiction to: (i) amend, modify, or waive compliance with this Agreement, any of which shall require mutual written agreement of the Parties; (ii) interpret this Agreement, or determine whether or not a Party has met its diligence or other obligations under the Agreement or whether or not a breach of this Agreement has occurred; (iii) require Exelixis to [ * ] (other than [ * ], [ * ] that are carried out in accordance with the [ * ], and any [ * ] obligations with respect to [ * ] that are set forth in the applicable [ * ]) without Exelixis’ express written consent ([ * ]); (iv) require Exelixis to [ * ] (other than [ * ], [ * ] that are carried out in accordance with [ * ], and any [ * ] with respect to [ * ] that are set forth in the applicable [ * ]) without Exelixis’ express written consent (which [ * ]); (v) require BMS to [ * ] (other than [ * ]) without BMS’ express written consent (which [ * ]); (vi) make any decision on any matter that this Agreement expressly states is an option or election to be made by a Party; (vii) make any retroactive updates, amendments and modifications to, or waivers of provisions of, a Clinical Plan, an Annual Clinical Plan or an Approved Plan, any which shall require the mutual agreement of the Parties; and (viii) such other matters as are reserved to the consent, approval, agreement or other decision-making authority of one or both Parties in this

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Agreement and that are not required by this Agreement to be considered by one or more Committees prior to the exercise of such consent, approval or other decision-making authority. For clarity, a Party’s right to cast a deciding vote on a matter in a Committee pursuant to Article 2 shall not, in and of itself, subject such matter to the preceding sentence. Notwithstanding the foregoing, neither Party shall be restricted from bringing before any appropriate Committee for discussion any matter relating to the Collaboration that it believes warrants discussion between the Parties through the Committees, provided that the consideration of any such matter by any Committee shall not infringe or limit the exercise of a Party’s right of consent or approval or other decision-making authority granted to it by this Agreement nor shall any such consideration, as contemplated by this sentence, subject any such right of consent or approval or other decision-making authority to any dispute resolution mechanism provided for in Section 2.6(c) or Article 14 or elsewhere in this Agreement.

(c) Discontinuation of Participation on a Committee. Each Committee shall continue to exist until the first to occur of: (i) the Parties mutually agreeing to disband the Committee, or (ii) a Party providing to the other Party written notice of its intention to disband and no longer participate in such Committee. Once one Party has provided the other Party written notice as referred to in subclause (ii) above, such Committee shall have no further obligations under this Agreement and such other Party receiving such notice shall have the right to solely decide, without consultation, any matters previously before such Committee, subject to the other terms of this Agreement.

2.2 Joint Executive Committee.

(a) Formation and Purpose. Exelixis and BMS shall establish the JEC within [ * ] after the Effective Date. Subject to Sections 2.1(b) and 2.6(c), the JEC shall have overall responsibility for the success of the Collaboration, and its general areas of responsibility shall be: (a) to determine the global Development, regulatory, Commercialization, and manufacturing strategy for the Collaboration; (b) to coordinate the Parties’ activities hereunder; and (c) as applicable, to review, comment on, approve, and resolve disputes with respect to, plans and budgets for, and the implementation of, the Collaboration, including the specific responsibilities of the JEC outlined below, in each case (clauses (a), (b) and (c) above) solely with respect to Committee-Governed Products. The JEC shall have the membership and shall operate by the procedures set forth in Section 2.6.

(b) Specific Responsibilities of the JEC. In addition to its overall responsibility for the Collaboration, but subject to Sections 2.1(b) and 2.6(c), the JEC shall, in particular, have the following specific responsibilities with respect to Committee-Governed Products:

(i) approve the global Development, regulatory and Commercialization strategies for the Collaboration;

(ii) coordinate the Parties’ activities hereunder;

(iii) approve plans and budgets for the Collaboration proposed by the JDC or JCC;

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(iv) review all significant and strategic issues within the purview of the various Committees;

(v) manage and oversee the Development and Commercialization of each Product pursuant to the terms of the Agreement;

(vi) review and approve any material amendments to the Approved Plans and any other items submitted to the JEC by the JDC or JCC;

(vii) oversee life cycle management of, and intellectual property protection for, a Product;

(viii) provide a forum for dispute resolution; and

(ix) such other responsibilities as may be assigned to the JEC pursuant to the Agreement or as may be agreed between the Parties from time to time.

2.3 Joint Development and Regulatory Committee.

(a) Formation and Purpose. Exelixis and BMS shall establish the JDC within [ * ] after the Effective Date. Subject to Sections 2.1(b) and 2.6(c), the JDC shall oversee, coordinate and expedite the Development of, and the making of regulatory filings for, each Product worldwide in order to obtain Regulatory Approvals (or Compendia Listings, as applicable). The JDC will also facilitate the flow of information with respect to Development activities being conducted for each Committee-Governed Product and oversee Development activities required to support Regulatory Approvals (or Compendia Listings, as applicable). The JDC shall have the membership and shall operate by the procedures set forth in Section 2.6.

(b) Specific Responsibilities of the JDC. In support of its responsibility for overseeing, coordinating and expediting the Development of, and regulatory filings for, each Product, but subject to Sections 2.1(b) and 2.6(c), the JDC shall, in particular, and solely with respect to Committee-Governed Products:

(i) monitor Development activities, including with respect to operational matters such as enrollment strategies, site selection, CRO contract strategies;

(ii) prepare the Global Development Plan and each Annual Development Plan;

(iii) review all material information generated in the course of implementing the Global Development Plan and the Annual Development Plans;

(iv) assist in coordinating scientific interactions and division of responsibilities with respect to Development activities, and resolving disagreements during the course of implementing the Global Development Plan and the Annual Development Plans;

(v) design, in collaboration with the JCC, pharmacoeconomic studies or Phase IV Clinical Trials;

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(vi) monitor and coordinate all regulatory actions, communications and submissions for Products, including establishing the schedule and implementation strategy for all regulatory filings for Products;

(vii) provide on a quarterly basis updates on its activities and achievements to the JEC for review and comment;

(viii) monitor the implementation of any Backup Programs; and

(ix) such other responsibilities as may be assigned to the JDC pursuant to the Agreement or as may be agreed between the Parties from time to time.

2.4 Joint Commercialization Committee.

(a) Formation and Purpose. Exelixis and BMS shall establish the JCC within [ * ] after [ * ], which Committee shall, subject to Sections 2.1(b) and 2.6(c), oversee: (i) the Commercialization strategy of each Co-Developed Product in the Co-Development Territory; and (ii) the Commercialization of such Products in the U.S. including the marketing, sales and distribution of each such Product in the U.S. The JCC shall have the membership and shall operate by the procedures set forth in Section 2.6.

(b) Specific Responsibilities of the JCC. In support of its responsibilities as described in clause (a) above, the JCC shall, subject to Sections 2.1(b) and 2.6(c), perform the following activities solely with respect to Co-Developed Products:

(i) prepare the Global Commercialization Strategy and the U.S. Commercialization Plan, and any updates thereto;

(ii) review the allocation of Commercialization responsibilities between the Parties to ensure consistency with the terms of this Agreement, the Global Commercialization Strategy, and the U.S. Commercialization Plan;

(iii) coordinate and oversee the Parties’ plans for labeling, branding and selecting trademarks for each such Product;

(iv) review life cycle management opportunities;

(v) review pricing and reimbursement strategies with respect to Products in the Royalty Territory and

(vi) With respect to Co-Developed Products in the U.S. only:

(1) review and approve advertising materials and strategies and promotional materials developed by a Party for the Parties’ Sales Representatives;

(2) approve the selection of major or key marketing vendors (e.g., public relations and advertising agencies and medical education agencies);

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(3) approve pricing and reimbursement, patient assistance, vendor return and co-pay strategies;

(4) design, in collaboration with the JDC, pharmacoeconomic studies or Phase IV Clinical Trials;

(5) approve market research plans;

(6) approve and coordinate all sales force activities, including training, number, proportion of time to be devoted to promotion, and territory alignment;

(7) approve packaging designs, and oversee educational and professional symposia, and speaker and peer-to-peer activity programs;

(8) discuss a range of suggested prices at which such Product will be sold to unaffiliated Third Parties and any discount strategies for such Product (it being understood that BMS will determine all pricing and reimbursement terms for such Products sold to customers);

(9) review of each Party’s reports pertaining to its Commercial Costs; and

(10) review early access and compassionate use programs.

(c) Available Resources. Except as otherwise provided in Article 5 or any applicable Co-Promotion Agreement, the JCC shall, in allocating responsibilities between the Parties with respect to Commercialization activities for Co-Promotion Products under this Agreement in the United States: (i) endeavor to take advantage of the respective resources, capabilities and expertise of Exelixis and BMS; and (ii) endeavor to: (A) maintain, to the extent reasonably practical and commercially appropriate, continuity in functions and commitments of personnel and physical resources of the Parties; (B) avoid duplication of efforts by the Parties; and (C) foster efficient use by the Parties of resources and personnel, consistent with this Agreement and the applicable Global Commercialization Strategy and the applicable U.S. Commercialization Plan. For clarity, BMS shall be solely responsible for the Commercialization of each Product in the Royalty Territory and for each Royalty-Bearing Product in the United States.

2.5 Joint Finance Committee. Exelixis and BMS shall establish a JFC within [ * ] after the Effective Date. The JFC shall provide support to all other Committees with respect to accounting and financial matters relating to Committee-Governed Products. The JFC shall have the membership and shall operate by the procedures set forth in Section 2.6.

2.6 General Committee Membership and Procedures.

(a) Membership. Each Committee shall be composed of such number of representatives as may be agreed by the Parties. Each of BMS and Exelixis shall designate representatives with appropriate expertise to serve as members of each Committee, and each representative may serve on more than one Committee as appropriate in view of the individual’s expertise. Each Party may replace its Committee representatives at any time upon written notice to

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the other Party. Each Committee shall have co-chairpersons. BMS and Exelixis shall each select from their representatives a co-chairperson for each of the Committees, and each Party may change its designated co-chairpersons from time to time upon written notice to the other Party. The Alliance Managers shall be responsible for calling meetings, preparing and circulating an agenda in advance of each meeting of such Committee, and preparing and issuing minutes of each meeting within [ * ] thereafter; provided that a Committee co-chairperson shall call a meeting of the applicable Committee promptly upon the written request of the other co-chairperson to convene such a meeting. The minutes of each meeting shall, among other things, record all matters acted upon and approved or disapproved by the Committee, actions to be taken, and any matters the Committee failed to resolve. Such minutes will not be finalized until both Alliance Managers review and confirm in writing the accuracy of such minutes.

(b) Meetings. Each Committee shall hold meetings at such times as it elects to do so, but in no event shall such meetings be held less frequently than once every [ * ] for the JDC, the JCC, and the JFC, and once every [ * ] for the JEC. Each Committee shall meet alternately at Exelixis’ facilities in South San Francisco, California, and BMS’ facilities in Princeton, New Jersey, or at such other locations as the Parties may agree. The Alliance Managers shall, and other employees of each Party involved in the Development, Manufacture or Commercialization of any Product may as needed, attend meetings of each Committee (as nonvoting participants unless they are members of such Committee), and consultants, representatives or advisors involved in the Development, Manufacture or Commercialization of any Product may attend meetings of each Committee as nonvoting observers; provided that such Third Party representatives are under obligations of confidentiality and non-use applicable to the Confidential Information of each Party that are at least as stringent as those set forth in Article 10, and in the case of non-employees of a Party, subject to the consent of the other Party, which shall not be unreasonably withheld or delayed. Each Party shall be responsible for all of its own expenses of participating in any Committee (including in any Working Group). Meetings of any Committee may be held by audio or video teleconference with the consent of each Party, which shall not be unreasonably withheld or delayed; provided that at least [ * ] per year of such Committee shall be held in person. No action taken at any meeting of a Committee shall be effective unless a representative of each Party is participating.

(c) Decision-Making.

(i) Voting on Committee Decisions. Subject to Section 2.1(b), each Party’s designees on a Committee shall, collectively, have one (1) vote (the “Party Vote”) on all matters brought before the Committee, which Party Vote shall be determined by [ * ] of such Party’s designees present (in person or otherwise) at the meeting. Except as expressly provided in this Section 2.6(c) and subject to Section 2.1(b), each Committee shall operate as to matters within its jurisdiction by unanimous Party Vote. All decisions of a Committee shall be documented in writing in the minutes of the applicable Committee meeting by the Alliance Managers.

(ii) Operational Decisions. With respect to Exelixis Clinical Trials for a given Product, day-to-day operational level decisions concerning Development of Collaboration Compounds shall be made by Exelixis, subject to review and oversight by the JDC, when practicable. Otherwise, day-to-day operational level decisions concerning the Development and Commercialization of Products shall be made by the Party to which responsibility for such

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

decisions has been allocated under the Agreement (each such decision, a “Party Implementation Matter”). Unless otherwise directed by the appropriate Committee(s), and as set forth in the first two sentences of this Section 2.6(c)(ii), [ * ] shall be the lead Party, and shall be primarily responsible for, all Development, regulatory activities and Manufacturing and, subject to [ * ], Commercialization activities with respect to such Product. Any disputes with respect to a Party Implementation Matter shall first be referred to the Alliance Managers, and, if the dispute is not resolved within [ * ] after such referral to the Alliance Managers, then it shall, upon written notice by a Party to the other, be referred for resolution as follows: (A) disputes between designees of BMS and Exelixis with respect to Development and Regulatory Approval matters shall be referred to the JDC for resolution; and (B) disputes between designees of BMS and Exelixis with respect to Commercialization shall be referred to the JCC for resolution. In each case, except for Appealable Matters, the Committee to which such matter is referred shall have final decision-making authority with respect to such matter, and [ * ] shall [ * ] with respect to such matter, [ * ].

(iii) Disagreements on Committees. Except for: (A) matters outside the jurisdiction and authority of the Committees as provided in Section 2.1(b); and (B) any Party Implementation Matter (other than Appealable Matters), and in any event without limiting the other rights and obligations of the Parties under this Agreement, any disagreement between the designees of BMS and Exelixis on the JDC, JCC, or JFC as to matters within such Committee’s jurisdiction shall, at the election of either Party, be addressed, first, with the Alliance Managers, and, if the dispute is not resolved within [ * ] after such referral to the Alliance Managers, then it shall, upon written notice by a Party to the other, be submitted to the JEC for resolution (except that any disputes arising from the JFC shall be submitted to the Committee to which such dispute relates (i.e., the JDC or the JCC)). If the JEC does not resolve any such matter submitted to it for resolution within [ * ] after such submission, or in the event of any disagreement between the designees of BMS and Exelixis on the JEC with respect to any other matter within its jurisdiction, then, subject to Section 2.1(b), the JEC shall submit the respective positions of the Parties with respect to such matter for discussion in good faith by the Executive Officer of Exelixis and the Executive Officer of BMS (depending on the nature of the dispute). If such individuals are not able to mutually agree upon the resolution to such matter within [ * ] after submission of the matter to them, then the [ * ], subject to Section [ * ].

(iv) [ * ]. [ * ] right to [ * ] (“[ * ]”) shall be subject to the following limitations:

(1) All [ * ] shall be made in good faith, with due regard for the impact of such decisions on Products [ * ], and, consistent in all material respects with the applicable Approved Plan and the terms of this Agreement. No such decision [ * ] shall violate or breach any term or condition of this Agreement. [ * ] shall make all [ * ] only after [ * ] (through its JEC, JDC or JCC members, as applicable) on such matters and [ * ], and in the case of [ * ] made pursuant to Section [ * ], only after [ * ] and the [ * ] on such matters.

(2) [ * ] shall [ * ]: (A) on any matter that would [ * ]; (B) on any matter that would amend, violate or breach any provision of this Agreement; (C) to adjust the [ * ]; (D) on matters related to the determination of [ * ]; (E) regarding the determination of Exelixis Clinical Trials in the initial Annual Development Plan as described in Section 3.4(b); (F) the designation of New Exelixis Clinical Trials; (G) [ * ]; (H) that would change the responsibility for

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the Exelixis Clinical Trials from Exelixis to BMS [ * ], or where Exelixis has materially breached its obligations under Section 3.4(e) and has not cured such breach pursuant to Section 11.3); (I) the allocation of responsibilities for any Backup Program, in a manner inconsistent with Section 2.12; or (J) adjustments to the FTE rate described in Section 3.8(c). Resolution of disputes relating to the foregoing matters shall [ * ] (except as otherwise expressly set forth in this Agreement).

(d) Meeting Agendas and Minutes. Each Party shall disclose to the other proposed agenda items along with appropriate information at least [ * ] in advance of each meeting of the applicable Committee; provided that under exigent circumstances requiring Committee input, a Party may provide its agenda items to the other Party within a shorter period of time in advance of the meeting, or may propose that there not be a specific agenda for a particular meeting, so long as such other Party consents to such later addition of such agenda items or the absence of a specific agenda for such Committee meeting.

(e) Multiple JDCs and JCCs at the Discretion of the JEC. The JEC may determine that a separate JDC and/or JCC be formed for each Product. In such event, the Parties will appoint representatives to such additional committees and such committees will be subject to the all of the applicable terms and conditions of this Agreement with respect to the JDC and the JCC, in each case, solely with respect to the Product to which such Committees relate.

(f) Working Groups. From time to time, the JEC, JDC, JCC, or JFC may establish and delegate duties to other committees, sub-committees or directed teams (each, a “Working Group”) on an “as-needed” basis to oversee particular projects or activities, which delegation shall be reflected in the minutes of the meetings of the applicable Committee. Each such Working Group shall be constituted and shall operate as the JEC, JDC, JCC, or JFC, as the case may be, determines. The Working Groups may be established on an ad hoc basis for purposes of a specific project, for the life of a Product, or on such other basis as the applicable Committee may determine. Each Working Group and its activities shall be subject to the oversight, review and approval of, and shall report to, the Committee that established such Working Group. In no event shall the authority of the Working Group exceed that specified for the relevant Committee in this Article 2. Any disagreement between the designees of BMS and Exelixis on a Working Group shall be referred to the applicable Committee for resolution.

(g) Interactions Between Committees and Internal Teams. The Parties recognize that each Party possesses an internal structure (including various committees, teams and review boards) that will be involved in administering such Party’s activities under this Agreement. Each Committee shall establish procedures to facilitate communications between such Committee or Working Group and the relevant internal committee, team or board of each of the Parties in order to maximize the efficiency of the Collaboration, including by requiring appropriate members of such Committee to be available at reasonable times and places and upon reasonable prior notice for making appropriate oral reports to, and responding to reasonable inquiries from, the relevant internal committee, team or board.

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2.7 Alliance Managers.

(a) Appointment. Each of the Parties shall appoint a single individual to act as a single point of contact between the Parties to assure a successful Collaboration (each, an “Alliance Manager”). Each Party may change its designated Alliance Manager from time to time upon written notice to the other Party. Any Alliance Manager may designate a substitute to temporarily perform the functions of that Alliance Manager by written notice to the other Party.

(b) Responsibilities. The Alliance Managers shall use good faith efforts to attend all Committee meetings and support the co-chairpersons of each Committee in the discharge of their responsibilities. Alliance Managers shall be nonvoting participants in such Committee meetings, unless they are also appointed members of such Committee pursuant to Section 2.6(a). An Alliance Manager may bring any matter to the attention of any Committee if such Alliance Manager reasonably believes that such matter warrants such attention. Each Alliance Manager shall be charged with creating and maintaining a collaborative work environment within and among the Committees. In addition, each Alliance Manager: (i) will be the point of first referral in all matters of conflict resolution; (ii) will coordinate the relevant functional representatives of the Parties in developing and executing strategies and plans for the Products in an effort to ensure consistency and efficiency throughout the world; (iii) will provide a single point of communication for seeking consensus both internally within the respective Parties’ organizations and between the Parties regarding key strategy and plan issues; (iv) will identify and bring disputes to the attention of the appropriate Committee in a timely manner; (v) will plan and coordinate cooperative efforts and internal and external communications; and (vi) will take responsibility for ensuring that governance activities, such as the conduct of required Committee meetings and production of meeting minutes, occur as set forth in this Agreement, and that relevant action items resulting from such meetings are appropriately carried out or otherwise addressed.

2.8 Collaboration Guidelines.

(a) General. Each Party, in working with the other to Develop and Commercialize each Product and otherwise as set forth herein, shall assign responsibilities for the various operational aspects of the Collaboration to those portions of its organization that have the appropriate resources, expertise and responsibility for such functions and, consistent with this Agreement, treat each Product as if it were a proprietary product solely of its own organization. In all matters related to the Collaboration, the Parties shall strive to balance as best they can the legitimate interests and concerns of the Parties and to realize the full economic potential of each Product (taking into account the risks and costs of further Development and Commercialization).

(b) Independence. Subject to the terms of this Agreement, the activities and resources of each Party shall be managed by such Party, acting independently and in its individual capacity. The relationship between Exelixis and BMS is that of independent contractors and neither Party shall have the power to bind or obligate the other Party in any manner.

2.9 Overview of Accounting.

(a) Development Costs and Allowable Expenses. For purposes of determining Development Costs and Allowable Expenses, any expense allocated by either Party to a particular category under Development Costs for a Co-Developed Product, or Allowable Expenses for a Co-Developed Product, shall not be allocated to another category under Development Costs or Allowable Expenses (as applicable). Each Party agrees to determine such Development Costs and Allowable Expenses (as applicable) using its standard accounting procedures, consistently applied,

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to the maximum extent practical as if such Co-Developed Product were a solely owned product of such Party, except as specifically provided in this Agreement. The Parties also recognize that such procedures may change from time to time and that any such changes may affect the definition of Development Costs or Allowable Expenses. The Parties agree that, where such changes are economically material to either Party, and consistent with GAAP, adjustments shall be made to compensate the affected Party to preserve the same economics as reflected under this Agreement under such Party’s accounting procedures in effect as of the date on which the activity in question (e.g., Development, Commercialization or Manufacturing) first commences under this Agreement. Where the change is or would be material to the other Party, the Party proposing to make the change shall provide the other Party with an explanation for the proposed change and an accounting of the effect of the change on the relevant expense category. Should the Parties disagree on the adjustment, the matter shall be placed before the JFC to resolve. Transfers between a Party and its Affiliates (or between its Affiliates) shall not have effect for purposes of calculating revenues, costs, profits, royalties or other payments or expenses under this Agreement.

(b) Affiliates. If either Party enters into any agreement with any of its Affiliates for the provision of materials or services pursuant to this Agreement, all costs incurred for the provision of such materials or services that are shared by the Parties under this Agreement shall be accounted for on the basis of the cost thereof to such Affiliate and not on the basis of any higher transfer price in effect between such Party and such Affiliate.

2.10 Compliance with Law. Each Party hereby covenants and agrees to comply with applicable law in performing its activities connected with the Development, Manufacture and Commercialization (as applicable) of each Product.

2.11 Records. Each Party shall maintain complete and accurate records of all work conducted under the Collaboration and all results, data and developments made pursuant to its efforts under the Collaboration. Such records shall be complete and accurate and shall fully and properly reflect all work done and results achieved in the performance of the Collaboration in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes. Each Party shall maintain such records for a period of [ * ] after such records are created; provided that the following records may be maintained for a longer period, in accordance with each Party’s internal policies on record retention, provided that in no case shall such period be shorter than [ * ] from the date of creation of such records: (a) scientific notebooks; and (b) any other records that the other Party reasonably requests be retained in order to ensure the preservation, prosecution, maintenance or enforcement of intellectual property rights. Either Party shall have the right to review and copy such records of the other Party at reasonable times to the extent [ * ] for it to conduct its obligations or enforce its rights under this Agreement.

2.12 Backup Programs.

(a) Commencement of a Backup Program. The Parties shall determine, via the JDC (or BMS shall determine, in the event that the JDC no longer exists), whether or not to commence a backup program with respect to each Collaboration Compound (namely, each of XL184 and XL281 taken as a whole) (each such program, a “Backup Program”), as well as the appropriate timing for such Backup Program(s). The Backup Program(s) shall be subject to JDC oversight and decision making and to one or more backup research plan(s) to be established by the JDC prior to the start of backup work (the “Backup Research Plan”). In no event shall a Backup Program be designed to [ * ] targets other than the Identified Targets [ * ] with respect to a Collaboration Compound.

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(b) Exelixis’ Conduct of Backup Programs. With respect to the Backup Program for any Collaboration Compound, Exelixis shall have the first right to conduct such backup work up until the earlier of: (i) [ * ]; and (ii) [ * ] (the “Backup Program Trigger Date”). After the decision by the JDC (or BMS) to commence a Backup Program for a particular Collaboration Compound, Exelixis shall promptly notify the JDC (or BMS) in writing whether Exelixis will conduct such Backup Program. At a reasonable time prior to the Backup Program Trigger Date for a particular Backup Program, the JDC (or BMS) shall determine which Party shall continue the Development of Program Backups arising from such Backup Program; provided that Exelixis shall have no further responsibilities with respect to a Backup Program for a Royalty-Bearing Product.

(c) BMS’ Conduct of Backup Programs. If Exelixis notifies BMS that Exelixis will not conduct a Backup Program for a particular Collaboration Compound, then BMS may conduct such Backup Program. Exelixis will transition to BMS any [ * ] and other know-how then in Exelixis’ possession and Control that are [ * ] for BMS to conduct such Backup Program.

(d) Costs of Backup Programs.

(i) The costs associated with any Backup Program for XL184 shall be shared by the Parties as follows: (A) if and for as long as any XL184 Product is a Co-Developed Product, any costs associated with such Backup Program shall be borne sixty-five percent (65%) by BMS and thirty-five percent (35%) by Exelixis; and (B) if all XL184 Products are Royalty-Bearing Products, any costs associated with such Backup Program shall be borne one hundred percent (100%) by BMS. Notwithstanding the foregoing, in the case of subsection (A) above, in the event that [ * ], [ * ] shall bear [ * ] of the costs of the XL184 Backup Program until such costs reach [ * ] (such amount, the “[ * ] Backup Funding”). Such [ * ] Backup Funding shall not be deemed [ * ], except that, [ * ], then the future portion of the [ * ] Backup Funding [ * ] [ * ].

(ii) All costs associated with any Backup Program for XL281 incurred by either Party shall be borne [ * ].

(e) Reporting; Accounting. Reporting and accounting of shared costs for the Backup Programs shall be as set forth in Section 3.8(c)-(f) for Development Costs.

3.	DEVELOPMENT OF PRODUCTS

3.1 Global Development Plans.

(a) Scope. For each Co-Developed Product, and for each XL281 Product during the period in which there are Exelixis Clinical Trials ongoing with respect to XL281, the Development of such Product(s) shall be governed by a comprehensive, multi-year, worldwide plan (the “Global Development Plan”) covering the Development of such Product for use in the U.S., each of the Major European Countries and Europe as a whole, and, broken out on a region-by-region or country-by-country basis only to the extent BMS does so for its own internal oncology

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products, for the remaining countries in the Co-Development Territory. The Global Development Plan shall: (i) provide a planned Development program that is designed to generate the non-clinical, clinical and regulatory information required for submitting Drug Approval Applications and to obtain Regulatory Approvals for the relevant indications in the U.S.; (ii) provide a planned Development program that is designed to generate the non-clinical, clinical and regulatory information required for submitting Drug Approval Applications and to achieve Regulatory Approvals for the relevant indications in the Royalty Territory; (iii) indicate the Core Program [ * ]; (iv) set forth those obligations assigned to each Party with respect to the performance of the Development activities contemplated by such Global Development Plan; and (v) provide an expected forecast, based on the information available at the time, including patient estimates and cost forecasts (and methodology, if available).

(b) Initial Global Development Plan. The initial Global Development Plan is set forth in the Letter Agreement.

(c) Updates to the Global Development Plan. Any material update, amendment or modification to any provisions of such Global Development Plan shall require the approval of the JEC.

3.2 Annual Development Plans.

(a) Scope. The Development of each Co-Developed Product, and for each XL281 Product during the period in which there are Exelixis Clinical Trials ongoing with respect to XL281, for a given calendar year shall be governed by a detailed and specific worldwide Development plan (each, an “Annual Development Plan”) covering all material Development activities to be performed for such Product for such year, and budgets covering all Development Costs for those Development activities for the such Product conducted in support of Regulatory Approvals in the Co-Development Territory. Each Annual Development Plan and Budget shall be proposed by the JDC for approval by the JEC. Each Annual Development Plan for such Product, and any modifications thereto, shall cover, and be consistent in all material respects with, all the Development activities and budgets in the then-current Global Development Plan for such Product that are to be performed in that particular calendar year.

(b) Procedure. The initial Annual Development Plan for [ * ] will be determined by the JDC (by mutual agreement) no later than [ * ]. Thereafter, the JDC shall submit on an annual basis an Annual Development Plan for [ * ], and for [ * ], to the JEC for its review, comment, and approval. Each such submission shall be no later than [ * ] of the calendar year immediately preceding the year covered by such Annual Development Plan, with a goal of having the Annual Development Plan approved, and any disputes resolved, by [ * ] of such immediately preceding calendar year.

3.3 Lead Development Party. Except with respect to the Exelixis Clinical Trials, BMS shall act as the lead development Party for each Co-Developed Product, although the Annual Development Plan may specify that outside contractors (and/or Exelixis, subject to Exelixis’ consent) will have responsibility to direct and conduct any additional pre-clinical activities and applicable clinical trials in any country. The Parties shall make such determinations in the best interests of the Collaboration.

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3.4 Exelixis Clinical Trials.

(a) Scope. Exelixis shall conduct the Exelixis Clinical Trials for each applicable Product in a collaborative and efficient manner. The Parties shall engage in joint decision-making for the Exelixis Clinical Trials as set forth in Article 2. As between the Parties, Exelixis shall be the lead Party with respect to the Exelixis Clinical Trials, and all scientific and technical services (other than Manufacturing and process development activities, which shall be governed by Article 6) associated with such clinical trials, including all matters set forth in the Annual Development Plan with respect to such trials.

(b) As of the Effective Date, the Parties have agreed to a partial list of Exelixis Clinical Trials, and the Parties will determine the remainder of Exelixis Clinical Trials pursuant to Section 3.2(b) no later than [ * ]. The list of Exelixis Clinical Trials may be modified only by prior written agreement of the Parties.

(c) Notwithstanding anything to the contrary in this Agreement, the Parties agree that Exelixis shall be the sponsor for the Exelixis Clinical Trials, and that Exelixis shall have the responsibility and the authority to act as the sponsor and make those decisions and take all actions necessary to assure compliance with all regulatory requirements. Exelixis agrees to be bound by, and perform all obligations set forth in, 21 C.F.R. §312 related to its role as the sponsor for the Exelixis Clinical Trials for a given Product. Notwithstanding anything to the contrary in this Agreement, Exelixis may discontinue or modify any clinical trial that is part of the Exelixis Clinical Trials without the approval of the JDC or the JEC in the event such actions are: (i) [ * ]; and (ii) [ * ].

(d) The Annual Development Plan may specify that outside contractors (reporting to, or acting on behalf of, Exelixis and reasonably selected by Exelixis) will have responsibility to direct and conduct any additional pre-clinical activities and applicable clinical trials in any country. The parties shall, to the extent practicable and permitted by applicable law, rule or regulation, cooperate, prior to engagement of a given outside contractor, to minimize costs associated with the retention of any outside contractors, including, where possible, the retention by Exelixis of such BMS contractors where cost savings may be achieved by doing so.

(e) Exelixis shall use Diligent Efforts to carry out its responsibilities under the Annual Development Plan and the then-applicable Global Development Plan. Exelixis shall have the right to use commercially reasonable discretion in carrying out its obligations under the Annual Development Plan and the Global Development Plan, including without limitation: (a) carrying out day-to-day planning and implementation of activities under the Annual Development Plan; (b) managing day-to-day regulatory compliance matters, including adverse event reporting; (c) managing clinical research organizations engaged to carry out activities under the Annual Development Plan; and (d) managing the Exelixis Clinical Trials.

3.5 Technology and Regulatory Transfer of Collaboration Compounds. Exelixis shall disclose or transfer to BMS the Information and documents described in subsections 3.5(a) – (b) below; provided, however, that except for those documents expressly set forth on Exhibit 3.5, Exelixis shall not have any obligation to transfer or provide copies of any Information or documents pursuant to subsections 3.5(a) – (b) below that are not in Exelixis’ possession and that are in the

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possession of Exelixis’ Third Party contractors (e.g., manufacturing documents that are in the possession of Exelixis’ contract manufacturers or study files that are in the possession of Exelixis’ contract research organizations that are working on the Exelixis Clinical Trials):

(a) Within [ * ] after the Effective Date, Exelixis shall, at BMS’ expense, use Diligent Efforts to disclose (and provide copies, as applicable) to BMS the “Priority” documents identified on Exhibit 3.5. In addition, within [ * ] after the Effective Date, Exelixis shall, at BMS’ expense, use Diligent Efforts to disclose (and provide copies, as applicable) to BMS any other Information, including any preclinical data, clinical data, assays, protocols, procedures and any other information in Exelixis’ possession or control, not previously disclosed to BMS, and reasonably necessary or useful to continue or initiate pre-clinical or clinical Development, or in seeking Regulatory Approval of Products.

(b) The Parties shall cooperate to ensure that Exelixis transfers, assigns or sublicenses (as applicable) to BMS, at a time determined by the JDC (except as described below) and upon [ * ] prior written notice to Exelixis: (i) all regulatory filings (including any INDs, drug dossiers, and drug master files) in Exelixis’ name for such Products; (ii) any agreements with Third Parties necessary for the further development of such Product (including any agreements relating to the wind-down of clinical trials for such Product); (iii) reasonable quantities of any Product in Exelixis’ possession that are required pursuant to BMS’ activities under the Global Development Plan; and/or (iv) at BMS’ option, all agreements entered into by Exelixis with any Third Party regarding the Development or Manufacture of such Product. The JDC shall not give notice regarding the transfer, assignment or sublicense of items described in subsections 3.5(b)(i) – (iv) during the period beginning on the Effective Date and ending on [ * ] (and such transfer, assignment or sublicense shall not take place until [ * ] after such notice), unless either: (A) [ * ]; or (B) [ * ]. The costs and expenses incurred by Exelixis in carrying out the transfer under this Section 3.5(b) shall be either: (1) treated as Development Costs in the event that such expenses relate to a Co-Developed Product; or (2) reimbursed one hundred percent (100%) by BMS for any other Product.

3.6 Diligence of BMS. BMS shall use Diligent Efforts to Develop each XL184 Product and each XL281 Product in the U.S., including without limitation to carry out its responsibilities under the Annual Development Plan and the then-applicable Global Development Plan.

3.7 Limitations on Development. During the term of this Agreement, neither Party nor any of its Affiliates shall, directly or through any Third Party, sponsor, conduct or cause to be conducted, otherwise assist in, supply any Co-Developed Product (or an XL281 Product in the case of Exelixis) for use in connection with, or otherwise fund, any clinical trial or clinical study of such Product outside of the Global Development Plan or any Annual Development Plan, without the prior written consent of the other Party.

3.8 Development Costs.

(a) In general. Subject to the rest of this Section 3.8(a) and Section 2.12(d), any Development Costs incurred by either Party for the Development of each Co-Developed Product shall be borne by the Parties as follows:

(i) Exelixis shall bear the first One Hundred Million ($100,000,000) of all such Development Costs relating to XL184 (such amount, the “Exelixis Initial Funding Allocation”);

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(ii) with respect to Development Costs associated with Co-Developed Products in excess of the Exelixis Initial Funding Allocation, BMS shall bear sixty-five percent (65%) of all such Development Costs, and Exelixis shall bear thirty-five (35%) of all such Development Costs; and,

(iii) for clarity, all costs relating to Development activities undertaken solely for the purposes of seeking Regulatory Approval(s) of a Co-Developed Product in [ * ], shall be borne one hundred percent (100%) by BMS.

(b) Development Cost Deferral.

(i) If Exelixis’ aggregate share of the Development Costs and Allowable Expenses for Co-Developed Products exceeds [ * ], then Exelixis may elect to defer payment of its share of such Development Costs and Allowable Expenses that are in excess of [ * ] with respect to the Co-Developed Products in accordance with the remainder of this Section 3.8(b). For clarity, the Parties agree that only [ * ] of the Exelixis Initial Funding Allocation for the conduct of Exelixis Clinical Trials shall count toward Exelixis’ [ * ] threshold described in this Section 3.8(b). Exelixis’ deferral election may be made in writing anytime during the [ * ] following the end of the calendar quarter in which such excess first arises. If Exelixis does not make such election, then Exelixis would continue to pay its share of the Development Costs and Allowable Expenses with respect to the Co-Developed Product in accordance with Section 3.8(a), but subject to Section 3.8(b)(ii). If Exelixis makes such election, then Exelixis shall have no obligation to pay its share of such Development Costs and Allowable Expenses, to the extent such share exceeds [ * ] until the first occurrence of the following: (A) the Launch in the U.S. of the first Co-Developed Product for [ * ]; (B) [ * ] the Launch in the U.S. of the first Co-Developed Product for [ * ]; or (C) [ * ] (the “Deferral End Point”). Until such Deferral End Point is reached, BMS shall bear one hundred percent (100%) of the Development Costs and Allowable Expenses with respect to such Co-Developed Product, and after such Deferral End Point is reached, Exelixis and BMS shall again share the Development Costs and Allowable Expenses in accordance with the ratio set forth in Sections 3.8(a) and 8.2, respectively.

(ii) If Exelixis has not made a deferral election pursuant to Section 3.8(b)(i), and Exelixis’ aggregate share of [ * ] Development Costs for Co-Developed Products in either calendar year [ * ] exceeds the greater of: (A) [ * ]; or (b) an amount equal to [ * ] of Exelixis’ share of the [ * ] Development Costs that was budgeted for [ * ], as set forth in the initial Annual Development Plan created pursuant to Section 3.2(b), (the “[ * ] Cap”), then Exelixis may elect to defer payment of its share of such Development Costs for [ * ] that are in excess of such [ * ] Cap with respect to the Co-Developed Products in accordance with the remainder of this Section 3.8(b)(ii). The election by Exelixis to defer such payment may be made in writing anytime during the [ * ] following the end of the calendar quarter in which such excess first arises. If Exelixis does not make such election, then Exelixis would continue to pay its share of the Development Costs with respect to the Co-Developed Product [ * ] in accordance with Section 3.8(a) unless Exelixis makes a deferral election pursuant to Section 3.8(b)(i). If Exelixis makes such election, then Exelixis shall have no obligation to pay its share of such Development Costs [ * ], to the extent such share exceeds the [ * ] Cap for such calendar year, and [ * ], BMS shall bear one hundred percent (100%) of the Development Costs with respect to such Co-Developed Product.

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(iii) Repayment of Deferred Costs.

(1) The amounts deferred pursuant to Section 3.8(b)(i) shall be referred to as the “Global Deferred Development Costs”. BMS shall have the right to credit an amount equal to [ * ] of the Global Deferred Development Costs (the “Development Cost Mechanism Amount”), as an offset: (A) against Exelixis’ share of the Operating Profits from such Co-Developed Product, up to a maximum of [ * ] of such Operating Profits in any given quarter (in the case where Exelixis has not exercised its Product Opt-Out for the Co-Developed Product); or (B) against royalties otherwise payable to Exelixis with respect to such Co-Developed Product, up to a maximum of [ * ] in any given quarter. Once the Development Cost Mechanism Amount is fully paid to BMS, Exelixis shall receive Operating Profits and royalties consistent with Article 8.

(2) The amounts deferred pursuant to Section 3.8(b)(ii) shall be referred to as the “[ * ] Deferred Development Costs”. Exelixis shall repay to BMS any [ * ] Deferred Development Costs with respect to [ * ] no later than [ * ], with interest accruing at a rate of [ * ]. Any failure by Exelixis to repay any such [ * ] Deferred Development Costs shall be considered a breach of Exelixis development funding obligations for purposes of Section 11.3(b).

(c) FTE Records and Calculations; Adjustments to FTE Rate. Each Party shall record and account for its FTE effort for the Development and Commercialization of the Co-Developed Product to the extent that such FTE efforts are included in Development Costs or Allowable Expenses that are, or may in the future be, shared under this Agreement, and shall report such FTE effort to the JDC on a quarterly basis, Except to the extent provided herein, each Party shall calculate and maintain records of FTE effort incurred by it in the same manner as used for other products developed by such Party. The JFC shall facilitate any reporting hereunder. The FTE rate shall initially be [ * ] and shall be adjusted annually, with each annual adjustment effective as of January 1 of each calendar year, with the first such annual adjustment to be made as of January 1, 2010, by mutual agreement of the JFC.

(d) Other Expenses. Any expenses incurred by a Party for Development activities for the Co-Developed Product that do not fall within the definitions of Development Costs shall be borne solely by such Party unless the Parties determine otherwise.

(e) Reports and Payments for Development Costs. Prior to the commencement of each calendar quarter, each Party shall prepare an estimate of its Development Costs for such quarter and shall deliver such estimate to the other Party. Upon receipt of such estimates by the Parties, the applicable Party shall make a reconciling payment to the other Party, within [ * ] subsequent to receipt of an invoice, to achieve the appropriate allocation of Development Costs provided for in Section 3.8(a) for such quarter, taking into account any differences between the prior quarter’s estimated Development Costs and the actual Development Costs incurred by the Parties. In addition, during the third (3rd) month of each quarter, the parties will provide an estimate of the total Development Costs incurred for the current calendar quarter. This estimate will contain two (2) months of actual costs and a third (3rd) month of forecasted costs for the quarter. Each Party shall report to the other Party within [ * ] after the end of each quarter

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with regard to the Development Costs actually incurred by it during such quarter for a Co-Developed Product, or as otherwise agreed by the JFC. Such report shall specify in reasonable detail (as agreed by the JFC) all expenses included in such Development Costs during such quarter and shall be accompanied by invoices, and/or such other appropriate supporting documentation as may be required by the JFC. Each Party shall report to the other Development Costs incurred by it for comparison against such invoices and the Annual Development Plan, on a line item basis (e.g., budgeted FTE costs and actual out-of-pocket cost). The Parties shall seek to resolve any questions related to such accounting statements within [ * ] following receipt by each Party of the other Party’s report hereunder. The JFC shall facilitate the reporting of Development Costs hereunder and the resolution of any questions concerning such reports. Each Party shall have the right at reasonable times and upon reasonable prior notice to audit the other Party’s records as provided in Section 8.18 to confirm the accuracy of the other Party’s costs and reports with respect to Development Costs that are shared under this Agreement.

(f) Records. Each Party shall keep detailed records of the Development Costs it incurs for the Co-Developed Product (and in the case of Exelixis, including for the Exelixis Clinical Trials for XL184), including all supporting documentation for such expenses. Each Party shall keep such records for at least [ * ] after the date that such expense was incurred.

3.9 Exelixis’ Opt-Out Rights.

(a) Entire Product.

(i) Upon Delivery of Data Package. Within [ * ] after the [ * ], BMS shall prepare and deliver to Exelixis a data package detailing the clinical outcome of the clinical trial on which such decision was based. Exelixis shall have the right to cease its involvement in the Development and Commercialization of the Co-Developed Product (the “Product Opt-Out”), upon written notice to BMS within [ * ] after the delivery of such data package. Commencing on the date that Exelixis provides BMS with written notice of a Product Opt-Out, Exelixis shall have no further responsibility for conducting new activities or funding Development or Commercialization activities with respect to the Co-Developed Product, and shall complete any ongoing activities with respect to the Co-Developed Product, subject to reimbursement by BMS of one hundred percent (100%) of any costs associated with such continuing activities unless such work is transferred to BMS at the discretion of the JDC.

(ii) Following Decision to Prepare DAA. At any time following [ * ], Exelixis shall have the right to exercise a Product Opt-Out upon written notice to BMS, which, with the exception of the period described in subsection 3.9(a)(i) above, shall become effective as follows. If such notice is received by BMS before [ * ] of a given calendar year, then the Product Opt-Out shall become effective on [ * ]. If such notice is received by BMS on or after [ * ] of a given calendar year, then the Product Opt-Out shall become effective [ * ]. Commencing on the effective date of such Product Opt-Out, Exelixis shall have no further responsibility for conducting new activities or funding Development or Commercialization activities with respect to the Co-Developed Product, and shall complete any ongoing activities with respect to the Co-Developed Product, subject to reimbursement by BMS of one hundred percent (100%) of any costs associated with such continuing activities unless such work is transferred to BMS at the discretion of the JDC.

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(b) [ * ]. Before [ * ] with respect to [ * ], Exelixis [ * ] the right to [ * ] the Development and Commercialization of the Co-Developed Product [ * ]. After [ * ] with respect to [ * ], Exelixis shall have the right to [ * ] as follows. Within [ * ] after [ * ], for the Co-Developed Product [ * ] for the Co-Developed Product (as specified in the Global Development Plan for the Co-Developed Product), BMS shall prepare and deliver to Exelixis: (i) [ * ]; or (ii) [ * ]. For the purposes of the preceding sentence only, “[ * ]” shall mean [ * ]. Exelixis shall [ * ] BMS within [ * ] after [ * ] (as appropriate). For purposes of this Section 3.9(b), [ * ] shall not include [ * ]. Notwithstanding the foregoing, if Exelixis exercises its Co-Promotion Option with respect to the Co-Developed Product, it will be required to [ * ]. Commencing the date that Exelixis [ * ], Exelixis shall [ * ], and shall [ * ] thereto. For clarity, Exelixis may [ * ], and in the event that Exelixis decides to [ * ], it [ * ].

3.10 Termination of Co-Development Rights Due to Financial Trigger. In the event that Exelixis’ Cash Reserves fall below Eighty Million Dollars ($80,000,000), Exelixis shall notify BMS in writing within [ * ] and shall discuss with BMS the corresponding situation. Upon receipt of any such notice, or upon the filing by Exelixis of financial statements with the Securities and Exchange Commission that show Exelixis’ Cash Reserves to be below Eighty Million Dollars ($80,000,000), then BMS shall have the right, upon delivery of written notice to Exelixis, to terminate Exelixis’ Co-Development and profit-share rights with respect to one or more Co-Developed Products. Such termination shall be effective upon receipt by Exelixis; provided, however, that Exelixis may automatically restore its Co-Development and profit-share rights if Exelixis can increase its Cash Reserves to Eighty Million Dollars ($80,000,000) within ninety (90) days of receipt of such notice. In the event Exelixis’ rights to Co-Develop and profit-share have been terminated, Exelixis shall have no further responsibility for conducting new activities or funding Development or Commercialization activities with respect to the Co-Developed Product, and shall complete any ongoing activities with respect to the Co-Developed Product, subject to reimbursement by BMS of one hundred percent (100%) of any costs associated with such continuing activities unless such work is transferred to BMS at the discretion of the JDC, and such Co-Developed Product shall become a Royalty-Bearing Product. As used in this Agreement, “Cash Reserves” means, as of the time of any determination thereof, (a) the total cash, cash equivalents and investments (in each case, excluding any restricted cash) as reported by Exelixis in its SEC Filings prepared in accordance with GAAP, plus (b) the amount then available for borrowing by Exelixis under the Facility Agreement dated June 4, 2008 among Exelixis, Deerfield Private Design Fund, L.P., Deerfield Private Design International, L.P., Deerfield Partners, L.P. and Deerfield International Limited, as the same may be amended from time to time, and any other similar financing arrangements; [ * ].

3.11 Development of Royalty-Bearing Products

(a) Scope & Diligence. Except for the Exelixis Clinical Trials, BMS shall have sole control and responsibility for the Development, Manufacture (including formulation) and Commercialization of all Royalty-Bearing Products. BMS shall bear all costs and expenses associated with, the Development, Manufacture (including formulation) and Commercialization of all Royalty-Bearing Products. BMS shall use Diligent Efforts to Develop each such Royalty-Bearing Product in the Territory; provided that BMS may satisfy such obligation by sublicensing the development and commercialization of a Royalty-Bearing Product to a Third Party pursuant to the terms of this Agreement (and subject to Exelixis’ ongoing activities with respect to Exelixis

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Clinical Trials). Exelixis may notify BMS in writing if Exelixis in good faith believes that BMS is not meeting its diligence obligations set forth in this Section 3.11(a), and the Parties shall meet and discuss the matter in good faith. Exelixis may further request review of BMS’ records generated and maintained as required under Section 3.11(c) below, to the extent those records relate to Development and Commercialization of a Royalty-Bearing Product.

(b) Reports and Payments for Royalty Bearing Development Expenses. Prior to the commencement of each calendar quarter for as long as Exelixis is conducting Exelixis Clinical Trials or any other mutually agreed research or Development activities, in each case with respect to a Royalty Bearing Product, Exelixis shall prepare an estimate of its costs and expenses associated with such conduct (such costs and expenses, the “Royalty Bearing Product Development Expenses”) for such quarter and shall deliver such estimate to BMS. Upon receipt of such estimates by Exelixis, BMS shall make a reconciling payment to Exelixis, within [ * ] subsequent to receipt of an invoice, taking into account any differences between Exelixis’ estimated Royalty Bearing Product Development Expenses for the prior quarter and the actual Royalty Bearing Product Development Expenses incurred by Exelixis for such quarter. In addition, during the third (3rd) month of each quarter, Exelixis will provide an estimate of the total Royalty Bearing Product Development Expenses incurred for the current calendar quarter. This estimate will contain two (2) months of actual costs and a third month of forecasted costs for the quarter. Exelixis shall report to BMS within [ * ] after the end of each quarter with regard to the Royalty Bearing Product Development Expenses actually incurred by it during such quarter, or as otherwise agreed by the JFC. Such report shall specify in reasonable detail (as agreed by the JFC) all expenses included in such Royalty Bearing Product Development Expenses during such quarter and shall be accompanied by invoices, and/or such other appropriate supporting documentation as may be required by the JFC. Exelixis shall report to BMS Royalty Bearing Product Development Expenses incurred by it for comparison against such invoices and the Annual Development Plan, on a line item basis (e.g., budgeted FTE costs and actual out-of-pocket cost). Within [ * ] of the end of the last calendar quarter in which Exelixis conducts Exelixis Clinical Trials or any other mutually agreed research or Development activities, in each case with respect to a Royalty Bearing Product, one Party shall make a reconciling payment to the other Party to address any differences between Exelixis’ estimated Royalty Bearing Product Development Expenses for such last calendar quarter and the actual Royalty Bearing Product Development Expenses incurred by Exelixis for such last calendar quarter. The Parties shall seek to resolve any questions related to such accounting statements within [ * ] following receipt by BMS of Exelixis’ report hereunder. The JFC shall facilitate the reporting of Royalty Bearing Product Development Expenses hereunder and the resolution of any questions concerning such reports. BMS shall have the right at reasonable times and upon reasonable prior notice to audit Exelixis’ records as provided in Section 8.18 to confirm the accuracy of Exelixis’ costs and reports with respect to Royalty Bearing Product Development Expenses under this Agreement.

(c) Records. BMS shall maintain complete and accurate records of all Development, Manufacturing and Commercialization conducted by it or on its behalf related to each Royalty-Bearing Product, and all Information generated by it or on its behalf in connection with Development under this Agreement with respect to each such Royalty-Bearing Product. BMS shall maintain such records at least until the later of: (i) [ * ] after such records are created, or (ii) [ * ] after the Launch of the Royalty-Bearing Product to which such records pertain; provided that the

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following records may be maintained for a longer period, in accordance with each Party’s internal policies on record retention: (i) scientific notebooks and (ii) any other records that Exelixis reasonably requests be retained in order to ensure the preservation, prosecution, maintenance or enforcement of intellectual property rights. Such records shall be at a level of detail appropriate for patent and regulatory purposes. Exelixis shall have the right to review and copy such records of BMS at reasonable times to the extent necessary or useful for Exelixis to conduct its obligations or enforce its rights under this Agreement.

(d) Reports. Beginning [ * ] after the Effective Date, and every [ * ] thereafter during the term of the Agreement, BMS shall submit to Exelixis a written progress report summarizing the research and development performed by BMS on Royalty-Bearing Products. If [ * ] for Exelixis to exercise its rights under this Agreement, Exelixis may request that BMS provide more detailed information and data regarding such reports by BMS, and BMS shall promptly provide Exelixis with information and data as is reasonably related to such request, at Exelixis’ expense. All such reports shall be considered Confidential Information of BMS.

4.	REGULATORY

4.1 Regulatory Lead Party.

(a) Prior to transfer of an IND with respect to a Product(s) pursuant to Section 3.5(b), Exelixis shall be the lead Party for all regulatory activities regarding such Product(s). However, BMS shall have a participatory role in all [ * ]. All [ * ] would be made and implemented after conferring with the JDC. Prior to transfer of an IND with respect to a Product(s) pursuant to Section 3.5(b), Exelixis shall be the lead Party for worldwide pharmacovigilance for such Product.

(b) Upon transfer of an IND with respect to a Product(s) pursuant to Section 3.5(b), BMS shall be the lead Party for all regulatory activities regarding such Product(s). However, Exelixis shall have a participatory role in all [ * ] that [ * ]. All [ * ] would be made and implemented after conferring with the JDC. [ * ] Regulatory Authorities as well [ * ] will be [ * ] through the JDC. Upon transfer of an IND with respect to a Product(s) pursuant to Section 3.5(b), BMS shall be the lead Party for worldwide pharmacovigilance for such Product.

(c) Notwithstanding any other provision of this Agreement, in the event any dispute with respect to the content of any regulatory filing or dossier, pharmacovigilance reports, patient risk management strategies and plans, Core Data Sheet, labeling, safety, and the decision to file any DAA, in each case with respect to such Product is not resolved by the JEC, [ * ] with respect to such matters at the JEC [ * ] referring such dispute to the Designated Officers or submitting such dispute to any other dispute resolution procedures provided for in Section 14.1.

4.2 Ownership of Regulatory Dossier. Upon transfer of an IND with respect to a Product(s) pursuant to Section 3.5(b), BMS will own all regulatory filings for such Product in order to facilitate BMS’ interactions with Regulatory Authorities. Pursuant to Section 3.5(b), Exelixis shall transfer and assign to BMS, and BMS will receive from Exelixis, all of Exelixis’ right, title and interest to the INDs for the Products. Additionally, Exelixis shall notify the applicable Regulatory Authorities in writing that it is transferring such INDs for the applicable Product to BMS, and BMS would notify the applicable Regulatory Authorities in writing that it is accepting such INDs and all responsibilities associated therewith (including without limitation, the responsibility for reporting adverse events), other than any ongoing activities of Exelixis relating to ongoing Exelixis Clinical Trials (if applicable).

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4.3 Regulatory Matters Relating to the XL184 Product in the United States. With respect to Co-Developed Products in the United States:

(a) Regulatory Filings. Through their members on the JDC, Exelixis and BMS shall cooperate in the drafting and review of all submissions (including any supplements or modifications thereto, but excluding routine adverse event filings (i.e., not relating to serious adverse events as defined by applicable law) to the FDA (including the preparation of an electronic submission of a Drug Approval Application to the FDA, with BMS having primary responsibility for preparing the electronic dossier for each indication). Each Party shall have a right to review (through its members of the appropriate Committee), the content and subject matter of, and strategy for, each Drug Approval Application to be filed in the United States, all correspondence submitted to the FDA related to clinical trial design, all proposed Product labeling (including the final FDA-approved labeling) and post-Regulatory Approval labeling changes. Each Party shall promptly provide the other with copies of all written or electronic communications received by it from, or sent by it to, the FDA with respect to obtaining and maintaining, Regulatory Approvals for Co-Developed Products in the United States (it being understood that routine adverse event filings (i.e., not relating to serious adverse events as defined by applicable law) shall not fall within the meaning of maintenance) and copies of all contact reports produced by such Party. BMS shall be the [ * ] point of contact with any Regulatory Authorities regarding each Product.

(b) Notice of Regulatory Filing Requirements. The Party holding the IND for a Co-Developed Product shall provide to the other Party, within [ * ] of discovery by BMS, notice of any event with respect to Co-Developed Products that triggers any FDA filing requirement that is subject to a deadline imposed by applicable law of less than [ * ] after the discovery of such an event. The co-chairpersons of the JDC shall discuss in good faith and on a timely basis determine the most effective and expeditious means of responding to such FDA filing requirement.

(c) Notice of Changed Regulatory Requirements. The Party holding the IND for a Co-Developed Product shall provide notice to the other Party of any additional requirements which the FDA may impose with respect to obtaining or maintaining Regulatory Approval for Co-Developed Products (including additional clinical trials), and of all FDA inquiries with respect to Co-Developed Products requiring a response within [ * ] of receipt thereof by BMS.

(d) Regulatory Meetings. The Party holding the IND for a Co-Developed Product shall provide the other Party with notice of all meetings, conferences, and discussions (including FDA advisory committee meetings and any other meeting of experts convened by the FDA concerning any topic relevant to Co-Developed Products, as well as Product labeling and post-Regulatory Approval Product labeling discussions with the FDA) scheduled with the FDA concerning any pending Drug Approval Application or any material regulatory matters relating to Co-Developed Products within [ * ] after such Party receives notice of the scheduling of such meeting, conference, or discussion (or within such shorter period as may be necessary in order to give such other Party a reasonable opportunity to participate in such meetings, conferences and discussions). Such other Party shall be entitled to be present at, and to participate in, all such

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meetings, conferences or discussions. Exelixis’ and BMS’ respective members of the JDC shall use reasonable efforts to agree in advance on the scheduling of such meetings and on the objectives to be accomplished at such meetings, conferences, and discussions and the agenda for the meetings, conferences, and discussions with the FDA. To the extent practicable, the Party holding the IND for a Co-Developed Product shall also include the other Party in any unscheduled, ad-hoc meetings, conferences and discussions with the FDA concerning any pending IND, Drug Approval Application or any material regulatory matters relating to Co-Developed Products.

(e) Regulatory Data. Each Party shall provide to the other Party on a timely basis copies of all material pre-clinical and clinical data compiled in support of a Drug Approval Application or other regulatory filings in the United States with respect to Co-Developed Products (via electronic copies of such data in a form that may be analyzed and manipulated by the other Party).

(f) Common Database. If deemed appropriate by the JDC, the Parties will establish a common database to be controlled, maintained and administered by BMS for the receipt, investigation, recordation, communication, and exchange (as between the Parties) of data arising from clinical trials for Co-Developed Products. The Parties shall agree upon guidelines and procedures for such common database that shall be in accordance with, and enable the Parties and their Affiliates to fulfill their reporting obligations under applicable law. Furthermore, such guidelines and procedures shall be consistent with relevant International Council for Harmonisation (“ICH”) guidelines. The Parties’ costs incurred in connection with receiving, investigating, recording, reviewing, communicating, and exchanging such efficacy data shall be included as an element of Development Costs or Allowable Expenses (to the extent specifically identifiable to or reasonably allocable to the Development or Commercialization of Products for the United States), calculated on a FTE cost and direct out-of-pocket cost basis.

(g) Rights of Reference. Each Party shall have the right to cross reference, file or incorporate by reference any regulatory filing or drug master file (as defined in the Code of Federal Regulations) (and any data contained therein) for any Co-Developed Products, or any component thereof, made in any country in the Territory (including all Approvals) in order to support regulatory filings that such Party is permitted to make under this Agreement for any Co-Developed Products in the United States and to enable either Party to fulfill its obligations under this Agreement to Develop or Manufacture (anywhere in the world) any such Co-Developed Products for use in the United States or Commercialize any such Co-Developed Product in the United States. Each Party shall support the other, as may be reasonably necessary, in obtaining Regulatory Approvals for each Co-Developed Product in the United States, including providing necessary documents, or other materials required by applicable law to obtain Regulatory Approvals, in each case in accordance with the terms and conditions of this Agreement.

4.4 Recalls in the United States. Any decision to initiate a recall or withdrawal of a Co-Developed Product in the United States shall be [ * ], [ * ]; provided, however, that if, as a result of patient safety concerns, there is not [ * ], and in any event before [ * ], the Parties shall promptly and in good faith discuss the reasons therefor and the strategy for implementing any such recall or withdrawal. The costs of any such recall or withdrawal relating to: (i) the Development of a Co-Developed Product for an indication prior to the approval of the Drug Approval Application (or Compendia Listing, as the case may be) for such indication (other than with respect to a recall

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related to a [ * ]); or (ii) the Commercialization of a Co-Promotion Product shall each be included in Regulatory Expenses. Notwithstanding the preceding sentence, to the extent that any such recall or withdrawal is attributable to the negligence of a Party, such Party shall bear such costs, and such costs shall be excluded from Development Costs and Allowable Expenses. Under no circumstances shall either Party unreasonably object to a recall or withdrawal requested by the other Party, and with respect to a Co-Developed Product neither Party shall have any right to object to a recall or withdrawal requested by the other Party for failure of a Co-Developed Product to meet the Specifications, for material safety concerns, for the manufacture of a Co-Developed Product in a manner that does not comply with applicable law or as requested by Regulatory Authorities. In the event of any recall or withdrawal, BMS shall take any and all necessary action to implement such recall or withdrawal in accordance with applicable law, with assistance from Exelixis as reasonably requested.

4.5 Regulatory Matters Relating to Royalty-Bearing Products in the United States and Products in the Royalty Territory. With respect to Royalty-Bearing Products in the United States and Products in the Royalty Territory:

(a) Preparation of Regulatory Filings. BMS shall prepare and draft all filings (including any supplements or modifications thereto and including the preparation of any electronic submission of a Drug Approval Application) to Regulatory Authorities in each such country for such Royalty-Bearing Product. Each Party shall keep the other Party informed with respect to, and shall promptly provide to the other Party copies of, all material written or electronic communications received by it from, or sent by it to: (i) a Regulatory Authority in the U.S., Japan, a Major European Country or for the EU; and (ii) a Regulatory Authority in a country or jurisdiction other than U.S., Japan, a Major European Country or for the EU to the extent that the substance of such communications: (A) vary materially from what such Party has already disclosed to the other Party with respect to the U.S., Japan, a Major European Country or for the EU under this Section 4.5(a); and (B) [ * ].

(b) Pricing and Reimbursement Approvals. [ * ] in all pricing and reimbursement approval proceedings relating to each Product in the Royalty Territory.

(c) Rights of Reference. BMS shall have the right to cross reference, file or incorporate by reference any regulatory filing or drug master file (as defined in the Code of Federal Regulations) (and any data contained therein) for any Royalty-Bearing Product made in any country in the Territory (including all Approvals) in order to support regulatory filings that BMS is permitted to make under this Agreement for any such Royalty-Bearing Product in the Royalty Territory and to enable such Party to fulfill its obligations under this Agreement to Develop, Manufacture (anywhere in the world), or Commercialize any such Royalty-Bearing Product for use in the Royalty Territory.

4.6 Recalls in the Royalty Territory. Any decision to initiate a recall or withdrawal of a Product in the Royalty Territory shall be made by BMS. In the event of any recall or withdrawal, BMS shall take any and all necessary action to implement such recall or withdrawal in accordance with applicable law, with assistance from the non-lead Party as reasonably requested by BMS. The costs of any such recall or withdrawal in the Royalty Territory shall be borne solely by BMS, except to the extent that the recall or withdrawal is attributable to: (a) the negligence of Exelixis, in which

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event Exelixis shall bear such costs; or (b) the negligence of both Parties, in which event each Party shall bear such costs to the extent of its respective responsibility, and in either case ((a) or (b)), such costs shall be excluded from Development Costs and Allowable Expenses.

4.7 Pharmacovigilance Agreement. Subject to the terms of this Agreement, and within [ * ] after the Effective Date, BMS and Exelixis (under the guidance of their respective Pharmacovigilance Departments, or equivalent thereof) shall re-define, re-state and finalize the responsibilities the Parties shall employ to protect patients and promote their well-being as initially stated in the Pharmacovigilance Agreement dated as of August 13, 2008 (hereafter referred to as the “Pharmacovigilance Agreement”) for BMS-833923/XL139, including the addition of XL184, XL281 and any future Collaboration Compounds. These responsibilities shall include mutually acceptable guidelines and procedures for the receipt, investigation, recordation, communication, and exchange (as between the Parties) of adverse event reports, pregnancy reports, and any other information concerning the safety of such Product. Such guidelines and procedures shall be in accordance with, and enable the Parties and their Affiliates to fulfill, local and national regulatory reporting obligations to government authorities. Furthermore, such agreed procedures shall be consistent with relevant International Council for Harmonisation (ICH) guidelines, except where said guidelines may conflict with existing local regulatory safety reporting requirements, in which case local reporting requirements shall prevail. The Pharmacovigilance Agreement will provide for a worldwide safety database to be maintained by BMS. Each Party hereby agrees to comply with its respective obligations under such Pharmacovigilance Agreement (as the Parties may agree to modify it from time to time) and to cause its Affiliates and Sublicensees to comply with such obligations.

5.	COMMERCIALIZATION

5.1 Overview. As between the Parties, BMS shall be the lead Party for all Commercialization activities throughout the world, and BMS shall book sales of all Products in all countries.

5.2 Commercialization Plans.

(a) Commercialization Plans. For each Co-Developed Product, the JCC (or the JEC as described in Section 5.2(b) below) shall be responsible for creating a global strategy for the Commercialization of such Product pursuant to a comprehensive, rolling, three-year commercialization plan (the “Global Commercialization Strategy”), along with creating a comprehensive, rolling, three-year commercialization plan setting forth the anticipated Commercialization activities in the U.S. (including without limitation market research, launch plans, product positioning, and detailing activities) and timelines for such activities (the “U.S. Commercialization Plan”). The U.S. Commercialization Plan shall, in the case of the Co-Promotion Products, allocate responsibility for carrying out such activities between BMS and Exelixis, and shall include a detailed and specific budget for all such activities. The U.S. Commercialization Plan shall be consistent with the then-current Global Commercialization Strategy and the Co-Promotion Agreement (if any), and the U.S. Commercialization Plan may be included as a part of the Global Commercialization Strategy.

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(b) The initial Global Commercialization Strategy and the initial U.S. Commercialization Plan shall be generated by the BMS, in a manner consistent with BMS’ planning for products at a similar stage of development, for review by Exelixis prior to creation of the JCC. As soon as practicable upon the creation of the JCC, the JCC shall prepare, and submit to the JEC for its approval, any update to the Global Commercialization Strategy and U.S. Commercialization Plan that meets the requirements of Section 5.2(a). Each updated U.S. Commercialization Plan for a particular Product, once approved by the JEC, shall become effective and supersede the previous U.S. Commercialization Plan for such Product as of the date of such approval or at such other time decided by the JEC. The JEC shall not approve a U.S. Commercialization Plan that is inconsistent with or contradicts the terms of this Agreement or the Co-Promotion Agreement (if any) without the written consent of the Parties, and in the event of any inconsistency between the U.S. Commercialization Plan, on the one hand, and this Agreement or the Co-Promotion Agreement (if any), on the other hand, the terms of this Agreement or the Co-Promotion Agreement (if any), as the case may be, shall prevail.

5.3 Diligent Commercialization. BMS (and Exelixis with respect to a Co-Promotion Product in the U.S.) shall use Diligent Efforts to Commercialize each Product in each country in the Major Territory for each indication for which it receives Regulatory Approval; provided, however, that: (a) [ * ] shall [ * ] to Co-Promote a Co-Promotion Product for [ * ]; and (b) [ * ] shall [ * ] to actively promote XL184 for [ * ]. For clarity, the foregoing [ * ] subsection 5.3(b) shall [ * ] use Diligent Efforts to make available for sale any Co-Developed Product in the event that Regulatory Approval for such Co-Developed Product has been obtained [ * ].

5.4 Option to Co-Promote.

(a) In General. BMS hereby grants to Exelixis the first and exclusive option (a “Co-Promotion Option”) to co-promote each Co-Developed Product in the U.S. in accordance with a co-promotion agreement (the “Co-Promotion Agreement”) to be negotiated in good faith by the Parties [ * ] subsequent to Exelixis’ exercise of the Co-Promotion Option with respect to a particular Co-Developed Product.

(b) Exercise. BMS shall give Exelixis prompt written notice (the “Co-Promotion Notice”) of the [ * ], and shall provide with such notice: (i) the anticipated date of Launch of the Co-Developed Product in the U.S.; and (ii) the then-current Global Commercialization Strategy and U.S. Commercialization Plan (as created pursuant to Section 5.2(b)), including budgets relating to the commercialization activities set forth under such plan. Exelixis may exercise its Co-Promotion Option with respect to such Co-Developed Product by written notice to BMS no later than [ * ] after Exelixis receives a Co-Promotion Notice. A Co-Developed Product for which Exelixis timely exercises its Co-Promotion Option may be referred to from time to time as a Co-Promotion Product. The Parties shall continue to share Operating Profits (or Losses) in accordance with Sections 5.5 and 8.2 with respect to each Co-Developed Product, regardless whether Exelixis exercises or does not exercise its Co-Promotion Option with respect to any Co-Developed Product.

(c) Co-Promotion Agreement. The Co-Promotion Agreement will include the specific terms set forth in Exhibit 5.4(c), along with additional terms and conditions customary in the industry for an agreement of this type. In the event of any inconsistency between the terms of this Agreement and the terms of the Co-Promotion Agreement, the terms of this Agreement shall prevail.

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(d) Termination of Co-Promotion Rights Due to Financial Trigger. In the event that Exelixis’ Cash Reserves fall below Eighty Million Dollars ($80,000,000), Exelixis shall notify BMS within [ * ] and shall discuss with BMS the corresponding situation. Upon receipt of any such notice, or upon the filing by Exelixis of financial statements with the Securities and Exchange Commission that show Exelixis’ Cash Reserves to be below Eighty Million Dollars ($80,000,000), then BMS shall have the right, upon delivery of written notice to Exelixis, to terminate Exelixis’ Co-Promotion and profit-share rights with respect to one or more Co-Promotion Products; provided, however, that Exelixis may automatically restore its Co-Promotion and profit-share rights if Exelixis can increase its Cash Reserves to Eighty Million Dollars ($80,000,000) within ninety (90) days of receipt of such notice. In the event Exelixis’ rights to Co-Promote and profit-share have been terminated, Exelixis shall have no further responsibility for conducting new activities or funding Development or Commercialization activities with respect to the Co-Promotion Product, and shall complete any ongoing activities with respect to the Co-Promotion Product, subject to reimbursement by BMS of one hundred percent (100%) of any costs associated with such continuing activities unless such work is transferred to BMS at the discretion of the JCC, and such Co-Promotion Product shall become a Royalty-Bearing Product.

5.5 Commercialization Costs. All costs and expenses incurred by the Parties in connection with the Commercialization of each Co-Developed Product in the U.S. shall be included in the calculation of Operating Profit (or Losses) for such Product, and shall be allocated between the Parties, in accordance with this Section 5.5, and Sections 8.2 and 8.3. BMS shall bear all costs and expenses incurred by the Parties in connection with the Commercialization of: (a) all Products in the Royalty Territory; and (b) all Royalty-Bearing Products in the U.S.

5.6 Commercialization Reports. With respect to each Co-Developed Product, BMS shall keep the JCC fully informed regarding the progress and results of its Commercialization activities and those of its Affiliates, sublicensees, and Third Party contractors in the U.S. With respect to Royalty-Bearing Products, BMS shall, on a [ * ] basis, BMS shall provide the JCC with a written report that summarizes, in reasonable detail, all Commercialization activities performed during the preceding [ * ] period, and compares such performance with the goals and timelines set forth in the Global Commercialization Strategy and (as appropriate) the U.S. Commercialization Plan (if applicable). BMS shall also promptly provide any additional Information regarding the Commercialization of Products reasonably requested by the JCC or by Exelixis. For clarity, each Party will provide [ * ] updates to the JCC with respect to its Commercialization activities relating to the Co-Promotion Product in the U.S.

5.7 Standards of Conduct. Each Party shall perform, or shall ensure that its Affiliates, sublicensees and Third Party contractors perform, all Commercialization activities in a good scientific and ethical business manner and in compliance with applicable laws, rules and regulations.

5.8 Sales Force Training. BMS shall develop and conduct training programs specifically relating to the Products for its sales representatives. BMS agrees to utilize such training programs on an ongoing basis to assure a consistent, focused promotional strategy.

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.	MANUFACTURING

6.1 Clinical and Commercial Supply. Any costs and expenses incurred by either party in carrying out Manufacturing shall be: (a) in the event that such expenses relate to Manufacture for use of a Co-Developed Product for Development use in the Co-Development Territory, treated as Development Costs; (b) in the event that such expenses relate to Manufacture for use of a Co-Developed Product for Commercial sale in the U.S., treated as Allowable Expenses; and (c) in all other cases, reimbursed one hundred percent (100%) by BMS. Prior to the transfer under Section 6.2 of the Manufacturing technology for the XL281, Exelixis shall Manufacture, or arrange with a Third Party for the Manufacture of, such XL281 Product for the clinical supply of the Exelixis Clinical Trials relating to such XL281 Product. After the completion of Exelixis’ transfer under Section 6.2 of the Manufacturing technology for a given Product, BMS shall Manufacture, or arrange with Third Parties for the Manufacture of, such Products (in bulk and finished form) for use in Development and Commercialization. BMS shall at all times be the Lead Party with respect to manufacturing process development as such activities relate to Manufacturing.

6.2 Transfer of Manufacturing Right.

(a) Within [ * ] after the Effective Date, Exelixis shall disclose (and provide copies, as applicable) to either BMS or a Third Party manufacturer reasonably acceptable to Exelixis (which election shall be made by BMS) all Information Controlled by Exelixis that is related to the Manufacturing of the Products and is reasonably [ * ] to enable BMS or such Third Party manufacturer (as appropriate) to Manufacture such Products.

(b) BMS and/or its Third Party manufacturer shall use any Information transferred pursuant to Section 6.2(a) solely for the purpose of Manufacturing Products containing such Products for use by Exelixis or BMS under this Agreement, and for no other purpose.

(c) BMS acknowledges and agrees that Exelixis may condition its agreement to transfer of any Manufacturing technology or Information to a Third Party manufacturer on the execution of a confidentiality agreement between such Third Party manufacturer and Exelixis that contains terms substantially equivalent to those of Article 10 of this Agreement.

7.	LICENSES; INTELLECTUAL PROPERTY

7.1 Licenses to BMS. Subject to the terms of this Agreement:

(a) Clinical Development and Commercialization.

(i) Exelixis hereby grants to BMS a co-exclusive, revenue-bearing license under the Exelixis Licensed Patents and the Exelixis Licensed Know-How to clinically develop, make, have made, use, sell, offer for sale and import Co-Developed Products in the U.S.

(ii) Exelixis hereby grants to BMS an exclusive (subject to Exelixis’ right to conduct Exelixis Clinical Trials and work under the Backup Programs pursuant to this Agreement), royalty-bearing license under the Exelixis Licensed Patents and the Exelixis Licensed Know-How to clinically develop, make, have made, use, sell, offer for sale and import: (A) Royalty-Bearing Products in the U.S.; and (B) Products in the Royalty Territory.

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(iii) The licenses granted to BMS in Sections 7.1(a)(i) and (ii) under the Existing Exelixis Patents shall [ * ]. As a result, in Exelixis’ conduct of the Backup Program for XL184 pursuant to Section 2.12(b), Exelixis shall [ * ]. In addition, if BMS conducts the Program Backup with respect to XL184 pursuant to Section 2.12(c), BMS shall [ * ], and Exelixis shall determine in good faith [ * ]. If Exelixis determines that [ * ], then the Parties shall [ * ]. Furthermore, Exelixis shall (subject to its [ * ] obligations [ * ]) use commercially reasonable efforts to [ * ].

(b) Co-Branding.

(i) Exelixis Marks.

(1) Exelixis Marks. In the U.S., Japan and the Major European Countries, the Parties anticipate using certain of Exelixis existing corporate trademarks to identify Exelixis as a contributor to the discovery, Development and Commercialization of Products (collectively, the “Exelixis Marks”). Provided such uses comply with applicable laws and market practice in the U.S., the Exelixis Marks shall be used on the Product label, packaging and promotional/marketing material, and shall be displayed with equal prominence as the BMS corporate trademark (in cases where such trademark is used). The Exelixis Marks existing as of the Effective Date are set forth on Exhibit 7.1(b)(i).

(2) Trademark License Agreement. Within [ * ] after the Effective Date, the Parties shall commence negotiations of a trademark license agreement setting forth terms and conditions under which Exelixis will grant to BMS a royalty-free, non-exclusive license to use such Exelixis Marks solely in connection with the Commercialization of the Products in the Territory and in a manner consistent with Section 7.1(b)(i)(1) (the “Trademark License Agreement”). Such Trademark License Agreement shall provide that: (A) in the event of termination, BMS shall have the right to use existing materials and packaging bearing such Exelixis Marks; (B) BMS may cease using any Exelixis Marks in the event of a material breach by Exelixis pursuant to Section 11.3(b) or any bankruptcy or insolvency of Exelixis; and (C) the Trademark License Agreement shall not in any way alter the decision-making authority of BMS with respect to Commercialization matters pursuant to this Agreement. and (D) there shall be no additional consideration paid to Exelixis (except as set forth in this Agreement) for the use of such trademark.

(3) Arbitration. If the Parties do not agree upon the terms of the Trademark License Agreement within [ * ] after the Effective Date, then either Party may, by written notification to the other Party, submit the matter to binding “baseball” arbitration to determine the terms of the Trademark License Agreement as follows. Promptly following receipt of such notice, the Parties shall meet and discuss in good faith and agree on an arbitrator to resolve the issue, which arbitrator shall be neutral and independent of both Parties, shall have significant experience and expertise in trademark license agreements for pharmaceutical products, and shall have some experience in mediating or arbitrating issues relating to such agreements. If the Parties cannot agree on such arbitrator within [ * ] of request by a Party for arbitration, then such arbitrator shall be appointed by JAMS (formerly, the Judicial Arbitration and Mediation Service) (“JAMS”), which arbitrator must meet the foregoing criteria. Within [ * ] after an arbitrator is selected (or appointed, as

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the case may be), each Party will deliver to both the arbitrator and the other Party a detailed written proposal setting forth its proposed terms for the Trademark License Agreement (the “Proposed Terms” of the Party) and a memorandum (the “Support Memorandum”) in support thereof, not exceeding ten (10) pages in length. The Parties will also provide the arbitrator a copy of this Agreement, as may be amended at such time. Within [ * ] after receipt of the other Party’s Proposed Terms and Support Memorandum, each Party may submit to the arbitrator (with a copy to the other Party) a response to the other Party’s Support Memorandum, such response not exceeding five (5) pages in length. Neither Party may have any other communications (either written or oral) with the arbitrator other than for the sole purpose of engaging the arbitrator or as expressly permitted in this Section 7.1(b)(i)(3); provided that, the arbitrator may convene a hearing if the arbitrator so chooses to ask questions of the Parties and hear oral argument and discussion regarding each Party’s Proposed Terms. Within [ * ] after the arbitrator’s appointment, the arbitrator will select one of the two Proposed Terms (without modification) provided by the Parties that he or she believes is most consistent with the intention underlying and agreed principles set forth in this Agreement and most accurately reflects industry norms for a transaction of this type. The decision of the arbitrator shall be final, binding, and unappealable and the Parties shall promptly enter into a Trademark License Agreement having the terms set forth in the Proposed Terms selected by the arbitrator. For clarity, the arbitrator must select as the only method to determine the terms of the Trademark License Agreement one of the two sets of Proposed Terms, and may not combine elements of both Proposed Terms or take any other action. Except as expressly stated in this Section 7.1(b)(i)(3), such arbitration shall be conducted in accordance with JAMS’ Streamlined Arbitration Rules and Procedures then in effect.

(ii) Royalty-Bearing Products. Subject to Section 7.1(b)(i), BMS shall be solely responsible for creating all packaging and promotional materials for the Royalty-Bearing Products. BMS shall own all right, title and interest in and to any and all such promotional materials, including all applicable copyrights, trademarks (other than Exelixis’ name and logo), program names and domain names.

(iii) Advertising and Promotional Materials. Subject to Section 7.1(b)(i), BMS shall create and the JCC shall review and approve the overall strategy with respect to packaging and promotional materials for use in the U.S. with respect to Co-Promotion Products. Subject to Section 7.1(b)(i), the JCC shall determine the placement of the names and logos of the Parties in any promotional materials. BMS shall own all right, title and interest in and to any and all such promotional materials, including all applicable copyrights, trademarks (other than Exelixis’ name and logo), program names and domain names.

(c) Sublicensing. The licenses granted to BMS in Section 7.1(a)(i) are, subject to Section 7.5(b), sublicenseable solely with the prior written consent of Exelixis, which consent shall not be unreasonably withheld; provided that BMS may engage contract service providers for the purpose of carrying out its Development, Commercialization and Manufacturing activities pursuant to the Collaboration without the prior consent of (or notice to) Exelixis. The licenses granted to BMS in Section 7.1(a)(ii) shall be freely sublicenseable by BMS in connection with the Development, Commercialization and/or Manufacturing of Royalty Bearing Products.

(d) Exelixis Retained Rights. Exelixis retains all rights to use the Exelixis Licensed Know-How and Exelixis Patents except those expressly granted to BMS on an exclusive basis under the terms of this Agreement. In addition, notwithstanding the exclusive licenses granted

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to BMS pursuant to Section 7.1, Exelixis retains the right under the Exelixis Licensed Patents and the Exelixis Licensed Know-How to: (i) make, have made, use, and test Collaboration Compounds solely for internal research purposes; (ii) clinically develop, make, have made and use (and to sublicense (or otherwise enter into contractual arrangements with) Third Parties to clinically develop, make or use) the Collaboration Compound for the Exelixis Clinical Trials during the Exelixis Development Period; or (iii) perform its obligations under any Approved Plan.

7.2 Licenses to Exelixis.

(a) Clinical Development and Commercialization. Subject to the terms of this Agreement, BMS hereby grants to Exelixis a co-exclusive, revenue-bearing license under the BMS Licensed Patents and the BMS Licensed Know-How to clinically develop, make, have made, use, sell, offer for sale and import the Co-Promotion Product in the U.S.

(b) Sublicensing. The license granted to Exelixis in Sections 7.2(a) is, subject to Section 7.5(b), sublicenseable solely with the prior written consent of BMS, which consent shall not be unreasonably withheld.

(c) BMS Retained Rights. BMS retains all rights to use the BMS Licensed Know-How and BMS Patents except those expressly granted to Exelixis on an exclusive basis under the terms of this Agreement.

7.3 Mutual Covenants.

(a) BMS hereby covenants that BMS shall not (and shall ensure that any of its permitted sublicensees shall not) use any Exelixis Licensed Know-How or Exelixis Licensed Patents for a purpose other than that expressly permitted in Section 7.1.

(b) Exelixis hereby covenants that Exelixis shall not (and shall ensure that any of its permitted sublicensees shall not) use any BMS Licensed Know-How or BMS Patents for a purpose other than that expressly permitted in Section 7.2.

7.4 No Additional Licenses. Except as expressly provided in Sections 7.1, 7.2, and Article 11, nothing in this Agreement grants either Party any right, title or interest in and to the intellectual property rights of the other Party (either expressly or by implication or estoppel).

7.5 Sublicensing.

(a) In General. Each Party shall provide the other Party with the name of each permitted sublicensee of its rights under this Article 7 and a copy of the applicable sublicense agreement; provided that each Party may redact confidential or proprietary terms from such copy, including financial terms. The sublicensing Party shall remain responsible for each permitted sublicensee’s compliance with the applicable terms and conditions of this Agreement.

(b) Right of First Refusal for Sublicense of Co-Promotion Rights. During the Term, should Exelixis decide to sublicense its rights under Section 7.2(a) to any Third Party, or should BMS decide to sublicense its rights under Section 7.1(a) to any Third Party, then the Party desiring to grant such sublicense (the “Sublicensing Party”) shall promptly notify the other Party

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(the “Other Party”) in writing. The Other Party shall have a first and exclusive right of negotiation to obtain from the Sublicensing Party such sublicense on commercially reasonable terms. If the Other Party exercises this right by so notifying the Sublicensing Party in writing within [ * ] of the receipt of the Sublicensing Party’s notice, the Parties shall negotiate in good faith for [ * ] (the “Negotiation Period”) from the date the Sublicensing Party receives such notice from the Other Party to arrive at commercially reasonable terms (including any applicable royalty rate or other consideration) of an agreement for such a sublicense. If mutual agreement is not reached during the Negotiation Period, then the Sublicensing Party shall be free to pursue a Third Party sublicensee, subject to Sections 7.1(c) and 7.2(b), as applicable; provided, however, that the Sublicensing Party may not grant a sublicense to such Third Party on terms more favorable to such Third Party (taking into consideration the overall aggregate of economic factors) than those which the Sublicensing Party last offered to the Other Party; and provided further that in the event that no such sublicense to a Third Party occurs for a period of [ * ] subsequent to the expiration of the Negotiation Period described above, then the terms of this Section 7.5(b) shall once again apply to any proposed sublicense by the Sublicensing Party (i.e., as if the Negotiation Period had never occurred).

7.6 Ownership.

(a) Exelixis shall (at BMS’ sole expense), as soon as practicable following the Effective Date, and subject to the requirements and limitations (to the extent, and only for the duration, applicable) of that [ * ], [ * ] the Exelixis Licensed Patents, solely with respect to the Exelixis Licensed Patents that are filed in the following countries (to the extent that Exelixis has Exelixis Licensed Patents in such country), pursuant to one or more [ * ] mutually agreeable to the Parties: [ * ]. Such [ * ] shall [ * ] in this Agreement with respect to corresponding Exelixis Licensed Patents that are filed in the U.S., which [ * ] with respect to such Exelixis Licensed Patents as set forth in this Agreement. For clarity, the costs described in this Section 7.6(a) shall not be deemed to be Allowable Expenses. BMS shall (at its sole expense) promptly [ * ] as it relates to the Exelixis Licensed Patents and/or country(ies) applicable to such Product if any of the events described in Section 7.10(c) occur, and, in the event BMS fails to do so, BMS appoints Exelixis its attorney in fact to [ * ].

(b) The inventorship of all Sole Inventions and Joint Inventions shall be determined under the U.S. patent laws.

(c) Each Party shall own the entire right, title and interest in and to any and all of its Sole Inventions, and Patents claiming only such Sole Inventions (and no Joint Inventions) (“Sole Invention Patents”). BMS and Exelixis shall be joint owners in and to any and all Joint Inventions and Patents claiming such Joint Inventions (“Joint Invention Patents”). BMS and Exelixis as joint owners each shall have the right to exploit and to grant licenses under such Joint Inventions, and where exercise of such rights require, under the laws of a country, the consent of the other Party, with the consent of the other Party (such consent not to be unreasonably withheld, delayed or conditioned) unless otherwise specified in this Agreement.

(d) All employees, agents and contractors of each Party shall be under written obligation to assign any inventions and related intellectual property to the Party for whom they are employed or are providing services.

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(e) The Parties acknowledge and agree that this Agreement shall be deemed to be a “Joint Research Agreement” as defined under 35 U.S.C. 103(c).

7.7 Disclosure. Each Party shall submit a written report to the JEC no less frequently than within [ * ] of the end of each [ * ] describing any Sole Invention or Joint Invention arising during the prior [ * ] in the course of the Collaboration or thereafter in accordance with this Agreement which it believes may be patentable or at such earlier time as may be necessary to preserve patentability of such invention. Each Party shall provide to the other Party such assistance and execute such documents as are reasonably necessary to permit the filing and prosecution of such patent application to be filed on such Sole Invention or Joint Invention, or the issuance, maintenance or extension of any resulting Patent.

7.8 Patent Prosecution and Maintenance; Abandonment.

(a) Prosecution.

(i) Filing, Prosecution and Maintenance of Invention Patents Controlled by Exelixis. Subject to Sections 7.8(a)(ii) and (v) below, [ * ] shall be responsible for the preparation, filing, prosecution (including any interferences, reissues and reexaminations) and maintenance of all Joint Invention Patents, Sole Invention Patents Controlled by Exelixis, and Exelixis Licensed Patents that in each case are co-owned, or co-exclusively or exclusively licensed to BMS under Section 7.1 (the “Exelixis Prosecuted Patents”), provided that such responsibilities shall be carried out by [ * ], and provided further that, in each case, [ * ]. [ * ], or its [ * ], shall provide [ * ] with an update of the filing, prosecution and maintenance status for each of the Exelixis Prosecuted Patents on a periodic basis, and shall use commercially reasonable efforts to consult with and cooperate with [ * ] with respect to the filing, prosecution and maintenance of the Exelixis Prosecuted Patents, including [ * ] of proposed filings to allow BMS a reasonable opportunity for review and comment before such filings are due. [ * ], shall provide to [ * ] copies of any papers relating to the filing, prosecution and maintenance of the Exelixis Prosecuted Patents promptly upon their being filed and received.

(ii) Abandonment. In no event shall [ * ] knowingly permit any of the Exelixis Prosecuted Patents to be abandoned in any country, or elect not to file a new patent application claiming priority to a patent application within the Exelixis Prosecuted Patents either before such patent application’s issuance or within the time period required for the filing of an international (i.e., Patent Cooperation Treaty), regional (including European Patent Office) or national application, without [ * ] written consent (such consent not to be unreasonably withheld, delayed or conditioned) or [ * ] otherwise first being given an opportunity to assume full responsibility [ * ] for the continued prosecution and maintenance of such Exelixis Prosecuted Patents or the filing of such new patent application. Accordingly, [ * ], shall provide [ * ] with notice of the allowance and expected issuance date of any patent within the Exelixis Prosecuted Patents, or any of the aforementioned filing deadlines, and [ * ] shall provide [ * ] with prompt notice as to whether [ * ] desires [ * ] to file such new patent application. In the event that [ * ] decides either: (A) not to continue the prosecution or maintenance of a patent application or patent within the Exelixis Prosecuted Patents in any country; or (B) not to file such new patent application requested to be filed by [ * ], [ * ] shall provide [ * ] with notice of this decision at least [ * ] prior to any pending lapse or abandonment thereof, and [ * ] shall thereafter have the right to assume

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responsibility for the filing, prosecution and maintenance of such patent or patent application. In the event that [ * ] assumes such responsibility for such filing, prosecution and maintenance, [ * ] shall have the right to transfer the responsibility for such filing, prosecution and maintenance of such patent applications and patents to patent counsel (outside or internal) selected by [ * ], and [ * ] shall cooperate as reasonably requested by [ * ] to facilitate control of such filing, prosecution and maintenance by [ * ]. In the case where [ * ] takes over the filing, prosecution or maintenance of any patent or patent application as set forth above, [ * ] to [ * ] in any way with respect to its handling of, or the results obtained from, the filing, prosecution, issuance, extension or maintenance of any such application or any resulting patent or any failure by it to so file, prosecute, extend or maintain. In addition, [ * ] shall, [ * ], provide such assistance and execute such documents as are reasonably necessary to continue or permit the filing, prosecution or maintenance of such patent or patent application or the issuance, maintenance or extension of any resulting patent or permit enforcement of such patent application or any such patent, including assignment of same to [ * ] in accordance with Section 7.8(d).

(iii) Filing, Prosecution and Maintenance of Sole Invention Patents Controlled by BMS. In accordance with this Section 7.8(a)(iii), BMS shall be responsible for the filing, prosecution (including any interferences, reissues and reexaminations) and maintenance of all Sole Invention Patents Controlled by BMS.

(iv) Patent Term Extension. Exelixis and BMS shall each cooperate with each another and shall use commercially reasonable efforts in obtaining patent term extension (including any pediatric exclusivity extensions as may be available) or supplemental protection certificates or their equivalents in any country with respect to patent rights covering the Products. If elections with respect to obtaining such patent term extensions are to be made, BMS shall have the right to make the election to seek patent term extension or supplemental protection.

(v) Exelixis Right to Separate Claims. To the extent that any Sole Invention Patent of Exelixis contains claims that cover compounds that are not Collaboration Compounds, Exelixis shall have the right to separate any claims that cover such compounds and to file such claims in a separate application (e.g., a continuation, continuation-in-part, or divisional application). Exelixis shall notify BMS in writing prior to separating such claims, and such separation shall be at Exelixis’ sole expense.

(b) Payment of Prosecution Costs. BMS shall bear the out-of-pocket expenses (including reasonable fees for any outside counsel, but not Exelixis’ inside counsel fees) associated with the filing, prosecution (including any interferences, reissue proceedings and reexaminations) and maintenance of: (X) [ * ]; and (Y) the [ * ], provided that if any [ * ] is part of a patent application or patent that covers other inventions that are [ * ], then the Parties shall mutually agree upon an appropriate allocation of the expenses so that BMS does not bear any portion of the [ * ] attributable to such other inventions.

(c) Payment of Expenses for Joint Inventions. Exelixis and BMS shall mutually agree on the percentage of expenses that each Party shall bear with respect to Joint Inventions for which the cost of filing, prosecuting or maintaining such Joint Invention is not the responsibility of a Party under Section 7.8(b) hereof (which, in the absence of any other agreement between the Parties, shall be divided [ * ]).

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(d) Non-payment of Expenses.

(i) If a Party elects not to pay its share of any expenses with respect to a Patent covering a Joint Invention in a given country under any of Sections 7.8(b) or (c) (each, a “Joint Patent”), such Party shall inform the other Party in writing not less than [ * ] before any relevant deadline (or, in the event of a shorter period in which to respond to a patent office, as soon as reasonably practicable), and, if the other Party assumes the expenses associated with the Joint Patent, then the assuming Party [ * ] and the other Party shall [ * ].

(ii) If a Party is the assignee or owner of a Patent (other than a Joint Patent) that is licensed to the other Party under any of Sections 7.1 or 7.2, and such owning Party elects not to pay its share of expenses pursuant to Sections 7.8(b) or 7.8(c) in a given country, such owning Party shall inform the other Party in writing not less than [ * ] before any relevant deadline (or, in the event of a shorter period in which to respond to a patent office, as soon as reasonably practicable). If the other Party assumes the expenses associated with the Patent in such country, then the assuming Party [ * ] and the owning Party shall [ * ].

(iii) If a Party is the licensee of a Patent (other than a Joint Patent) under any of Sections 7.1 or 7.2, and such Party elects not to pay its share of expenses pursuant to Sections 7.8(b) or 7.8(c) in a given country, such Party shall inform the other Party in writing not less than [ * ] before any relevant deadline (or, in the event of a shorter period in which to respond to a patent office, as soon as reasonably practicable) (such Patent(s) in such countries, as identified in such notice, being a “[ * ] Right”), and [ * ] under such Sections 7.1 or 7.2, as applicable, with respect to the relevant Patent in such country, provided that [ * ]. It is also understood that such licensee shall be offered the opportunity to assume its share of the responsibility for the costs of filing, prosecution and maintenance of any Patent(s) claiming priority directly or indirectly from any such [ * ] Right, and that where such expenses are assumed by such licensee, it shall be afforded all the rights and licenses as provided under this Agreement for the licensed Patents (other than the [ * ] Right) with respect to such Patent(s) claiming priority directly or indirectly from any such [ * ] Right.

(e) Notwithstanding Sections 7.8(b), (c) and (d), any costs incurred by the Parties associated with the filing, prosecution (including any interferences, reissue proceedings and reexaminations) and maintenance of a U.S. Patent in the Exelixis Prosecuted Patents or the BMS Licensed Patents shall, solely to the extent such Patent claims the use, manufacture, or sale of a Co-Promotion Product, be included as an element of Allowable Expenses.

(f) Each Party shall provide to the other Party, on a [ * ] basis, a patent report that includes the serial number, docket number and status of each Patent for which such Party has the right to direct the filing, prosecution and maintenance and which covers a Sole Invention (in the case of [ * ]) or Joint Invention. The Parties through their patent counsel shall discuss as appropriate (but not more than [ * ]) ways in which to allocate such out-of-pocket expenses in an appropriate, cost-effective manner consistent with the purposes of this Agreement and Exelixis’ obligations to Third Parties.

(g) BMS’ right to file, prosecute and maintain any Exelixis Existing Patents covering XL184 shall be subject to any right to file, prosecute and maintain such Patents by GSK then in existence.

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7.9 Enforcement of Patent Rights.

(a) Enforcement of Exelixis Sole Patents.

(i) Enforcement by [ * ]. In the event that management or in-house counsel for either Party becomes aware of a suspected infringement by a Third Party of a Patent claiming a Sole Invention of Exelixis that claims the composition of matter (including formulation), manufacture or use of one or more Products that is being Developed or Commercialized using Diligent Efforts and which is co-exclusively or exclusively licensed to BMS under Section 7.1 (for purposes of this Section 7.9(a)(i) only, an “Exelixis Sole Patent”), such Party shall notify the other Party promptly, and following such notification, the Parties shall confer. Each Party shall provide the same level of disclosure to the other Party’s in-house counsel concerning suspected infringement of an Exelixis Sole Patent as such Party would provide with respect to suspected infringement of its own issued Patent or an exclusively licensed issued Patent claiming a product it is developing or commercializing independent of this Agreement. Where such suspected infringement involves such Third Party’s development, manufacture, use or sale of a product directed against an Identified Target of a Product, [ * ] shall have the right, but shall not be obligated, to bring an infringement action against any such Third Party or to defend such proceedings at its own expense, in its own name and entirely under its own direction and control. [ * ] shall reasonably assist [ * ] (at [ * ] expense) in such actions or proceedings if so requested, and shall lend its name to such actions or proceedings if requested by [ * ] or required by law, and [ * ] shall hold [ * ] harmless from any liability incurred by [ * ] arising out of any such proceedings or actions at [ * ] request. [ * ] shall have the right to participate and be represented in any such suit by its own counsel at its own expense. No settlement of any such action or defense which restricts the scope, or adversely affects the enforceability, of any such [ * ] Sole Patent may be entered into by [ * ] without the prior consent of [ * ] (such consent not to be unreasonably withheld, delayed or conditioned).

(ii) Enforcement by [ * ]. If [ * ] elects not to bring any action for infringement or to defend any proceeding described in Section 7.9(a)(i) and so notifies [ * ], or where [ * ] (or any other party other than [ * ] who is licensed under such [ * ] Sole Patent) otherwise desires to bring an action or to defend any proceeding directly involving an [ * ] Sole Patent, then [ * ] may bring such action or defend such proceeding at its own expense, in its own name and entirely under its own direction and control; provided that [ * ] must confer with [ * ] with respect to any such action or proceeding and obtain the prior written consent of [ * ] to commence such action or proceeding, such consent not to be unreasonably withheld, delayed or conditioned; provided further, that with respect to any [ * ] Sole Patent that is a Patent listed or listable in the FDA’s Orange Book (or foreign equivalent(s) of such Patent or the FDA’s Orange Book) by [ * ] (a “Listable Patent”), if [ * ] fails to consent to any such action or proceeding, the Royalty Term for any Product that is claimed in such [ * ] Sole Patent shall in no event be diminished by any failure to enforce such [ * ] Sole Patent. [ * ] shall reasonably assist [ * ] (at [ * ] expense) in any action or proceeding being prosecuted or defended by [ * ], if so requested by [ * ] or required by law, and [ * ] shall hold [ * ] harmless from any liability incurred by [ * ] arising out of any such proceedings or actions. [ * ] shall have the right to participate and be represented in any such suit by its own counsel at its own expense. No settlement of any such action or defense which restricts the scope, or adversely affects the enforceability, of a Listable Patent, may be entered into by [ * ] without the prior consent of [ * ] (such consent not to be unreasonably withheld, delayed or conditioned).

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(b) Enforcement of Joint Patents.

(i) Joint Product Patents.

(1) Enforcement by [ * ]. In the event that management or in-house counsel for either Party becomes aware of a suspected infringement of a Patent claiming a Joint Invention that pertains to the composition of matter (including formulation), manufacture or use of one or more Products that is being developed or commercialized using Diligent Efforts and which is co-exclusively or exclusively licensed to BMS under Section 7.1 (a “Joint Product Patent”), such Party shall notify the other Party promptly, and following such notification, the Parties shall confer. Each Party shall provide the same level of disclosure to the other Party’s in-house counsel concerning suspected infringement of a Joint Product Patent as such Party would provide with respect to suspected infringement of its own issued Patent or an exclusively licensed issued Patent claiming a product it is developing or commercializing independent of this Agreement. [ * ] shall have the right, but shall not be obligated, to bring an infringement action or to defend such proceedings at its own expense, in its own name and entirely under its own direction and control. [ * ] shall reasonably assist [ * ] (at [ * ] expense) in such actions or proceedings if so requested, and shall lend its name to such actions or proceedings if requested by [ * ] or required by law, and [ * ] shall hold [ * ] harmless from any liability incurred by [ * ] arising out of any such proceedings or actions. [ * ] shall have the right to participate and be represented in any such suit by its own counsel at its own expense. No settlement of any such action or defense which restricts the scope or affects the enforceability of a Joint Product Patent may be entered into by [ * ] without the prior consent of [ * ] (such consent not to be unreasonably withheld, delayed or conditioned).

(2) Enforcement by [ * ]. If [ * ] elects not to bring any action for infringement or to defend any proceeding described in Section 7.9(b)(i)(1) and so notifies [ * ], or for any other enforcement by [ * ] of a Joint Product Patent which is co-exclusively or exclusively licensed to [ * ] under Section 7.1, then [ * ] may bring such action or defend such proceeding at its own expense, in its own name and entirely under its own direction and control; provided that [ * ] must confer with [ * ] with respect to any such action or proceeding and obtain the prior written consent of [ * ] to commence such action or proceeding, such consent not to be unreasonably withheld, delayed or conditioned; provided further, that with respect to any Joint Product Patent that is a Listable Patent, if [ * ] fails to consent to any such action or proceeding, the Royalty Term for any Product that is claimed in such Joint Product Patent shall in no event be diminished by any failure to enforce such Joint Product Patent. [ * ] shall reasonably assist [ * ] (at [ * ] expense) in any action or proceeding being prosecuted or defended by [ * ], if so requested by [ * ] or required by law, and [ * ] shall hold [ * ] harmless from any liability incurred by [ * ] arising out of any such proceedings or actions. [ * ] shall have the right to participate and be represented in any such suit by its own counsel at its own expense. No settlement of any such action or defense which restricts the scope or affects the enforceability of a Joint Product Patent may be entered into by [ * ] without the prior consent of [ * ] (such consent not to be unreasonably withheld, delayed or conditioned).

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(ii) Other Joint Patents.

(1) Enforcement by [ * ]. In the event that management or in-house counsel for either Party becomes aware of a suspected infringement of a Patent that claims a Joint Invention but is not a Joint Product Patent (an “Other Joint Patent”), such Party shall notify the other Party promptly, and following such notification, the Parties shall confer. Each Party shall provide the same level of disclosure to the other Party’s in-house counsel concerning suspected infringement of an Other Joint Patent as such Party would provide with respect to suspected infringement of its own issued Patent or an exclusively licensed issued Patent claiming a product it is developing or commercializing independent of this Agreement. [ * ] shall have the right, but shall not be obligated, to prosecute an infringement action or to defend such proceedings at its own expense, in its own name and entirely under its own direction and control. [ * ] shall reasonably assist [ * ] (at [ * ] expense) in such actions or proceedings if so requested, and shall lend its name to such actions or proceedings if requested by [ * ] or required by law, and [ * ] shall hold [ * ] harmless from any liability incurred by [ * ] arising out of any such proceedings or actions. [ * ] shall have the right to participate and be represented in any such suit by its own counsel at its own expense. No settlement of any such action or defense which restricts the scope or affects the enforceability of an Other Joint Patent may be entered into by [ * ] without the prior consent of [ * ] (such consent not to be unreasonably withheld, delayed or conditioned).

(2) Enforcement by [ * ]. If [ * ] elects not to bring any action for infringement or to defend any proceeding described in Section 7.9(b)(ii)(1) and so notifies [ * ], then [ * ] may bring such action or defend such proceeding at its own expense, in its own name and entirely under its own direction and control; provided that [ * ] must confer with [ * ] with respect to any such action or proceeding and obtain the prior written consent of [ * ] to commence such action or proceeding, such consent not to be unreasonably withheld, delayed or conditioned; provided further, that with respect to any Other Joint Patent that is a Listable Patent, if [ * ] fails to consent to any such action or proceeding, the Royalty Term for any Product that is claimed in such Other Joint Patent shall in no event be diminished by any failure to enforce such Other Joint Patent. [ * ] shall reasonably assist [ * ] (at [ * ] expense) in any action or proceeding being prosecuted or defended by [ * ], if so requested by [ * ] or required by law, and [ * ] shall hold [ * ] harmless from any liability incurred by [ * ] arising out of any such proceedings or actions. [ * ] shall have the right to participate and be represented in any such suit by its own counsel at its own expense. No settlement of any such action or defense which restricts the scope or affects the enforceability of an Other Joint Patent may be entered into by [ * ] without the prior consent of [ * ] (such consent not to be unreasonably withheld, delayed or conditioned).

(c) General Provisions Relating to Enforcement of Patents.

(i) Withdrawal. If either Party brings such an action or defends such a proceeding under this Section 7.9 and subsequently ceases to pursue or withdraws from such action or proceeding, it shall promptly notify the other Party and the other Party may substitute itself for the withdrawing Party under the terms of this Section 7.9 (including such prior written consent as provided for under this Section 7.9) at its own expense.

(ii) Recoveries. In the event either Party exercises the rights conferred in this Section 7.9 and recovers any damages or other sums in such action, suit or proceeding or in settlement thereof, such damages or other sums recovered shall first be applied to all out-of-pocket costs and expenses incurred by the Parties in connection therewith, including attorneys fees. If such

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

recovery is insufficient to cover all such costs and expenses of both Parties, it shall be shared in proportion to the total such costs and expenses incurred by each Party. If after such reimbursement any funds shall remain from such damages or other sums recovered, such funds shall be [ * ].

(iii) Patent Enforcement in the U.S. Notwithstanding any cost allocations set forth in Sections 7.9(a) and (b), and notwithstanding the allocation of recoveries set forth in Section 7.9(c)(ii): (A) any costs incurred by either Party in connection with actions taken under this Section 7.9 against suspected infringement by a Third Party in the U.S. that involves such Third Party’s development, manufacture, use or sale of a product reasonably likely to materially affect sales of a Co-Promoted Product shall be [ * ]; and (B) any recoveries received by either Party in connection with such actions shall, [ * ].

(d) Data Exclusivity and Orange Book Listings. With respect to data exclusivity periods (such as those periods listed in the FDA’s Orange Book (including any available pediatric extensions) or periods under national implementations of Article 10.1(a)(iii) of Directive 2001/EC/83, and all international equivalents), BMS shall use commercially reasonable efforts consistent with its obligations under applicable law (including any applicable consent order) to seek, maintain and enforce all such data exclusivity periods available for the Products. With respect to filings in the FDA Orange Book (and foreign equivalents) for issued patents for a Product, upon request by BMS (and at BMS’ expense), Exelixis shall provide reasonable cooperation to BMS in filing and maintaining such Orange Book (and foreign equivalent) listings.

(e) No Action in Violation of Law. Neither Party shall be required to take any action pursuant to this Section 7.9 that such Party reasonably determines in its sole judgment and discretion conflicts with or violates any court or government order or decree applicable to such Party.

(f) Notification of Patent Certification. [ * ] shall notify and provide [ * ] with copies of any allegations of alleged patent invalidity, unenforceability or non-infringement of an Patent licensed to [ * ] hereunder pursuant to a Paragraph IV Patent Certification by a third party filing an Abbreviated New Drug Application, an application under §505(b)(2) or other similar patent certification by a third party, and any foreign equivalent thereof. Such notification and copies shall be provided to [ * ] by [ * ] as soon as practicable and at least within [ * ] after [ * ] receives such certification, and shall be sent by facsimile and overnight courier to the address set forth below:

                  [ * ]

7.10   [ * ].

(a) 184 Patents. BMS acknowledges that, as of the Effective Date, Exelixis is [ * ] (i) the United States patent applications listed on Exhibit 7.10(a), including, without limitation, [ * ], to the extent such patent applications are directly related to the composition of matter or method of use of the (1) compounds specifically claimed in such patent applications, including the small molecule compound with Exelixis identifier EXEL-02977184 and the small molecule compounds listed on Exhibit 1.83 (collectively, the “184 Compounds”); and (2) formulations, mixtures or compositions incorporating the 184 Compounds being developed by, for or pursuant to a license

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

from Exelixis (collectively, the “184 Patents”), and (ii) [ * ] any of the foregoing ((i) and (ii) collectively, [ * ], constituting the “184 [ * ]”). In consideration for BMS entering into and continuing its performance under this Agreement, after the Effective Date, Exelixis shall (i) use commercially reasonable efforts to [ * ], (ii) promptly notify BMS [ * ], and (iii) as promptly as practicable thereafter, [ * ] (a “[ * ]”), pursuant to Section 7.10(d), to provide BMS with [ * ]. Exelixis shall [ * ], and, in the event Exelixis fails to do so, Exelixis [ * ]. In the event that, [ * ], Exelixis is [ * ] (including [ * ] in this Agreement), which [ * ], then, subject to [ * ], BMS shall have, in additional to [ * ], [ * ].

(b) 281 Patents. BMS acknowledges that, as of the Effective Date, [ * ] (i) the United States patent applications listed on Exhibit 7.10(b), including, without limitation, [ * ], and all reissues, divisionals, continuations, renewals, extensions and continuations in part thereof, to the extent such patent applications are directly related to the composition of matter or method of use of the (1) compounds specifically claimed in such patent applications, including the small molecule compound with Exelixis identifier EXEL-03832819 and the small molecule compounds listed on Exhibit 1.85 (collectively, the “281 Compounds”); and (2) formulations, mixtures or compositions incorporating the 281 Compounds being developed by, for or pursuant to a license from Exelixis (collectively, the “281 Patents”), and (ii) [ * ] ((i) and (ii) collectively, [ * ], constituting the “[ * ]”). In consideration for BMS entering into and continuing performance under this Agreement, after the Effective Date, Exelixis shall use commercially reasonable efforts to [ * ], which [ * ]. Exelixis shall promptly notify BMS upon [ * ] and the Parties shall [ * ], pursuant to Section 7.10(d). Exelixis shall [ * ], and, in the event Exelixis fails to do so, Exelixis [ * ]. In the event that, [ * ], Exelixis is [ * ] (including [ * ] in this Agreement), [ * ], then, [ * ], BMS shall have, in additional to [ * ], [ * ].

(c) [ * ]. BMS’ [ * ] shall automatically terminate upon the first to occur of the following:

(i) [ * ];

(ii) Termination of this Agreement; or

(iii) The end of the first fiscal year in which Exelixis and its Affiliates have [ * ] of at least [ * ].

Upon such termination, BMS shall [ * ] and shall [ * ]. In the event BMS fails to [ * ], [ * ].

(d) Arbitration. If the Parties do not agree upon the [ * ] within [ * ] after the Effective Date, then either Party may, by written notification to the other Party, submit the matter to binding “baseball” arbitration to determine [ * ] as follows. Promptly following receipt of such notice, the Parties shall meet and discuss in good faith and agree on an arbitrator to resolve the issue, which arbitrator shall be neutral and independent of both Parties, shall have significant experience and expertise in [ * ], and shall have some experience in mediating or arbitrating issues relating to [ * ]. If the Parties cannot agree on such arbitrator within [ * ] of request by a Party for arbitration, then such arbitrator shall be appointed by JAMS, which arbitrator must meet the foregoing criteria. Within [ * ] after an arbitrator is selected (or appointed, as the case may be), each Party will deliver to both the arbitrator and the other Party a detailed written proposal setting

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

forth [ * ] and the Support Memorandum, not exceeding ten (10) pages in length. The Parties will also provide the arbitrator a copy of this Agreement, as may be amended at such time. Within [ * ] after receipt of the other Party’s [ * ] and Support Memorandum, each Party may submit to the arbitrator (with a copy to the other Party) a response to the other Party’s Support Memorandum, such response not exceeding five (5) pages in length. Neither Party may have any other communications (either written or oral) with the arbitrator other than for the sole purpose of engaging the arbitrator or as expressly permitted in this Section 7.10(d); provided that, the arbitrator may convene a hearing if the arbitrator so chooses to ask questions of the Parties and hear oral argument and discussion regarding each Party’s [ * ]. Within [ * ] after the arbitrator’s appointment, the arbitrator will select one of the two [ * ] (without modification) provided by the Parties that he or she believes is most consistent with the intention underlying and agreed principles set forth in this Agreement and most accurately reflects industry norms for a transaction of this type. The decision of the arbitrator shall be final, binding, and unappealable and the Parties shall [ * ] selected by the arbitrator. For clarity, the arbitrator must select as the only method to determine the [ * ] one of the two sets of [ * ], and may not combine elements of both [ * ] or take any other action. Except as expressly stated in this Section 7.10(d), such arbitration shall be conducted in accordance with JAMS’ Streamlined Arbitration Rules and Procedures then in effect.

7.11 Defense of Third Party Claims. If a claim is brought by a Third Party that any activity related to work performed by a Party under the Collaboration infringes the intellectual property rights of such Third Party, each Party shall give prompt written notice to the other Party of such claim, and following such notification, the Parties shall confer on how to respond.

7.12 Copyright Registrations. Copyrights and copyright registrations on copyrightable subject matter shall be filed, prosecuted, defended, and maintained, and the Parties shall have the right to pursue infringers of any copyrights owned or Controlled by it, in substantially the same manner as the Parties have allocated such responsibilities, and the expenses therefor, for patent rights under this Article 7.

8.	COMPENSATION

8.1 Upfront Payment; License Payments.

(a) BMS shall pay Exelixis an upfront payment of One Hundred Ninety-Five Million Dollars ($195,000,000) within [ * ] after the Effective Date. Such payment shall be noncreditable and nonrefundable.

(b) BMS shall pay Exelixis a license fee of (i) [ * ] on or before [ * ], 2009, and (ii) [ * ] on or before [ * ], 2009. Such payments shall be noncreditable and nonrefundable.

8.2 Profit Sharing in the U.S. The terms and conditions of this Section 8.2 shall govern each Party’s rights and obligations with respect to Operating Profits (or Losses) relating to each Co-Developed Product in the U.S. For clarity, Exelixis shall have no right to share Operating Profits, and, except as set forth in Section 8.3(a)(iii) below, no obligation to bear any Operating Losses, in each case pursuant to this Section 8.2, with respect to (x) any Royalty-Bearing Product in the U.S.; or (y) any Product in the Royalty Territory, and in each case Exelixis shall instead be entitled to receive from BMS royalties pursuant to Section 8.5.

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(a) Basic Concept. The Parties shall share equally all Operating Profits and all Operating Losses (as applicable) for each Co-Developed Product in the U.S. Specifically, the Net Sales of such Product in the U.S. shall be allocated first to reimburse each Party for fifty percent (50%) of its Allowable Expenses for such Product in the U.S., and any remaining sums, shall be Operating Profit or Operating Loss (as applicable), which shall be shared fifty percent (50%) by each Party. The JFC will determine future financial flows regarding the sharing of Operating Profits and Allowable Expenses consistent with the first sentence of this Section 8.2(a) and with each Party’s then existing tax and transfer pricing policies.

(b) [ * ]. If Exelixis elects [ * ] Co-Developed Product (a “[ * ]”), then, solely during the period in which BMS is actually promoting such Product [ * ], BMS shall receive [ * ] (such [ * ], the “[ * ]”) of Operating Profits (or Losses) for such Product (resulting in [ * ] for such Product to [ * ] during such period). The Parties agree that the Co-Promotion Agreement shall contain a mechanism by which the Parties shall [ * ]. The Co-Promotion Agreement shall also contain a mechanism, similar to that described in Section 8.11(b), for arbitrating any disputes if the Parties are unable to mutually agree on [ * ] for such Product.

(c) Commercialization Overruns. If the Allowable Expenses for Commercialization activities exceed the amounts budgeted for all such activities in the applicable Annual Commercialization Plan (and taking into account any amendments to such Annual Commercialization Plan and Budget that may be approved during a calendar year) by more than [ * ] (calculated for all costs incurred over such calendar year for all budgeted activities), such excess Allowable Expenses (each, a “Commercialization Overrun”) shall be borne by [ * ] and such excess Allowable Expenses shall be [ * ]. Notwithstanding the foregoing, in the event and to the extent that such Commercialization Overrun was [ * ], or did not [ * ], then such Commercialization Overrun shall be [ * ], as the case may be.

8.3 Calculation and Payment of Profit or Loss Share.

(a) Reports and Payments in General. With respect to each Co-Developed Product, each Party shall report to the other Party, within [ * ] after the end of each quarter, with regard to Net Sales and Allowable Expenses incurred by such Party (including any Allowable Expenses incurred by a Party prior to Regulatory Approval of such Product) for such Product during such quarter in the U.S. Each such report shall specify in reasonable detail all deductions allowed in the calculation of such Net Sales and all expenses included in Allowable Expenses, and, if requested by a Party, any invoices or other supporting documentation for any payments to a Third Party that individually exceed [ * ] (or such other amount approved by the JFC) shall be promptly provided. Within [ * ] after the end of each quarter (or for the last quarter in a year, [ * ] after the end of such quarter), the Parties shall reconcile all Net Sales and Allowable Expenses to ascertain whether there is an Operating Profit or an Operating Loss and payments shall be made as set forth in paragraphs (i) and (ii) below, as applicable.

(i) If there is an Operating Profit for such quarter, then BMS shall reimburse Exelixis for Allowable Expenses incurred by Exelixis in such quarter and shall pay to Exelixis, subject to Sections 3.8(b) and 8.2(b), an amount equal to fifty percent (50%) of the Operating Profit for such quarter; or

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(ii) If there is an Operating Loss for such quarter, then, subject to Section 3.8(b), the Party that has borne less than its share of the Operating Loss in such quarter shall make a reconciling payment to the other Party to assure that each Party bears its share of such Operating Loss during such quarter.

(iii) In the event that Exelixis has borne Allowable Expenses, or has made reconciling payments to BMS relating to Allowable Expenses pursuant to clause (ii) above, with respect to a Co-Developed Product which becomes a Royalty-Bearing Product, then BMS shall reimburse Exelixis for such Allowable Expenses during the calendar quarter in which such Co-Developed Product becomes a Royalty-Bearing Product.

(b) Last Calendar Quarter. No separate payment shall be made for the last quarter in any year. Instead, at the end of each such year, a final reconciliation shall be conducted by comparing the share of Operating Profit (or Loss) to which a Party is otherwise entitled for such year pursuant to Section 8.2 against the sum of all amounts (if any) previously paid or retained by such Party for prior quarters during such year, and the Parties shall make reconciling payments to one another no later than [ * ] after the end of such quarter, if and as necessary to ensure that each Party receives for such year its share of Operating Profits and bears its share of Operating Losses in accordance with Section 8.2.

8.4 Milestone Payments to Exelixis.

(a) Development and Regulatory Milestones.

(i) For each Royalty-Bearing Product that is an XL281 Product, and with respect to [ * ], BMS shall make the milestone payments set forth below to Exelixis within [ * ] after the first achievement of each indicated event by BMS or any of its Affiliates or sublicensees with respect to such Royalty-Bearing Product. All such milestone payments made by BMS to Exelixis hereunder shall be noncreditable and nonrefundable.

Event	Milestone Payment

[ * ]	[ * ]

[ * ]	[ * ]

[ * ]	[ * ]

[ * ]	[ * ]

[ * ]	[ * ]

[ * ]	[ * ]

[ * ]	[ * ]

[ * ]	[ * ]

[ * ]	[ * ]

[ * ]	[ * ]

[ * ]	[ * ]

[ * ]	[ * ]

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(ii) For each Royalty-Bearing Product that contains or comprises XL184 [ * ], BMS shall make the milestone payments set forth below to Exelixis within [ * ] after the first achievement of each indicated event by BMS or any of its Affiliates or sublicensees with respect to such Royalty-Bearing Product. No milestones shall be payable for events already achieved at the time of a Product Opt-Out by Exelixis. All such milestone payments made by BMS to Exelixis hereunder shall be noncreditable and nonrefundable.

Event	Milestone Payment

[ * ]	[ * ]

[ * ]	[ * ]

[ * ]	[ * ]

[ * ]	[ * ]

[ * ]	[ * ]

[ * ]	[ * ]

[ * ]	[ * ]

[ * ]	[ * ]

[ * ]	[ * ]

[ * ]	[ * ]

[ * ]	[ * ]

[ * ]	[ * ]

[ * ]	[ * ]

[ * ]	[ * ]

*	[ * ].

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b) Commercial Milestones. BMS shall make the milestone payments set forth below to Exelixis after first achievement of each indicated event by BMS or any of its Affiliates or sublicensees with respect to each of: (i) an XL184 Product; and (ii) an XL281 Product. Each milestone payment shall be made by BMS in three (3) equal installments, with the first installment due and payable [ * ] after the end of the [ * ] in which such milestone event is met. BMS shall pay the second installment to Exelixis on [ * ] if, at the time [ * ], the sales threshold level that initially triggered the payment obligation (the “Sales Threshold”) was maintained or exceeded for the [ * ]. Otherwise, the second installment shall be deferred until [ * ], provided that [ * ]. BMS shall pay the third installment to Exelixis on [ * ] if, at the time [ * ], the Sales Threshold was maintained for [ * ]. Otherwise, the third installment shall be deferred until [ * ], provided that the [ * ]. All such milestone payments made by BMS to Exelixis hereunder shall be noncreditable and nonrefundable, and shall be paid only twice, once with respect to an XL184 Product (collectively), and once with respect to an XL281 Product (collectively).

Event	Milestone Payment

[ * ]	[ * ]

[ * ]	[ * ]

[ * ]	[ * ]

*	[ * ].

**	[ * ].

(c) Milestone Payment Restrictions. Each milestone payment set forth in Section 8.4(a) shall be paid [ * ].

(d) Payments with Respect to Program Backups. Milestone payments for a Program Backup to a Product shall [ * ] and, in such event, will be payable [ * ]. For clarity, in the event that a [ * ] milestones set forth above, and [ * ], then: (i) such [ * ] milestones shall be due and payable with respect to such Program Backup [ * ]; and (ii) in the event that the [ * ] that were paid with respect to the [ * ], such milestones shall be [ * ] (or [ * ], if applicable) has [ * ] and will be payable [ * ].

(e) [ * ]. Where milestones are payable for the achievement of [ * ] with respect to a Royalty-Bearing Product, such [ * ] such milestone payment [ * ].

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8.5 Royalty Payments to Exelixis.

(a) Sales of XL281 Products. For each Royalty-Bearing Product that is an XL281 Product, [ * ], BMS shall pay to Exelixis royalties on Net Sales of such Product by BMS (or its Affiliates or sublicensees) in the Territory at a royalty rate determined by aggregate Net Sales in the Territory of such Product in a calendar year as follows:

Calendar year Net Sales of XL281 Products or all Backup Programs that relate to XL184 and that are Royalty-Bearing Products in the Territory	Royalty Rate
First $[ * ]	[ * ]	%
Portion above $[ * ] and up to and including $[ * ]	[ * ]	%
Portion above $[ * ]	[ * ]	%

For clarity, Net Sales shall be [ * ]. All royalty payments made by BMS to Exelixis hereunder shall be noncreditable and nonrefundable, except in the event that an audit pursuant to Section 8.18 confirms that BMS had overpaid royalties to Exelixis, in which case such overpayment shall be credited against future royalties due to Exelixis (or, in the event that such audit takes place subsequent to the Royalty Term, such overpayment shall be refunded to BMS).

(b) Sales of Products Containing or Comprising XL184. For each Product containing or comprising XL184 during the applicable Royalty Term, BMS shall pay to Exelixis royalties on Net Sales of such Product by BMS (or its Affiliates or sublicensees) as follows:

(i) For aggregate Net Sales outside the U.S. of such Product in a calendar year, BMS shall pay the following royalty rate:

Calendar year, Net Sales of XL184 Product Outside the U.S.	Royalty Rate
First $[ * ]	[ * ]	%
Portion above $[ * ] and up to and including $[ * ]	[ * ]	%
Portion above $[ * ]	[ * ]	%

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(ii) For aggregate Net Sales inside the U.S. of each XL184 Product that is a Royalty-Bearing Product in a calendar year, BMS shall pay the following royalty rate:

Calendar year, Net Sales of Royalty-Bearing Product Containing or Comprising XL184 in the U.S.	Royalty Rate
First $[ * ]	[ * ]	%
Portion above $[ * ] and up to and including $[ * ]	[ * ]	%
Portion above $[ * ] and up to and including $[ * ]	[ * ]	%*
Portion above $[ * ]	[ * ]	%*

*	[ * ].

8.6 Third Party Royalties for Products in the Royalty Territory and Royalty-Bearing Products in the U.S.

(a) [ * ] Third Party royalties owed with respect to either a Product in the Royalty Territory or a Royalty-Bearing Product in the U.S., on intellectual property that: (i) [ * ]; or (ii) is intellectual property that: (A) [ * ] from a Third Party prior to the Effective Date and [ * ]; and (B) [ * ]. Subject to Section 8.6(b) and Section 8.7, [ * ] Third Party royalties owed on intellectual property in connection with the development and commercialization of a Product [ * ]; provided that each Party shall bear all Third Party royalties arising from any infringing activities by such Party prior to the Effective Date.

(b) BMS may deduct from the royalties it would otherwise owe to Exelixis pursuant to Section 8.5 for a particular Product, an amount equal to [ * ] of all royalties payable to a Third Party in consideration for rights [ * ] for the manufacture, use or sale of such Product, up to a maximum deduction of [ * ] of the royalties due Exelixis for such Product.

8.7 [ * ]. During the applicable Royalty Term for a particular Royalty-Bearing Product, if the Patents claiming the composition of matter of such Royalty-Bearing Product have expired, and if any Third Parties are: (a) [ * ] in any given country in any year; and (b) such [ * ] in such country for such year are, [ * ]:

(i) [ * ], but [ * ] of the [ * ] in such country, then [ * ]; or

(ii) [ * ] of the [ * ], then [ * ].

8.8 Limitation on Deductions. Notwithstanding anything to the contrary in this Agreement, the operation of Section 8.6 and Section 8.7 for a given Product, whether singularly or in combination with each other, shall not [ * ].

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8.9 Quarterly Payments and Reports. All royalties due under Section 8.5 shall be paid quarterly, on a country-by-country basis, within [ * ] of the end of the relevant quarter for which royalties are due. BMS shall provide to Exelixis within [ * ] after the end of each quarter a report that summarizes the Net Sales of a Royalty-Bearing Product during such quarter, provided that to the extent additional information is reasonably required by Exelixis to comply with its obligations to any of its licensors, the Parties shall work together in good faith to timely compile and produce such additional information. Such reports shall also include detailed information regarding the calculation of royalties due pursuant to Section 8.5, including allowable deductions in the calculation of Net Sales of each Royalty-Bearing Product on which royalties are paid, and, to the extent Section 8.7 is applicable, the calculation of sales and market share (by volume) of Generic Products.

8.10 Term of Royalties. Exelixis’ right to receive royalties under Section 8.5 shall expire on a country-by-country and Royalty-Bearing Product-by-Royalty-Bearing Product basis upon the later of: (a) [ * ]; or (b) [ * ] (the “Royalty Term”). Upon the expiration of the Royalty Term with respect to a Royalty-Bearing-Product in a country, BMS shall have a fully-paid-up perpetual license under Section 7.1(a)(ii) for the making, using, selling, offering for sale and importing of such Royalty-Bearing-Product in such country.

8.11 Sales of [ * ] Product Against [ * ].

(a) In General. The Parties recognize that the exclusivity provisions set forth in Article 9 may allow for situations where a Party is [ * ] and such product [ * ] (each such product, a “[ * ]”). If a Party asks the JEC to determine whether [ * ], the JEC shall determine whether [ * ] using [ * ] (or any other [ * ] reasonably acceptable to the Parties). If such [ * ] are [ * ] then the JEC shall determine if the [ * ] of such [ * ] is due to the [ * ] or if such [ * ] is due to the [ * ]. If the [ * ] of such [ * ], then the JEC shall determine the extent to which sales of such [ * ]. The Party commercializing such [ * ]: (i) a [ * ] (as determined by the JEC); and (ii) (A) in the case of BMS [ * ], and (B) in the case of Exelixis [ * ]. [ * ] would be [ * ].

(b) Disputes. If the JEC cannot agree: (i) whether [ * ]; (ii) on the [ * ]; (iii) whether such [ * ]; (iv) if the [ * ] is due to the [ * ] (or a combination thereof); (v) the degree to [ * ]; or (vi) on the [ * ] as if such Party were [ * ] with respect to any [ * ] in the U.S., then, in each case, at the election of either Party, such dispute must be finally resolved through binding arbitration by JAMS in accordance with its Streamlined Arbitration Rules and Procedures in effect at the time the failure arises, except as modified in this Agreement and applying the substantive law specified in Section 14.2. Either Party may initiate arbitration under this Section 8.11(b) by written notice to the other Party of its intention to arbitrate, and such notice shall specify in reasonable detail the nature of the dispute. For each arbitration: (A) each Party shall submit to the arbitrator its proposal for resolving such dispute, with such proposal based on the applicable commercial and scientific factors discussed by the JEC; (B) the arbitrator shall select the proposal that is the most commercially and scientifically reasonable; and (C) such proposal shall become the applicable JEC determination. Notwithstanding anything to the contrary, the arbitrators will not have the ability to change the terms of either Party’s proposal. The award of the arbitrator shall be final and judgment upon such an award may be entered in any competent court or application may be made to any competent court for judicial acceptance of such an award and order of enforcement. The arbitration proceedings shall be conducted at such location as shall be determined by the Arbitrator. The Parties agree that they shall share equally the cost of the arbitration filing and hearing fees, and the cost of the arbitrator. Each Party shall bear its own attorneys’ fees and associated costs and expenses.

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8.12 Payment Method. All payments due under this Agreement to Exelixis shall be made by bank wire transfer in immediately available funds to an account designated by Exelixis. All payments hereunder shall be made in Dollars.

8.13 Taxes. Exelixis shall pay any and all taxes levied on account of all payments it receives under this Agreement. If laws or regulations require that taxes be withheld, BMS shall: (a) deduct those taxes from the remittable payment; (b) pay the taxes to the proper taxing authority; and (c) send evidence of the obligation together with proof of tax payment to Exelixis within [ * ] following that tax payment. The JFC shall discuss appropriate mechanisms for minimizing such taxes to the extent possible in compliance with applicable law.

8.14 Blocked Currency. In each country where the local currency is blocked and cannot be removed from the country, royalties accrued in that country shall be paid to Exelixis in Dollars based on the Dollar reported sales for the quarter (translated for such country per Statement of Financial Standards No. 52), unless otherwise mutually agreed.

8.15 Sublicenses. In the event BMS grants any permitted licenses or sublicenses to Third Parties to sell Products that are subject to royalty payments under Section 8.5, BMS shall have the responsibility to account for and report sales of any Product by a licensee or a sublicensee on the same basis as if such sales were Net Sales by BMS. BMS shall pay to Exelixis (or cause the licensee or sublicensee to pay to Exelixis, with BMS remaining responsible for any failure of the licensee or sublicensee to pay amounts when due under this Agreement): (a) royalties on such sales as if such sales of the licensee or sublicensee were Net Sales of BMS or any of its Affiliates; and (b) milestones payments pursuant to Section 8.4 based on the achievement by such licensee or sublicensee of any milestone event contemplated in such Sections as if such milestone event had been achieved by BMS or any of its Affiliates hereunder. Any sales by BMS’ Affiliates and sublicensees of BMS or such sublicensee’s Affiliates, in each case to Third Parties, shall be aggregated with sales by BMS for the purpose of calculating the aggregate Net Sales in Sections 8.4 and 8.5.

8.16 Foreign Exchange. Conversion of sales recorded in local currencies to Dollars shall be performed in a manner consistent with BMS’ normal practices used to prepare its audited financial statements for internal and external reporting purposes, which uses a widely accepted source of published exchange rates.

8.17 Records. Each Party shall keep (and shall ensure that its Affiliates and sublicensees shall keep) such records as are required to determine, in a manner consistent with GAAP and this Agreement, the sums or credits due under this Agreement, including Development Costs, Allowable Expenses and Net Sales. All such books, records and accounts shall be retained by such Party until the later of (a) [ * ] after the end of the period to which such books, records and accounts pertain and (b) the [ * ] (or any extensions thereof), or for such longer period as may be required by applicable law. Each Party shall require its sublicensees to provide to it a report detailing the foregoing expenses and calculations incurred or made by such sublicensee, which report shall be made available to the other Party in connection with any audit conducted by such other Party pursuant to Section 8.18.

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8.18 Audits. Each Party shall have the right to have an independent certified public accountant, reasonably acceptable to the audited Party, to have access during normal business hours, and upon reasonable prior written notice, to examine only those records of the audited Party (and its Affiliates and sublicensees) as may be reasonably necessary to determine, with respect to any calendar year ending not more than [ * ] prior to such Party’s request, the correctness or completeness of any report or payment made under this Agreement. The foregoing right of review may be exercised [ * ]. Results of any such examination shall be: (a) limited to information relating to the Products; (b) made available to both Parties; and (c) subject to Article 10. The Party requesting the audit shall bear the full cost of the performance of any such audit, unless such audit discloses a variance to the detriment of the auditing Party of more than [ * ] from the amount of the original report, royalty or payment calculation, in which case the audited Party shall bear the full cost of the performance of such audit. The results of such audit shall be [ * ].

8.19 Interest. Any payments or portions thereof due hereunder that are not paid on the date such payments are due under this Agreement shall bear interest at a rate equal to the lesser of: (a) [ * ] Rate as published by Citibank, N.A., New York, New York, or any successor thereto, at 12:01 a.m. on the first day of each quarter in which such payments are overdue; or (b) the maximum rate permitted by law, in each case calculated on the number of days such payment is delinquent, compounded monthly.

8.20 Non-Monetary Consideration. Neither Party shall sell a Product for any consideration other than cash except on terms specified in the then approved Annual Commercialization Plan. In the event a Party receives any non-monetary consideration in connection with the sale of a Product, such Party’s payment obligations under this Article 8 shall be based on the fair market value of such other consideration. In such case, the selling Party shall disclose the terms of such arrangement to the other Party and the Parties shall endeavor in good faith to agree on such fair market value.

8.21 Cross Border Transactions.

(a) In General. The Parties recognize that in certain territories, and in particular in free trade regions, customers or other Third Parties may import Product(s) purchased in one country for commercial sale or use in another. If Exelixis asks the JEC to determine whether Products purchased outside the U.S. are being imported into the U.S. for such purpose, the JEC shall determine the level that such importation is occurring using data obtained from a source reasonably acceptable to Exelixis and BMS. If such importation is [ * ] (i.e., [ * ], for [ * ]) then the JEC shall [ * ].

(b) Disputes. If the JEC cannot agree whether such importation has [ * ], then, at the election of either Party, such dispute must be finally resolved through binding arbitration by JAMS in accordance with its Streamlined Arbitration Rules and Procedures in effect at the time the failure arises, except as modified in this Agreement and applying the substantive law specified in Section 14.2. Either Party may initiate arbitration under this Section 8.21(b) by written notice to the other Party of its intention to arbitrate, and such notice shall specify in reasonable detail the nature of the dispute. For each arbitration: (i) each Party shall submit to the arbitrator its proposal

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for resolving such dispute (i.e., the final form of the equitable mechanism to adjust the compensation of the Parties hereunder to offset the economic effect of cross border transactions described in Section 8.21(a)), such proposal based on the applicable business factors discussed by the JEC; (ii) the arbitrator shall select the proposal that is the most commercially reasonable; and (iii) such proposal shall become such equitable mechanism. Notwithstanding anything to the contrary, the arbitrators will not have the ability to change the terms of either Party’s proposal. The award of the arbitrator shall be final and judgment upon such an award may be entered in any competent court or application may be made to any competent court for judicial acceptance of such an award and order of enforcement. The arbitration proceedings shall be conducted in such location as shall be determined by the arbitrator. The Parties agree that they shall share equally the cost of the arbitration filing and hearing fees, and the cost of the arbitrator. Each Party shall bear its own attorneys’ fees and associated costs and expenses.

8.22 Payments to or Reports by Affiliates. Any payment required under any provision of this Agreement to be made to either Party or any report required to be made by any Party shall be made to or by an Affiliate of that Party if designated in writing by that Party as the appropriate recipient or reporting entity.

9.	EXCLUSIVITY

9.1 Collaboration Compounds. The Collaboration will be exclusive with respect to the Development, Manufacture, and Commercialization of [ * ] that are intended to [ * ] the Identified Targets, as described below.

(a) Prior to Commercialization. Subject to Sections 9.1(a)(i), 9.2 and 9.3, until the initial Commercialization of a Product, [ * ] (directly or indirectly, and either with or without a bona fide collaborator) outside the scope of this Collaboration any programs: (I) that are intended to identify, optimize, develop and commercialize one or more compounds that [ * ] all of such Products’ Identified Target(s) in combination; or (II) where [ * ] that such program’s compounds [ * ] all of such Products’ Identified Target(s), in combination, [ * ].

(i) [ * ] Termination of a Product. Upon either (A) the [ * ] termination of the Development and Commercialization of all Products [ * ] with respect to a particular Identified Target or set of Identified Targets; (B) the [ * ] pursuant to Section [ * ]; or (C) the [ * ] pursuant to Section [ * ], [ * ] (directly or indirectly, and either with or without a bona fide collaborator) outside the scope of this Collaboration programs to identify, optimize, develop and commercialize one or more compounds that [ * ], in combination, [ * ].

(b) Subsequent to Commercialization. Subject to Sections 9.2 and 9.3, subsequent to the initial Commercialization of a Product, [ * ] (directly or indirectly, and either with or without a bona fide collaborator) outside the scope of this Collaboration any programs to identify, optimize and develop compounds that [ * ] all of such Product’s Identified Target(s), in combination, [ * ], and any commercialization subject to the following terms and conditions:

(i) Commercial Launch of [ * ]. [ * ] commercialize [ * ] the Collaboration, ([ * ]): (A) that is [ * ] all of such Product’s Identified Target(s) in combination; or (B) where [ * ] (any such product, a “[ * ]”), [ * ] with all such Identified Target(s); or (Y) [ * ] with all such Identified Target(s).

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(ii) [ * ]. In the event of any [ * ] that is permitted under Section 9.1(b)(i), the Party [ * ] the other Party [ * ]: (A) [ * ] subsequent to [ * ] with all such Identified Target(s) and [ * ]

9.2 [ * ]. Notwithstanding anything to the contrary set forth in this Article 9, if a Party is engaged in research of a program [ * ], and compounds in such program [ * ] Collaboration Compound, such Party shall [ * ].

9.3 Not Applicable to [ * ]. The restrictions and obligations in Sections 9.1, 9.2 and 9.4 shall not apply with respect to either Party for compounds that are [ * ] (either with or without a bona fide collaborator), including without limitation, in the case of Exelixis, with respect to [ * ]; provided, however, that: (a) [ * ]; and (b) if [ * ], and the Parties are [ * ], then Exelixis and its Affiliates shall [ * ].

9.4 [ * ]. In the event that, [ * ], a Party is either (A) [ * ] (directly or indirectly, and either with or without a bona fide collaborator) outside the scope of this Collaboration any programs ([ * ]) that: (1) that are intended to identify, optimize, develop and commercialize compounds that [ * ] Identified Target(s), in combination, as a Collaboration Compound; or (2) where the conducting Party [ * ] Identified Target(s), in combination, as a Collaboration Compound [ * ] ([ * ]); or (B) commercializing [ * ], then the following terms and conditions shall apply:

(a) In the event that a Party controls [ * ], such Party [ * ] using [ * ]; and (y) [ * ], either:

(i) (A) in the case of [ * ], or (B) in the case of [ * ];

(ii) [ * ]; or

(iii) [ * ];

and in any case ((i), (ii) or (iii) above), provide written notice to the other Party of its decision with respect to the Section 9.4(a) above and use Diligent Efforts to effect such decision as soon as practicable but in any case no later than [ * ] subsequent to such written notice.

(b) In the event that a Party [ * ], where the [ * ], solely with respect to [ * ], either:

(i) (A) in the case of [ * ], or (B) in the case of [ * ]; or

(ii) [ * ];

and in either case ((i) or (ii) above), provide written notice to the other Party of its decision with respect to this Section 9.4(b) and use Diligent Efforts to effect such decision as soon as practicable but in any case no later than [ * ] subsequent to such written notice.

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(c) In the event that a Party [ * ], where the [ * ], the terms of Section 9.1(b)(ii) shall apply as if [ * ].

10.	CONFIDENTIALITY

10.1 Nondisclosure of Confidential Information. All Information disclosed by one Party to the other Party pursuant to this Agreement, and, subject to Section 10.6, Information that is generated in furtherance of the Collaboration pursuant to this Agreement with respect to Collaboration Compounds or Products (for so long as such Collaboration Compound or Product is not removed from the Collaboration as a result of a Product specific termination pursuant to Section 11.2 or Section 11.3), shall be “Confidential Information” for all purposes hereunder. The Parties agree that during the period from the Execution Date to the Effective Date, during term of this Agreement and for a period of [ * ] thereafter, a Party receiving Confidential Information of the other Party shall: (a) use Diligent Efforts to maintain in confidence such Confidential Information (but not less than those efforts as such Party uses to maintain in confidence its own proprietary industrial information of similar kind and value) and not to disclose such Confidential Information to any Third Party without prior written consent of the other Party (such consent not to be unreasonably withheld, delayed or conditioned), except for disclosures made in confidence to any Third Party under terms consistent with this Agreement and made in furtherance of this Agreement or of rights granted to a Party hereunder; and (b) not use such other Party’s Confidential Information for any purpose except those permitted by this Agreement (it being understood that this Section 10.1 shall not create or imply any rights or licenses not expressly granted under Article 7 or Article 11 hereof).

10.2 Exceptions. The obligations in Section 10.1 shall not apply with respect to any portion of the Confidential Information that the receiving Party can show by competent written proof:

(a) Is publicly disclosed by the disclosing Party, either before or after it is disclosed to the receiving Party hereunder; or

(b) Was known to the receiving Party or any of its Affiliates, without obligation to keep it confidential, prior to disclosure by the disclosing Party; or

(c) Is subsequently disclosed to the receiving Party or any of its Affiliates by a Third Party lawfully in possession thereof and without obligation to keep it confidential; or

(d) Is published by a Third Party or otherwise becomes publicly available or enters the public domain, either before or after it is disclosed to the receiving Party, and is not directly or indirectly supplied by the receiving Party in violation of this Agreement; or

(e) Has been independently developed by employees or contractors of the receiving Party or any of its Affiliates without the aid, application or use of the disclosing Party’s Confidential Information.

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10.3 Authorized Disclosure. A Party may disclose the Confidential Information belonging to the other Party to the extent such disclosure is reasonably necessary in the following instances; provided that notice of any such disclosure shall be provided as soon as practicable to the other Party:

(a) Filing or prosecuting Patents relating to Sole Inventions, Joint Inventions or Products, in each case pursuant to activities under this Agreement;

(b) Regulatory filings;

(c) Prosecuting or defending litigation;

(d) Complying with applicable governmental laws and regulations; and

(e) Disclosure, in connection with the performance of this Agreement, or exercise of its rights hereunder, to Affiliates, potential collaborators, partners, and actual and potential licensees (including potential co-marketing and co-promotion contractors, research contractors and manufacturing contractors), research collaborators, potential investment bankers, investors, lenders, and investors, employees, consultants, or agents, each of whom prior to disclosure must be bound by similar obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Article 10.

The Parties acknowledge that the terms of this Agreement shall be treated as Confidential Information of both Parties. Such terms may be disclosed by a Party to individuals or entities covered by Section 10.3(e) above, each of whom prior to disclosure must be bound by similar obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Article 10. In addition, a copy of this Agreement may be filed by either Party with the Securities and Exchange Commission in connection with any public offering of such Party’s securities, in connection with such Party’s on-going periodic reporting requirements under the federal securities laws, or as otherwise necessary under applicable law or regulations. In connection with any such filing, such Party shall endeavor to obtain confidential treatment of economic, competitively sensitive, and trade secret information.

10.4 Termination of Prior Agreements. This Agreement terminates, as of the Execution Date, the Confidential Disclosure Agreement between Exelixis and BMS effective as of [ * ] (such confidential disclosure agreement, the “Prior CDA”). All Information exchanged between the Parties with respect to XL184 Products and XL281 Products under the Prior CDA shall be deemed Confidential Information and shall be subject to the terms of this Article 10.

10.5 Publicity. The Parties agree that the public announcement of the execution of this Agreement shall be substantially in the form of the press release attached as Exhibit 10.5. Any other publication, news release or other public announcement relating to this Agreement or to the performance hereunder, shall first be reviewed and approved by both Parties; provided, however, that any disclosure which is required by law, including disclosures required by the U.S. Securities and Exchange Commission or made pursuant to the requirements of the national securities exchange or other stock market on which such Party’s securities are traded, as advised by the disclosing Party’s counsel may be made without the prior consent of the other Party, although the other Party shall be given prompt notice of any such legally required disclosure and to the extent practicable shall provide the other Party an opportunity to comment on the proposed disclosure.

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10.6 Publications. Subject to Section 10.3, each Party agrees to provide the other Party the opportunity to review any proposed disclosure which contains Confidential Information of the other Party and would or may constitute an oral, written or electronic public disclosure if made (including the full content of proposed abstracts, manuscripts or presentations) which relate to any Inventions, or which otherwise may contain Confidential Information, at least [ * ] prior to its intended submission for publication and agrees, upon request, not to submit any such abstract or manuscript for publication until the other Party is given a reasonable period of time to secure patent protection for any material in such publication which it believes to be patentable. Both Parties understand that a reasonable commercial strategy may require delay of publication of information or filing of patent applications. The Parties agree to review and consider delay of publication and filing of patent applications under certain circumstances. The JDC or JCC (or the Parties), as appropriate, shall review such requests and recommend subsequent action. Subject to Section 10.3, neither Party shall have the right to publish or present Confidential Information of the other Party which is subject to Section 10.1. Nothing contained in this Section 10.6 shall prohibit the inclusion of Confidential Information of the non-filing Party necessary for a patent application, provided the non-filing Party is given a reasonable opportunity to review the extent and necessity for its Confidential Information to be included prior to submission of such patent application related to the Collaboration. Any disputes between the Parties regarding delaying a publication or presentation to permit the filing of a patent application shall be referred to the JDC or JCC (or the Parties), as appropriate.

11.	TERM AND TERMINATION

11.1 Term. This Agreement shall become effective on the Effective Date and shall remain in effect until terminated in accordance with Sections 11.2 or 11.3 or by mutual written agreement, or until the expiration of all payment obligations under Article 8 (the “Term”).

11.2 BMS’ Right to Terminate. BMS shall have the right to terminate this Agreement [ * ] upon: (a) [ * ], in the event that such termination is [ * ] or (b) [ * ], in the event that such termination is [ * ]. In any termination under this Section 11.2, BMS shall remain responsible for its share of all Development Costs and Allowable Expenses during the applicable [ * ] or [ * ] period.

11.3 Termination for Material Breach or Patent Challenge

(a) If either Party believes that the other is in material breach of this Agreement (including any material breach of a representation or warranty made in this Agreement), then the non-breaching Party may deliver notice of such breach to the other Party. In such notice the non-breaching Party shall identify the actions or conduct that such Party would consider to be an acceptable cure of such breach. For all breaches other than a failure to make a payment set forth in Article 8, the allegedly breaching Party shall have [ * ] to cure such breach. For any breach arising from a failure to make a payment set forth in Article 8, the allegedly breaching Party shall have [ * ] to cure such breach.

(b) Subject to Section 11.3(c), if the Party receiving notice of breach fails to cure such breach within the [ * ] or [ * ] period (as applicable), or the Party providing the notice reasonably determines that the proposed corrective plan or the actions being taken to carry it out is

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not commercially practicable, the Party originally delivering the notice may terminate this Agreement upon [ * ] advance written notice, provided, that if the breach applies only to a given Product or to a given country, the non-breaching Party may only terminate the breaching Party’s rights with respect to such Product or such country; and provided further, that the failure of Exelixis to cure, within [ * ] of BMS’ notice pursuant to Section 11.3(a), a material breach by Exelixis of its obligations to pay Development Costs under Article 3, or Operating Losses under Sections 8.2 and 8.3 with respect to an XL184 Product, shall not give BMS any right to terminate this Agreement, but shall give BMS the right, upon [ * ] advance written notice to Exelixis, to terminate Exelixis’ right to Co-Develop and Co-Promote such XL184 Product and to convert Exelixis’ profit-sharing rights in such XL184 Product to rights to receive royalties under Section 8.5(b)(ii). In the event BMS converts Exelixis’ profit-sharing rights to rights to receive royalties pursuant to the foregoing, (i) the terms of Section 11.5(d) shall apply with respect to such XL184 Product as though Exelixis were the licensing Party, (ii) BMS shall have the right, in addition to any other remedies that may be available to BMS, to offset any Development Costs that were unpaid by Exelixis prior to such notice (or any Losses that would otherwise have been shared by Exelixis prior to such notice) against milestone payments and/or royalties that would otherwise have been payable to Exelixis subsequent to such notice.

(c) If a Party gives notice of termination under Section 11.3(a) and the other Party [ * ], or if a Party determines under Section 11.3(b) that [ * ], then the issues of: (i) [ * ]; or (ii) [ * ], shall in any case [ * ]. If [ * ] it is [ * ], then such termination shall be [ * ] if the breaching Party fails thereafter to cure such breach in accordance with the [ * ] within the time period set forth in Section 11.3(a) for the applicable breach following such [ * ]. If as a result of such [ * ] it is [ * ], then [ * ].

(d) Termination for Patent Challenge. Exelixis may terminate this Agreement with respect to a given Product in a given country if BMS or its Affiliates or sublicensees, directly or indirectly, individually or in association with any other person or entity, challenge the validity, enforceability or scope of any Exelixis Licensed Patents that relate to such Product in such country; provided that, if BMS, due to a Change of Control transaction, acquires control of a company that is challenging, directly or indirectly, individually or in association with another person or entity, the validity, enforceability or scope of any Exelixis Licensed Patents, BMS shall have [ * ] from the date of such acquisition to terminate such challenge to such Exelixis Licensed Patents before Exelixis’ right to terminate under this Section 11.3(d) becomes effective. For clarity, any dispute as to whether a given Patent is within the scope of Exelixis Licensed Patents, such matter shall be subject to dispute resolution as set forth in Section 14.3.

11.4 Survival; Effect of Termination.

(a) In the event of termination of this Agreement, the following provisions of this Agreement shall survive: [ * ]

(b) In any event, termination of this Agreement shall not relieve the Parties of any liability which accrued hereunder prior to the effective date of such termination nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement nor prejudice either Party’s right to obtain performance of any obligation.

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11.5 Licenses and Payments on Termination.

(a) Termination by BMS (Section 11.2). Subject to Section 11.5(e), if BMS terminates this Agreement pursuant to Section 11.2 with respect to a particular Product in any country, then the license granted to BMS under Section 7.1 shall automatically terminate solely with respect to such Product in such country, and BMS shall, and hereby does, grant to Exelixis a royalty-free license, with the right to grant sublicenses, under the BMS Licensed Patents and BMS Licensed Know-How to clinically develop, make, use, sell, offer for sale and import such Product in such country. The license described in this Section 11.5(a) shall be non-exclusive, except that it shall be exclusive with respect to the manufacture, use and sale of such Products.

(b) Termination by Exelixis (Section 11.3). If this Agreement terminates pursuant to Section 11.3 with respect to a particular Product in any country, and BMS is the breaching Party, then the license granted to BMS under Section 7.1 shall automatically terminate solely with respect to such Product in such country, and BMS shall, and hereby does, grant to Exelixis a license, with the right to grant sublicenses, under the BMS Licensed Patents and BMS Licensed Know-How to clinically develop, make, use, sell, offer for sale and import such Product in such country. The license described in this Section 11.5(b) shall be non-exclusive, except that it shall be exclusive with respect to the manufacture, use and sale of such Product. For Products (other than any XL184 Product) [ * ] prior to termination, or for any XL184 Product, the license described in this Section 11.5(b) shall be fully-paid and royalty-free. For Products (other than any XL184 Product) [ * ] prior to termination and that are covered by a Valid Claim of an Exelixis Licensed Patent or BMS Licensed Patent in such country that, in either case, covers the Product or the manufacture, use or sale of such Product, the license described in this Section 11.5(b) shall bear a royalty of [ * ] of Exelixis’ Net Sales of such Product. For Products [ * ] prior to termination and that are covered by a Valid Claim of an Exelixis Licensed Patent or BMS Licensed Patent in such country that, in either case, covers the Product or the manufacture, use or sale of such Product, the license described in this Section 11.5(b) shall bear a royalty of [ * ] of Exelixis’ Net Sales of such Product. BMS’ right to receive royalties under this Section 11.5(b) shall expire on a country-by-country and Product-by-Product basis upon the later of: (i) [ * ]; or (ii) [ * ], in either case, [ * ].

(c) Termination by BMS (Section 11.3). If this Agreement terminates pursuant to Section 11.3 with respect to a particular Product in any country, and Exelixis is the breaching Party, then the license granted to Exelixis under Section 7.2, and to BMS under Section 7.1, shall automatically terminate solely with respect to such Product in such country, and Exelixis shall, and hereby does, grant to BMS a license, with the right to grant sublicenses, under the Exelixis Licensed Patents and Exelixis Licensed Know-How to clinically develop, make, use, sell, offer for sale and import such Product in such country. The license described in this Section 11.5(c) shall be non-exclusive, except that it shall be exclusive with respect to the manufacture, use and sale of such Product. For Products [ * ] prior to termination, the license described in this Section 11.5(c) shall be fully-paid and royalty-free. For Products [ * ] prior to termination and that are covered by a Valid Claim of an Exelixis Licensed Patent or BMS Licensed Patent in such country that, in either case, covers the Product or the manufacture, use or sale of such Product, the license described in this Section 11.5(c) shall bear a royalty of [ * ] of BMS’ Net Sales of such Product. For Products [ * ] prior to termination and that are covered by a Valid Claim of an Exelixis Licensed Patent or BMS Licensed Patent in such country that, in either case, covers the Product or the manufacture, use or sale of such Product, the license described in this Section 11.5(c) shall bear a royalty of [ * ]

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of BMS’ Net Sales of such Product. Exelixis’ right to receive royalties under this Section 11.5(c) shall expire on a country-by-country and Product-by-Product basis upon the later of: (i) [ * ]; or (ii) [ * ], in either case, [ * ].

(d) Transfers Related to Licenses. For each license granted under Sections 11.5(a) – 11.5(c), the licensing Party shall transfer via assignment, license or sublicense to the licensee Party: (i) all Information reasonably necessary for the development and commercialization of the Product to which such license relates; (ii) [ * ] that specifically relate to such Product and that are in the name of the licensing Party; (iii) [ * ] that specifically relate to such Product; (iv) [ * ] by the licensing Party that specifically relate to such Product; and (v) supplies of such Product (including any intermediates, retained samples and reference standards), that, in each case ((i) through (v)) are existing and in the Control of the licensing Party. Any such transfer(s) shall be [ * ] licensee Party.

(e) Exception for Termination for [ * ]. The license granted to [ * ] under Section 11.5(a) shall be of no force or effect with respect to any given Product where [ * ] termination of Development and/or Commercialization of such Product was due to [ * ]. For purposes of this Section 11.5(e), “[ * ]” means it is [ * ] or [ * ] there [ * ]: (i) [ * ]; or (ii) the [ * ], such as during [ * ] a Product. Notwithstanding anything to the contrary, this Section 11.5(e) shall not prevent [ * ] from using its license in Section 11.5(a) to [ * ] that was terminated for [ * ]. [ * ] shall provide [ * ] with all relevant data for such [ * ] but [ * ] to [ * ] any [ * ] relating to such [ * ].

(f) Additional Effects of Termination.

(i) At-Will Transfer. In the event of any termination pursuant to Section 11.2, [ * ]: (i) all Information relating to the Product, and all [ * ] with respect to Product in [ * ] name; (ii) all [ * ] related to the Product, to the extent that they may be [ * ]; (iii) all [ * ] related to the Product; and (iv) all supplies of Product (including any intermediates, retained samples and reference standards) that in each case are in [ * ] Control and that relate to the Product. [ * ] shall take such other actions and execute such other instruments, assignments and documents as may be necessary to effect the transfer of rights hereunder to Exelixis.

(ii) Breach Transfer. In the event of any termination pursuant to Section 11.3, the breaching Party shall transfer and assign to the non-breaching Party: (i) all Information relating to the Product, and all [ * ] with respect to Product in the breaching Party’s name; (ii) all [ * ] related to the Product, to the extent that they may be [ * ]; (iii) all [ * ] related to the Product; and (iv) all supplies of Product (including any intermediates, retained samples and reference standards) that in each case are in the breaching Party’s Control and that relate to the Product. The breaching Party shall take such other actions and execute such other instruments, assignments and documents as may be necessary to effect the transfer of rights hereunder to the non-breaching Party

11.6 Interim Supply. In the event of any termination pursuant to Section 11.2, or Section 11.3 (where BMS is the breaching Party), at Exelixis’ written request, BMS shall supply, or cause to be supplied, to Exelixis sufficient quantities of Product to satisfy Exelixis’ requirements for Product for a period of up to [ * ] following the effective date of termination, as Exelixis may require until Exelixis can itself assume or transition to a Third Party such manufacturing

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responsibilities; provided, however that Exelixis shall use Diligent Efforts to affect such assumption (or transition) as promptly as practicable. Such supply shall be [ * ] for such Product(s) with respect to development supply, and shall be [ * ] for such Product(s) with respect to commercial supply. Any such supply will be made pursuant to a supply agreement between the Parties with typical provisions relating to quality, forecasting and ordering to forecast, force majeure and product liability and indemnity. In the event that BMS has one or more agreements with Third Party manufacturers with respect to the manufacture of a Product, at Exelixis’ request, BMS shall use commercially reasonable efforts to transfer its rights and obligations under such agreement(s) to Exelixis upon any such termination.

12.	REPRESENTATIONS AND WARRANTIES AND COVENANTS

12.1 Mutual Authority. Exelixis and BMS each represents and warrants to the other as of the Execution Date that: (a) it has the authority and right to enter into and perform this Agreement, (b) this Agreement is a legal and valid obligation binding upon it and is enforceable in accordance with its terms, subject to applicable limitations on such enforcement based on bankruptcy laws and other debtors’ rights, and (c) its execution, delivery and performance of this Agreement shall not conflict in any material fashion with the terms of any other agreement or instrument to which it is or becomes a party or by which it is or becomes bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over it.

12.2 Rights in Technology.

(a) During the term of this Agreement, each Party shall use commercially reasonable efforts to maintain (but without an obligation to renew) and not to breach any agreements with Third Parties that provide a grant of rights from such Third Party to a Party that are Controlled by such Party and are licensed or become subject to a license from such Party to the other Party under Article 7. Each Party agrees to provide promptly the other Party with notice of any such alleged breach or obligation to renew. As of the Execution Date, each Party is in compliance in all material respects with any aforementioned agreements with Third Parties.

(b) Each Party represents and warrants that it: (i) has the ability to grant the licenses contained in or required by this Agreement; and (ii) is not currently subject to any agreement with any Third Party or to any outstanding order, judgment or decree of any court or administrative agency that restricts it in any way from granting to the other Party such licenses or the right to exercise its rights hereunder.

(c) Each Party represents and warrants that: (i) it has not granted, and covenants that it shall not grant after the Execution Date and during the term of this Agreement, any right, license or interest in or to, or an option to acquire any of the foregoing with respect to, the intellectual property rights licensed to the other Party hereunder (including the Exelixis Licensed Patents and the BMS Licensed Patents, as the case may be) that is in conflict with the rights (including the rights set forth in Article 7) or licenses granted or to be granted (including any conditional license rights) to the other Party under this Agreement; and (ii) it has not granted any lien, security interest or other encumbrance (excluding any licenses) with respect to any of the intellectual property rights licensed to the other Party hereunder that would prevent it from

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performing its obligations under this Agreement, or permitted such a lien, security interest or other encumbrance (excluding any permitted licenses) to attach to the intellectual property rights licensed to the other Party hereunder, except for the security interest that Exelixis granted to GSK with respect to XL184 and XL281 under the Loan and Security Agreement dated as of October 28, 2002 between the Exelixis and GSK, as amended, and the Patent Security Agreement and Mortgage dated as of October 28, 2002 between the Exelixis and GSK, as amended, and except as provided in Section 8.6(a).

12.3 Performance by Affiliates. The Parties recognize that each may perform some or all of its obligations under this Agreement through Affiliates; provided, however, that each Party shall remain responsible and be guarantor of the performance by its Affiliates and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. In particular, if any Affiliate of a Party participates under this Agreement with respect to Collaboration Compounds: (a) the restrictions of this Agreement which apply to the activities of a Party with respect to Collaboration Compounds shall apply equally to the activities of such Affiliate; and (b) the Party affiliated with such Affiliate shall assure, and hereby guarantees, that any intellectual property developed by such Affiliate shall be governed by the provisions of this Agreement (and subject to the licenses set forth in Article 7) as if such intellectual property had been developed by the Party.

12.4 Third Party Rights. Each Party represents and warrants to the other Party that, to its Knowledge as of the Execution Date, its performance of work under the Collaboration as contemplated by this Agreement shall not infringe the valid patent, trade secret or other intellectual property rights of any Third Party. Each Party represents and warrants to the other Party that, to its Knowledge as of the Execution Date, it will not violate a contractual or fiduciary obligation owed to such Third Party (including misappropriation of trade secrets) by performing its work under the Collaboration as contemplated by this Agreement.

12.5 Notice of Infringement or Misappropriation. Each Party represents and warrants to the other Party that, as of the Execution Date, it has received no notice of infringement or misappropriation of any alleged rights asserted by any Third Party in relation to any technology that such Party intends, as of the Execution Date, to use in connection with the Collaboration.

12.6 HSR Act Filing; Effective Date. The Parties shall each, prior to or as promptly as practicable after the Execution Date of this Agreement, file or cause to be filed with the U.S. Federal Trade Commission and the U.S. Department of Justice and any relevant foreign governmental authority any notifications required to be filed under the HSR Act and any applicable foreign equivalent thereof with respect to the transactions contemplated hereby; provided that the Parties shall each file the notifications required to be filed under the HSR Act no later than [ * ] after the Execution Date of this Agreement. Each Party shall be responsible for its own costs in connection with such filing, except that BMS shall be [ * ]. The Parties shall use commercially reasonable efforts to respond promptly to any requests for additional information made by either of such agencies, and to cause the waiting periods under the HSR Act and any applicable foreign equivalent thereof to terminate or expire at the earliest possible date after the date of filing. Each Party shall use its commercially reasonable efforts to ensure that its representations and warranties set forth in this Agreement remain true and correct at and as of the Effective Date as if such representations and warranties were made at and as of the Effective Date. Notwithstanding

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anything in this Agreement to the contrary, this Agreement (other than Article 10 and this Section 12.6) [ * ] under the HSR Act in the U.S., the expiration or earlier termination of any applicable waiting period under the antitrust or competition laws of any other jurisdiction, and the approval or clearance of the transactions contemplated by this Agreement in any jurisdiction requiring advance approval or clearance (the “Effective Date”).

13.	INDEMNIFICATION AND LIMITATION OF LIABILITY

13.1 Mutual Indemnification. Subject to Section 13.4, each Party hereby agrees to indemnify, defend and hold harmless the other Party, its Affiliates, and their respective directors, employees and agents from and against any and all Third Party suits, claims, actions, demands, liabilities, expenses and/or losses, including reasonable legal expenses and reasonable attorneys’ fees (“Losses”) to the extent such Losses result from any: (a) breach of warranty by the indemnifying Party contained in the Agreement; (b) breach of the Agreement or applicable law by such indemnifying Party; (c) negligence or willful misconduct of the indemnifying Party, its Affiliates or (sub)licensees, or their respective directors, employees and agents in the performance of the Agreement; and/or (d) breach of a contractual or fiduciary obligation owed by it to a Third Party (including misappropriation of trade secrets).

13.2 Indemnification by BMS. Subject to Section 13.4, BMS hereby agrees to indemnify, defend and hold harmless Exelixis and its directors, employees and agents from and against any and all Losses to the extent such Losses result from [ * ] by BMS or its Affiliates, agents or sublicensees, except to the extent such Losses result from any: (a) breach of warranty by Exelixis contained in the Agreement; (b) breach of the Agreement or applicable law by Exelixis; (c) negligence or willful misconduct by Exelixis, its Affiliates or (sub)licensees, or their respective directors, employees and agents in the performance of the Agreement; and/or (d) breach of a contractual or fiduciary obligation owed by Exelixis to a Third Party (including misappropriation of trade secrets).

13.3 Certain Losses. Any Losses resulting from [ * ] by a Party or its Affiliates, agents or sublicensees with respect to which neither Party owes an indemnification obligation under Section 13.1 shall be [ * ], if incurred prior to [ * ] to which such Loss relates; or (b) [ * ], if incurred after [ * ] to which such Loss relates.

13.4 Conditions to Indemnification. As used herein, “Indemnitee” shall mean a party entitled to indemnification under the terms of Sections 13.1 or 13.2. A condition precedent to each Indemnitee’s right to seek indemnification under such Sections 13.1 or 13.2 is that such Indemnitee shall:

(a) inform the indemnifying Party under such applicable Section of a Loss as soon as reasonably practicable after it receives notice of the Loss;

(b) if the indemnifying Party acknowledges that such Loss falls within the scope of its indemnification obligations hereunder, permit the indemnifying Party to assume direction and control of the defense, litigation, settlement, appeal or other disposition of the Loss (including the right to settle the claim solely for monetary consideration); provided, that the indemnifying Party shall seek the prior written consent (such consent not to be unreasonably withheld, delayed or

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conditioned) of any such Indemnitee as to any settlement which would materially diminish or materially adversely affect the scope, exclusivity or duration of any Patents licensed under this Agreement, would require any payment by such Indemnitee, would require an admission of legal wrongdoing in any way on the part of an Indemnitee, or would effect an amendment of this Agreement; and

(c) fully cooperate (including providing access to and copies of pertinent records and making available for testimony relevant individuals subject to its control) as reasonably requested by, and at the expense of, the indemnifying Party in the defense of the Loss.

Provided that an Indemnitee has complied with all of the conditions described in subsections 13.4(a) – (c), as applicable, the indemnifying Party shall provide attorneys reasonably acceptable to the Indemnitee to defend against any such Loss. Subject to the foregoing, an Indemnitee may participate in any proceedings involving such Loss using attorneys of the Indemnitee’s choice and at the Indemnitee’s expense. In no event may an Indemnitee settle or compromise any Loss for which the Indemnitee intends to seek indemnification from the indemnifying Party hereunder without the prior written consent of the indemnifying Party (such consent not to be unreasonably withheld, delayed or conditioned), or the indemnification provided under such Section 13.1 or 13.2 as to such Loss shall be null and void.

13.5 Limitation of Liability. EXCEPT FOR AMOUNTS PAYABLE TO THIRD PARTIES BY A PARTY FOR WHICH IT SEEKS REIMBURSEMENT OR INDEMNIFICATION PROTECTION FROM THE OTHER PARTY PURSUANT TO SECTIONS 13.1 AND 13.2, AND EXCEPT FOR BREACH OF SECTION 10.1 HEREOF, IN NO EVENT SHALL EITHER PARTY, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR AFFILIATES BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES, WHETHER BASED UPON A CLAIM OR ACTION OF CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER TORT, OR OTHERWISE, ARISING OUT OF THE AGREEMENT, UNLESS SUCH DAMAGES ARE DUE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE LIABLE PARTY (INCLUDING GROSS NEGLIGENCE OR WILLFUL BREACH WITH RESPECT TO A PARTY’S REPRESENTATIONS AND WARRANTIES IN ARTICLE 12). FOR CLARITY, THE AMOUNT OF THE UPFRONT PAYMENTS AND LICENSE FEE PAYMENTS DESCRIBED IN SECTION 8.1 MAY SERVE AS A MEASURE OF A REMEDY IN THE EVENT OF A BREACH WITH RESPECT TO EXELIXIS’ REPRESENTATIONS AND WARRANTIES IN ARTICLE 12.

13.6 Collaboration Disclaimer. EXCEPT AS PROVIDED IN ARTICLE 12 ABOVE, BMS EXPRESSLY DISCLAIMS ANY AND ALL OTHER WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES WITH RESPECT TO ANY COMPOUNDS OR INFORMATION (AND ANY PATENT RIGHTS OBTAINED THEREON) IDENTIFIED, MADE OR GENERATED BY BMS AS PART OF THE COLLABORATION OR OTHERWISE MADE AVAILABLE TO EXELIXIS PURSUANT TO THE TERMS OF THE AGREEMENT. EXCEPT AS PROVIDED IN ARTICLE 12 ABOVE, EXELIXIS EXPRESSLY DISCLAIMS ANY AND ALL OTHER WARRANTIES OF ANY

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KIND, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES WITH RESPECT TO ANY COMPOUNDS OR INFORMATION (AND ANY PATENT RIGHTS OBTAINED THEREON) IDENTIFIED, MADE OR GENERATED BY EXELIXIS AS PART OF THE COLLABORATION OR OTHERWISE MADE AVAILABLE TO BMS PURSUANT TO THE TERMS OF THE AGREEMENT.

14.	MISCELLANEOUS

14.1 Dispute Resolution. Unless otherwise set forth in this Agreement and excluding in particular any dispute described in Section 14.3 (which will be handled exclusively in accordance with Section 14.3), any dispute over matters within the authority of the JEC pursuant to Article 2 (which will be handled exclusively in accordance with Section 2.6(c)), and any dispute handled pursuant to Section 7.1(b)(i)(3), Section 7.5(b), Section 8.11(b) or Section 8.21(b), in the event of any dispute, controversy or claim arising out of, relating to or in connection with any provision of the Agreement, the Parties shall try to settle their differences amicably between themselves first, by referring the disputed matter to the Party’s respective Executive Officers. Either Party may initiate such informal dispute resolution by sending written notice of the dispute to the other Party, and, within [ * ] after such notice, such Executive Officers shall meet for attempted resolution by good faith negotiations. If such Executive Officers are unable to resolve such dispute within [ * ] of their first meeting for such negotiations, either Party may seek to have such dispute resolved in any U.S. federal or state court of competent jurisdiction and appropriate venue, provided, that if such suit includes a Third Party claimant or defendant, and jurisdiction and venue with respect to such Third Party appropriately resides outside the U.S., then in any other jurisdiction or venue permitted by applicable law.

14.2 Governing Law. Resolution of all disputes, controversies or claims arising out of, relating to or in connection with the Agreement or the performance, enforcement, breach or termination of the Agreement and any remedies relating thereto, shall be governed by and construed under the substantive laws of the State of Delaware, without regard to conflicts of law rules.

14.3 Patents and Trademarks; Equitable Relief.

(a) Any dispute, controversy or claim arising out of, relating to or in connection with: (i) the scope, validity, enforceability or infringement of any Patent rights covering the research, development, manufacture, use or sale of any Product; or (ii) any trademark rights related to any Product, shall in each case be submitted to a court of competent jurisdiction in the territory in which such Patent or trademark rights were granted or arose.

(b) Any dispute, controversy or claim arising out of, relating to or in connection with the need to seek preliminary or injunctive measures or other equitable relief (e.g., in the event of a potential or actual breach of the confidentiality and non-use provisions in Article 10) need not be resolved through the procedure described in Section 14.1 but may be immediately brought in a court of competent jurisdiction.

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14.4 Entire Agreement; Amendments. This Agreement sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto and supersedes and terminates all prior agreements and understandings between the Parties. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth herein and therein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.

14.5 Export Control. This Agreement is made subject to any restrictions concerning the export of products or technical information from the U.S. or other countries which may be imposed upon or related to Exelixis or BMS from time to time. Each Party agrees that it shall not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other governmental entity.

14.6 Bankruptcy.

(a) All rights and licenses granted under or pursuant to this Agreement, including amendments hereto, by each Party to the other Party are, for all purposes of Section 365(n) of Title 11 of the U.S. Code (“Title 11”), licenses of rights to intellectual property as defined in Title 11. Each Party agrees during the term of this Agreement to create and maintain current copies or, if not amenable to copying, detailed descriptions or other appropriate embodiments, to the extent feasible, of all such intellectual property. If a case is commenced by or against either Party (the “Bankrupt Party”) under Title 11, then, unless and until this Agreement is rejected as provided in Title 11, the Bankrupt Party (in any capacity, including debtor-in-possession) and its successors and assigns (including a Title 11 Trustee) shall, at the election of the Bankrupt Party made within sixty (60) days after the commencement of the case (or, if no such election is made, immediately upon the request of the non-Bankrupt Party) either (i) perform all of the obligations provided in this Agreement to be performed by the Bankrupt Party including, where applicable, providing to the non-Bankrupt Party portions of such intellectual property (including embodiments thereof) held by the Bankrupt Party and such successors and assigns or otherwise available to them or (ii) provide to the non-Bankrupt Party all such intellectual property (including all embodiments thereof) held by the Bankrupt Party and such successors and assigns or otherwise available to them.

(b) If a Title 11 case is commenced by or against the Bankrupt Party and this Agreement is rejected as provided in Title 11 and the non-Bankrupt Party elects to retain its rights hereunder as provided in Title 11, then the Bankrupt Party (in any capacity, including debtor-in-possession) and its successors and assigns (including a Title 11 Trustee) shall provide to the non-Bankrupt Party all such intellectual property (including all embodiments thereof) held by the Bankrupt Party and such successors and assigns or otherwise available to them immediately upon the non-Bankrupt Party’s written request therefor. Whenever the Bankrupt Party or any of its successors or assigns provides to the non-Bankrupt Party any of the intellectual property licensed hereunder (or any embodiment thereof) pursuant to this Section 14.6, the non-Bankrupt Party shall have the right to perform the obligations of the Bankrupt Party hereunder with respect to such intellectual property, but neither such provision nor such performance by the non-Bankrupt Party shall release the Bankrupt Party from any such obligation or liability for failing to perform it.

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(c) All rights, powers and remedies of the non-Bankrupt Party provided herein are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including Title 11) in the event of the commencement of a Title 11 case by or against the Bankrupt Party. The non-Bankrupt Party, in addition to the rights, power and remedies expressly provided herein, shall be entitled to exercise all other such rights and powers and resort to all other such remedies as may now or hereafter exist at law or in equity (including under Title 11) in such event. The Parties agree that they intend the foregoing non-Bankrupt Party rights to extend to the maximum extent permitted by law and any provisions of applicable contracts with Third Parties, including for purposes of Title 11, (i) the right of access to any intellectual property (including all embodiments thereof) of the Bankrupt Party or any Third Party with whom the Bankrupt Party contracts to perform an obligation of the Bankrupt Party under this Agreement, and, in the case of the Third Party, which is necessary for the development, registration and manufacture of Products and (ii) the right to contract directly with any Third Party described in (i) in this sentence to complete the contracted work. Any intellectual property provided pursuant to the provisions of this Section 14.6 shall be subject to the licenses set forth elsewhere in this Agreement and the payment obligations of this Agreement, which shall be deemed to be royalties for purposes of Title 11.

14.7 Force Majeure. Each Party shall be excused from the performance of its obligations under this Agreement to the extent that such performance is prevented by force majeure (defined below) and the nonperforming Party promptly provides notice of the prevention to the other Party. Such excuse shall be continued so long as the condition constituting force majeure continues and the nonperforming Party takes reasonable efforts to remove the condition. For purposes of this Agreement, “force majeure” shall include conditions beyond the control of the Parties, including an act of God, acts of terrorism, voluntary or involuntary compliance with any regulation, law or order of any government, war, civil commotion, labor strike or lock-out, epidemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe. The payment of invoices due and owing hereunder shall in no event be delayed by the payer because of a force majeure affecting the payer.

14.8 Notices. Any notices given under this Agreement shall be in writing, addressed to the Parties at the following addresses, and delivered by person, by facsimile (with receipt confirmation), or by FedEx or other reputable courier service. Any such notice shall be deemed to have been given: (a) as of the day of personal delivery; (b) one (1) day after the date sent by facsimile service; or (c) on the day of successful delivery to the other Party confirmed by the courier service. Unless otherwise specified in writing, the mailing addresses of the Parties shall be as described below.

For Exelixis:	Exelixis, Inc.
249 East Grand Avenue
P.O. Box 511
So. San Francisco, CA 94083-0511
Attention: EVP, General Counsel

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With a copy to:	Cooley Godward Kronish LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306
Attention: Marya A. Postner, Esq.

For BMS:	Bristol-Myers Squibb Company
P.O. Box 4000
Route 206 and Province Line Road
Princeton, NJ 08543-4000
Attention: Senior Vice President, Strategic Transactions Group
Phone: 609-252-5333
Fax: 609-252-7212

With a copy to:	Bristol-Myers Squibb Company
P.O. Box 4000
Route 206 and Province Line Road
Princeton, NJ 08543-4000
Attention: Vice President and Senior Counsel, Corporate and Business Development
Phone: 609-252-5328
Fax: 609-252-4232

Furthermore, a copy of any notices required or given under Article 7 of this Agreement shall also be addressed to the Vice President and Chief Intellectual Property Counsel of BMS at the address set forth in Section 7.9(f).

14.9 Maintenance of Records Required by Law or Regulation. Each Party shall keep and maintain all records required by law or regulation with respect to Products and shall make copies of such records available to the other Party upon request.

14.10 Assignment. Neither Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other (such consent not to be unreasonably withheld, delayed or conditioned), except a Party may make such an assignment without the other Party’s consent to an Affiliate or to a Third Party successor to all or substantially all of the business of such Party to which this Agreement relates, whether in a merger, sale of stock, sale of assets or other transaction; provided that any such permitted successor or assignee of rights and/or obligations hereunder is obligated, by reason of operation of law or pursuant to a written agreement with the other Party, to assume performance of this Agreement or such rights and/or obligations; and provided, further, that if assigned to an Affiliate, the assigning Party shall remain jointly and severally responsible for the performance of this Agreement by such Affiliate. Any permitted assignment shall be binding on the successors of the assigning Party. Any assignment or attempted assignment by either Party in violation of the terms of this Section 14.10 shall be null and void and of no legal effect.

14.11 Electronic Data Interchange. If both Parties elect to facilitate business activities hereunder by electronically sending and receiving data in agreed formats (also referred to as Electronic Data Interchange or “EDI”) in substitution for conventional paper-based documents, the terms and conditions of this Agreement shall apply to such EDI activities.

79

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

14.12 Non-Solicitation of Employees. After the Effective Date and during the term of this Agreement, each Party agrees that neither it nor any of its divisions, operating groups or Affiliates shall recruit, solicit or induce any employee of the other Party directly involved in the activities conducted pursuant to this Agreement to terminate his or her employment with such other Party and become employed by or consult for such Party, whether or not such employee is a full-time employee of such other Party, and whether or not such employment is pursuant to a written agreement or is at-will. For purposes of the foregoing, “recruit”, “solicit” or “induce” shall not be deemed to mean: (a) circumstances where an employee of a Party initiates contact with the other Party or any of its Affiliates with regard to possible employment; or (b) general solicitations of employment not specifically targeted at employees of a Party or any of its Affiliates, including responses to general advertisements.

14.13 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

14.14 Severability. If any of the provisions of this Agreement are held to be invalid or unenforceable by any court of competent jurisdiction from which no appeal can be or is taken, the provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof. The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

14.15 No Waiver. Any delay in enforcing a Party’s rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Agreement, excepting only as to an express written and signed waiver as to a particular matter for a particular period of time.

14.16 Construction of this Agreement. Except where the context otherwise requires, wherever used, the use of any gender shall be applicable to all genders, and the word “or” are used in the inclusive sense. When used in this Agreement, “including” means “including without limitation”. References to either Party include the successors and permitted assigns of that Party. The headings of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The Parties have each consulted counsel of their choice regarding this Agreement, and, accordingly, no provisions of this Agreement shall be construed against either Party on the basis that the Party drafted this Agreement or any provision thereof. If the terms of this Agreement conflict with the terms of any Exhibit, then the terms of this Agreement shall govern. The official text of this Agreement and any Exhibits hereto, any notice given or accounts or statements required by this Agreement, and any dispute proceeding related to or arising hereunder, shall be in English. In the event of any dispute concerning the construction or meaning of this Agreement, reference shall be made only to this Agreement as written in English and not to any other translation into any other language.

80

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

14.17 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be an original and all of which shall constitute together the same document. Counterparts may be signed and delivered by facsimile, or electronically in PDF format, each of which shall be binding when sent.

Signature page follows.

81

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the Parties have executed this Agreement in duplicate originals by their proper officers. The date that this Agreement is signed shall not be construed to imply that the document was made effective on that date.

BRISTOL-MYERS SQUIBB COMPANY		EXELIXIS, INC.

By:	/s/ Jeremy Levin	By:	/s/ George Scangos
Title:	Senior Vice President, External Science, Technology and Licensing	Title:	President & CEO

Date:	12/10/2008	Date:	12/10/2008

82

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 1.40

List of Identified Target(s) for Each Collaboration Compound

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 3.5

List of Priority Documents to be provided to BMS by Exelixis

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 5.4(c)

TERMS OF CO-PROMOTION AGREEMENT

Without limiting the generality of either Party’s rights and obligations contained in the Agreement, the Co-Promotion Agreement shall, in addition to such other terms as the Parties may agree and as are customary in an agreement of that type, include the following terms and conditions, unless otherwise agreed upon by the Parties:

Allocation of Commercial Responsibilities

Exelixis [ * ] the right or obligation to co-promote a Co-Promotion Product for [ * ].

By [ * ] of each year, the JCC shall decide the [ * ] to be performed by both Parties during the Fiscal year commencing on January 1 of the following year for the promotion of the Product in the U.S. based on indication(s) then available and expected to be available during the forthcoming year for Commercialization of the Product in the U.S. The [ * ] shall be reviewed and may be modified or adjusted during such year if both Parties so agree. (For each year, the [ * ] for that year.)

As a fundamental principle of the Co-Promotion in the U.S., Exelixis shall perform [ * ] [ * ] in each year. Exelixis may phase-in its required number of representatives by recruiting, hiring and training such representatives over a period of [ * ] so long as Exelixis maintains, from the time estimated by the JDC to be [ * ] prior to anticipated approval as set forth in the then-current U.S. Commercialization Plan, the greater of (x) [ * ] required total representatives (determined by the JCC) as Exelixis representatives or (y) [ * ] Exelixis representatives. [ * ] to make up the difference between the above minimum requirement and Exelixis’ share of the [ * ] during such [ * ] period, subject to [ * ] to perform such [ * ] with any costs associated with such performance by [ * ], (with such approval not to be unreasonably withheld). All Exelixis sales representatives who will be performing sales calls shall [ * ] Additionally, all Exelixis sales representatives, prior to being assigned by Exelixis to a Collaboration Product, [ * ] shall be set forth in the Co-Promotion Agreement), and [ * ] in accordance with applicable U.S. laws and regulations. All Exelixis and BMS sales representatives shall be [ * ] relevant to the Product.

Pre-approval, BMS shall provide initial sales training on the Product for the Exelixis sales representatives who will be performing sales calls in the U.S. Following such initial training, any subsequent training of Exelixis sales representatives shall be made available by [ * ] on the Product.

With respect to marketing activities in the Profit-Share markets, the Parties shall work via the JCC to discuss positioning, branding, core messaging, distribution channel strategy, development strategy, competitive strategy, target selection, opinion leader development and investor and press relations.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Co-Promotion Agreement

The Co-Promotion Agreement will be negotiated [ * ]. The parties recognize that a [ * ]. The Co-Promotion agreement shall be limited to commercialization in the United States and shall be consistent with the Agreement and rights granted to the JCC, JDC, JFC and JEC in the Agreement.

In the Co-Promotion Agreement, the Parties shall jointly establish detailing thresholds, measures of sales performance consistent with internal company metrics and Net Sales and through a well established third party sales reporting entity, value of each detail for profit calculation purposes, and shortfall provisions (e.g., [ * ], etc.) in the definitive Co-Promotion Agreement. The Parties shall decide in the Co-Promotion agreement on the general [ * ] for each Party to [ * ].

Breach

The Parties shall jointly establish standards and consequences for material breach of the co-promotion obligations (e.g., the threshold of material breach and remedies therefor, including without limitation the possibility of termination of the breaching Party’s co-promotion right, etc.) set forth in the definitive Co-Promotion Agreement.

Without limiting the foregoing, in the event that a Party does not provide at least [ * ] for any [ * ] with respect to a Co-Promotion Product, then the other Party shall have the right to assume all Commercialization responsibilities with respect to such Co-Promotion Product.

Use of Contractors	Only during the first [ * ] post [ * ], in order to reach Exelixis’ [ * ] threshold of representatives. Also, if such other Party [ * ], then a contract sales organization may be used and the expenses incurred by such other Party for such activities shall be [ * ].

Change of Control	In the event of a Change of Control transaction in which Exelixis is acquired by a Qualifying Oncology Company (defined below), BMS shall have the right to assume all Commercialization responsibilities with respect to the Co-Promotion Product. In addition, the Parties shall implement modifications to the committee structure with respect to any Co-Promotion Product to ensure that competitively sensitive information of either Party with respect to other oncology products controlled by such Party is not compromised. A “Qualifying Oncology Company” means any company that owns one or more products that: (a) [ * ]; or (b) [ * ].

2

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 7.1(b)(i)

Exelixis Marks

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 7.10(a)

184 Patents

Application No.	Filing Date	Exelixis Docket No.
[ * ]	[ * ]	[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 7.10(b)

281 Patents

Application No.	Filing Date	Exelixis Docket No.
[ * ]	[ * ]	[ * ]

[ * ]	[ * ]	[ * ]

[ * ]	[ * ]	[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 11.5

Bristol-Myers Squibb and Exelixis Enter Global Collaboration on

Two Novel Cancer Programs

Programs include XL184, a Phase III inhibitor of MET, VEGFR2 and RET,

and XL281, a Phase I Inhibitor of RAF Kinase

PRINCETON, New Jersey, and SOUTH SAN FRANCISCO, California – December XX, 2008 – Bristol-Myers Squibb Company (NYSE: BMY) and Exelixis, Inc. (Nasdaq:EXEL) today announced a global collaboration covering two novel cancer programs: Exelixis’ XL184, a small molecule inhibitor of MET, VEGFR2 and RET, which is currently in Phase III development for medullary thyroid cancer, and its associated development program; and Exelixis’ XL281, a small molecule inhibitor of RAF kinase, which is currently in Phase I development for the treatment of patients with advanced solid tumor malignancies, and its associated development program.

Under the terms of the collaboration, Bristol-Myers Squibb agreed to pay Exelixis an upfront cash payment of $195 million for the development and commercialization rights to both programs and to make additional license payments of $45 million in 2009.

The companies have agreed to co-develop XL184. Exelixis will have the option to co-promote XL184 in the United States. The companies will share worldwide development costs and commercial profits on XL184 in the United States. Exelixis will be eligible to receive sales performance milestones of up to $150 million and royalties on sales outside the United States. The clinical development of XL184 will be directed by a joint committee. It is anticipated that Exelixis will conduct a significant portion of clinical development activities through 2010. Exelixis may opt out of the co-development for XL184 in the United States, in which case Exelixis would instead be eligible to receive development and regulatory milestones of up to $295 million, royalties on XL184 product sales worldwide, and sales performance milestones.

Bristol-Myers Squibb will receive an exclusive worldwide license to develop and commercialize XL281. Bristol-Myers Squibb will be responsible for funding all future development. Exelixis is eligible for development and regulatory milestones of up to $315 million, sales performance milestones of up to $150 million and royalties on worldwide sales of XL281.

“For nearly a decade, the foundation for our close collaborations with Exelixis has been a commitment to discover and develop new medicines to help patients prevail over serious disease,” said Elliott Sigal, M.D., Ph.D., executive vice president, chief scientific officer, and president, Research and Development of Bristol-Myers Squibb. “XL184 and XL281 represent significant new opportunities to inhibit the progression of many different tumor types.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

This agreement represents the next pearl in our on-going String of Pearls initiative, designed to accelerate our company’s strategy to transform into a BioPharma leader by blending external scientific innovation with our own internal research and development expertise. Together with Exelixis, we intend to fully explore how these compounds can potentially extend the treatment options of patients with cancer.”

“There have been many attempts to blend the best of big pharma with the best of biotech, and over the years Exelixis and Bristol-Myers Squibb have learned how to do just that. This new collaboration maximizes the capabilities and strengths of each partner and sets the stage for the aggressive development of XL184 and XL281. The collaboration provides the development programs with appropriate resources and positions both compounds to be developed to their full potential in indications with significant commercial potential,” said George Scangos, president and chief executive officer of Exelixis. “Exelixis and Bristol-Myers Squibb are working toward a shared vision of maximizing the potential of these compounds to benefit patients who suffer from numerous types of cancer.”

XL184 provides a novel approach to the treatment of a variety of solid tumors where signaling through MET, VEGFR2 or RET plays an important role in dysregulated tumor growth and progression. XL184 has recently begun a Phase III clinical trials in medullary thyroid cancer, a disease in which RET mutations are found in a large proportion of patients. In addition, clinical trials to exploit the MET and VEGFR2 targeting of XL184 are ongoing in patients with non-small cell lung cancer and glioblastoma. Preclinically, XL184 also exhibits inhibitory activity for MET and VEGFR2 in a variety of breast, colon and brain tumor models.

XL281 is a novel small molecule designed to selectively inhibit RAF kinase, which lies immediately downstream of RAS and is a key component of the RAS/RAF/MEK/ERK kinase signaling pathway. The RAS/RAF/MEK/ERK pathway plays a key role in the transmission of growth-promoting signals downstream of receptor tyrosine kinases. Dysregulation of this pathway plays a pivotal role in the progression of many human tumors, and inhibition of the pathway may be useful in the treatment of cancer. Phase I trials with this molecule are underway in order to select a dose and schedule for Phase II disease-directed trials.

The effectiveness of the agreement is subject to antitrust clearance under the Hart-Scott-Rodino Antitrust Improvements Act and other customary regulatory approvals.

About Bristol-Myers Squibb

Bristol-Myers Squibb is a global biopharmaceutical company whose mission is to extend and enhance human life. For more information visit www.bms.com.

2

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

About Exelixis

Exelixis, Inc. is a development-stage biotechnology company dedicated to the discovery and development of novel small molecule therapeutics for the treatment of cancer and other serious diseases. The company is leveraging its fully integrated drug discovery platform to fuel the growth of its development pipeline, which is primarily focused on cancer. Currently, Exelixis’ broad product pipeline includes investigational compounds in Phase III, Phase II and Phase I clinical development. Exelixis has established strategic corporate alliances with major pharmaceutical and biotechnology companies, including Bristol-Myers Squibb, GlaxoSmithKline, Genentech, Wyeth Pharmaceuticals and Daiichi-Sankyo. For more information, please visit the company’s website at http://www.exelixis.com.

Exelixis Forward-Looking Statements

This press release contains forward-looking statements by Exelixis, including, without limitation, statements related to the anticipated closing and Exelixis’ receipt of an upfront cash payment from Bristol-Myers Squibb; potential license and milestone payments by Bristol-Myers Squibb to Exelixis; the companies’ plan to share development costs and commercial profits for XL184 in the United States; Exelixis’ potential receipt of royalties for XL184 products sales; Exelixis’ right to opt out of the co-development and co-promotion of XL184 in the United States and the related impact on potential royalties and milestones; Exelixis’ potential receipt of development, regulatory and sales milestones and royalties on worldwide sales of XL281; and the future funding, development path and commercial and therapeutic potential of XL184 and XL281 and associated compounds. Words such as “will,” “plan,” “eligible,” “may,” “shall,” “intend,” “potential,” “positions” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Exelixis’ current plans, assumptions, beliefs and expectations. Forward-looking statements involve risks and uncertainties. Exelixis’ actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the potential failure of XL184 and XL281 to demonstrate safety and efficacy in clinical testing; the therapeutic and commercial value of XL184 and XL281; the uncertainty of the FDA approval process; market competition; and risks related to Exelixis’ dependence on its relationship with Bristol-Myers Squibb. These and other risk factors are discussed under “Risk Factors” and elsewhere in Exelixis’ quarterly report on Form 10-Q for the quarter ended September 26, 2008 and Exelixis’ other filings with the Securities and Exchange Commission. Exelixis expressly disclaims any duty, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Exelixis’ expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Bristol-Myers Squibb Forward-Looking Statements

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995, regarding the research, development and commercialization of pharmaceutical products. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Among other risks, there can be no guarantee that the clinical trials described in this release will support a regulatory filing or that the products described in this release will receive regulatory approval. There can be no assurance that if approved, the products will be commercially successful. Forward-looking statements in the press release should be evaluated together with the many uncertainties that affect Bristol-Myers Squibb’s business, particularly those identified in the cautionary factors discussion in Bristol-Myers Squibb’s Annual Report on Form 10-K for the year ended December 31, 2007, its Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Bristol-Myers Squibb undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Bristol-Myers Squibb Company	Exelixis
Media	Media
Jennifer Fron Mauer, 609-252-6579	Soleil Harrison, 650-837-7012
jennifer.mauer@bms.com	cbutler@exelixis.com
or	or
Investors	Investors
John Elicker, 212-546-3775	Charles Butler, 650-837-7277
john.elicker@bms.com	cbutler@exelixis.com

###

3

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.66

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

AMENDMENT NO. 1 TO THE COLLABORATION AGREEMENT

BETWEEN

EXELIXIS, INC., AND BRISTOL-MYERS SQUIBB COMPANY

THIS AMENDMENT NO. 1 (“Amendment No. 1”) to the Agreement (defined below) is effective on December 17, 2008 (the “Amendment No. 1 Effective Date”) by and between Exelixis, Inc., a Delaware corporation located at 170 Harbor Way, P.O. Box 511, South San Francisco, California 94083-0511 (“Exelixis”) and Bristol-Myers Squibb Company, a Delaware corporation headquartered at 345 Park Avenue, New York, New York 10154 (“BMS”). Exelixis and BMS may be referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS, Exelixis and BMS entered into that certain Collaboration Agreement executed as of December 11, 2008 (the “Agreement”) for the purposes of applying Exelixis technology and expertise to the development and commercialization of novel therapeutic and prophylactic products, including XL184 and XL281; and

WHEREAS, the Parties desire to amend the Agreement to amend the definition of “Effective Date” and to clarify the treatment of possible regulatory filings as set forth below.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

AGREEMENT

1.	AMENDMENT OF THE AGREEMENT

The Parties hereby agree to amend the terms of the Agreement as provided below, effective as of the Amendment No. 1 Effective Date. To the extent that the Agreement is explicitly amended by this Amendment No. 1, the terms of this Amendment No. 1 will control where the terms of the Agreement are contrary to or conflict with the following provision. Where the Agreement is not explicitly amended, the terms of the Agreement will remain in full force and effect. Capitalized terms used in this Amendment No. 1 that are not otherwise defined herein shall have the same meanings as such terms have in the Agreement.

1.1 Amendment of Section 13.6. The Parties agree to delete Section 13.6 of the Agreement in its entirety and replace it with the following:

“13.6 Effective Date; HSR Act Filing.

(a) Effective Date. The Parties agree that the effective date of this Agreement is December 18, 2008 (the “Effective Date”).

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b) Effect of HSR Act Filing on Rights & Obligations. If the exercise by BMS of any of its rights under the Agreement, or the exercise by Exelixis of any of its rights under the Agreement, requires the making of filings under the HSR Act, or under any similar premerger notification provision in the European Union or any other jurisdiction, then all rights and obligations directly related to the exercise of such rights(s) (e.g., the corresponding license grants and corresponding payment obligations) [ * ], and each Party agrees to diligently make any such filings and respond to any request for information to expedite review of such transaction. Each Party shall be responsible for its own costs in connection with such filing, except that BMS shall be [ * ].

(c) Resolution of Regulatory Authority Opposition. If the antitrust enforcement authorities in the U.S. make a second request under the HSR Act, or any antitrust enforcement authority in another jurisdiction commences an investigation into the exercise by BMS of any of its rights, then the Parties shall, in good faith, cooperate with each other and take reasonable actions to attempt to: (i) resolve all enforcement agency concerns about the transaction under investigation; and (ii) diligently oppose any enforcement agency opposition to such transaction. In the event the enforcement agency files a formal action to oppose the transaction, the Parties shall confer in good faith to determine the appropriate strategy for resolving the enforcement agency opposition, including where appropriate, [ * ], with the [ * ]. Notwithstanding the foregoing, nothing in this Section 12.6 shall [ * ].”

2.	MISCELLANEOUS

2.1 Full Force and Effect. This Amendment No. 1 amends the terms of the Agreement and is deemed incorporated into, and governed by all other terms of, the Agreement. The provisions of the Agreement, as amended by this Amendment No. 1, remain in full force and effect.

2.2 Further Actions. Each Party shall execute, acknowledge and deliver such further instruments, and do all other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Amendment No. 1.

2.3 Counterparts. This Amendment No. 1 may be signed in counterparts, each and every one of which shall be deemed an original, notwithstanding variations in format or file designation, which may result from the electronic transmission, storage and printing of copies of this Amendment No. 1 from separate computers or printers. Facsimile signatures shall be treated as original signatures.

Signature page follows

2

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 1 to be executed by their duly authorized representatives as of the Amendment No. 1 Effective Date.

Bristol-Myers Squibb Company		Exelixis, Inc.

Signature:	/s/ Jeremy Levin	Signature:	/s/ George Scangos
Name:	Jeremy Levin	Name:	George Scangos
Title:	Senior Vice President	Title:	President & CEO
Date:	12/18/2008	Date:	12/17/2008

3

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.67

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

LETTER AGREEMENT

December 11, 2008

Re: Collaboration Agreement re XL184 and XL281

Ladies and Gentlemen:

Reference is hereby made to that certain Collaboration Agreement (the “Agreement”) dated as of the date hereof, by and between Exelixis, Inc., a Delaware corporation having its principal place of business at 170 Harbor Way, P.O. Box 511, South San Francisco, California 94083-0511 (“Exelixis”), and Bristol-Myers Squibb Company, a Delaware corporation headquartered at 345 Park Avenue, New York, NY 10154 (“BMS”). Capitalized terms used in this letter agreement (this “Letter”) that are not otherwise defined herein shall have the meanings given to them in the Agreement.

In connection with the collaboration between the Parties conducted pursuant to the Agreement, this Letter is intended to identify certain information in accordance with the terms of the Agreement. This Letter is the “Letter Agreement” as mentioned in the Agreement, and the information set forth in this Letter and the Schedules hereto are hereby identified as such for purposes of the Agreement. In the event of a conflict between this Letter (or the Schedules hereto) and the Agreement, the terms and conditions of the Agreement shall govern.

1. Schedule A: Global Development Plan. The plan set forth on Schedule A is the initial Global Development Plan as contemplated by Section 3.1(b) of the Agreement.

2. Schedule B: XL184 Compounds. The compounds set forth on Schedule B are the small molecule compounds as contemplated by Section 1.83(b) of the Agreement.

3. Schedule C: XL281 Compounds. The compounds set forth on Schedule C are the small molecule compounds as contemplated by Section 1.85(b) of the Agreement.

The Parties have executed this Letter in duplicate originals by their proper officers. The date that this Letter is signed shall not be construed to imply that the document was made effective on that date.

BRISTOL-MYERS SQUIBB COMPANY		EXELIXIS, INC.

By:	/s/ Jeremy Levin	By:	/s/ George Scangos
Title:	Senior Vice President	Title:	President & CEO
Date:	12/10/2008	Date:	12/10/2008

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule A

Initial Global Development Plan

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule B

XL184 small molecule

compounds

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule C

XL281 small molecule compounds
[ * ]	[ * ]	[ * ]	[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 21.1

SUBSIDIARIES OF EXELIXIS, INC.

Exelixis Plant Sciences, Inc., a Delaware corporation

X-Ceptor Therapeutics, Inc., a Delaware corporation

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-124536, 333-113472, 333-102770, 333-82724, 333-82722, 333-57026, 333-54868, 333-52434, 333-35862, 333-133237, 333-147063 and 333-149834) pertaining to the Exelixis, Inc. 401(k) Plan, the 2000 Equity Incentive Plan, the 2000 Employee Stock Purchase Plan and the 2000 Non-Employee Directors’ Stock Option Plan of Exelixis, Inc. and the Registration Statement on Form S-1 and related Prospectus of Exelixis, Inc. (No. 333-152166) for the registration of 1,000,000 shares of its common stock, of our reports dated March 4, 2009 with respect to the consolidated financial statements of Exelixis, Inc. and the effectiveness of internal control over financial reporting of Exelixis, Inc., included in this Annual Report (Form 10-K) for the year ended January 2, 2009.

/s/ Ernst & Young LLP

Palo Alto, California

March 4, 2009

Exhibit 31.1

CERTIFICATION

I, George A. Scangos, Ph.D., Chief Executive Officer of Exelixis, Inc., certify that:

1. I have reviewed this annual report on Form 10-K of Exelixis, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/ GEORGE A. SCANGOS
George A. Scangos President and Chief Executive Officer

Date: March 10, 2009

Exhibit 31.2

CERTIFICATION

I, Frank Karbe, Chief Financial Officer of Exelixis, Inc., certify that:

1. I have reviewed this annual report on Form 10-K of Exelixis, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/ FRANK KARBE
Frank Karbe Chief Financial Officer

Date: March 10, 2009

Exhibit 32.1

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code, George A. Scangos, Ph.D., the Chief Executive Officer of Exelixis, Inc. (the “Company”), and Frank Karbe, the Chief Financial Officer of the Company, each hereby certifies that, to their knowledge:

1. The Company’s Annual Report on Form 10-K for the period ended January 2, 2009, to which this Certification is attached as Exhibit 32.1 (the “Annual Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Annual Report fairly presents, in all material respects, the financial condition of the Company at the end of the periods covered by the Annual Report and the results of operations of the Company for the periods covered by the Annual Report.

In Witness Whereof, the undersigned have set their hands hereto as of the 10th day of March 2009.

/s/ GEORGE A. SCANGOS, PH.D.	/s/ FRANK KARBE
George A. Scangos, Ph.D. Chief Executive Officer (Principal Executive Officer)	Frank Karbe Chief Financial Officer (Principal Financial Officer)